As filed with the U.S. Securities and Exchange Commission on June 7, 2024

Registration No. 333-279571

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	52-2091509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1331 L Street, NW

Washington, DC 20005

(202) 346-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gene Boxer

General Counsel and Corporate Secretary

CoStar Group, Inc.

1331 L Street, NW

Washington, D.C. 20005

(202) 346-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Rees, Esq. Charles K. Ruck, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Matthew Zinn, Esq. Chief Legal Officer Matterport, Inc. 352 East Java Drive Sunnyvale, California 94089 (650) 641-2241	Louis Lehot, Esq. Brandee L. Diamond, Esq. Foley & Lardner LLP 525 University Ave Suite 400 Palo Alto, California 94301 (650) 856-3700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities offered by this proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—Dated June 7, 2024

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholders of Matterport, Inc.:

On April 21, 2024, CoStar Group, Inc. (“CoStar Group”), Matrix Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CoStar Group (“Merger Sub I”), Matrix Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of CoStar Group (“Merger Sub II”), and Matterport, Inc. (“Matterport”) entered into a merger agreement (the “Merger Agreement”) under which, upon the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into Matterport, with Matterport surviving as a direct, wholly owned subsidiary of CoStar Group (the “First Merger”). Immediately thereafter, subject to the terms of the Merger Agreement and, in certain circumstances, at the discretion of CoStar Group, in a single integrated transaction with the First Merger, Matterport will merge with and into Merger Sub II, with Merger Sub II surviving as a direct, wholly owned subsidiary of CoStar Group (the “Second Merger” and together with the First Merger, the “Mergers”). In connection with the Second Merger, Merger Sub II’s name will be changed to “Matterport, LLC”. A copy of the Merger Agreement is included as Annex A to the accompanying proxy statement/prospectus.

If the First Merger is completed, you will be entitled to receive for each share of Matterport Class A common stock (“Matterport Common Stock”) you own an amount equal to $2.75 in cash plus a number of shares of CoStar Group common stock (“CoStar Group Common Stock”) equal to the exchange ratio set forth in the Merger Agreement. The exchange ratio depends on the average of the daily volume weighted averages of the trading prices of CoStar Group Common Stock on the Nasdaq Global Select Market on each of the 20 consecutive trading days ending on and including the trading day that is three trading days prior to the effective time of the First Merger (the “Average Share Price”). If the Average Share Price is greater than or equal to $94.62, then the exchange ratio shall be set at 0.02906. If the Average Share Price is less than or equal to $77.42, then the exchange ratio shall be set at 0.03552. If the Average Share Price is greater than $77.42 and less than $94.62, then the exchange ratio shall be equal to the quotient of $2.75 divided by the Average Share Price.

The transaction price represents a premium of approximately 216.1% over the Matterport Common Stock closing price on April 19, 2024, the last trading day before the public announcement of the execution of the Merger Agreement with CoStar Group, and a premium of 181.4% over the 20-day volume weighted average on the same date. The value of the merger consideration to be received in exchange for each share of Matterport Common Stock will fluctuate with the market value of CoStar Group Common Stock until the transaction is complete. Matterport Common Stock is listed on the Nasdaq Global Market under the symbol “MTTR”. CoStar Group Common Stock is listed on the Nasdaq Global Select Market under the symbol “CSGP”. Upon completion of the Mergers, former Matterport stockholders are expected to own approximately 2.8% - 3.4% of the then outstanding CoStar Group Common Stock, based on CoStar Group’s outstanding equity as of April 19, 2024.

Matterport will hold a special meeting of its stockholders on July 26, 2024, at 10:00 a.m. Pacific Time (the “Special Meeting”). In the interest of providing our stockholders with a more convenient, cost-effective method of attending, the Special Meeting will be conducted virtually via live webcast. You will be able to attend the Special Meeting online by visiting https://web.lumiconnect.com/216187135 (password: matterport2024).

Information about the Special Meeting, the Mergers, the Merger Agreement, and the other business to be considered by stockholders at the Special Meeting is contained in the accompanying proxy statement/prospectus. The Matterport board of directors has fixed the close of business on June 6, 2024 as the record date for the determination of Matterport stockholders entitled to notice of, and to vote at, the Special Meeting. For further information on how to participate in the meeting, please see “The Special Meeting” in the accompanying proxy statement/prospectus.

At the Special Meeting, the Matterport stockholders will be asked to (i) consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”), (ii) consider and vote on a non-binding advisory proposal to approve the compensation that may be paid or become payable to the named executive officers of Matterport that is based on or otherwise relates to the Mergers and (iii) consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including adjournment to permit further solicitation of proxies in favor of the Merger Proposal.

The Matterport board of directors has unanimously (i) determined and declared that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair to and in the best interests of Matterport and its stockholders, (ii) declared that the Merger Agreement, the Mergers and the other transactions contemplated thereby are advisable and (iii) approved the execution, delivery and performance by Matterport of the Merger Agreement and the transactions contemplated thereby, including the Mergers.

The Matterport board of directors accordingly recommends that the Matterport stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers, “FOR” the non-binding, advisory proposal to approve the compensation that may be paid or become payable to Matterport’s named executive officers in connection with the Mergers and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional votes for approval of the Merger Proposal.

In considering the recommendation of the Matterport board of directors, you should be aware that the directors and executive officers of Matterport have certain interests in the transaction that may be different from, or in addition to, the interests of Matterport stockholders generally. See the section titled “The Mergers—Interests of Matterport Directors and Executive Officers in the Mergers” beginning on page 62 of the accompanying proxy statement/prospectus for a more detailed description of these interests.

In particular, we urge you to read carefully the section titled “Risk Factors” beginning on page 26 of the accompanying proxy statement/prospectus. If you have any questions regarding the accompanying proxy statement/prospectus, you may contact D.F. King & Co., Inc., Matterport’s proxy solicitor, by calling 866-356-7813.

Your vote is very important. Matterport and CoStar Group cannot complete the Mergers unless the Matterport stockholders adopt the Merger Proposal. Whether or not you plan to attend the Special Meeting, please submit a proxy to vote your shares as promptly as possible to ensure that your shares of Matterport Common Stock are represented at the Special Meeting. The attached proxy statement/prospectus describes the Special Meeting, the Mergers, the documents related to the Mergers, and other related matters. Please review the entire proxy statement/prospectus. You can also obtain information about Matterport and CoStar Group from documents that each has filed with the Securities and Exchange Commission.

On behalf of the Matterport board of directors, we would like to express our appreciation for your continued support of, and interest in, Matterport.

Sincerely,

R.J. Pittman

Chairman of the Board and Chief Executive Officer

Sunnyvale, California

 , 2024

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Mergers or the securities to be issued pursuant to the Mergers under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated  , 2024, and is first being mailed to or otherwise Matterport stockholders on or about  , 2024.

Matterport, Inc.

352 East Java Drive

Sunnyvale, California 94089

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time	Place	Date
10:00 a.m. Pacific Time	Online only via live webcast at https://web.lumiconnect.com/216187135 (password: matterport2024)	July 26, 2024

Dear Fellow Stockholders of Matterport, Inc.:

NOTICE IS HEREBY GIVEN that Matterport, Inc. (“Matterport”) will hold a special meeting of stockholders of Matterport (the “Special Meeting”), which will be held virtually on July 26, 2024, at 10:00 a.m. Pacific Time. You will be able to attend the Special Meeting online by visiting https://web.lumiconnect.com/216187135 (password: matterport2024) and entering your virtual control number included on your proxy card, or on the instructions that accompanied your proxy materials provided by your bank or broker. You will be able to listen to the Special Meeting live, submit questions and vote online during the Special Meeting. You will not be able to attend in person. At the Special Meeting, stockholders will consider and vote on the following matters:

MATTERS

1

To adopt the Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024, as it may be amended from time to time (the “Merger Agreement”), by and among CoStar Group, Inc., a Delaware corporation (“CoStar Group”), Matrix Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CoStar Group (“Merger Sub I”), Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of CoStar Group (“Merger Sub II”), and Matterport, a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part, and which is further described in the sections titled “The Mergers” and “The Merger Agreement,” beginning on pages 40 and 71, respectively (the “Merger Proposal”).

2

To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Matterport’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Transaction Related Compensation Proposal”).

3

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Each of the proposals is more fully described in the accompanying proxy statement/prospectus of Matterport and CoStar Group, which provides you with information about Matterport, CoStar Group, the Special Meeting, the Mergers, the Merger Agreement and other related matters. Matterport encourages you to carefully read the accompanying proxy statement/prospectus in its entirety, including the annexes and the documents incorporated by reference.

Matterport will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. The accompanying proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A contains further information with respect to these matters.

The Matterport board of directors has approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the

Merger Agreement. The Matterport board of directors accordingly recommends that Matterport stockholders vote “FOR” the Merger Proposal, “FOR” for the Transaction Related Compensation Proposal and “FOR” for the Adjournment Proposal.

Approval of the Merger Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Matterport Class A common stock entitled to vote at the Special Meeting on the Merger Proposal. Approval of each of the Transaction Related Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting on each proposal.

The record date for determining stockholders entitled to receive notice of and to vote at the Special Meeting or adjournment or postponement thereof is the close of business on June 6, 2024. Only stockholders of record at the close of business on the record date are entitled to receive notice of, participate in, and vote at the Special Meeting and any postponements or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of 10 calendar days prior to and through the date of the Matterport special meeting for a purpose germane to the meeting by sending an email to Matthew Zinn, Chief Legal Officer, at legal@matterport.com, stating the purpose of the request and providing proof of ownership of Matterport stock.

Your vote is very important regardless of the number of Matterport shares you own. Matterport and CoStar Group cannot complete the Mergers unless the Matterport stockholders adopt the Merger Proposal. Regardless of whether you plan to attend the Special Meeting, please vote as soon as possible by following the voting procedures described on the proxy card. If you do not vote on the Merger Proposal, it will have the same effect as a vote by you against the Merger Proposal. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs if you decide not to or become unable to attend the Special Meeting. Any eligible holder of Matterport shares may vote virtually at the Special Meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in the proxy statement/prospectus of which this notice is a part.

To ensure that a quorum is present at the Special Meeting, please vote your shares over the Internet or by telephone, or you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Special Meeting. Note that, in light of possible disruptions in mail service, we encourage stockholders to submit their proxy via the Internet or telephone.

If you hold your shares in a brokerage account, you should be aware that, if you do not instruct your broker how to vote, your broker will not be permitted to vote your shares for the Merger Proposal, the Transaction Related Compensation Proposal or the Adjournment Proposal. Therefore, you must affirmatively take action to vote your shares at the Special Meeting. If you do not, your shares will not be voted on these items.

By Order of the Board of Directors of Matterport, Inc.,

R.J. Pittman

Chairman of the Board and Chief Executive Officer

Sunnyvale, California

 , 2024

You are cordially invited to attend the Special Meeting virtually. Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the proxy mailed to you or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting. Even if you have voted by proxy, you may still vote online if you attend the Special Meeting virtually. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about CoStar Group and Matterport from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

CoStar Group, Inc. 1331 L Street, NW Washington, DC 20005 (202) 346-6500 Attn.: Investor Relations	Matterport, Inc. 352 East Java Drive Sunnyvale, California 94089 (650) 641-2241 Attn.: Investor Relations
or
D.F. King & Co., Inc. 48 Wall St, 22nd Floor New York, NY 10005 Brokers and Banks Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 356-7813

Investors may also consult the websites of CoStar Group or Matterport for more information concerning the Mergers and the other transactions described in this proxy statement/prospectus. The website of CoStar Group is www.costargroup.com and the website of Matterport is www.matterport.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

If you would like to request any documents, please do so by July 18, 2024, in order to receive them before the Special Meeting.

For more information, see “Where You Can Find More Information.”

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by CoStar Group, Inc. (File No. 333-279571), constitutes a prospectus of CoStar Group under Section 5 of the Securities Act with respect to the CoStar Group Common Stock to be issued in connection with the Mergers. This document also constitutes a proxy statement of Matterport under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the Special Meeting of stockholders, at which holders of Matterport Common Stock will be asked to vote upon certain proposals to approve the Mergers and/or other related matters.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated  , 2024. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than the date on the front cover of those documents. Neither the mailing of this proxy statement/prospectus to Matterport stockholders nor the issuance of CoStar Group Common Stock in connection with the Mergers will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding CoStar Group has been provided by CoStar Group and information contained in this proxy statement/prospectus regarding Matterport has been provided by Matterport.

CERTAIN DEFINED TERMS

The following terms are used throughout this proxy statement/prospectus. Unless stated otherwise, the terms set forth below, whenever used in this proxy statement/prospectus, have the following meanings:

•

“Average CoStar Group Share Price” means the average of the volume-weighted average prices of CoStar Group Common Stock on the Nasdaq Global Select Market for the 20 consecutive trading days ending on and including the trading day that is three trading days prior to the First Effective Time.

•	“Closing” means the closing of the Mergers.

•	“Closing Date” means the date on which the Closing actually occurs.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“CoStar Group” means CoStar Group, Inc., a Delaware corporation.

•	“CoStar Group Board” means the board of directors of CoStar Group.

•	“CoStar Group By-laws” means the Fourth Amended and Restated Bylaws of CoStar Group.

•	“CoStar Group Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of CoStar Group.

•	“CoStar Group Common Stock” means the common stock of CoStar Group, par value $0.01 per share.

•	“DGCL” means the General Corporation Law of the State of Delaware.

•

“Equity Award Conversion Factor” means the sum of (1) the Exchange Ratio and (2) the quotient obtained by dividing $2.75 by the volume weighted average price of a share of CoStar Group Common Stock for the five consecutive trading days ending with the trading date immediately preceding (but not including) the Closing Date.

•	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“First Effective Time” means the date and time at which the First Merger becomes effective.

•	“First Merger” means the merger of Merger Sub I with and into Matterport, with Matterport surviving the merger as a wholly owned subsidiary of CoStar Group and the Surviving Corporation.

•	“GAAP” means generally accepted accounting principles as applied in the United States.

•	“Matterport” means Matterport, Inc., a Delaware corporation.

•

“Matterport Benefit Plan” means (a) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and (b) each other employment agreement, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, incentive, deferred compensation, severance, separation, termination, retention, change of control and other similar fringe, welfare or other plan, program, agreement, contracts policy or arrangement (whether or not in writing) providing for benefits or compensation, in each case, (i) which is maintained, sponsored or contributed to (or required to be contributed to) for the benefit of or relating to any current or former director, officer, consultant, employee or other individual service provider of Matterport or its Subsidiaries or (ii) with respect to which Matterport or any of its Subsidiaries has or may have any liability or obligation.

•	“Matterport Board” means the board of directors of Matterport.

•	“Matterport Bylaws” means the amended and restated bylaws of Matterport.

•	“Matterport Charter” means the certificate of incorporation of Matterport, as amended, restated, supplemented or corrected from time to time.

•	“Matterport Common Stock” means Class A common stock of Matterport, par value $0.0001 per share.

•	“Matterport Continuing Employee” means each employee of Matterport and its subsidiaries who remains an employee of CoStar Group or its subsidiaries immediately following the First Effective Time.

•	“Matterport Equity Awards” means, collectively, (i) Matterport Options and (ii) Matterport RSUs.

•	“Matterport Equity Plan” means, collectively, Matterport’s 2021 Incentive Award Plan and the Matterport’s 2011 Stock Incentive Plan, in each case, as amended and/or restated from time to time.

•	“Matterport ESPP” means the Matterport’s 2021 Employee Stock Purchase Plan.

•	“Matterport Option” means each outstanding option to purchase shares of Matterport Common Stock issued under any Matterport Equity Plan or otherwise.

•

“Matterport RSU” means each restricted stock unit granted pursuant to a Matterport Equity Plan or otherwise pursuant to which the holder has a right to receive shares of Matterport Common Stock or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.

•

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024, by and among CoStar Group, Merger Sub I, Merger Sub II and Matterport, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference.

•	“Merger Sub I” means Matrix Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CoStar Group.

•	“Merger Sub II” means Matrix Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CoStar Group.

•	“Merger Subs” means Merger Sub I and Merger Sub II.

•	“Mergers” means the First Merger together with the Second Merger.

•	“Per Share Stock Consideration Value” means the value of shares of CoStar Group Common Stock equal to the product of (x) the Exchange Ratio and (y) the Average CoStar Group Share Price.

•	“Qatalyst Partners” means Qatalyst Partners LP, financial advisor to Matterport.

•	“Record Date” means the record date for the Special Meeting, which is the close of business on June 6, 2024.

•

“Requisite Stockholder Approval” means the affirmative vote of a majority in voting power of the outstanding shares of Matterport Common Stock entitled to vote thereon at the Special Meeting in favor of the adoption of the Merger Agreement.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Second Effective Time” means the date and time at which the Second Merger becomes effective.

•

“Second Merger” means following the First Merger, the merger of the Matterport with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned subsidiary of CoStar Group and the Surviving Company.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Special Meeting” means the special meeting of Matterport stockholders for the purpose of obtaining the Requisite Stockholder Approval and, if applicable, the Matterport stockholder advisory vote.

•	“Surviving Company” means Merger Sub II following the Second Effective Time.

•	“Surviving Corporation” means Matterport following the First Effective Time.

•

“Threshold Percentage” means the quotient, expressed as a percentage, obtained by dividing (x) the Per Share Stock Consideration Value by (y) the sum of (1) the Per Share Stock Consideration Value plus (2) $2.75 (for this purpose, including any other amounts treated as consideration other than CoStar Group Common Stock, as determined pursuant to Treasury Regulations Section 1.368-1(e)).

QUESTIONS AND ANSWERS

The following are answers to some questions that you, as a stockholder of Matterport, may have regarding the proposed transactions between CoStar Group, Merger Sub I, Merger Sub II and Matterport, and the other matters being considered at the Special Meeting. You are encouraged to carefully read this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Mergers and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:

You are receiving this proxy statement/prospectus because CoStar Group, Matterport, Merger Sub I and Merger Sub II have entered into the Merger Agreement. The Merger Agreement provides for two mergers: (a) the First Merger whereby Merger Sub I will be merged with and into Matterport, with Matterport continuing as the Surviving Corporation, followed in a single integrated transaction with the First Merger subject to the terms of the Merger Agreement and, in certain circumstances, at the discretion of CoStar Group, and (b) the Second Merger, whereby Matterport, as the Surviving Corporation in the First Merger, will be merged with and into Merger Sub II, with Merger Sub II continuing as the Surviving Company. For more information, see “The Merger Agreement—Form of the Mergers” beginning on page 71 of this proxy statement/prospectus. The Merger Agreement, which governs the terms of the Mergers, is attached to this proxy statement/prospectus as Annex A.

The Merger Agreement must be adopted by the Matterport stockholders in accordance with DGCL in order for the Mergers to be consummated. Matterport is holding the Special Meeting of its stockholders to obtain that approval, and your vote is required. Matterport stockholders will also be asked to vote on a non-binding, advisory proposal to approve certain compensation that may be paid or become payable to Matterport’s named executive officers that is based on or otherwise relates to the Mergers and to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

This proxy statement/prospectus contains important information about the Mergers and the other proposals being considered and voted on at the Special Meeting, and you should read it carefully. It is a proxy statement because the Matterport Board is soliciting proxies from its stockholders. It is a prospectus because CoStar Group will issue shares of CoStar Group Common Stock. The enclosed voting materials allow Matterport stockholders to vote their shares without attending the Special Meeting.

CoStar Group is not required to obtain stockholder approval in connection with the issuance of CoStar Group Common Stock pursuant to the terms of the Merger Agreement and applicable law.

Your vote is very important. Matterport encourages you to submit a proxy to have your shares of Matterport Common Stock voted as soon as possible.

Q:	When and where will the Special Meeting be held?

A:

The Special Meeting will be held virtually at https://web.lumiconnect.com/216187135 (password: matterport2024) on July 26, 2024 at 10:00 a.m. Pacific Time. Participants will be able to log in 15 minutes prior to the start of the Special Meeting. Matterport encourages you to access the Special Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties. Matterport stockholders will be able to attend the Special Meeting online and vote their shares electronically during the Special Meeting.

Q:	Can I attend the Special Meeting in person?

A:	No. The Special Meeting will be held virtually and, because there will not be a physical meeting location, you will not be able to attend the Special Meeting in person.

Q:	What if I have technical difficulties or trouble accessing the virtual meeting website?

A:

If you have technical difficulties accessing the Special Meeting live audio webcast, Matterport will have technicians ready to assist you. If you encounter any difficulties accessing the Special Meeting live audio webcast during the check-in or meeting time or any difficulties emerge during the meeting, please call the technical support number that will be posted on the Special Meeting log-in page.

If Matterport experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Matterport will promptly notify stockholders of the decision via the virtual meeting website.

Q:	What matters will be considered at the Special Meeting?

A:	The Matterport stockholders are being asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Mergers (the “Merger Proposal”);

•

to approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to Matterport’s named executive officers that is based on or otherwise relates to the Mergers contemplated by the Merger Agreement (the “Transaction Related Compensation Proposal”); and

•

to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Q:	Is my vote important?

A:

Yes. Your vote is very important. The Mergers cannot be completed unless the Merger Proposal is approved by the affirmative vote of a majority of the outstanding shares of Matterport Common Stock entitled to vote on the Merger Proposal. Only Matterport stockholders as of the close of business on the Record Date are entitled to vote at the Special Meeting.

Q:	How does the Matterport Board recommend that I vote?

A:

The Matterport Board unanimously recommends that such Matterport stockholders vote “FOR” the approval of the Merger Proposal, “FOR” the approval of the Transaction Related Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Will my Matterport shares be entitled to vote at the Special Meeting?

A:

Holders of record of Matterport Common Stock on the Record Date will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Special Meeting or any postponement, continuation or adjournment of the Special Meeting. Each share of Matterport Common Stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Special Meeting. As of the Record Date, there were 318,762,400 shares of Matterport Common Stock outstanding, approximately 10.61% of which were beneficially owned by Matterport directors and executive officers and their affiliates. Matterport has no other securities entitled to vote at the Special Meeting.

A list of registered stockholders entitled to vote at the Special Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the Special Meeting between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices by contacting our Chief Legal Officer, Matthew Zinn by telephone at (408) 805-3347 or by email at legal@matterport.com.

Q:	What constitutes a quorum for the Special Meeting?

A:

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority the voting power of all outstanding shares of Matterport Common Stock entitled to vote are present virtually at the Special Meeting or represented by proxy. At the close of business on June 6, 2024, which is the Record Date of the Special Meeting, there were 318,762,400 shares of Matterport Common Stock outstanding and entitled to vote. This means that at least 159,381,201 shares must be represented by the stockholders present virtually at the Special Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy or attend the Special Meeting. Abstentions will count as votes present and entitled to vote for the purposes of determining the presence of a quorum for the transaction of business at the Special Meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker-non votes and will not be counted as present at the Special Meeting for the purpose of determining the presence of a quorum.

YOUR VOTE AS A MATTERPORT STOCKHOLDER IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES OF MATTERPORT COMMON STOCK. Your immediate response will help avoid potential delays and may save Matterport significant additional expense associated with soliciting stockholder votes.

Q:	What vote is required for approval of the Merger Proposal, the Transaction Related Compensation Proposal and the Adjournment Proposal?

A:

The Merger Proposal. Assuming a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of Matterport Common Stock entitled to vote on the Merger Proposal. Accordingly, a Matterport stockholder’s abstention from voting, a broker non-vote or the failure of a Matterport stockholder not present at the meeting to vote (including the failure of a Matterport stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as votes cast “AGAINST” the Merger Proposal.

The Transaction Related Compensation Proposal. Assuming a quorum is present at the Special Meeting, approval, on a non-binding advisory basis, of the Transaction Related Compensation Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Transaction Related Compensation Proposal. Accordingly, a Matterport stockholder’s abstention from voting, a broker non-vote or the failure of a Matterport stockholder not present at the meeting to vote (including the failure of a Matterport stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have no effect on the Transaction Related Compensation Proposal.

The Adjournment Proposal. The Special Meeting may be adjourned to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to Matterport stockholders. Whether or not a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Adjournment Proposal, and the chairman of the Special Meeting also has the power to adjourn such Special Meeting from time to time. Accordingly, a Matterport stockholder’s abstention from voting, a broker non-vote or the failure of a Matterport stockholder not present at the meeting to vote (including the failure of a Matterport stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have no effect on the Adjournment Proposal.

Q:	What will Matterport stockholders receive if the Mergers are completed?

A:

As a result of the First Merger, each share of Matterport Common Stock issued and outstanding immediately prior to the First Effective Time (other than any excluded shares and Dissenting Matterport Shares (as defined herein), and any Matterport Equity Awards other than Matterport RSUs that become vested at the time of the First Merger) will be converted into the right to receive the merger consideration comprised of: (a) $2.75 in cash, without interest and (b) a number of shares of CoStar Group Common Stock equal to the Exchange Ratio (as defined in the section entitled “The Merger Agreement—Merger Consideration” beginning on page 72). No fractional shares of CoStar Group Common Stock will be issued in connection with the First Merger. Each holder of Matterport Common Stock that otherwise would have been entitled to receive a fractional share of CoStar Group Common Stock immediately prior to the First Effective Time will have the right to receive an amount in cash (without interest and rounded to the nearest cent) in lieu of such fractional share.

Q:	How is the Exchange Ratio determined?

A:

The Exchange Ratio is used to determine the number of shares of CoStar Group Common Stock that Matterport stockholders will be entitled to receive for each share of Matterport Common Stock they hold. The Exchange Ratio is established in accordance with the Merger Agreement and depends on the average of the volume weighted averages of the trading price of CoStar Group Common Stock on each of the 20 consecutive trading days ending on and including the day that is three trading days prior to the First Effective Time, which is referred to as the “Average Share Price”.

•	If the Average Share Price is greater than or equal to $94.62, the Exchange Ratio will be 0.02906.

•	If the Average Share Price is less than or equal to $77.42, the Exchange Ratio shall be 0.03552.

•	If the Average Share Price is greater than $77.42 and less than $94.62, the Exchange Ratio shall be the quotient of (a) $2.75 divided by (b) the Average Share Price.

Q:	What equity stake will Matterport stockholders hold in CoStar Group immediately following the Mergers?

A:

Upon completion of the Mergers, former Matterport stockholders are expected to own approximately 2.8% - 3.4% of the then outstanding CoStar Group Common Stock, based on CoStar Group’s outstanding equity as of April 19, 2024.

For more details on the merger consideration, see “The Merger Agreement—Merger Consideration” beginning on page 72.

Q:	What will happen to my Matterport Equity Awards?

A:

Matterport Options. At the First Effective Time, each Matterport Option that is outstanding (other than those held by individuals who are former employees or service providers of Matterport (the “Former Employee Options”)), whether vested or unvested, will be converted into an option to purchase a number of shares of CoStar Group Common Stock based on the Equity Award Conversion Factor at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement). The adjusted option will otherwise be subject to the same terms and conditions as were applicable to the corresponding Matterport Option prior to the First Effective Time.

Former Employee Options. At the First Effective Time, Former Employee Options that are outstanding, whether vested or unvested will be cancelled. Holders of Former Employee Options will receive the merger consideration applicable to the shares of Matterport Common Stock covered by such options after deducting the exercise price (as determined in accordance with the formula in the Merger Agreement), less applicable withholdings.

Matterport RSUs. At the First Effective Time, each Matterport RSU that is outstanding (other than each Matterport RSU that becomes fully vested automatically as a result of Closing (the “Accelerated Matterport RSUs”)) will be converted into a corresponding award in respect of CoStar Group Common Stock based on the Equity Award Conversion Factor (as determined in accordance with the formula in the Merger Agreement). The adjusted restricted stock units will otherwise be subject to the same terms and conditions as were applicable to the corresponding Matterport RSUs prior to the First Effective Time.

Accelerated Matterport RSUs. At the First Effective Time, all Accelerated Matterport RSUs will be cancelled and converted into the right to receive the merger consideration applicable to the shares of Matterport Common Stock covered by such Accelerated Matterport RSUs (including any Matterport Common Stock in respect of dividend equivalent units credited thereon).

For more information, see the section titled “The Merger Agreement—Treatment of Outstanding Matterport Equity Awards in the Mergers” beginning on page 72 of this proxy statement/prospectus.

Q:	What will happen to the Matterport ESPP?

A:

There will be no new offering periods under the Matterport ESPP after the date of the Merger Agreement. As a result, any Matterport employee who is not a participant in any offering period in effect as of the date of the Merger Agreement (the “Current Offering Period”), may not become a participant in the Current Offering Period, and no current participant may increase the percentage of his or her payroll deduction election from that in effect on the date of the Merger Agreement for such Current Offering Period. The last day of the Current Offering Period will be accelerated to a date that is at least ten (10) business days prior to the First Effective Time. Subject to the consummation of the Mergers, the Matterport ESPP will terminate effective immediately prior to the First Effective Time.

For more information, see the section titled “The Merger Agreement—Treatment of Outstanding Matterport Equity Awards in the Mergers” beginning on page 72 of this proxy statement/prospectus.

Q:	How will I receive the Merger consideration to which I am entitled at the Effective Time?

A:

CoStar Group will appoint an exchange agent to handle the exchange of certificates formerly representing Matterport Common Stock (the “Matterport Certificates”) and book entry securities formerly representing Matterport Common Stock for the merger consideration.

After the First Merger is completed, if you hold Matterport Certificates immediately prior to the First Effective Time, the exchange agent will send you a letter of transmittal and instructions for exchanging your Matterport Certificates for the merger consideration. Upon surrender of the Matterport Certificates, the executed letter of transmittal and other required documents, you will receive the merger consideration to which you are entitled.

If you hold shares of Matterport Common Stock in book entry form immediately prior to the First Effective Time, you will not need to take any action to receive the merger consideration.

For more information, see the section titled “The Mergers—Exchange of Shares in the Mergers” beginning on page 69 of this proxy statement/prospectus.

Q:	What will happen to Matterport as a result of the Mergers?

A:

If the First Merger is completed, Matterport will be merged with and into Merger Sub I, with Matterport as the initial surviving entity and a wholly owned subsidiary of CoStar Group. Matterport will no longer be a publicly held company, and Matterport Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act. As a private company, Matterport will no longer be required to file periodic reports with SEC in respect of Matterport Common Stock.

If the Second Merger is completed, Matterport will be merged with and into Merger Sub II, with Matterport continuing as the final surviving entity and a wholly owned subsidiary of CoStar Group.

Q:	When do Matterport and CoStar Group expect to complete the Mergers?

A:

Matterport and CoStar Group are working to complete the Mergers as soon as practicable and continue to anticipate obtaining all requisite stockholder and regulatory approvals during 2024. Neither Matterport nor CoStar Group can predict the actual date on which the transactions will be completed because they are subject to conditions beyond each company’s control. See “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 83.

Q:	Are there any conditions to Closing of the Mergers that must be satisfied for the Merger to be completed?

A:

The obligations of CoStar Group and Matterport to complete the Mergers are subject to certain conditions being satisfied or, where legally permissible, waived. For a more detailed discussion of the conditions to Closing, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 83.

Q:	What happens if the Mergers are not completed?

A:

If the Merger Proposal is not approved by Matterport stockholders or if the Mergers are not completed for any other reasons, Matterport stockholders will not receive any merger consideration, including CoStar Group Common Stock in connection with the Mergers, and their shares of Matterport Common Stock will remain outstanding. Matterport will continue to be an independent public company, and Matterport Common Stock will continue to be listed and traded on the Nasdaq Global Market. If the Merger Agreement is terminated under specified circumstances, Matterport may be required to pay CoStar Group a termination fee. For a more detailed discussion on the termination of the Merger Agreement and related fees, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 89 of this proxy statement/prospectus.

Q:	What are the material U.S. federal income tax consequences of the Mergers to Matterport’s U.S. stockholders?

A:

It is intended that, for U.S. federal income tax purposes, the First Merger, together with the Second Merger, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, which is referred to as the Intended Tax Treatment. As described below, if Mergers qualify for the Intended Tax Treatment, a holder of Matterport Common Stock will generally only recognize any taxable gain with respect to such stock up to the amount of cash received pursuant to the Mergers but will not recognize any taxable gain in excess of the amount of cash received.

The completion of the Mergers is not conditioned on the Mergers qualifying for the Intended Tax Treatment or upon the receipt of an opinion from counsel to that effect. Whether or not the Mergers will qualify for the Intended Tax Treatment depends on facts that will not be known until the Mergers are completed. In particular, the Intended Tax Treatment requires that the value of the shares of CoStar Group Common Stock issued to holders of Matterport Common Stock in the Mergers, determined as of completion of the Mergers, represents at least a minimum percentage of the total consideration paid to holders of Matterport Common Stock in the Mergers. While there is no specific guidance as to precisely what minimum percentage is necessary to satisfy this requirement, it would be satisfied if the value of the CoStar Group Common Stock (valued as of completion of the Mergers) represents at least 40% of the total consideration paid by CoStar Group. Because this test is based on the value of CoStar Group Common Stock as of completion of the Mergers, a substantial decline in the value of the CoStar Group Common Stock could cause this requirement to not be met. Accordingly, no assurance can be given that the Mergers will qualify for the Intended Tax Treatment.

Moreover, neither Matterport nor CoStar Group intends to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Mergers. Accordingly, even if Matterport and CoStar Group conclude that the Mergers qualify for the Intended Tax Treatment, no assurance can be given that the Internal Revenue Service will not challenge that conclusion or that a court would not sustain such a challenge.

Assuming the Mergers qualify for the Intended Tax Treatment, subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Consequences” of this proxy statement/prospectus, a holder of Matterport Common Stock whose shares of Matterport Common Stock are exchanged in the Mergers for shares of CoStar Group Common Stock and cash will generally only recognize a capital gain (but not loss) in connection with the exchange in an amount not exceeding the amount of cash received by the holder (except with respect to any cash received in lieu of a fractional share of CoStar Group Common Stock, as discussed below under the section entitled “Material U.S. Federal Income Tax Consequences—Cash Received Instead of a Fractional Share of CoStar Group Common Stock” beginning on page 96 of this proxy statement/prospectus).

In addition, in the event the transaction will be reasonably likely to fail to qualify for the Intended Tax Treatment, CoStar Group may elect not to consummate the Second Merger. The First Merger would still be completed if the Second Merger is not consummated. In that event, holders of Matterport Common Stock would still receive the merger consideration and Matterport would still become a wholly owned subsidiary of CoStar Group.

If the Mergers fail to qualify for the Intended Tax Treatment, a holder of Matterport Common Stock generally would recognize gain or loss in an amount equal to the difference between (i) the fair market value of the shares of CoStar Group Common Stock and the amount of cash received in the Mergers by the holder (including cash received in lieu of a fractional share of CoStar Group Common Stock) and (ii) the holder’s tax basis in the Matterport Common Stock common stock surrendered.

It will not be known at the time of the Special Meeting whether the requirements for the Mergers to qualify for the Intended Tax Treatment will be met. CoStar Group will make a public announcement no later than 45 days after the First Effective Time as to whether or not the Mergers will be reported as a reorganization within the meaning of Section 368(a) of the Code.

For a more detailed discussion of the material U.S. federal income tax consequences of the Mergers, please see the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 93 of this proxy statement/prospectus.

The tax consequences of the Mergers to any particular stockholder will depend on that stockholder’s individual facts and circumstances. Accordingly, you are urged to consult your own tax advisor to determine your tax consequences from the Mergers.

Q:	Why am I being asked to consider the Transaction Related Compensation Proposal?

A:

Under SEC rules, Matterport is required to seek a non-binding, advisory vote with respect to the Mergers-related executive compensation. Your vote on the Transaction Related Compensation Proposal is non-binding and advisory, and the approval of the Transaction Related Compensation Proposal is not a condition to completion of the Mergers. Even if the Transaction Related Compensation Proposal is not approved by Matterport stockholders, the Mergers-related executive compensation may be paid to Matterport’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements.

Q:	What do I do now and how do I vote?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly by proxy to ensure that your shares are represented at the Special Meeting. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote at the Special Meeting. In such case, your previously submitted proxy will be disregarded.

If you hold your shares of Matterport Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares of Matterport Common Stock voted at the Special Meeting in one of the following ways:

•

You may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly to Equiniti Trust Company, Attn: Proxy Department, 55 Challenger Rd Suite 200B 2nd Floor, Ridgefield Park, NJ 07660. If you vote by proxy via telephone, over the Internet or by returning your signed proxy card to Matthew Zinn, your shares of Matterport Common Stock will be voted as you direct.

•

To vote online during the Special Meeting, you must go to the meeting website at https://web.lumiconnect.com/216187135 (password: matterport2024). Once admitted, during the Special Meeting, you may vote by following the instructions on the meeting website.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Pacific Time on July 25, 2024. Proxies submitted by U.S. mail must be received before the start of the Special Meeting.

If you sign and return your proxy card but do not mark your card to instruct the proxies how to vote your shares of Matterport Common Stock on each proposal, your shares of Matterport Common Stock will be voted as recommend by the Matterport Board: “FOR” the approval of the Merger Proposal, “FOR” the approval of the Transaction Related Compensation Proposal and “FOR” the Adjournment Proposal.

If your shares are held in “street name” by a broker, bank or other nominee, you may vote your shares by directing the broker, bank or other similar organization that holds your shares as your nominee on how to vote the shares in your account, or you may vote online at the Special Meeting. Please refer to the voting instructions provided by your broker, bank or other nominee.

Q:	If my shares of Matterport Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote those shares for me?

A:

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you. If this is the case, this proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. You must provide the record holder of your shares with instructions on how to vote your shares. Otherwise, your broker, bank or other nominee may not vote your shares on any of the proposals to be considered at the Special Meeting. A so called “broker non-vote” will result if your broker, bank or other nominee returns a proxy but does not provide instruction as to how shares should be voted on a particular matter.

Under the current rules of the Nasdaq Global Market, brokers, banks or other nominees do not have discretionary authority to vote on any of the proposals at the Special Meeting. Because the only proposals for consideration at the Special Meeting are nondiscretionary proposals, it is not expected that there will be any broker non-votes at the Special Meeting. However, if there are any broker non-votes, they will have (a) the same effect as a vote “AGAINST” the Merger Proposal and (b) no effect on the Transaction Related Compensation Proposal and the Adjournment Proposal.

Q:	Can I change my vote after I submitted my proxy?

A:	Yes. If you are stockholder of record, you can change your vote or revoke your proxy by:

•

notifying Matterport’s Chief Legal Officer, in writing, at Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089. Such notice must be received at the above location before 11:59 p. m. Pacific Time on July 25, 2024;

•	voting again using telephone or Internet before 11:59 p. m. Pacific Time on July 25, 2024 (your latest telephone or Internet proxy is the one that will be counted); or

•	attending and voting during the Special Meeting. Simply logging into the Special Meeting will not, by itself, revoke your proxy.

If your shares of Matterport Common Stock are held in “street name” by your broker, bank or other nominee, you may revoke any prior voting instructions by contacting your broker, bank or other nominee or by attending the Special Meeting and voting by Internet during the meeting.

Q:	What happens if I sell my shares of Matterport Common Stock before the First Effective Time?

A:

If you sell or otherwise transfer your shares of Matterport Common Stock before the First Effective Time, you will have transferred your right to receive the merger consideration, and you will have lost your appraisal rights. In order to receive the merger consideration or exercise your appraisal rights, you must hold (or beneficially own, as the case may be) your shares through the First Effective Time.

Q:	If I do not favor the Mergers as a Matterport stockholder, what are my rights?

A:

Pursuant to Section 262 of the DGCL, holders of Matterport Common Stock who hold their shares through the First Effective Time, do not vote their shares in favor of adoption of the Merger Agreement and who comply fully with and properly demand appraisal for their shares under the applicable requirements of Section 262 of the DGCL and do not otherwise withdraw or lose the right to appraisal under the DGCL, have the right to seek appraisal of the fair value of their shares of Matterport Common Stock, as determined by the Delaware Court of Chancery, if the First Merger is completed. The “fair value” of shares of Matterport Common Stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the value of the merger consideration that Matterport stockholders would otherwise be entitled to receive under the terms of the Merger Agreement. Matterport stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the First Merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Holders of Matterport Common Stock who wish to preserve any appraisal rights they may have, must so advise Matterport by submitting a written demand for appraisal prior to the vote to adopt the Merger Agreement and approve the transactions contemplated thereby, and must otherwise follow fully the procedures prescribed by Section 262 of the DGCL.

Q:	Are there any risks that I should be aware of and consider as a Matterport stockholder in deciding how to vote?

A:

You should carefully review the risk factors set forth in the section entitled “Risk Factors” beginning on page 26. You should also read and carefully consider the risk factors of Matterport and CoStar Group contained in the documents that are incorporated by reference in this proxy statement/prospectus.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Matterport has retained D.F. King & Co., Inc. to assist in the solicitation process. Matterport will pay D.F. King & Co., Inc. a fee of approximately $13,500 and reimbursement for reasonable and customary documented expenses.

Q:	Who can answer my questions about the Special Meeting or the Mergers?

A:

If you have questions about the Special Meeting or the information contained in this proxy statement/prospectus, or desire additional copies of this proxy statement/prospectus or additional proxies, please contact Matterport’s proxy solicitor: D.F. King & Co., Inc. toll-free at (866) 356-7813 or via email at mttr@dfking.com.

SUMMARY

This summary highlights information contained elsewhere in this proxy statement/prospectus and may not contain all of the information that is important to you. CoStar Group and Matterport urge you to read carefully this proxy statement/prospectus, including the attached annexes, and the other documents to which CoStar Group and Matterport have referred you because this section does not provide all of the information that might be important to you with respect to the Mergers and the related matters being considered at the Special Meeting. See also “Where You Can Find More Information.” We have included page references to direct you to a more complete description of the topics presented in this summary.

Information about the Companies

CoStar Group, Inc. (See page 38)

CoStar Group, Inc. is a leading provider of information, analytics and online marketplaces to the real estate industry in the United States (“U.S.”) and United Kingdom (“U.K.”) based on the fact that it offers the most comprehensive real estate database available; has the largest research department in the industry; owns and operates one of the leading online marketplaces for real estate and apartment listings in the U.S. (based on the numbers of unique visitors and site visits per month); and provides more information, analytics and marketing services than any of its competitors. It has created and compiled a standardized platform of information, analytics and online marketplace services where industry professionals and consumers of commercial real estate, including apartments, and the related business communities can continuously interact and facilitate transactions by efficiently accessing and exchanging accurate and standardized real estate-related information. Its service offerings span all commercial property types, including office, retail, industrial, multifamily, commercial land, mixed-use and hospitality. CoStar Group manages its business geographically in two operating segments, with its primary areas of measurement and decision-making being North America, which includes the U.S. and Canada, and International, which primarily includes Europe, Asia-Pacific and Latin America.

CoStar Group’s principal executive office is located at 1331 L Street, NW, Washington, D.C. 20005, and its telephone number is (202) 346-6500.

CoStar Group Common Stock is listed on the Nasdaq Global Select Market, trading under the symbol “CSGP.”

Additional information about CoStar Group and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Matrix Merger Sub, Inc. (See page 38)

Matrix Merger Sub, Inc, a Delaware corporation, is a direct, wholly owned subsidiary of CoStar Group. Merger Sub I was formed by CoStar Group solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub I has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. By operation of the First Merger, Merger Sub I will merge with and into Matterport, with Matterport surviving the First Merger as a wholly owned subsidiary of CoStar Group.

Its principal executive offices are located at c/o CoStar Group, Inc., 1331 L Street, NW Washington, DC 20005, and its telephone number is (202) 346-6500.

Matrix Merger Sub II LLC (See page 38)

Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CoStar Group, was formed solely for the purpose of facilitating the Second Merger. Merger Sub II has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. By operation of the Second Merger, the Surviving Corporation will be merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of CoStar Group.

Its principal executive offices are located at c/o CoStar Group, Inc., 1331 L Street, NW Washington, DC 20005, and its telephone number is (202) 346-6500.

Matterport, Inc. (See page 38)

Matterport, Inc. is a Delaware corporation headquartered in Sunnyvale, California. Matterport’s website address is www.matterport.com. Information contained on Matterport’s website does not constitute part of this proxy statement/prospectus.

Matterport’s technology platform uses spatial data collected from a wide variety of digital capture devices to transform physical buildings and spaces into dimensionally accurate, photorealistic digital twins that provide its subscribers access to valuable building information and insights. For more than a decade, Matterport’s platform has set the standard for digitizing, accessing and managing buildings, spaces and places online.

Matterport’s principal executive office is located at 352 East Java Drive, Sunnyvale, CA 94089, and its telephone number is (650) 641-2241.

Matterport Common Stock is traded on the Nasdaq Global Market under the symbol “MTTR.”

Additional information about Matterport is included in documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Risk Factors (See page 26)

Before voting at the Special Meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, as well as the specific factors under the heading “Risk Factors” beginning on page 26, including the following risks:

Risk Factors Relating To The Mergers

•

The merger consideration to be paid in exchange for each share of Matterport Common Stock is a combination of cash and shares of CoStar Group Common Stock based on an exchange ratio. Fluctuations in the value of CoStar Group Common Stock can adversely affect the value of the CoStar Group Common Stock portion to be issued in exchange for each share of Matterport Common Stock, and Matterport stockholders may receive merger consideration with value that, at the time received, is less than anticipated.

•	The failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Mergers.

•

Completion of the Mergers is subject to a number of conditions, some of which are outside of the parties’ control. If any of these conditions are not satisfied or waived, the Mergers will not be completed.

•

In order to complete the Mergers, CoStar Group and Matterport must make certain governmental filings and obtain certain governmental authorizations. If such filings and authorizations are not made or granted or are granted with conditions to the parties, Closing may be jeopardized, or the anticipated benefits of the Mergers may be reduced.

•

CoStar Group’s and Matterport’s business relationships with third parties may be disrupted due to uncertainty associated with the Mergers, which could have an adverse effect on the results of operations, cash flows and financial position.

•	Certain executive officers and directors of Matterport may have interests in the Mergers that might differ from your interests as a stockholder of Matterport.

•	Failure to complete the Mergers could negatively impact each of CoStar Group and Matterport’s stock price, future business and financial results.

•	The Merger Agreement subjects CoStar Group and Matterport to restrictions on their respective business activities during the period while the Mergers are pending.

•

The Merger Agreement contains provisions that could discourage a potential competing acquirer of Matterport from making a favorable proposal and, in specified circumstances, could require Matterport to make a termination payment to CoStar Group.

•	The shares of CoStar Group Common Stock that Matterport stockholders will receive upon completion of the Mergers will have different rights from shares of Matterport Common Stock.

•

After the Mergers, Matterport stockholders will have lower percentage ownership and voting percentage interests in CoStar Group than they currently have in Matterport and will exercise less influence over management.

•	Litigation challenging the Mergers may increase costs and prevent the Mergers from being completed within the expected timeframe, or from being completed at all.

•	CoStar Group and Matterport will incur significant transaction costs in connection with the Mergers, which may be in excess of those anticipated.

•	The opinions of Matterport’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.

•	Each of CoStar Group and Matterport are required, under certain circumstances, to pay a termination fee that if paid, may materially and adversely affect such party’s financial results.

•

If the Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, there may be adverse tax consequences to U.S. Holders (as defined under “Material U.S. Federal Income Tax Consequences”).

Risk Factors Relating To CoStar Group Following The Mergers

•	The integration of Matterport into CoStar Group may not be as successful as anticipated.

•

The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with CoStar Group or Matterport.

•

The market price of CoStar Group Common Stock after completion of the Mergers will continue to fluctuate and may be affected by factors different from those affecting shares of Matterport Common Stock currently.

•	The future results of the combined company may be adversely impacted if CoStar Group does not effectively manage its expanded operations following completion of the Mergers.

The Mergers

The Merger Agreement (See page 71)

CoStar Group and Matterport have entered into the Merger Agreement attached as Annex A to this proxy statement/prospectus. The CoStar Group Board and the Matterport Board have both approved the Merger Agreement and the transactions contemplated thereby, including the Mergers. CoStar Group and Matterport encourage you to read the entire Merger Agreement carefully because it is the principal legal document governing the Mergers.

Form of the Mergers (See page 71)

Pursuant to the Merger Agreement, (i) Merger Sub I will merge with and into Matterport, with Matterport surviving the First Merger as a wholly owned subsidiary of CoStar Group and the Surviving Corporation, and (ii) in the event that the Threshold Percentage is at least 40%, immediately following the First Merger and as part of a single integrated transaction, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of CoStar Group and the Surviving Company.

Upon the consummation of the Mergers, we expect that the legacy stockholders of CoStar Group and the legacy common stockholders of Matterport will own approximately 96.6% - 97.2% and 2.8% - 3.4%, respectively, of the outstanding shares of CoStar Group Common Stock.

Merger Consideration (See page 72)

The Merger Agreement provides that, at the First Effective Time, each share of Matterport Common Stock issued and outstanding immediately prior to the First Effective Time (other than (x) shares of Matterport Common Stock held by Matterport (including in treasury), CoStar Group or their respective subsidiaries and (y) shares of Matterport Common Stock that are held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL will automatically be cancelled and converted into the right to receive (i) $2.75 in cash, without interest, and (ii) a number of shares of CoStar Group Common Stock determined by application of an Exchange Ratio (as defined below), together with cash in lieu of any fractional shares of CoStar Group Common Stock.

“Exchange Ratio” means:

•	if the Average CoStar Group Share Price is greater than or equal to $94.62, then the Exchange Ratio will be 0.02906;

•	if the Average CoStar Group Share Price is less than or equal to $77.42, then the Exchange Ratio will be 0.03552; or

•

if the Average CoStar Group Share Price is greater than $77.42 and less than $94.62 per share, then the Exchange Ratio shall be the quotient of (a) $2.75 divided by (b) the Average CoStar Group Share Price.

In the event that the Threshold Percentage is at least 40%, for U.S. federal income tax purposes, the Mergers are intended to qualify as a reorganization under Section 368(a) of the Code. Whether the Mergers so qualify depends upon certain factors including the Average CoStar Group Share Price. If the Mergers so qualify, a holder of Matterport Common Stock will generally only recognize any taxable gain with respect to such stock up to the amount of cash received pursuant to the Mergers but will not recognize any taxable gain in excess of the amount of cash received.

Treatment of Outstanding Matterport Equity Awards in the Mergers (See page 72)

At the First Effective Time, certain Matterport Equity Awards will be cancelled, and others will be assumed by CoStar Group. Any payments due or shares of CoStar Group Common Stock issuable pursuant to the cancellation of Matterport Equity Awards will be completed by CoStar Group promptly following the First Effective Time, and in any event within 10 business days. Matterport Equity Awards that are assumed by CoStar Group will continue to have, and will be subject to, the same terms and conditions of the Matterport Equity Awards.

Matterport Options. At the First Effective Time, each Matterport Option that is outstanding and unexercised (other than the Former Employee Options), whether vested or unvested, will be assumed by CoStar Group and converted into an option to purchase a number of CoStar Group Common Stock equal to the product obtained by multiplying (x) the number of shares of Matterport Common Stock subject to such Matterport Option by (y) the Equity Award Conversion Factor at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement), rounded down to the nearest whole number of shares of CoStar Group Common Stock.

Former Employee Options. At the First Effective Time, Former Employee Options that are outstanding and unexercised, whether vested or unvested will be cancelled and converted into the right to receive a combination of shares of CoStar Group Common Stock and a cash payment, less withholding taxes (as determined in accordance with the Merger Agreement), if the value of the Matterport shares subject to such Former Employee Options exceeds the exercise price for those shares. If the merger consideration value is less than or equal to the per share exercise price of a Former Employee Option, the Former Employee Option will be cancelled for no consideration.

Matterport RSUs. At the First Effective Time, each Matterport RSU that is outstanding (other than the Accelerated Matterport RSUs) will be assumed by CoStar Group and converted into a corresponding award in respect of CoStar Group Common Stock determined by multiplying (x) the number of shares of Matterport Common Stock subject to the Matterport RSU by (y) the Equity Award Conversion Factor, rounded down to the nearest whole number of shares of CoStar Group Common Stock.

Accelerated Matterport RSUs. At the First Effective Time, all Accelerated Matterport RSUs that are outstanding will vest (if unvested) and will be cancelled and converted into the right to receive the merger consideration applicable to the shares of Matterport Common Stock covered by such Accelerated Matterport RSUs.

Matterport ESPP. There will be no new offering periods under the Matterport ESPP after the date of the Merger Agreement. No participant in the Current Offering Period may increase the percentage of his or her payroll contribution rate from that in effect on the date of the Merger Agreement for such Current Offering Period or make separate non-payroll contributions to the Matterport ESPP on or following the date of the Merger Agreement. The last day of the Current Offering Period will be accelerated to a date that is at least 10 business days prior to the First Effective Time. Subject to the consummation of the First Merger, the Matterport ESPP will terminate immediately prior to and effective as of the First Effective Time.

For more information, see “The Merger Agreement—Treatment of Outstanding Matterport Equity Awards in the Mergers.”

Treatment of Outstanding Matterport Warrants in the Mergers (See page 74)

Following the date of the Merger Agreement, Matterport shall use commercially reasonable efforts to cause the holders of each Private Warrant to execute a Conditional Exchange Agreement. Pursuant to the Conditional Exchange Agreement, holders of each Private Warrant (as defined below) agree to exchange their Private Warrants for merger consideration upon Closing. For more information, see “The Merger Agreement – Treatment of Outstanding Matterport Warrants in the Mergers.”

Dissenting Matterport Shares (See page 74)

The Merger Agreement provides that the shares of Matterport Common Stock held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL (the “Dissenting Matterport Shares”) will not be converted into the right to receive the merger consideration, but rather, the holders of Dissenting Matterport Shares will be entitled to only those rights as are granted pursuant to Section 262 of the DGCL, if perfected. At the First Effective Time, such Dissenting Matterport Shares will no longer be outstanding, will automatically be cancelled and will cease to exist and such holder will cease to have any rights with respect thereto other than, assuming strict compliance with the provisions of Section 262 of the DGCL, the right to receive the “fair value” of such Dissenting Matterport Shares as determined in accordance with Section 262 of the DGCL. If any holder of Dissenting Matterport Shares fails to perfect, or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Matterport Shares will cease and such Dissenting Matterport Shares will be deemed to have been converted as of the First Effective Time into, and will become exchangeable solely for the right to receive, without interest (and less any amounts entitled to be deducted or withheld), the merger consideration. For more information, see “The Merger Agreement—Dissenting Matterport Shares.”

Recommendation of the Matterport Board (See page 97)

The Matterport Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are in the best interests of Matterport and its stockholders, (ii) declared that the Merger Agreement, the Mergers and the other transactions contemplated thereby are advisable and (iii) approved the execution, delivery and performance by Matterport of the Merger Agreement and the transactions contemplated thereby, including the Mergers.

The Matterport Board unanimously recommends that Matterport stockholder vote “FOR” the Merger Proposal, “FOR” the Transaction Related Compensation Proposal and “FOR” the Adjournment Proposal.

For the factors considered by the Matterport Board in reaching its decision to approve the Merger Agreement, see “The Mergers—Matterport’s Reasons for the Mergers; Recommendations of the Matterport Board.”

Opinion of Matterport’s Financial Advisor (See page 52)

Opinion of Qatalyst Partners

Matterport retained Qatalyst Partners to act as its financial advisor in connection with the Mergers and to evaluate whether the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group) was fair, from a financial point of view, to such holders. Matterport selected Qatalyst Partners to act as Matterport’s financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of Matterport and the industry in which it operates. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement/prospectus. At the meeting of the Matterport Board on April 20, 2024, Qatalyst Partners rendered to the Matterport Board its oral opinion, which was confirmed by delivery of a written opinion dated April 21, 2024, to the effect that, as of such date and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group) was fair, from a financial point of view, to such holders.

The full text of Qatalyst Partners’ written opinion, dated April 21, 2024, is attached hereto as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of Matterport Common Stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Matterport Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group), to such holders, and it does not address any other aspect of the Mergers. It does not constitute a recommendation as to how any holder of shares of Matterport Common Stock should vote with respect to the Merger Proposal or any other matter and does not in any manner address the price at which Matterport Common Stock will trade or otherwise be transferable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

Interests of Matterport Directors and Executive Officers in the Mergers (See page 62)

In considering the recommendations of the Matterport Board with respect to the Mergers, Matterport stockholders should be aware that the directors and executive officers of Matterport have certain interests in the Mergers, including financial interests, that may be different from or in addition to those of Matterport stockholders generally. These interests include the treatment in the transaction of Matterport Equity Awards, severance protections for executive officers under the Matterport, Inc. Executive Severance Plan (the “Executive Severance Plan”), certain other rights held by Matterport’s directors and executive officers, and the indemnification of former Matterport directors and executive officers by CoStar Group. The Matterport Board was aware of and considered these interests, among other matters, in reaching its decision to (i) approve the Mergers, (ii) approve and declare advisable the Merger Agreement, and (iii) resolve to recommend the adoption of the Merger Agreement by Matterport stockholders. For further information, see “The Mergers—Background of the Mergers” beginning on page 40 and “The Mergers—Matterport’s Reasons for the Mergers; Recommendations of the Matterport Board” beginning on page 49. These interests are described in more detail in the section entitled “The Mergers—Interests of Matterport Directors and Executive Officers in the Mergers.”

Accounting Treatment (See page 67)

CoStar Group prepares its financial statements in accordance with GAAP. The Mergers will be accounted for by applying the acquisition method of accounting, with CoStar Group treated as the acquiror. For more information, see “The Mergers—Accounting Treatment.”

Regulatory Approvals (See page 67)

In connection with the issuance of CoStar Group Common Stock in the Mergers, pursuant to the Merger Agreement, as a condition to Closing, CoStar Group must file a registration statement with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, and such registration statement must be declared effective by the SEC.

Completion of the Mergers is also conditioned upon the receipt of certain governmental clearances or approvals, including, but not limited to, the expiration or termination of all applicable waiting periods, and any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and certain other governmental consents and approvals, including approval under the foreign investment laws of the U.K.

CoStar Group and Matterport have agreed to use their reasonable best efforts, subject to certain limitations, to consummate and make effective the transactions contemplated by the Merger Agreement, including compliance with all necessary actions or non-actions, obtaining consents and approvals from governmental authorities, making all necessary registrations and filings (including filings with governmental authorities), and taking all reasonable steps as may be necessary to obtain an approval from, or to avoid any action by, any governmental authority necessary in connection with the consummation of the transactions contemplated by the Merger Agreement. The process for obtaining the requisite regulatory clearances and approvals for the Mergers is ongoing.

The regulatory approvals required for completion of the Mergers are further described under “The Mergers—Regulatory Approvals.”

Closing; Effective Times of the Mergers (See page 71)

CoStar Group and Matterport expect to complete the Mergers during 2024. However, completion of the Mergers is subject to various conditions, and it is possible that factors outside the control of CoStar Group and Matterport could result in the Mergers being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Mergers. CoStar Group and Matterport expect to complete the Mergers as soon as reasonably practicable following the satisfaction of all applicable conditions.

Conditions to Completion of the Mergers (See page 83)

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the completion of the Mergers depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:

•	receipt of the Requisite Stockholder Approval;

•

(i) the expiration or termination of any applicable waiting period (or any extension thereof) under the HSR Act and the expiration or termination of any commitment to, or agreement with, any governmental authority to delay the consummation of, or not to consummate before a certain date or event, the Mergers and (ii) the obtainment, termination or expiration of applicable waiting periods (or extensions thereof) or clearance, as applicable, under certain other specified antitrust and foreign investment laws;

•

the absence of (i) a law or order issued, entered, promulgated or enacted that restrains, enjoins, or otherwise prohibits or makes illegal the consummation of the Mergers and remains in force and (ii) an injunction, order or award by any governmental authority having jurisdiction over any party restraining or enjoining, or otherwise prohibiting, the consummation of the Mergers;

•	the approval for listing on the Nasdaq Global Select Market of shares of CoStar Group Common Stock to be issued or reserved for issuance in connection with the First Merger;

•

the SEC having declared effective the registration statement of which this proxy statement/prospectus forms a part and no stop order having been issued by the SEC, and no proceedings for that purpose initiated or threatened (and not withdrawn) by the SEC;

•

the correctness of all representations and warranties made by the parties in the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject in most cases to materiality or material adverse effect qualifications), and receipt of an officer’s certificate from each of CoStar Group and Matterport (as applicable) attesting thereto;

•

compliance by all parties with their respective obligations under the Merger Agreement (subject to customary materiality qualifiers), and receipt of an officer’s certificate from each of CoStar Group and Matterport (as applicable) attesting thereto; and

•

the absence of a material adverse effect with respect to CoStar Group and Matterport (as applicable), and receipt of an officer’s certificate from each of CoStar Group and Matterport (as applicable) attesting thereto.

We cannot be certain when, or if, the conditions to the Mergers will be satisfied or waived, or that the Mergers will be completed.

No Solicitation (See page 85)

Matterport is subject to a customary “no-shop” provision that requires it to, subject to certain exceptions, refrain from, and cease discussions or solicitations with respect to, Competing Proposals (as defined in the section entitled “The Mergers” beginning on page 40) and subjects it to certain restrictions in considering and negotiating Competing Proposals. If Matterport receives a Competing Proposal and the Matterport Board concludes in good faith, after consultation with outside legal counsel and financial advisors, that (i) such Competing Proposal constitutes or is reasonably likely to result in a Superior Proposal (as defined in the section entitled “The Mergers” beginning on page 40) and (ii) the failure to take action with respect to such Competing Proposal would reasonably be expected to be inconsistent with the Matterport Board’s fiduciary duties to the Matterport stockholders, Matterport may provide nonpublic information to the proposing party and engage in discussions or negotiations with the party making such a proposal. Matterport will promptly (and in any case within 24 hours) notify CoStar Group of receipt of any Competing Proposal, and substantially concurrently (and in any case within 24 hours) make available to CoStar Group all material non-public information provided by Matterport in connection with such proposal.

Permitted Change in Recommendation (See page 86)

The Matterport Board may change its recommendation with respect to Matterport’s stockholder vote (i) in response to an Intervening Event (as defined in “The Mergers” beginning on page 40) and (ii) prior to the Matterport stockholder vote, in response to a Superior Proposal. Matterport may also terminate the Merger Agreement in order to accept such a Superior Proposal (subject to payment of a specified termination fee). Prior to effecting a change in recommendation, the Matterport Board must provide CoStar Group with notice, reasons for such action and four business days of good faith negotiations with the goal of obviating the need for the Matterport Board to effect a change in recommendation.

Termination of the Merger Agreement (See page 89)

The Merger Agreement may be terminated at any time prior to the First Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise noted), under the following circumstances:

•	by mutual written consent of each of CoStar Group and Matterport;

•	by either CoStar Group or Matterport if:

•

the Mergers will not have been consummated on or before January 21, 2025 (the “Termination Date”), which will be automatically extended for up to three periods of 90 days each if, at the time of each such extension, all closing conditions other than with respect to receipt of clearance and approvals under certain specified antitrust or foreign investment laws have been satisfied or waived, except that this termination right is not available to any party whose breach of its obligations under the Merger Agreement may not have been a principal cause of or have resulted in the failure of the First Effective Time to occur on or before the Termination Date;

•

prior to the First Effective Time, any governmental entity of competent jurisdiction issues a final and nonappealable law or order or takes any other action that permanently restrains, enjoins, renders illegal or otherwise prohibits the Mergers, and any appeal of such law or order or other action has become final and non-appealable; except that this termination right is not available to any party whose breach of its obligations under the Merger Agreement has been a principal cause of or resulted in the issuance of such law or order or taking of such action; or

•

the Requisite Stockholder Approval is not obtained at the Special Meeting (or any adjournment or postponement thereof); except that this termination right is not available to Matterport if Matterport’s failure to perform any of its obligations under the Merger Agreement has been the principal cause of the failure to obtain the Requisite Stockholder Approval.

•	by Matterport if:

•

CoStar Group or Merger Subs have breached or failed to perform their representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions, subject to a cure period, provided that Matterport is not, at the time of such termination, in breach of any of its representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions; or

•

prior to obtaining the Requisite Stockholder Approval, the Matterport Board (or a committee thereof) determines to terminate the Merger Agreement in order to concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, provided that the Merger Agreement may not be so terminated (a) if Matterport breaches the provisions of the Merger Agreement regarding nonsolicitation of Competing Proposals and such breach was the principal cause of or resulted in such Superior Proposal and (b) unless concurrently with or prior to such termination, Matterport pays CoStar Group the termination fee discussed below.

•	by CoStar Group if:

•

Matterport has breached or failed to perform its representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions, subject to a cure period, provided that CoStar Group and Merger Subs are not, at the time of such termination, in breach of any of their representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions; or

•	the Matterport Board makes a change in recommendation of the Mergers (whether or not permitted under the terms of the Merger Agreement).

Termination Fee and Expense Reimbursement (See page 90)

Generally, all fees and expenses incurred in connection with the Mergers and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses. For more information, see “The

Merger Agreement—Fees and Expenses.” The Merger Agreement further provides that, upon termination of the Merger Agreement, under certain circumstances:

Matterport may be obligated to pay CoStar Group a termination fee of $50 million in the following circumstances:

•

if Matterport or CoStar Group terminates the Merger Agreement because the Requisite Stockholder Approval was not received at a time when the Merger Agreement is terminable or terminated because the Matterport Board has made a change in recommendation;

•	if Matterport terminates the Merger Agreement to enter into a Superior Proposal; or

•

if the Merger Agreement is terminated because (i) the Requisite Stockholder Approval was not obtained, (ii) Matterport breached any of its representations, warranties, covenants or agreements in the Merger Agreement, or (iii) the Mergers have not been consummated prior to or on the Termination Date; provided that (A) prior to such termination and after the date of the Merger Agreement, a Competing Proposal has been publicly announced or otherwise communicated to the Matterport Board (and not withdrawn) prior to the date of the Special Meeting, in the case of clause (i), or the date of termination, in the case of clauses (ii) or (iii) and (B) if within 12 months after the date of such termination, a transaction in respect of such Competing Proposal is consummated or Matterport enters into a definitive agreement in respect of such Competing Proposal (except for purposes of this clause (B), the references to “20%” in the definition of Competing Proposal are deemed to refer instead to “50%”).

CoStar Group may be obligated to pay Matterport a reverse termination fee of $85 million if (i) the Merger Agreement is terminated because the Mergers have not have been consummated prior to or on the Termination Date or due to an applicable law or order arising under the HSR Act or any other antitrust law or foreign investment law that prohibits or makes illegal the consummation of the Mergers; and (ii) all of the conditions to Closing set forth in the Merger Agreement have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on or before the date of termination), other than the conditions to Closing relating to the expiration of any waiting period or clearance, as applicable, under the HSR Act or any other antitrust law or foreign investment law or the existence of any legal restraints arising under the HSR Act or any other antitrust law or foreign investment law.

Material U.S. Federal Income Tax Consequences of the Mergers (See page 94)

It is intended that, for U.S. federal income tax purposes, the First Merger, together with the Second Merger, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, which is referred to as the “Intended Tax Treatment.” As described below, if the Mergers qualify for the Intended Tax Treatment, a holder of Matterport Common Stock will generally only recognize any taxable gain with respect to such stock up to the amount of cash received pursuant to the Mergers but will not recognize any taxable gain in excess of the amount of cash received.

The completion of the Mergers is not conditioned on the Mergers qualifying for the Intended Tax Treatment or upon the receipt of an opinion from counsel to that effect. Whether or not the Mergers will qualify for the Intended Tax Treatment depends on facts that will not be known until the Mergers are completed. In particular, the Intended Tax Treatment requires that the value of the shares of CoStar Group Common Stock issued to holders of Matterport Common Stock in the Mergers, determined as of completion of the Mergers, represents at least a minimum percentage of the total consideration paid to holders of Matterport Common Stock in the Mergers. While there is no specific guidance as to precisely what minimum percentage is necessary to satisfy this requirement, it would be satisfied if the value of the CoStar Group Common Stock received in the Mergers (valued as of completion of the Mergers) represents at least 40% of the total consideration paid by CoStar Group. Because this test is based on the value of CoStar Group Common Stock as of completion of the Mergers, a substantial decline in the value of the CoStar Group Common Stock as of the date hereof could cause this requirement to not be met. Accordingly, no assurance can be given that the Mergers will qualify for the Intended Tax Treatment.

Moreover, neither CoStar Group nor Matterport intends to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Mergers. Thus, even if CoStar Group and Matterport conclude that the Mergers qualify for the Intended Tax Treatment, no assurance can be given that the Internal Revenue Service will not challenge that conclusion or that a court would not sustain such a challenge.

Assuming the Mergers qualify for the Intended Tax Treatment, subject to the limitations and qualifications described in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 93 of this proxy statement/prospectus, a holder of Matterport Common Stock whose shares of Matterport Common Stock are exchanged in the Mergers for shares of CoStar Group Common Stock and cash will generally only recognize a capital gain (but not loss) in connection with the exchange in an amount not exceeding the amount of cash received by the holder (except with respect to any cash received in lieu of a fractional share of CoStar Group Common Stock, as discussed in the section entitled “Material U.S. Federal Income Tax Consequences—Cash Received Instead of a Fractional Share of CoStar Group Common Stock” beginning on page 96 of this proxy statement/prospectus).

If the Mergers fail to qualify for the Intended Tax Treatment, a holder of Matterport Common Stock would generally recognize gain or loss in an amount equal to the difference between (i) the fair market value of the shares of CoStar Group Common Stock and the amount of cash received in the Mergers by the holder (including cash received in lieu of a fractional share of CoStar Group Common Stock) and (ii) the holder’s tax basis in the Matterport Common Stock surrendered.

It will not be known at the time of the Special Meeting whether the requirements for the Mergers to qualify for the Intended Tax Treatment will be met. CoStar Group will make a public announcement no later than 45 days after the First Effective Time as to whether or not the Mergers will be reported as a reorganization within the meaning of Section 368(a) of the Code. HOWEVER, MATTERPORT WILL NOT RESOLICIT STOCKHOLDER VOTES IN THE EVENT THAT THE MERGERS FAIL TO QUALIFY FOR THE INTENDED TAX TREATMENT.

For a more detailed discussion of the material U.S. federal income tax consequences of the Mergers, please see the section entitled “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 94 of this proxy statement/prospectus.

The tax consequences of the Mergers to any particular stockholder will depend on that stockholder’s individual facts and circumstances. Accordingly, you are urged to consult your own tax advisor to determine your tax consequences from the Mergers.

The Special Meeting (See page 97)

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting will be held on July 26, 2024, at 10:00 a.m. Pacific Time. In the interest of providing our stockholders a more convenient, cost-effective method of attending, the Special Meeting will be conducted virtually via live webcast. You will be able to attend the Special Meeting online by visiting https://web.lumiconnect.com/216187135 (password: matterport2024). Matterport stockholders will be asked to consider and vote on:

•	the Merger Proposal;

•	the Transaction Related Compensation Proposal; and

•	the Adjournment Proposal.

Record Date and Outstanding Shares of Matterport Common Stock

You are entitled to receive notice of, and to vote at, the Special Meeting if you are a stockholder of record of shares of Matterport Common Stock as of the close of business on the Record Date. As of the close of business on the Record Date, there were 318,762,400 shares of Matterport Common Stock issued and outstanding and entitled to vote at the Special Meeting. You will have one vote on all matters properly coming before the Special Meeting for each share of Matterport Common Stock that you owned on the Record Date.

Quorum; Abstentions and Broker Non-Votes

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority of all outstanding shares of Matterport Common Stock entitled to vote as of the Record Date are present at the Special Meeting or represented by proxy.

If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of Matterport Common Stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Broker non-votes will not be considered present and entitled to vote at the Special Meeting for the purpose of determining the presence of a quorum.

Required Vote

Assuming the presence of a quorum, approval of the Merger Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Matterport Common Stock entitled to vote at Special Meeting on the Merger Proposal. An abstention, a broker non-vote or the failure of a Matterport stockholder not present at the meeting to vote will have the same effect as a vote “AGAINST” the Merger Proposal.

Assuming the presence of a quorum, approval of the Transaction Related Compensation Proposal on an advisory, non-binding basis, requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Transaction Related Compensation Proposal. An abstention, a broker non-vote or the failure of a Matterport stockholder not present at the meeting to vote will have no effect on the outcome of the Transaction Related Compensation Proposal.

Whether or not there is a quorum, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Adjournment Proposal, and the chairman of the Special Meeting also has the power to adjourn the Special Meeting from time to time. An abstention, a broker non-vote or the failure of a Matterport stockholder not present at the meeting to vote will have no effect on the outcome of the Adjournment Proposal.

Voting by Matterport Directors and Officers

As of June 6, 2024, Matterport directors, executive officers and their affiliates, as a group, held and were entitled to vote 33,808,500 shares of Matterport Common Stock, collectively representing approximately 10.61% of the shares of Matterport Common Stock outstanding and entitled to vote on the Record Date. Matterport currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, the Transaction Related Compensation Proposal and Adjournment Proposal.

Additionally, each of the directors, executive officers and certain of their affiliates agreed on the terms and subject to the conditions in the Voting Agreement (as defined herein), to vote (or cause to be voted) all of the covered shares in favor of the adoption of the Merger Proposal. For further information, see “The Merger Agreement—Summary of Voting Agreement” beginning on page 91 of this proxy statement/prospectus.

Adjournment

If a quorum is not present or if there are not sufficient votes for the approval of the Merger Proposal and the Adjournment Proposal is approved, the Special Meeting may be adjourned. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly or withdrawn prior to the subsequent meeting.

Comparative Stock Prices and Dividends

The following table presents trading information for CoStar Group Common Stock and Matterport Common Stock on April 19, 2024, the last trading day before public announcement of the Merger Agreement and June 6, 2024, the latest practicable trading day before the date of this proxy statement/prospectus. The table also shows the estimated equivalent per share value of the merger consideration for each share of Matterport Common Stock on the relevant date. For further information, see “Comparative Stock Prices and Dividends” beginning on page 105 of this proxy statement/prospectus.

	Matterport Closing Price	CoStar Group Closing Price	Exchange Ratio(1)	Estimated Equivalent Per Share Value(2)
April 19, 2024	$1.74	$84.26	0.03264	$5.50
June 6, 2024	$4.26	$77.05	0.03552	$5.49

(1)

The actual Exchange Ratio at Closing will be determined based on the Average CoStar Group Share Price, which will be the average of the daily volume weighted averages of the trading prices of CoStar Group Common Stock on the Nasdaq Global Select Market on each of the 20 consecutive trading days ending on and including the trading day that is three trading days prior to the date of the First Effective Time of the Mergers. If the Average CoStar Group Share Price is greater than or equal to $94.62 per share, then the Exchange Ratio will be 0.02906. If the Average CoStar Group Share Price is less than or equal to $77.42 per share, then the Exchange Ratio will be 0.03552. If the Average CoStar Group Share Price is greater than $77.42 and less than $94.62 per share, then the Exchange Ratio shall be the quotient of (a) $2.75 divided by (b) the Average CoStar Group Share Price.

(2)

The actual estimated equivalent per share value at the Closing of the Mergers will be determined based on the sum of the Per Share Cash Consideration and the Per Share Stock Consideration Value, which will be the value of shares of CoStar Group Common Stock equal to the product of (x) the Exchange Ratio and (y) the Average CoStar Group Share Price.

Rights of Matterport Stockholders Will Change as a Result of the Mergers (See page 113)

Matterport stockholders will have different rights once they become stockholders of CoStar Group, due to differences between the governing documents of CoStar Group and Matterport. These differences are described in detail under “Comparison of Rights of CoStar Group Stockholders and Matterport Stockholders.”

Litigation Relating to the Mergers (See page 92)

On June 3, 2024, a purported Matterport stockholder filed a complaint in the U.S. District Court for the Northern District of California, captioned Andrew Rose v. Matterport, Inc., et al., Case No. 5:24-cv-3313 (the “Rose Action”), naming Matterport and each member of the Matterport Board as defendants. The complaint alleges that CoStar Group’s Form S-4 Registration Statement filed with the SEC on May 21, 2024 is materially misleading and omits certain purportedly material information relating to the sales process, financial projections of Matterport and CoStar Group, the valuation analyses performed by Qatalyst Partners, and negotiations over the terms of post-transaction employment of certain Matterport employees. The complaint asserts violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the Company’s Board. The complaint seeks, among other things, an injunction enjoining consummation of the Mergers, an order directing the individual defendants to issue a new Registration Statement, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, certain purported Matterport shareholders have delivered demand letters (the “Demands”) and a draft complaint alleging similar deficiencies or omissions regarding the disclosures made in the Registration Statement, and requesting relevant books and records. Matterport notes that: (i) the Rose Action may be amended; (ii) additional, similar complaints may be filed; or (iii) additional demand letters may be delivered. These events could prevent or delay completion of the Mergers and result in additional costs to Matterport. Matterport believes that the Rose Action and letter demands are without merit and intends to vigorously defend against them.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of CoStar Group and Matterport because these risks will also affect CoStar Group following completion of the Mergers. For further discussion of factors that could materially affect the outcome of these forward-looking statements, see “Risk Factors” in Item 1A of the respective Annual Reports on Form 10-K for the year ended December 31, 2023, as updated by CoStar Group’s and Matterport’s subsequent filings under the Exchange Act, each of which is filed with the SEC and incorporated by reference into this proxy statement/prospectus. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

The risks described below are certain material risks, although not the only risks, relating to the transactions contemplated by the Merger Agreement and each of CoStar Group, Matterport, the Surviving Corporation and the Surviving Company in relation to the Mergers. The risks described below are not the only risks that CoStar Group or Matterport currently face or that CoStar Group, the Surviving Corporation or the Surviving Company will face after the completion of the Mergers. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also adversely affect the business, financial condition and results of operations of CoStar Group, the Surviving Corporation or the Surviving Company, or the market price of CoStar Group Common Stock following the completion of the Mergers.

If any of the following risks and uncertainties develop into actual events, these events could have an adverse effect on the business, financial condition and results of operations of CoStar Group, Matterport, the Surviving Corporation and/or the Surviving Company. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risk Factors Relating to the Mergers

The merger consideration to be paid in exchange for each share of Matterport Common Stock is a combination of cash and shares of CoStar Group Common Stock based on an exchange ratio, subject to adjustment as described herein. Fluctuations in the value of CoStar Group Common Stock can adversely affect the value of the CoStar Group Common Stock portion to be issued in exchange for each share of Matterport Common Stock, and Matterport stockholders may receive merger consideration with a value that, at the time received, is less than anticipated.

Upon completion of the First Merger, each issued and outstanding share of Matterport Common Stock (other than shares of Matterport Common Stock owned or held (x) in treasury or otherwise owned by Matterport, CoStar Group, any subsidiary of Matterport or any wholly owned subsidiary of CoStar Group (including Merger Subs) (each of which such shares will be automatically cancelled and retired immediately prior to the First Effective Time) or (y) by any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under the DGCL) will be converted into the right to receive (i) $2.75 in cash and (ii) a number of shares of CoStar Group Common Stock equal to the Exchange Ratio, subject to further adjustment as described herein. At the time of the initial announcement of the Mergers, the estimated value of the total merger consideration was $5.50 for each share of Matterport Common Stock exchanged in the Mergers, subject to the collar mechanism described herein.

The Exchange Ratio will be calculated based on two factors: the Average Share Price and a 10% symmetrical collar. The Exchange Ratio is subject to a 10% symmetrical collar based on a CoStar Group share price of $86.02 as a midpoint as follows: (a) if the Average Share Price of CoStar Group’s Common Stock is

greater than or equal to $94.62, the Exchange Ratio will be 0.02906, (b) if the Average Share Price is less than or equal to $77.42 per share, the Exchange Ratio will be 0.03552 and (c) if the Average Share Price is greater than $77.42 and less than $94.62, then the Exchange Ratio will be equal to the quotient of (x) $2.75 divided by (y) the Average Share Price.

A significant and prolonged decrease in the price of CoStar Group Common Stock on the Nasdaq Global Select Market from the date of the Merger Agreement to the First Effective Time of the Mergers could affect both the number and value of CoStar Group Common Stock that Matterport stockholders receive as part of the merger consideration, as well as the amount of the cash portion of the merger consideration. Matterport stockholders will not know the actual exchange ratio or the final value of the merger consideration when they are asked to vote to approve the proposals at the Special Meeting. Because the Exchange Ratio is based on a 20-day average, the Average Share Price on which the final exchange ratio is based could differ substantially from the price per share of CoStar Group Common Stock on the day on which Matterport stockholders vote on the proposals being considered at the Special Meeting. In addition, the First Effective Time will be three trading days after the Exchange Ratio is fixed and will not take into account any additional fluctuations in the trading price of CoStar Group Common Stock on the Nasdaq Global Select Market during that three day period, even if the changes would result in a more favorable result for Matterport stockholders.

It is impossible to accurately predict the market price of CoStar Group Common Stock at the First Effective Time or during the period over which the Average Share Price is calculated or the effect of the adjustment provisions on the amount of cash to be paid or on the number of shares of CoStar Group Common Stock to be delivered as merger consideration. As a result, Matterport stockholders cannot be certain of the number of shares or value of CoStar Group Common Stock to be delivered upon consummation of the Mergers and Matterport stockholders may receive merger consideration with a value that, at the time received, is less than or more than $5.50 per share for each share of Matterport Common Stock exchanged in the Mergers.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Mergers.

CoStar Group’s success after the Mergers will depend in part on the ability of CoStar Group to retain Matterport’s key employees. Competition for qualified personnel can be intense. Current and prospective Matterport employees may experience uncertainty about the Mergers’ effects, which may impair CoStar Group’s and Matterport’s ability to attract, retain and motivate key management, sales, marketing, technical and other personnel prior to and following the Mergers. Employee retention may be particularly challenging during the pendency of the Mergers, as employees of Matterport may experience uncertainty about their future roles with the combined company.

If key employees of Matterport depart, the integration of the companies may be more difficult and/or the combined company’s business following the Mergers may be harmed. Furthermore, CoStar Group may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to Matterport’s business, and CoStar Group’s ability to realize anticipated benefits of the Mergers may be adversely affected. Accordingly, no assurance can be given that CoStar Group will be able to attract or retain Matterport’s key employees to the same extent that Matterport has been able to attract or retain employees in the past.

Completion of the Mergers is subject to a number of conditions, some of which are outside of the parties’ control. If any of these conditions are not satisfied or waived, the Mergers will not be completed.

The Merger Agreement contains a number of conditions that must be satisfied (or waived) before the parties are required to consummate the Mergers. Those conditions include, among other conditions:

•	the approval by Matterport’s stockholders of the adoption of the Merger Agreement;

•

the approval for listing on the Nasdaq Global Select Market, subject to official notice of issuance, of the shares of CoStar Group Common Stock to be issued to Matterport stockholders in the First Merger;

•

the receipt of certain regulatory approvals and clearances, including the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act and under the laws of certain non-U.S. jurisdictions;

•	the absence of any law or order that has the effect of restraining, enjoining or making illegal the consummation of the Mergers;

•	the effectiveness under the Securities Act of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part;

•	subject to certain materiality exceptions, the accuracy of the representations and warranties of the parties;

•	compliance by the parties in all material respects with their respective covenants under the Merger Agreement; and

•	the absence of a material adverse effect with respect to either party since the date of the Merger Agreement.

The required satisfaction or waiver of the foregoing conditions could delay the completion of the Mergers for a significant period of time or prevent them from occurring at all. Any delay in completing the Mergers could cause the parties not to realize some or all of the benefits that the parties expect to achieve following the completion of the Mergers. There can be no assurance that the conditions to Closing will be satisfied or waived or that the Mergers will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see “The Merger Agreement—Conditions to Completion of the Mergers.”

In order to complete the Mergers, CoStar Group and Matterport must make certain governmental filings and obtain certain governmental authorizations. If such filings and authorizations are not made or granted or are granted with conditions to the parties, Closing may be jeopardized, or the anticipated benefits of the Mergers may be reduced.

Closing is conditioned upon the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act and the receipt of other authorizations, consents, clearances or approvals required under certain other laws. The parties’ HSR notifications were filed with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”) on May 3, 2024. Following discussions with the FTC, CoStar Group voluntarily withdrew its initial HSR Act notification and refiled a new HSR Act notification. The withdrawal and refiling are standard procedural steps that provide the FTC with additional time to complete its review of the proposed Mergers. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on July 3, 2024. Although CoStar Group and Matterport have agreed in the Merger Agreement to use their reasonable best efforts, subject to certain limitations, to make certain other governmental filings or obtain the required governmental clearances and authorizations, as the case may be, there can be no assurance that the relevant waiting periods will expire or be terminated or that the parties will obtain the relevant clearances and authorizations. In addition, the governmental authorities with or from which these clearances or authorizations are required have broad discretion in administering the governing regulations. Whether and when required governmental clearances or authorizations are granted could be affected by (i) adverse developments in CoStar Group’s or Matterport’s regulatory standing or any other factors regulators consider in granting relevant clearances and authorizations; (ii) governmental, political or community group inquiries, investigations or opposition; or (iii) changes in legislation or the political environment generally. As a condition to clearances or authorization of the Mergers, governmental authorities may seek to impose requirements, limitations or costs or place restrictions on the conduct of CoStar Group’s business after completion of the Mergers. Any such conditions, terms, obligations or restrictions or requested conditions, terms, obligations or restrictions may delay or prevent the Closing or impose additional material costs on or materially limit the revenues of the combined company following the Mergers, or otherwise adversely affecting CoStar Group’s businesses and results of operations after completion of the Mergers. In addition, these terms, obligations or restrictions may result in the delay or abandonment of the Mergers.

CoStar Group’s and Matterport’s business relationships with third parties may be disrupted due to uncertainty associated with the Mergers, which could have an adverse effect on the results of operations, cash flows and financial position.

Parties with which either CoStar Group or Matterport do business may experience uncertainty associated with the Mergers, including relating to current or future business relationships with CoStar Group, Matterport or the combined company. CoStar Group’s and Matterport’s existing business relationships may be disrupted as parties with which CoStar Group or Matterport do business may attempt to negotiate changes in existing business relationships or instead consider entering into business relationships with parties other than CoStar Group, Matterport or the combined company. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of the combined company, including an adverse effect on CoStar Group’s ability to realize the anticipated benefits of the Mergers. The risk, and any adverse effect, of such disruptions could be exacerbated by a delay in completion of the Mergers or termination of the Merger Agreement.

Certain executive officers and directors of Matterport may have interests in the Mergers that differ from the Matterport stockholders’ interests.

In considering the Matterport Board’s recommendation to vote for the adoption of the Merger Agreement, Matterport stockholders should be aware that non-employee directors and executive officers may have certain interests in the Mergers that are different from or in addition to the interests of Matterport stockholders generally. These interests include, among others, the accelerated vesting of outstanding equity awards, potential severance benefits and other payments and rights to ongoing indemnification and insurance coverage. The Matterport Board was aware of and considered those interests, among other matters, when evaluating and negotiating the Merger Agreement and approving the Merger Agreement, and in making its recommendation that the stockholders approve the adoption of the Merger Agreement.

For more information, see “The Mergers—Interests of Matterport Directors and Executive Officers in the Mergers.”

Failure to complete the Mergers could negatively impact each of CoStar Group and Matterport’s stock price, future business and financial results.

If the Mergers are not completed for any reason, CoStar Group and Matterport’s ongoing businesses may be adversely affected. Without realizing any benefits of having completed the Mergers, CoStar Group and Matterport may be subject to a number of risks, including the following:

•	CoStar Group and Matterport may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

•	CoStar Group and Matterport may experience negative reactions from their employees;

•

CoStar Group and Matterport may experience adverse impacts on their customer, vendor and industry contract relationships which could adversely affect their respective results of operations and financial condition;

•	CoStar Group and Matterport will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed;

•

CoStar Group and Matterport may have expended substantial commitments of time and resources on matters relating to the Mergers (including integration planning), which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either CoStar Group or Matterport as an independent company; and

•	in certain circumstances, CoStar Group or Matterport may be required to pay a termination fee of $85 million or $50 million, respectively, to the other party.

In addition to the above risks, if the Merger Agreement is terminated and either party’s board of directors instead seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find another party willing to engage in a transaction on more attractive terms than those contemplated by the Merger Agreement.

If the Mergers are not completed, these risks may materialize and may adversely affect CoStar Group’s and/or Matterport’s businesses, financial condition, results of operations and stock prices.

The Merger Agreement subjects CoStar Group and Matterport to restrictions on their respective business activities during the period while the Mergers are pending.

The Merger Agreement contains restrictions, subject to certain exceptions, on CoStar Group’s and Matterport’s ability to take certain actions and generally obligate Matterport to use reasonable best efforts to conduct its business and to cause its subsidiaries to use reasonable best efforts to conduct the businesses of its subsidiaries in all material respects in the ordinary course consistent with past practice during the period of time while the Mergers are pending absent the prior written consent of the other party. These restrictions could prevent CoStar Group and Matterport from pursuing certain business opportunities that arise prior to the consummation of the Mergers or termination of the Merger Agreement and are outside the ordinary course of business. If CoStar Group or Matterport is unable to take actions it believes are beneficial, such restrictions could have an adverse effect on CoStar Group’s or Matterport’s, as applicable, business, financial condition and results of operations. See “The Merger Agreement—Conduct of Business Pending the Mergers.”

The Merger Agreement contains provisions that could discourage a potential competing acquirer of Matterport from making a favorable proposal and, in specified circumstances, could require Matterport to make a termination payment to CoStar Group.

Pursuant to the Merger Agreement, Matterport has agreed, among other things, not to, directly or indirectly, (i) initiate, seek, facilitate, solicit or knowingly encourage (including by way of furnishing information or assistance of any kind) the making of any Competing Proposal or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any Competing Proposal, (ii) enter into, continue or otherwise participate or engage in negotiations or discussions with or furnish (or cause to be furnished) any material nonpublic information to, any person relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal, (iii) enter into any letter of intent, agreement in principle, memorandum of understanding, Merger Agreement or other agreement, arrangement or understanding relating to any Competing Proposal (with certain exceptions), (iv) submit to Matterport stockholders for their approval any Competing Proposal, or (v) resolve to do, or agree or announce an intention to do, any of the foregoing. Notwithstanding these “no-shop” restrictions, prior to obtaining the Requisite Stockholder Approval of, under certain specified circumstances the Matterport Board may change its recommendation to stockholders and Matterport may also terminate the Merger Agreement to accept a Superior Proposal upon payment of an $50 million termination fee to CoStar Group. See “The Merger Agreement—Permitted Change in Recommendation” and “The Merger Agreement—Termination of the Merger Agreement.”

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Matterport from considering or proposing such an acquisition or might result in a potential competing acquirer proposing to pay a lower value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Merger Agreement.

The shares of CoStar Group Common Stock Matterport stockholders will receive upon completion of the Mergers will have different rights from shares of Matterport Common Stock.

Matterport stockholders, whose rights are currently governed by Matterport’s Charter, Matterport’s Bylaws and the DGCL, will upon completion of the Mergers become stockholders of CoStar Group and as such, their rights will be governed by the CoStar Group Certificate of Incorporation and the CoStar Group By-laws, although they will continue to be governed by the DGCL. As a result, Matterport stockholders will have different rights than they currently have as Matterport stockholders, which may be less favorable than their current rights. These differences are described in detail in the section titled “Comparison of Rights of CoStar Group Stockholders and Matterport Stockholders.”

After the Mergers, Matterport stockholders will have lower percentage ownership and voting percentage interests in CoStar Group than they currently have in Matterport and will exercise less influence over management.

Currently, Matterport stockholders have the right to vote in the election of the Matterport Board and the power to approve or reject, upon an affirmative vote of at least the majority of voting power of all outstanding shares of Matterport Common Stock, any matters requiring stockholder approval under the DGCL and the Matterport Charter and Bylaws. The actual number of shares of CoStar Group Common Stock to be issued and reserved for issuance in connection with the Mergers will be determined at completion of the Mergers based on the terms of the Merger Agreement and the number of shares of Matterport Common Stock outstanding at that time. Matterport stockholders will hold, in the aggregate, between approximately 2.8% and 3.4% of the issued and outstanding shares of CoStar Group Common Stock immediately following the closing of the First Merger based on the number of issued and outstanding shares of CoStar Group Common Stock and Matterport Common Stock as of April 19, 2024 and April 17, 2024, respectively, and based on the minimum and maximum potential exchange ratios of 0.02906 and 0.03552, respectively. These estimated percentages do not take into account any additional CoStar Group shares to be issued in exchange for vested but unexercised Matterport Options or the Matterport ESPP. Consequently, even if all former Matterport stockholders voted together on all matters presented to CoStar Group stockholders from time to time, the former Matterport stockholders will exercise significantly less influence over CoStar Group after the completion of the Mergers relative to their influence over Matterport prior to the completion of the Mergers and will thus have less influence over the management and policies of CoStar Group after the Mergers than they currently have over the management and policies of Matterport.

Litigation challenging the Mergers may increase costs and prevent the Mergers from being completed within the expected timeframe, or from being completed at all.

CoStar Group, Matterport and members of their respective boards of directors may in the future be parties to various claims and litigation related to the Merger Agreement or the Mergers. One of the conditions to completion of the Mergers is the absence of any injunction, order or award restraining or enjoining, or otherwise prohibiting, the consummation of the Mergers. Accordingly, if any complaint that has been or is subsequently filed challenging the Mergers and a plaintiff is successful in obtaining an order enjoining completion of the Mergers, then such order may prevent the Mergers from being completed, or from being completed within the expected time frame.

For example, on June 3, 2024, a purported Matterport stockholder filed a complaint in the U.S. District Court for the Northern District of California, captioned Andrew Rose v. Matterport, Inc., et al., Case No. 5:24-cv-3313 (the “Rose Action”), naming Matterport and each member of the Matterport Board as defendants. The complaint alleges that CoStar Group’s Form S-4 Registration Statement filed with the SEC on May 21, 2024 is materially misleading and omits certain purportedly material information relating to the sales process, financial projections of Matterport and CoStar Group, the valuation analyses performed by Qatalyst Partners, and negotiations over the terms of post-transaction employment of certain Matterport employees. The complaint asserts violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the Company’s Board. The complaint seeks, among other things, an injunction enjoining consummation of the Mergers, an order directing the individual defendants to issue a new Registration Statement, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, certain purported Matterport shareholders have delivered demand letters (the “Demands”) and a draft complaint alleging similar deficiencies or omissions regarding the disclosures made in the Registration Statement, and requesting relevant books and records. Matterport notes that: (i) the Rose Action may be amended; (ii) additional, similar complaints may be filed; or (iii) additional demand letters may be delivered. These events could prevent or delay completion of the Mergers and result in additional costs to Matterport. Matterport believes that the Rose Action and demand letters are without merit and intends to vigorously defend against them. Litigation could be time consuming and expensive, could divert the attention of CoStar Group’s and Matterport’s management away from their regular businesses, and, if adversely resolved against either CoStar Group or Matterport or their respective directors, could have a material adverse effect on CoStar Group’s and Matterport’s respective financial condition.

CoStar Group and Matterport will incur significant transaction costs in connection with the Mergers.

CoStar Group and Matterport expect to incur a number of non-recurring costs associated with the Mergers and combining the operations of the two companies. The significant, non-recurring costs associated with the Mergers include, among others, fees and expenses of financial, legal and other advisors and representatives, filing fees due in governmental agency-required filings and filing fees and printing and mailing costs for this proxy statement/prospectus. Some of these costs have already been incurred or may be incurred regardless of whether the Mergers are completed, including a portion of the fees and expenses of financial advisors, legal advisors and other advisors and representatives and filing fees for this proxy statement/prospectus. CoStar Group also will incur significant transaction fees and costs in connection with its formulating and implementing integration plans. CoStar Group continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Mergers and the integration of the two companies’ businesses. Although CoStar Group expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow CoStar Group to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

The opinions of Matterport’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.

Matterport received an oral opinion from Qatalyst Partners on April 20, 2024, which was confirmed by delivery of a written opinion dated April 21, 2024, but has not obtained an updated opinion as of the date of this proxy statement/prospectus. Changes in the operations and prospects of CoStar Group or Matterport, general market and economic conditions and other factors that may be beyond the control of CoStar Group or Matterport, and on which Matterport’s financial advisors’ opinions were based, may significantly alter the value of CoStar Group or Matterport or the prices of the shares of CoStar Group Common Stock or of the shares of Matterport Common Stock by the time the Mergers are completed.

Qatalyst Partners’ opinion does not speak as of the time the Mergers will be completed or as of any date other than the date of such opinion. Because Matterport does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration or the Exchange Ratio, as applicable, from a financial point of view at the time the Mergers are completed. The Matterport Board’s recommendation that Matterport stockholders vote “FOR” approval of the Merger Proposal, the Adjournment Proposal and the non-binding Transaction Related Compensation Proposal, however, is made as of the date of this proxy statement/prospectus.

For a description of the opinion that Matterport received from its financial advisor, see the section entitled “The Mergers—Opinion of Qatalyst Partners.” A copy of Qatalyst Partners’ opinion is attached as Annex B to this proxy statement/prospectus.

Each of CoStar Group and Matterport are required, under certain circumstances, to pay a termination fee that if paid, may negatively affect such party’s financial results.

CoStar Group may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay Matterport a termination fee of $85 million, which could negatively affect CoStar Group’s financial condition and results of operations. Alternatively, Matterport may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay CoStar Group a termination fee of $50 million, which may materially and adversely affect Matterport’s financial results.

If the Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, there may be adverse tax consequences to U.S. Holders of Matterport Common Stock.

For U.S. federal income tax purposes, the Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, the completion of the Mergers is not conditioned on the Mergers qualifying for such tax treatment or upon the receipt of an opinion from counsel to that effect, and whether or not the Mergers will qualify for such tax treatment depends on facts that will not be known until the Mergers are completed. Neither CoStar Group nor Matterport has sought or will seek a ruling from the IRS regarding the U.S. federal income tax consequences of the Mergers. If, for any reason, the Mergers, taken together, were to fail to qualify as a “reorganization” within the meaning of Section 368(a), then a U.S. Holder of Matterport Common Stock generally would recognize gain or loss, as applicable, equal to the difference between the sum of the amount of cash and the fair market value of CoStar Group Common Stock received by the U.S. Holder in the Mergers and the U.S. Holder’s tax basis in its shares of Matterport Common Stock surrendered, and the U.S. Holder’s holding period of the shares of CoStar Group Common Stock received in the Mergers would begin on the day after the date of the Mergers.

Risk Factors Relating to CoStar Group Following the Mergers

The integration of Matterport into CoStar Group may not be as successful as anticipated.

CoStar Group and Matterport have operated and, until the completion of the Mergers will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key CoStar Group or Matterport employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating operations in order to realize the Mergers’ anticipated benefits so the combined company performs as expected:

•	combining the companies’ operations and corporate functions;

•

combining the businesses of CoStar Group and Matterport and meeting the combined company’s capital requirements, in a manner that permits the combined company to achieve any anticipated cost savings or other synergies, the failure of which would result in the Mergers’ anticipated benefits not being realized in the time frame currently anticipated or at all;

•	integrating and unifying the offerings and services available to customers;

•	identifying and eliminating redundant and underperforming functions and assets;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•

maintaining existing agreements with customers, suppliers, distributors and vendors, avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors, and leveraging relationships with such third parties for the benefit of the combined company;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ administrative and information technology infrastructure;

•	coordinating distribution and marketing efforts; and

•	coordinating geographically dispersed organizations.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Mergers and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the combined company.

The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with CoStar Group or Matterport.

As a result of the Mergers, the combined company may experience impacts on relationships with customers, suppliers and distributors that may harm the combined company’s business and results of operations. Certain customers, suppliers or distributors may seek to terminate or modify contractual obligations following the Mergers whether or not contractual rights are triggered as a result of the Mergers. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Mergers. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed. Furthermore, the combined company may not have long-term arrangements with many of its significant suppliers. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

CoStar Group and Matterport also have contracts with vendors, landlords, licensors and other business partners which may require CoStar Group or Matterport, as applicable, to obtain consent from these other parties in connection with the Mergers, or which may otherwise contain limitations applicable to such contracts following the Mergers. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the combined company’s business. In addition, third parties with whom CoStar Group or Matterport currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the Mergers. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Mergers. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Mergers or by a termination of the Merger Agreement.

The market price of CoStar Group Common Stock after completion of the Mergers will continue to fluctuate and may be affected by factors different from those affecting shares of Matterport Common Stock currently.

Upon completion of the First Merger, holders of Matterport Common Stock will become holders of shares of CoStar Group Common Stock. The market price of CoStar Group Common Stock may fluctuate significantly following consummation of the Mergers and holders of Matterport Common Stock could lose the value of their investment in CoStar Group Common Stock. The issuance of shares of CoStar Group Common Stock in the First Merger could on its own have the effect of depressing the market price for CoStar Group Common Stock. In addition, many Matterport stockholders may decide not to hold the shares of CoStar Group Common Stock they receive as a result of the First Merger. Other Matterport stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of CoStar Group Common Stock they receive as a result of the First Merger. Such sales of CoStar Group Common Stock may take place shortly following the completion of the Mergers and could have the effect of depressing the market price for CoStar Group Common Stock.

Moreover, general fluctuations in stock markets, any decline of CoStar Group Common Stock in connection with fluctuations or pullback in the market related to post-acquisition special purpose acquisition companies, as well as fluctuations in the stock price of Matterport and CoStar Group’s publicly traded competitors in the 3D commercial real estate industry could have a material adverse effect on the market for, or liquidity of, the CoStar Group Common Stock, regardless of CoStar Group’s actual operating performance.

The businesses of CoStar Group differ from those of Matterport in important respects, including, particularly, expansion into camera manufacturing following the completion of the Mergers, and, accordingly, the results of operations of CoStar Group after the Mergers, as well as the market price of CoStar Group Common Stock, may be affected by factors different from those currently affecting the results of operations of Matterport. Following Closing, Matterport will be part of a larger company with other lines of business, so decisions affecting Matterport may be made based on considerations relating to the larger combined business as a whole rather than the Matterport business individually. For further information on the businesses of CoStar Group and Matterport and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” and the section titled “Information About the Companies.”

The future results of the combined company may be adversely impacted if CoStar Group does not effectively manage its expanded operations following completion of the Mergers.

Following completion of the Mergers, the size of the combined company’s business will be larger than the current size of either CoStar Group’s or Matterport’s respective businesses. CoStar Group’s ability to successfully manage this expanded business will depend, in part, upon management’s ability to implement an effective integration of the two companies and its ability to manage a combined business with a larger size and scope with the associated increased costs and complexity. CoStar Group’s management may not be successful, and CoStar Group may not realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the Mergers.

Other Risks

CoStar Group and Matterport face other risks.

The risks listed above are not exhaustive, and you should be aware that, prior to and following the Mergers and the transactions contemplated by the Merger Agreement, CoStar Group and Matterport will face various other risks, including those discussed in reports filed by CoStar Group and Matterport with the SEC from time to time, such as those discussed under the heading “Risk Factors” in their respective, most recently publicly filed reports under the Exchange Act. In addition to those risks identified in Matterport’s periodic reports under the heading “Risk Factors,” and as described by Matterport in a Form 8-K filed with the SEC on May 29, 2024 and incorporated by reference herein, the Delaware Court of Chancery issued a decision in a post-trial opinion on January 10, 2022 in the matter of Brown v. Matterport, Inc. and Matterport Operating, LLC, finding that plaintiff William Brown had prevailed on the merits. On May 28, 2024, the Delaware Court of Chancery issued a ruling awarding Brown $79,092,133.12 plus pre- and post-judgment interests as damages. The judgment does not impact the merger consideration expected to be paid to Matterport stockholders in connection with the Mergers and Matterport anticipates appealing the ruling. Plaintiff William Brown may also choose to appeal the ruling. For more information, see “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which CoStar Group, Matterport and their respective subsidiaries operate and beliefs of and assumptions made by CoStar Group’s management and Matterport’s management, involve uncertainties that could significantly affect the financial or operating results of CoStar Group, Matterport, or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed Mergers involving CoStar Group and Matterport, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that CoStar Group expects or anticipate will occur in the future - including statements relating to creating value for stockholders, benefits of the proposed Mergers to clients, employees, stockholders and other constituents of the combined company, integrating CoStar Group and Matterport, cost savings and the expected timetable for completing the proposed Mergers - are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although CoStar Group believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, CoStar Group can give no assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to, those set forth under the section entitled “Risk Factors” of this proxy statement/prospectus:

•	risks associated with the ability to consummate the Mergers and the timing of Closing;

•	risks associated with the floating exchange ratio;

•	risks associated with the dilution of CoStar Group and Matterport stockholders in the Mergers;

•	risks associated with provisions in the Merger Agreement that could discourage a potential competing acquiror of Matterport;

•	risks associated with the pendency of the Mergers adversely affecting the businesses of CoStar Group and Matterport;

•	risks associated with the different interests in the Mergers of certain directors and executive officers of Matterport;

•	risks associated with the ability of CoStar Group and Matterport to terminate the Mergers if the Mergers are not consummated by the outside date as set forth in the Merger Agreement;

•	risks associated with the failure of the Mergers to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	risks relating to approval of the Mergers and related transactions by Matterport stockholders;

•	risks relating to the adverse outcome in any litigation or other legal proceedings relating to the Merger Agreement, or the transactions contemplated thereby;

•	risks relating to the incurrence of substantial costs, fees and expenses related to the Mergers and the transactions contemplated by the Merger Agreement;

•	risks relating to the failure to integrate the businesses, operations and employees of CoStar Group and Matterport following Closing;

•	risks relating to the inability of CoStar Group to attract and retain key personnel;

•	risks relating to the ability to realize anticipated benefits and synergies of the Mergers as rapidly or to the extent anticipated by financial analysts or investors;

•

risks associated with the potential impact of the announcement of the Mergers or the consummation of the Mergers on business relationships, including with employees, customers, suppliers and competitors;

•	risks relating to the ability of CoStar Group to effectively manage its expanded operations following the Mergers;

•	risks relating to the trading prices of CoStar Group Common Stock and Matterport Common Stock following the Mergers;

•	risks relating to certain contractual rights of counterparties to agreements with CoStar Group or Matterport;

•	risks relating to a decline in the market price of CoStar Group Common Stock as a result of the Mergers and the transactions contemplated by the Merger Agreement;

•	risks relating to a difference in rights of stockholders of CoStar Group and Matterport;

•	risks relating to the volatility of CoStar Group Common Stock;

•	risks relating to general adverse economic conditions; and

•

those additional risks and factors discussed in reports filed with the SEC by CoStar Group and Matterport from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and Form 10-Q.

Neither CoStar Group nor Matterport undertakes any duty to update any forward-looking statements appearing in this document, except as may be required by applicable securities laws.

INFORMATION ABOUT THE COMPANIES

CoStar Group, Inc.

CoStar Group, Inc. is a leading provider of information, analytics and online marketplaces to the commercial real estate industry in the U.S. and U.K. based on the fact that it offers the most comprehensive commercial real estate database available; has the largest research department in the industry; own and operate leading online marketplaces for commercial real estate and apartment listings in the U.S. based on the numbers of unique visitors and site visits per month; and provides more information, analytics and marketing services than any of our competitors. It has created and compiled a standardized platform of information, analytics and online marketplace services where industry professionals and consumers of commercial real estate, including apartments, and the related business communities can continuously interact and facilitate transactions by efficiently accessing and exchanging accurate and standardized real estate-related information. Its service offerings span all commercial property types, including office, retail, industrial, multifamily, commercial land, mixed-use and hospitality. CoStar Group manages it business geographically in two operating segments, with its primary areas of measurement and decision-making being North America, which includes the U.S. and Canada, and International, which primarily includes Europe, Asia-Pacific and Latin America.

CoStar Group’s principal executive office is located at 1331 L Street, NW, Washington, D.C. 20005, and its telephone number is (202) 346-6500.

CoStar Group Common Stock is listed on the Nasdaq Global Select Market, trading under the symbol “CSGP.”

Additional information about CoStar Group and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Matrix Merger Sub, Inc.

Matrix Merger Sub, Inc, a Delaware corporation, is a direct, wholly owned subsidiary of CoStar Group. Merger Sub I was formed by CoStar Group solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub I has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the Merger Agreement. Its principal executive offices are located at c/o CoStar Group, Inc., 1331 L Street, NW Washington, DC 20005, and its telephone number is (202) 346-6500.

Matrix Merger Sub II LLC

Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CoStar Group, was formed solely for the purpose of facilitating the Second Merger. Merger Sub II has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Second Merger, the Surviving Corporation will be merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of CoStar Group.

Matterport, Inc.

Matterport is leading the digitization and datafication of the built world. Matterport was incorporated in 2011 and is headquartered in Sunnyvale, California. Matterport’s website address is www.matterport.com. Matterport’s Internet website address is provided as an inactive textual reference only. The information contained on Matterport’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC.

Matterport’s technology platform uses spatial data collected from a wide variety of digital capture devices to transform physical buildings and spaces into dimensionally accurate, photorealistic digital twins that provide its subscribers access to valuable building information and insights. For more than a decade, Matterport’s platform has set the standard for digitizing, accessing and managing buildings, spaces and places online. This has resulted in the world’s largest and most accurate library of spatial data with more than 40.7 billion square feet digitized to date. Matterport delivers value to its customers by leveraging proprietary artificial intelligence insights to enhance customer experiences, improve operational efficiency, lower costs associated with promoting and operating buildings and accelerate business. Matterport believes the digitization and datafication of the built world will fundamentally change the way people interact with buildings and the physical spaces around them.

Matterport’s spatial data platform delivers value across a diverse set of industries and use cases by unlocking a rich set of insights about properties and spaces worldwide. Open access to Matterport’s structured spatial data is enabling new opportunities and business models for hospitality, facilities management, insurance, construction, real estate and retail, among others. Large retailers can manage thousands of store locations remotely, real estate agencies can provide virtual open houses for hundreds of properties and thousands of visitors at the same time, property developers can monitor the entirety of the construction process with greater detail and speed, and insurance companies can more precisely document and evaluate claims and underwriting assessments with efficiency and precision. Matterport delivers the critical digital experience, tools and information that matter to its subscribers about properties of virtually any size, shape, and location worldwide. As Matterport continues to transform buildings into data, Matterport is extending its spatial data platform to further transform property planning, development, management and intelligence for its subscribers across industries to become the de facto building and business intelligence engine for the built world. Matterport believes the demand for spatial data and resulting insights for enterprises, businesses and institutions across industries, including real estate, architecture, engineering and construction, retail, insurance and government, will continue to grow rapidly.

Matterport’s innovative 3D capture products, the Pro3 and Pro2 Cameras, have played an integral part in shaping the 3D building and property visualization ecosystem. The Pro3 and Pro2 Cameras have driven adoption of Matterport’s solutions and have generated the unique high-quality and scaled data set that has enabled Cortex, Matterport’s proprietary AI software engine, to become the pioneering engine for digital twin creation. With this data advantage initially spurred by the Pro2 Camera, Matterport has developed a capture device agnostic platform that scales and can generate new building and property insights for its subscribers across industries and geographies.

Matterport’s offerings include software subscription, data licensing, services and product hardware. As of March 31, 2024, Matterport’s subscriber base included over 26% of Fortune 1000 companies, with less than 10% of its total subscription revenue generated from its top 10 subscribers. Matterport expects more than 80% of its revenue to come from software subscription and data license solutions by 2026.

Matterport’s principal executive office is located at 352 East Java Drive, Sunnyvale, CA 94089 and its telephone number is (650) 641-2241.

Matterport Common Stock is traded on the Nasdaq Global Market under the symbol “MTTR.”

For more information about Matterport, please visit Matterport’s Internet website at www.matterport.com. Matterport’s Internet website address is provided as an inactive textual reference only. The information contained on Matterport’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Matterport and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. Please see “Where You Can Find More Information.”

THE MERGERS

The following is a discussion of the Mergers and the material terms of the Merger Agreement by and between CoStar Group and Matterport. You are urged to read the Merger Agreement carefully and in its entirety, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus.

Background of the Mergers

The terms of the Merger Agreement were the result of extensive negotiations between Matterport, CoStar Group and their respective affiliates and representatives. The following is a brief description of certain key events and contacts that led to the signing of the Merger Agreement.

The Matterport Board and its management regularly review and assess Matterport’s performance, share price, strategy, financial position, opportunities and risks in light of current business and economic conditions, as they may affect Matterport’s strategic goals and plans. As a matter of practice, the Matterport Board and its senior management, together with their professional advisors, regularly review and evaluate a wide range of strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives for Matterport, including continuing as a standalone company, with a view to maximizing stockholder value.

CoStar Group has been a customer of Matterport since January 2015. During the period between December 2022 and September 2023, Matterport executives and CoStar Group executives met periodically to discuss further deepening the companies’ existing commercial relationship in light of CoStar Group’s acquisition of Homes.com in 2021 and its increasing integration of Matterport products and services into CoStar Group’s digital offerings.

On May 15, 2023, Mr. Andrew Florance, Chief Executive Officer of CoStar Group, contacted the office of Matterport’s CEO, Mr. R.J. Pittman to request a meeting. Mr. Pittman accepted the request and met in person with Mr. Florance in San Francisco on May 18, 2023. Along with two additional CoStar Group executives, Mr. Florance shared an overview of CoStar Group’s priorities and Mr. Pittman shared an overview of Matterport’s priorities as well as an overview of Matterport’s latest product and technology capabilities. Mr. Pittman then discussed potential opportunities to enhance CoStar Group’s offerings with Matterport technologies. The meeting concluded with mutual interest in scheduling a follow-up meeting.

On June 15, 2023, Mr. Florance returned to San Francisco for general business purposes and to meet with Mr. Pittman for a follow-up meeting to discuss, among other things, commercial opportunities to expand the current business relationship. Mr. Pittman discussed several technology initiatives and commercial approaches with joint marketing potential. In response, Mr. Florance agreed that the commercial opportunities were potentially compelling and inquired as to whether Matterport would be open to receiving an acquisition offer. In response, Mr. Pittman stated that Matterport was not looking for a buyer but was otherwise neutral on the question, and the meeting concluded. No price or other specific terms of any proposed transaction were discussed during the meeting.

On September 18, 2023, Mr. Florance met with Mr. Pittman and delivered an unsolicited, non-binding written acquisition proposal. The proposal expressed CoStar’s interest to acquire all outstanding shares of Matterport Common Stock at a price per share of $4.20 to $4.60, with consideration comprised of 50% cash and 50% newly issued shares of CoStar Group Common Stock. The proposed acquisition price represented a 79% to 96% premium to the Closing trading price of Matterport Common Stock on September 15, 2023. Other aspects of the proposal included the absence of any financing contingency and a request for a 45-day exclusivity period to complete its due diligence.

On September 19, 2023, Mr. Pittman provided CoStar Group’s acquisition proposal to the Matterport Board and informed the Matterport Board that he would be scheduling a meeting to discuss the proposal. On

September 21, 2023, the Matterport Board, together with certain members of senior management and a representative of Foley & Lardner LLP (“Foley”), held a special meeting by video conference. At the meeting, Mr. Pittman reported on the unsolicited acquisition proposal from CoStar Group and recounted his discussions in the June 15 and September 18 meetings with Mr. Florance that led to the proposal. Representatives of Foley reviewed the fiduciary duties owed by the directors under applicable law in connection with their consideration of CoStar Group’s proposal and any other strategic alternatives. Matterport’s Board reconvened a special meeting on September 23, 2023 to explore potential responses to CoStar Group’s proposal and discussed Matterport’s engagement of a financial advisor to assist in considering the proposal and other potential strategic alternatives. The directors authorized Mr. Pittman to begin a search for potential financial advisors. Matterport evaluated its investment banking relationships, including with Qatalyst Partners LP (“Qatalyst Partners”), to determine the qualifications and experiences of each to serve as Matterport’s financial advisor in connection with CoStar Group’s proposal and potential strategic alternatives. The Matterport Board authorized management to pursue negotiations with Qatalyst Partners in connection with preparing to potentially engage Qatalyst Partners as a financial advisor.

On October 4, 2023, the Matterport Board, after review and discussion of Qatalyst Partners’ qualifications, authorized Matterport’s management to engage Qatalyst Partners to act as Matterport’s exclusive financial advisor in connection with the proposed transaction. On October 4, Matterport executed an engagement letter formalizing such engagement of Qatalyst Partners. Qatalyst Partners was selected to act as Matterport’s financial advisor based on Qatalyst Partners’ qualifications, expertise and reputation, as well as its knowledge of Matterport’s business and the industry in which it operates.

On October 9, 2023, the Matterport Board, together with certain members of Matterport’s senior management, met with representatives of Qatalyst Partners and Foley by video conference to continue discussions regarding CoStar Group’s proposal. Representatives of Qatalyst Partners reviewed with the Matterport Board and discussed Matterport’s preliminary management projections, as prepared by Matterport’s management team for use in its analysis, analyst targets and valuations, trading performance, preliminary valuation perspectives, and strategic alternatives to the proposed transaction, including possible business combination transactions with other third parties. Foley again led a discussion regarding the Board’s fiduciary duties, possible responses to CoStar Group’s bid and various measures that Matterport could take in response thereto. After discussion regarding a range of potential responses to CoStar Group, as well as the feasibility of a limited market check, the Matterport Board determined that CoStar Group’s proposed acquisition price of $4.20 to $4.60 per share was inadequate and that it was not an appropriate time to engage in a broader process to sell Matterport. The directors then instructed Mr. Pittman to convey to Mr. Florance that, while Matterport was not for sale and did not currently intend to put itself up for sale, Matterport took CoStar Group’s September 18, 2023 proposal seriously, was willing to engage with CoStar Group and offer to provide additional information under a confidentiality agreement and engage in a discussion that could lead CoStar Group to meaningfully improve its offer.

At the direction of the Matterport Board, Mr. Pittman called Mr. Florance on October 11, 2023 and relayed the message of the Matterport Board and informed him that the range of CoStar Group’s proposed offer to acquire Matterport was too low but proposed that Matterport and CoStar Group engage in further discussions regarding potential value creation.

On October 12, 2023, Mr. Matthew Zinn, Matterport’s Chief Legal Officer, sent Mr. Gene Boxer, CoStar Group’s General Counsel, a draft mutual confidentiality agreement to facilitate discussions and the disclosure of information between Matterport and CoStar Group. The parties and their respective counsel negotiated, and the parties executed, a mutual confidentiality agreement on October 16, 2023. The confidentiality agreement contained customary “standstill” restrictions on CoStar Group with a customary “fall-away” provision that rendered the standstill inapplicable if Matterport were to enter into a definitive agreement to sell more than 50% of its capital stock and did not include a “don’t ask, don’t waive” provision.

On October 18, 2023, Matterport, CoStar Group’s respective senior management teams and CoStar Group’s financial advisor, J.P. Morgan Securities LLC (“J.P. Morgan”) held an all-day meeting, during which the parties discussed Matterport’s vision and strategy as a standalone business, potential synergies between the companies, how CoStar Group could accelerate Matterport’s growth, and how a business combination with Matterport could assist CoStar Group in achieving CoStar Group’s strategic objectives.

On October 20, 2023, Matterport’s Board met to receive a briefing from Mr. Pittman regarding the October 18 discussions between Matterport and CoStar Group executives.

On October 23 and October 30, 2023, at the direction of Matterport’s senior management, representatives of Qatalyst Partners spoke with J.P. Morgan. In those conversations, representatives of J.P. Morgan conveyed to Qatalyst Partners that CoStar Group would need to obtain additional diligence information from Matterport, including a financial model, in order to support a potentially improved CoStar Group proposal. On October 30, 2023, J.P. Morgan sent Qatalyst Partners a high-priority data request list. On November 1, 2023, Messrs. Pittman and Florance engaged in a discussion about the scope of diligence necessary for CoStar Group to submit a revised proposal to acquire Matterport. Subsequent to receiving the data request list and throughout November 2023, Matterport and CoStar Group executives, along with their respective financial advisors, engaged in additional discussions and evaluations regarding Matterport’s financial model and assumptions therein, as well as other due diligence matters.

On November 1, 2023, Messrs. Florance and Pittman discussed the status of CoStar Group’s due diligence. Mr. Pittman also informed Mr. Florance that Matterport had a regularly scheduled board meeting on November 9 and inquired as to whether CoStar Group would be providing a revised proposal prior to that date. Later that day, representatives of Qatalyst Partners contacted representatives of J.P. Morgan to reinforce Matterport’s desire to facilitate CoStar Group’s due diligence and receive an updated proposal prior to Matterport’s November 9 board meeting.

On November 3, 2023, Mr. Pittman contacted Mr. Florance by telephone to discuss the prioritization of due diligence requests and next steps with respect to the strategic discussions.

On November 6, 2023, members of CoStar Group management and representatives of J.P. Morgan requested that members of Matterport’s management and representatives of Qatalyst Partners facilitate a technology-focused due diligence call. This call took place by video conference the following day.

On November 8, 2023, Mr. Pittman contacted Mr. Florance to inquire as to whether CoStar Group would be delivering a revised acquisition offer in advance of the Matterport’s regularly scheduled board meeting set for November 9, 2023.

On November 9, 2023, at its regularly scheduled board meeting, Mr. Pittman provided an update on strategic discussions with CoStar Group. Mr. Pittman reported that since the last Board meeting on October 20, 2023, CoStar Group had conducted additional due diligence and the parties had engaged in additional discussions, but CoStar Group had not provided an updated proposal.

On November 14, 2023, representatives of Qatalyst Partners spoke by phone with representatives of J.P. Morgan to discuss the status and potential next steps with respect to the transaction, including the scope of additional due diligence requests that CoStar Group would need to conduct prior to forming a revised view on value. Over the next several days, the two companies engaged in additional due diligence discussions.

On November 28, 2023, Mr. Scott Wheeler, CoStar Group’s Chief Financial Officer, contacted Mr. Fay, Matterport’s Chief Financial Officer, to update him on the diligence process and indicated that Mr. Florance would contact Mr. Pittman the following week regarding CoStar Group’s valuation of Matterport.

On December 6, 2023, Messrs. Florance and Wheeler contacted Messrs. Pittman and Fay by telephone, and orally delivered an acquisition offer of $4.50 to $5.00 per share.

On December 12, 2023, in advance of CoStar Group’s regularly scheduled board meeting the next day, Mr. Pittman called Mr. Florance to inform him of Mr. Pittman’s belief that the Matterport Board might be willing to entertain a proposal of $6.85 per share. Subsequent to this conversation, Matterport management, with the assistance of Qatalyst Partners, prepared and conveyed to CoStar Group materials outlining potential value creation to CoStar Group resulting from the proposed transaction and supporting a potential $6.85 per share offer.

On December 20, 2023, Mr. Florance told Mr. Pittman in a telephone call that while he did not yet have approval from CoStar Group’s Board, he was willing to advocate for an acquisition price of $5.50 per share.

On January 4, 2024, Mr. Pittman called Mr. Florance and informed him that, based on the strategic value and the long-term prospects of Matterport’s business, Mr. Pittman would only be supportive of a price that was $6.00 per share or greater. On January 9, 2024, Mr. Florance called Mr. Pittman and told him that CoStar Group was still evaluating Matterport’s proposed range and that he did not yet have authorization to make a revised proposal.

On January 31, 2024, Messrs. Pittman and Florance met by video conference to continue the discussion on price. In that conversation, Mr. Florance made a verbal proposal of $5.50 per share, noting that it was CoStar Group’s best offer and the maximum price he was authorized to offer by the CoStar Group Board. The following day, in a special meeting of the Matterport Board with certain members of Matterport senior management, Mr. Pittman briefed the directors on the discussions with CoStar Group and its verbal offer of $5.50 per share.

Following the board meeting, under the instructions of the Matterport Board, Mr. Pittman called Mr. Florance on February 5, 2024 and informed him that Matterport would review CoStar Group’s latest proposal and asked that CoStar Group’s revised offer be tendered in writing. Mr. Pittman also advised that any proposed transaction would need to be completed without delay or interference to Matterport’s ongoing business operations and that the definitive agreements reflect balanced terms, certainty of closing and customary protections for Matterport, such as a reverse termination fee.

On February 7, 2024, Mr. Florance delivered to Mr. Pittman a non-binding written letter of intent setting forth CoStar Group’s revised proposal of $5.50 per share, subject to completion of due diligence, consisting of $2.75 per share in cash and $2.75 per share in CoStar Group Common Stock, and proposing to commit to include a reasonable and customary termination fee in the event antitrust approval is not obtained, a 45-day exclusivity period to complete its due diligence and finalize negotiation of definitive transaction documents, which CoStar Group could extend for an additional 21 days if the parties were working in good faith and there were no changes to the proposal’s key terms. At the Matterport Board’s direction, Matterport executives discussed the letter of intent with representatives of Foley and Qatalyst Partners.

On February 8, 2024, the Matterport Board held a special meeting with certain members of Matterport senior management and representatives of Foley and Qatalyst Partners to discuss CoStar Group’s February 7, 2024 proposal and discussed a possible response to CoStar Group’s written offer. Representatives of Foley discussed the legal aspects of the proposal, including expected regulatory review, and further reminded the Matterport Board of its fiduciary duties, and representatives of Qatalyst Partners made a presentation on certain aspects of CoStar Group’s February 7, 2024 proposal as well as certain matters related to Matterport’s standalone value and a potential combination with CoStar Group. Matterport’s directors engaged in a wide-ranging discussion, including the benefits and drawbacks of continuing as a standalone business, the competitive landscape, Matterport’s future prospects as a standalone entity and alternative strategic transactions that Matterport could pursue. In addition, the Matterport Board discussed with its advisors whether Qatalyst Partners should contact other potential bidders prior to granting exclusivity to CoStar Group and concluded that the risks of doing so, including the potential that Matterport’s consideration of a potential transaction might become known to the public, outweighed the potential benefits. The Matterport Board further indicated that it would be important to obtain significant protection regarding the value of the stock portion of the consideration and that CoStar Group should bear any regulatory risk associated with any antitrust approval and agree to a customary reverse termination fee. After the meeting, Matterport sent CoStar Group a marked-up version of CoStar Group’s letter of intent which included additional detail as to the valuation of the stock component of the consideration, including a floating exchange ratio, which would provide for the payment of a number of CoStar Group shares having a value at Closing of $2.75 per share. Matterport’s revisions to the letter of intent also specified that CoStar Group pay Matterport a termination fee equal to 6% of the equity value of the proposed transaction and that the topping fee payable by Matterport would be 3% of the equity value of the proposed transaction. Additionally, Matterport proposed that the exclusivity period be shortened to 30 days from the acceptance of the proposal and be extended only by mutual agreement for an additional 15 days.

On February 12, 2024, members of Matterport’s senior management, and members of CoStar Group senior management held several meetings by video conference to discuss the terms of the letter of intent. Later that day, J.P. Morgan and Qatalyst Partners held a video conference to discuss the terms of the letter of intent.

On February 14, 2024, prior to Matterport’s regularly scheduled board meeting that day, Mr. Pittman received from Mr. Florance a revised letter of intent in which, among other things, CoStar Group (i) accepted the 30-day exclusivity period, subject to the exclusivity period beginning on the date that the parties agreed Matterport had substantially provided certain diligence materials requested with the proposal and a potential 15 day extension which would be mutually agreed; (ii) proposed a symmetrical collar to the floating share exchange ratio at Closing that Matterport had proposed; and (iii) proposed a reverse termination fee by CoStar Group of $85 million, and a termination fee by Matterport of $50 million.

At the regularly scheduled board meeting on February 14, 2024, the Matterport Board, among other things, received an overview of Matterport’s results for its most recent fiscal year. The Matterport Board, Matterport’s senior management, and representatives of Qatalyst Partners and Foley further engaged in a discussion on the specific terms of CoStar Group’s revised offer – including the fact that the offer of $5.50 per share represented a premium of 143% to the closing price of Matterport Common Stock on February 13, 2024 and potential alternatives. Representatives of Foley also provided a review of the Matterport Board’s fiduciary duties under applicable law in connection with its review and consideration of any potential transaction involving Matterport. Representatives of Qatalyst Partners reviewed certain potential acquirors for Matterport, the merits and considerations for each, and the potential benefits and drawbacks of an outreach to other potential acquirors. Representatives of Qatalyst Partners discussed that the likelihood that any other potential acquiror would have the ability and interest in pursuing a transaction with Matterport at this time at a value commensurate with that contemplated by CoStar Group’s February 14, 2024 proposal was relatively low and that a leak could be detrimental to the current negotiations with CoStar Group. It was also noted that informing CoStar Group that Matterport was not engaging in discussions with other potential acquirors was consistent with previous statements that Matterport was not actively looking for a sale. Based on these discussions and other considerations, the Matterport Board determined that it should not engage in an outreach to other potential acquirors at that time, and approved the execution of the letter of intent, subject to clarifying the language of the exclusivity period such that it ended on a specified date, to be no longer than 45 days. Also on February 14, 2024, the Matterport Board executed an Action by Written Consent approving the execution of CoStar Group’s letter of intent, with one change to reflect a change to the exclusivity period.

On February 16, 2024, Matterport signed CoStar Group Group’s nonbinding (other than as to exclusivity) letter of intent with one revision to the exclusivity period, which was revised to provide for a termination on March 25, 2024, with an extension, subject to mutual agreement, by up to 15 days if CoStar Group was proceeding in good faith and confirms no changes to the key terms of its proposal. Under the letter, neither party was bound to consummate a transaction.

Beginning on February 21, 2024, CoStar Group and its outside counsel, Latham & Watkins LLP (“Latham”), conducted due diligence on Matterport through (i) extensive review of the virtual data room information provided pursuant to a diligence request list delivered by CoStar Group to Matterport on February 15, 2024, and (ii) discussions with Matterport representatives regarding business prospects, Matterport’s outstanding litigation, and other due diligence matters. The virtual data room was iteratively updated with additional due diligence information throughout the ensuing transaction negotiations.

On February 28, 2024, representatives of CoStar Group, including Mr. Florance, Frank Simuro, CoStar Group’s Chief Technology Officer, and Lisa Ruggles, CoStar Group’s Senior Vice President of Global Operations, and representatives of Matterport, including Mr. Pittman, Mr. Gausebeck, Mr. Remley, and Mr. Tulsi held in-person meetings at Foley’s offices to discuss certain due diligence matters, including Matterport’s presentation of information concerning its products, technology and service network. Over the following weeks, CoStar Group and Matterport engaged in confirmatory due diligence on each other.

On March 5, 2024, Latham sent Foley an initial draft of the Merger Agreement.

On March 7, 2024, Matterport’s Board and members of the management team met with representatives of Foley to review the initial draft of the Merger Agreement and each of the key issues in the draft. Among other things, the initial CoStar Group draft provided that the cash portion of the purchase price would be reduced by the potential exposure from pending lawsuits against Matterport in Delaware, with such reduction to be issued in the form of a contingent value right upon successful resolution of such matters. The Board noted the value of the contingent value right which would only be realized by Matterport stockholders to the extent that CoStar Group prevailed in the various litigations and would be reduced by the amount of actual losses suffered in such lawsuits.

On March 11, 2024, Messrs. Pittman and Zinn contacted Messrs. Wheeler and Boxer to discuss the issues in CoStar Group’s initial draft of the Merger Agreement. During their conversation, Matterport executives told CoStar Group that the signed letter of intent did not contemplate a contingent value right and Matterport’s position was that the price set forth in the signed letter of intent was $5.50 per share without any portion of the amount being contingent. Pending resolution of this issue, Matterport paused due diligence calls until CoStar Group could confirm that it would proceed without the contingent value right. Later that day, Qatalyst Partners contacted J.P. Morgan to reiterate that message.

On March 14, 2024, Messrs. Pittman and Florance held a teleconference, and Mr. Florance confirmed that CoStar Group would remove the concept of a contingent value right in the Merger Agreement and leaving the proposal at $5.50 per share. Matterport resumed its cooperation with CoStar Group on its due diligence of Matterport, and Matterport instructed Foley to prepare a revised draft of the Merger Agreement.

On March 17, 2024, a representative of Qatalyst Partners contacted representatives of J.P. Morgan to confirm whether CoStar Group remained on track to sign prior to March 25, 2024, the termination date of the exclusivity period. Representatives of J.P. Morgan communicated that given the pause of due diligence, it was likely that CoStar Group would need additional time to complete due diligence.

On March 18, 2024, Latham delivered an initial draft of a voting agreement to be entered into by certain stockholders. Latham and Foley continued to exchange drafts of the voting agreement over the following weeks, during which they had several telephonic meetings to discuss the terms of the draft voting agreement.

On March 19, 2024, Foley sent to Latham a revised draft of the Merger Agreement. Foley’s revised draft included, among other things, (i) a 30-day “go-shop” provision, with a reduced break-up fee of $25 million for termination resulting from alternative proposals that were submitted during the go-shop period, (ii) tax-efficient structuring of the transaction providing for guaranteed tax-free treatment of the stock consideration, (iii) more stringent regulatory covenants, (iv) a condition to Matterport’s obligation to close that CoStar Group not have experienced a material adverse effect, and (v) other changes related to Matterport Board’s ability to comply with its fiduciary obligations.

While CoStar Group and its representatives conducted due diligence related to Matterport, Matterport’s management, together with representatives of Foley and Qatalyst Partners, conducted due diligence as to certain matters related to CoStar Group. In addition to reviewing publicly available information, members of the Matterport management team and their advisors participated in due diligence sessions in which members of CoStar Group management team provided answers to questions presented by Matterport.

On March 21, 2024, CoStar Group requested that Matterport agree to extend the exclusivity period by 15 days.

On March 22, 2024, Matterport’s Board held a special meeting at which representatives of Qatalyst Partners and Foley were present. Mr. Pittman provided a status update on the parties’ diligence process, the negotiations with CoStar Group on the Merger Agreement and other transaction documents, including CoStar Group’s request to extend exclusivity and the anticipated transaction timeline. Mr. Pittman also summarized for Matterport’s Board the results of the due diligence meetings and investigation into CoStar Group. Representatives of Foley reminded the Matterport Board of its fiduciary duties. Then, representatives of Foley presented an update on the material terms of the Merger Agreement, including, among other things, (i) the merger consideration and tax treatment of CoStar Group shares received, (ii) the treatment of equity awards, (iii) the voting agreement that key executives and directors would be required to sign, (iv) interim operating covenants, (v) non-solicitation and “go-shop” provisions, (vi) consequences upon changes in Matterport Board’s recommendations, (vii) CoStar Group’s matching rights with respect to a superior proposal, (viii) Matterport’s request for a condition to Matterport’s obligations to close that CoStar Group not have experienced a material adverse effect, and (ix) termination rights and fees. Mr. Zinn, together with representatives of Foley, summarized Matterport and CoStar Group’s respective positions on the outstanding issues. The Board then discussed the potential compromises that Matterport and CoStar Group would need to make in order to reach agreement but reiterated the importance of the Matterport Board’s fiduciary duties. The Matterport Board further examined the due diligence and negotiations to date and authorized an extension of the exclusivity period for 15 days. Thereafter, representatives of Qatalyst Partners presented materials on the collar mechanics and sensitivity analysis illustrating how the collar could impact the value of the consideration under various CoStar Group Common Stock trading price scenarios.

In light of the on-going diligence and number of open issues in the Merger Agreement, on March 25, 2024, Matterport and CoStar Group agreed in writing to extend the exclusivity period through April 9, 2024.

On March 27, 2024, Latham sent a revised draft of the Merger Agreement to Foley. In that revised draft, among other things, CoStar Group (i) proposed a 5% symmetrical collar, with a midpoint price equal to the average of the volume weighted average prices (“VWAP”) of CoStar Group for the 10 consecutive trading days ending the trading day prior to the signing of the Merger Agreement, (ii) agreed to a tax-efficient structure only to the extent such structure would not result in CoStar Group issuing more consideration in CoStar Group Common Stock than as required pursuant to the aforementioned collar, (iii) reverted on certain non-solicitation and “go-shop” provisions, (iv) limited Matterport’s Board’s ability to consider non-financial factors of potential superior proposals, and (v) rejected Matterport’s request for a condition to Matterport’s obligation to close that CoStar Group not have experienced a material adverse effect.

On March 28, 2024, representatives of Latham and Foley had multiple calls to discuss the open issues in the draft Merger Agreement. In the negotiations, Latham and Foley, among other items, discussed the fiduciary exceptions to the “no-shop” and board recommendation covenants, Matterport’s interim operating covenants, and Matterport’s request for a condition to Matterport’s obligation to close that CoStar Group not have experienced a material adverse effect.

On March 29, 2024, Mr. Pittman contacted Messrs. Florance, Wheeler and Boxer with a summary of the material open items in the parties’ diligence process and transaction documents, along with target deadlines for each workstream. Mr. Pittman also separately contacted Mr. Florance to discuss the key issues in the Merger Agreement including, among other things, the collar mechanics and the non-solicitation provisions.

Late in the evening of March 29, 2024, Foley delivered to Latham a revised Merger Agreement. The revised draft proposed, among other changes, a wider 13% symmetrical collar and a midpoint price equal to the average of the VWAPs of CoStar Group for the 10 consecutive trading days ending on April 5, 2024. On March 31, 2024, Mr. Pittman emailed Messrs. Florance, Wheeler and Boxer with a proposed timeline for various pre-signing workstreams.

On April 1, 2024, representatives of Foley and Latham held a call to discuss (i) the 13% symmetrical collar, (ii) Matterport’s proposed language that CoStar Group refrain from undertaking any other acquisitions that would imperil regulatory review of the current transaction with Matterport and (iii) the definition of “Good Reason” in Matterport’s executive severance plan. On the evening of April 3, 2024, Latham sent to Foley a revised Merger Agreement, with revisions that addressed CoStar Group’s issues raised in the April 1 call between Foley and Latham. In Latham’s revised draft of the Merger Agreement, CoStar Group countered Matterport’s proposal of a 13% symmetrical collar with a narrower 10% symmetrical collar.

Along with the revised Merger Agreement, Latham also sent Foley a proposed term sheet to amend and restate the existing commercial agreement between Matterport and CoStar Group, noting that CoStar Group sought to finalize the updated commercial terms concurrently with the signing of the Merger Agreement. Additionally, CoStar Group proposed that all Matterport executive officers sign a “Good Reason” waiver, whereby such officers would acknowledge that any change in the officers’ titles, authority, reporting relationships and duties, solely due to Matterport becoming a division of CoStar Group as a result of the closing of the transaction, would not constitute “Good Reason” under Matterport’s executive severance plan.

On April 4, 2024, Qatalyst Partners provided Matterport with a conflicts disclosure letter, which confirmed the absence of any conflicts in Matterport’s engagement of Qatalyst Partners in connection with the proposed transaction with CoStar Group.

On April 5, 2024, the Matterport Board and representatives of Foley and Qatalyst Partners met to discuss the status of the transaction. Mr. Pittman and representatives of Foley updated the Matterport Board on recent events, in particular CoStar Group’s proposal relating to the commercial agreement and the “Good Reason” waiver. Mr. Pittman, together with representative of Foley, summarized the key outstanding items and the key terms of the revised Merger Agreement and other transaction documents, each of which had been shared with Matterport’s Board. The Matterport Board, together with representatives of Foley and Qatalyst Partners, engaged in a discussion of (i) certain matters related to Matterport’s standalone value and a potential combination with CoStar Group, (ii) the results of the due diligence conducted on CoStar Group and (iii) certain other terms of the transaction, including acceptance of the 10% collar but shortening the VWAP period to 5 consecutive trading days from 10 consecutive trading days.

After the Matterport Board meeting on April 5, 2024, negotiations ensued on each of the commercial agreement, the Good Reason waiver and the terms of a restrictive covenant agreement with certain executive officers of Matterport, which CoStar Group had proposed.

In the morning of April 8, 2024, Matterport’s Board met to review the status of the potential transaction. Members of Matterport’s senior management team and representatives of Foley and Qatalyst Partners were also present. Mr. Pittman provided an overview of the discussions with CoStar Group since the March 22, 2024 board meeting. Representatives of Foley provided an update on the status of the Merger Agreement and other transaction agreements, copies of which were each provided to the directors in advance of the meeting. The presentation led by representatives of Foley covered, among other items, certain updates to the Merger Agreement that have been made since the directors last reviewed a copy of the Merger Agreement, SEC and other regulatory filings required and potential timing scenarios, termination provisions, signing and closing conditions and the preparation for a special stockholders’ meeting necessary for a vote to approve the proposed transaction. Thereafter, representatives of Foley discussed the directors’ fiduciary duties and responsibilities and the steps to address any potential competing or superior proposals under the non-solicitation provisions of the draft Merger Agreement; and discussed that the value of the CoStar Group Common Stock at Closing could impact the tax free reorganization structure. In addition, Director Repo presented her conclusion, based on a review of key pleadings and discussions with Matterport counsel, that derivative claims recently filed by certain shareholders on behalf of Matterport had minimal value as an asset of Matterport, and were therefore immaterial in the context of the transaction as a whole. Following the discussion, representatives of Qatalyst Partners presented an extensive summary of the financial details of the proposed transaction.

On April 9, 2024, the exclusivity period expired, and Matterport and CoStar Group had not yet finalized the terms of certain of the transaction agreements, including the Merger Agreement. In the meantime, the parties continued negotiations on the commercial agreement.

On April 16, 2024, Messrs. Wheeler and Boxer informed Mr. Pittman of CoStar Group’s proposal to announce the transaction before the commencement of trading on April 22 in order to provide Matterport and CoStar Group sufficient time to align on the commercial terms, hold their respective board meetings and prepare for sequenced communications. Between April 16 and April 20, 2024, Foley and Latham addressed all remaining diligence items and finalized the drafts of the Merger Agreement and other transactions documents.

On April 17, 2024, the management teams of Matterport and CoStar Group, together with its respective financial advisors, met to discuss the companies’ preliminary quarterly financial results. In addition, members of Matterport’s management team who had been aware of the transaction agreed to sign the Good Reason waiver on the condition that it be amended to extend the coverage of the Matterport executive severance plan for two years following consummation of the transaction. In addition, Messrs. Pittman and Dave Gausebeck, Chief Scientific Officer of Matterport, agreed to enter into a five-year restrictive covenant agreement.

On April 19, 2024, Messrs. Pittman and Florance discussed the communications plan in respect of the announcement of the transaction.

On April 20, 2024, at a special meeting of the Matterport Board, at which members of Matterport’s senior management team and representatives of Foley and Qatalyst Partners were present, Mr. Pittman provided the directors with an overview of the discussions with CoStar Group since the last board meeting and a status update on the proposed transaction, including all critical open items, how each had been addressed, and the finalization of all definitive agreements relating to the transaction. Mr. Pittman also presented a summary of the commercial agreement with CoStar Group and drafts of the communication materials. Thereafter, representatives of Foley described the proposed final terms of the Merger Agreement, the voting agreement, the “Good Reason” waiver and other transaction documents, copies of which were provided to the directors in advance of the meeting (in execution form), together with detailed summaries thereof. Representatives of Foley again highlighted the material terms in the Merger Agreement, non-solicitation provision, operating covenants of Matterport, the termination provisions and the closing conditions. Then, representatives of Foley again reviewed the fiduciary duties of the directors, including the specifics of such duties in connection with consideration of approving the proposed Merger Agreement and the transactions contemplated thereby. The Matterport Board reviewed the management projections, as prepared by Matterport’s management team for use in its analysis (the “Management Projections”) with representatives of Qatalyst Partners (see the section entitled “Matterport Unaudited Prospective Financial Information” for a further discussion of the Management Projections), and then reviewed the Qatalyst Partners financial analysis materials, copies of which were provided to the directors prior to the meeting. After reviewing the foregoing, representatives of Qatalyst Partners then delivered to the Matterport Board Qatalyst Partners’ oral opinion, subsequently confirmed in Qatalyst Partners’ written opinion dated April 21, 2024, to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth in Qatalyst Partners’ written opinion, the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of the shares of Matterport Common Stock, was fair, from a financial point of view, to such Matterport holders, as more fully described in the section entitled “The Mergers—Opinion of Qatalyst Partners” beginning on page 52 and the full text of the written opinion of Qatalyst Partners which is attached as Annex B to this proxy statement/prospectus. The Matterport Board then conducted a final review of its findings regarding the proposed transaction with CoStar Group. Based on the foregoing and other factors and considerations, the Matterport Board unanimously (i) determined that the terms of the Merger Agreement and other transaction documents and the transactions contemplated thereby, including the proposed merger and the proposed merger consideration, were advisable, fair to, and in the best interests of, Matterport and its stockholders, (ii) approved the execution and delivery of the Merger Agreement by Matterport, the performance by Matterport of its covenants and other obligations thereunder and the consummation of the merger and other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the stockholders of Matterport adopt the Merger Agreement.

On Sunday, April 21, 2024, Matterport and CoStar Group executed the Merger Agreement. On April 22, 2024, Matterport and CoStar Group announced the transaction.

Matterport’s Reasons for the Mergers; Recommendations of the Matterport Board

At a special meeting held on April 20, 2024, the Matterport Board determined by unanimous vote that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, are fair to, and in the best interests of Matterport and its stockholders; approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers; and resolved to recommend that Matterport stockholders approve the transactions contemplated by the Merger Agreement, including the Mergers, and adopt the Merger Agreement. The Matterport Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Transaction Related Compensation Proposal, on an advisory, non-binding basis and “FOR” the Adjournment Proposal.

In evaluating the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, the Matterport Board consulted with management, its financial advisor and outside legal counsel. In recommending the stockholder vote in favor of the adoption of the Merger Agreement, the Matterport Board considered a variety of factors, including without limitation the following principal factors (not in any relative order of importance):

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historical information regarding (i) Matterport’s business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to Matterport Common Stock and (iii) market prices with respect to the industry participants and general market indices.

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current information regarding (i) Matterport’s business, prospects, financial conditions, operations, technology, products and services, management, competitive position and strategic business goals, objectives, (ii) general economic, industry and financial market conditions and (iii) opportunities and competitive factors within Matterport’s industry.

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the belief of the Matterport Board that the value offered to the Matterport stockholders pursuant to the Mergers is more favorable to the Matterport stockholders than the potential value from other alternatives reasonably available to Matterport, including remaining an independent public company and a standalone entity, after reviewing Matterport’s business, financial condition, results of operations, market trends, competitive landscape and execution risks, and discussions with Matterport’s management and advisors;

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the fact that the merger consideration represents an implied premium of approximately 216.1% over the Matterport Common Stock closing price on April 19, 2024, the last trading day before the Merger Agreement was announced, and a premium of 181.4% over the 20-day volume weighted average on the same date.

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the belief of the Matterport Board, based upon arm’s length negotiations resulting in CoStar Group’s submission of its final offer of $5.50 per share, that the price to be paid by CoStar Group was the highest price per share that CoStar Group was willing to pay for Matterport.

•	the belief that the potential synergies available to CoStar Group as a result of its proposed integration of Matterport were factored into its final offer of $5.50 per share.

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the fact that 50% of the merger consideration is expected to be paid in cash, and provides certainty, immediate value and liquidity to Matterport’s stockholders, enabling them to realize value for their interest in Matterport while eliminating, to a limited degree, business and execution risk inherent in Matterport’s business, including uncertainties and risks associated with operating as a standalone entity.

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the fact that 50% of the merger consideration will be paid in CoStar Group Common Stock, which allows Matterport’s stockholders to participate in future growth of CoStar Group and, indirectly, Matterport, including any potential appreciation that may be reflected of the combined company and to maintain liquidity should any Matterport’s stockholders choose not to retain its shares of CoStar Group Common Stock.

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the fact that, subject to certain limitations, the transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and taxation on the portion of the merger consideration paid in CoStar Group Common Stock may be deferred for U.S. federal income tax purposes.

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the fact that the Merger Agreement was the product of arm’s length negotiations, as well as the Matterport Board’s belief, based on these negotiations, that these were the most favorable terms to Matterport and its stockholders on which CoStar Group was willing to transact.

•	prior acquisitions of CoStar Group, the business reputation and capabilities of CoStar Group and its management, and the ability of CoStar Group to complete the Mergers.

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the likelihood that the Mergers will be consummated, based upon, among other things, the number of conditions to the Mergers, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and contractual commitments by CoStar Group to use its reasonable best efforts to obtain such regulatory approvals and the remedies available under the Merger Agreement to Matterport in the event of any breaches by CoStar Group.

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the oral opinion of Qatalyst Partners rendered to the Matterport Board on April 20, 2024, and subsequently confirmed in a written opinion, dated April 21, 2024, that as of the respective dates thereof, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in Qatalyst Partners’ written opinion, the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar or any affiliate of CoStar) was fair from a financial point of view to such holders, as more fully described under the section entitled “The Mergers—Opinion of Qatalyst Partners” beginning on page 52 and the full text of the written opinion of Qatalyst Partners, which is attached as Annex B to this proxy statement/prospectus; and

•	the terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:

•	the representations, warranties and covenants of Matterport in the Merger Agreement;

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the right, prior to receipt of the Requisite Stockholder Approval, for the Matterport Board to engage in negotiations and furnish information with regard to any competing proposal made by a third party that the Matterport Board determines in good faith, after consultation with Matterport’s outside legal counsel and financial advisor, constitutes or could reasonably expected to result in a superior proposal and the failure to take any of the foregoing actions would reasonably be inconsistent with the directors’ fiduciary duties to Matterport’s stockholders;

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the ability of Matterport Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the Merger Agreement in connection with the receipt of a superior proposal or the occurrence of an intervening event, if the Matterport Board determines in good faith, after consultation with Matterport’s outside legal counsel and financial advisor, that such competing proposal constitutes a superior proposal or failure to change its recommendation would reasonably be excepted to be inconsistent with the directors’ fiduciary duties to the Matterport stockholders;

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the right of Matterport Board, subject to a four-day period to negotiate with CoStar Group with regard to any adjustment or amendment to the Merger Agreement, to terminate the Merger Agreement to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, subject to payment of a termination fee;

•	the absence of a financing condition to CoStar Group’s obligation to consummate the Mergers;

•	the fact that the adoption of the Merger Agreement is not subject to the approval of CoStar Group’s stockholders;

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the fact that certain members of Matterport’s management team and Matterport Board, who will be receiving the same consideration as Matterport’s other stockholders in their capacity as Matterport stockholders, supported the transaction and agreed to enter into a voting agreement (the “Voting Agreement”) and the Matterport Common Stock beneficially owned by them in the aggregate represent approximately 15% of the outstanding shares of Matterport Common Stock, as of April 20, 2024;

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the fact that if the Mergers are not consummated under certain circumstances, as an alternative to specific performance under the Merger Agreement, CoStar Group will pay Matterport an $85 million reverse termination fee;

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the fact that the Mergers would be subject to the Requisite Stockholder Approval and that Matterport’s stockholders would be free to evaluate the Mergers and vote for or against the adoption of the Merger Agreement at the Special Meeting; and

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the availability of statutory appraisal rights to Matterport’s stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures applicable to appraisal rights under Section 252 of the DGCL.

The Matterport Board also considered a number of potentially negative factors in its deliberations concerning the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, including the following (not in any relative order of importance):

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the risk that the conditions to the consummation of the Mergers may not be satisfied (including the failure to obtain the required antitrust approvals) and, as a result, the possibility that the Mergers may not be completed in a timely manner or at all, even if the Merger Agreement is adopted by Matterport’s stockholders, and that any such delays could diver Matterport’s management attention and resources from the operations of Matterport’s business and increase expenses in attempts to complete the Mergers;

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the potential effect of the uncertainty of the proposed Mergers, regardless of whether the Mergers are completed, on Matterport’s employees, customers and other parties, including the negative impact on Matterport’s ability to attract, retain and motivate key employees and changes in Matterport’s existing business relationships with its customers, suppliers and other parties.

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the potential difficulties of integrating the businesses of Matterport and CoStar Group and the risk that all or some portion of the potential synergies might not be realized or might take longer to realize than expected.

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the restrictions on the conduct of Matterport’s business prior to the consummation of the Mergers under the Merger Agreement, including covenants that Matterport operate in the ordinary course of business and refrain from taking certain actions without CoStar Group’s consent, which could delay or prevent Matterport from undertaking business opportunities that may arise while the consummation of the Mergers is pending and otherwise limit Matterport’s operations prior to the Closing.

•	the restrictions in the Merger Agreement on soliciting competing proposals to acquire Matterport from the date of the Merger Agreement.

•

the restrictions in the Merger Agreement on Matterport’s ability to terminate the Merger Agreement in connection with the receipt of a superior proposal, including the fact that the Matterport Board must (i) provide four days’ written notice to CoStar Group of its intention to make an adverse change to its recommendation with respect to the Mergers in order to provide CoStar Group with an opportunity to match a superior proposal and (ii) if requested by CoStar Group, negotiate in good faith with CoStar Group during such period, and the discouraging effect this may have on potential bidders;

•

that Matterport may be required to pay CoStar Group a $50 million termination fee under certain circumstances after the date of the Merger Agreement, including if Matterport’s stockholders do not vote to approve the Mergers and Matterport receives a superior proposal.

•

the potential effect of the termination fee to deter other potential bidders from making a competing proposal for Matterport and the impact of the termination fee on Matterport’s ability to engage in another transaction for twelve months if the Merger Agreement is terminated in certain circumstances.

•

the fact that the Voting Agreement only terminates upon a termination of the Merger Agreement and not upon an adverse change of the Matterport Board’s recommendation in favor of the adoption of the Merger Agreement and the Mergers.

•	the tax treatment of any gains arising from the receipt of the merger consideration, which would generally be taxable to Matterport’s stockholders for U.S. federal income tax purposes.

•

the fact that if the Mergers are completed, Matterport will no longer be a standalone public company and Matterport’s stockholders will not participate in any potential future earnings or growth of Matterport and forgo any appreciation in its value as a standalone public company; and

•

the fact that the value of CoStar Group Common Stock will fluctuate depending on its performance prior to the Closing and that Matterport is not permitted to terminate the Merger Agreement solely because of the decline in the trading price of CoStar Group Common Stock.

In the judgment of the Matterport Board, however, the potential benefits of the Mergers discussed above outweighed these potential risks.

The foregoing discussion is not intended to be an exhaustive list of the information and considered by the Matterport Board in its consideration of the Mergers but includes the material positive factors and material negative factors considered by the Matterport Board in that regard. In view of the number and variety of factors, the amount of information considered and the complexity of these matters, Matterport Board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered. Individual members of the Matterport Board may have given different weights to different factors. The Matterport Board considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its unanimous determination.

In considering the Matterport Board’s recommendation to adopt the Merger Agreement, Matterport’s stockholders should be aware that the executive officers and directors of Matterport have certain interests in the Mergers that may be different from, or in addition to, the interests of Matterport’s stockholders generally, as more fully described below under the section captioned section titled “The Mergers—Interests of Matterport Directors and Executive Officers in the Mergers.” The Matterport Board was aware of these interests and considered them when adopting the Merger Agreement and recommending that Matterport stockholders vote to adopt the Merger Agreement.

Opinion of Matterport’s Financial Advisor

Opinion of Qatalyst Partners

Matterport retained Qatalyst Partners to act as its financial advisor in connection with the Mergers and to evaluate whether the merger consideration to be received pursuant to, and in accordance with, the terms of the

Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group) was fair, from a financial point of view, to such holders. Matterport selected Qatalyst Partners to act as Matterport’s financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of Matterport and the industry in which it operates. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement/prospectus. At the meeting of the Matterport Board on April 20, 2024, Qatalyst Partners rendered to the Matterport Board its oral opinion, which was confirmed by delivery of a written opinion dated April 21, 2024, to the effect that, as of such date and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group) was fair, from a financial point of view, to such holders.

The full text of Qatalyst Partners’ written opinion, dated April 21, 2024, is attached hereto as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of Matterport Common Stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Matterport Board and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group), to such holders, and it does not address any other aspect of the Mergers. It does not constitute a recommendation as to how any holder of shares of Matterport Common Stock should vote with respect to the Merger Proposal or any other matter and does not in any manner address the price at which Matterport Common Stock will trade or otherwise be transferable at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Qatalyst Partners reviewed the Merger Agreement, certain related documents and certain publicly available financial statements of Matterport and CoStar Group and other business and financial information of Matterport and CoStar Group. Qatalyst Partners also reviewed certain forward-looking information relating to Matterport prepared by the management of Matterport, including financial projections and operating data of Matterport described in the section below entitled “The Mergers—Matterport Unaudited Prospective Financial Information.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of Matterport and CoStar Group with senior management of Matterport and CoStar Group, respectively. Qatalyst Partners also reviewed the historical market prices and trading activity for Matterport Common Stock and CoStar Group Common Stock and compared the financial performance of Matterport and CoStar Group and the prices and trading activity of Matterport Common Stock and CoStar Group Common Stock with that of certain other selected publicly traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Matterport and CoStar Group. With respect to the Management Projections, Qatalyst Partners was advised by the management of Matterport, and Qatalyst Partners assumed based on discussions with the management of Matterport and the Matterport Board, that the Management Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Matterport of the future financial performance of Matterport and other matters covered thereby. Qatalyst Partners expressed no view as to the Management Projections or the assumptions on which they were based. Qatalyst Partners assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay and with no adjustment to the merger consideration. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the Mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Matterport, CoStar Group or the contemplated benefits expected to be derived in the Mergers. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Matterport or CoStar Group or their respective affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of Matterport as to the existing and future technology and products of Matterport and the risks associated with such technology and products. In arriving at its opinion, Qatalyst Partners was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Matterport. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of Matterport to engage in the Mergers, or the relative merits of the Mergers as compared to any strategic alternatives that may be available to Matterport. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Matterport or CoStar Group or any of their respective affiliates, or any class of such persons, relative to such consideration.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated April 21, 2024. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized, among other things, the Management Projections, described in the section below entitled “The Mergers—Matterport Unaudited Prospective Financial Information” and third-party research analyst consensus estimates as of April 19, 2024 (the “Street Estimates”). Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Matterport Common Stock as of December 31, 2023 (which, at the time of such analysis, was the end of Matterport’s most recent publicly reported fiscal quarter and most recent publicly reported balance sheet) with respect to the Management Projections by:

•	adding:

(a)

the implied net present value of the estimated future unlevered free cash flows (the “UFCF”) of Matterport, based on the Management Projections for the calendar year 2024 through calendar year 2032 (which implied present value was calculated using a range of discount rates of 14.5% to 21.5%, based on an estimated weighted average cost of capital for Matterport);

(b)	the implied net present value of a corresponding terminal value of Matterport, calculated by multiplying Matterport’s estimated UFCF in fiscal year 2033 of approximately $309 million, based on Management Projections, by a range of fully diluted enterprise value to next-twelve-months’ estimated UFCF multiples of 22.0x to 32.0x (which were chosen based on Qatalyst Partners’ professional judgment and experience), and discounted to present value using the same range of discount rates used in item (a) above; and

(c)	the cash and cash equivalents of Matterport as of December 31, 2023, as based on Matterport financial statements filed with the SEC by Matterport on February 27, 2024.

•

dividing the resulting amount by the number of fully diluted shares of Matterport Common Stock outstanding (calculated using the treasury stock method, taking into account the Matterport Equity Awards as of April 17, 2024), as provided by management of Matterport, with each of the above-referenced estimated future UFCFs and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through the applicable period (approximately 33% cumulative dilution through the applicable period) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by management of Matterport.

Based on the calculations set forth above, this analysis implied a range of values for Matterport Common Stock of approximately $4.13 to $8.01 per share.

Selected Companies Analysis

Qatalyst Partners reviewed and compared selected financial information and public market multiples for Matterport with publicly available financial information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to Matterport, have a similar business model, have similar financial performance or have other relevant or similar characteristics.

Based upon third-party research analyst consensus estimates as of April 19, 2024 and using the closing prices as of April 19, 2024 for shares of the selected companies, Qatalyst Partners calculated, among other things, the fully diluted enterprise value divided by (i) the estimated consensus revenue for calendar year 2024 (the “CY2024E revenue multiples”) and (ii) the estimated consensus revenue for calendar year 2025 (the “CY2025E revenue multiples”), for each of the selected companies, as shown below:

Selected Internet of Things	CY2024E Revenue Multiple	CY2025E Revenue Multiple
Cognex Corp.	6.6x	5.8x
Planet Labs PBC	1.0x	1.0x
Spire Global, Inc.	2.3x	1.8x
Trimble Inc.	4.8x	4.6x

Selected Real Estate	CY2024E Revenue Multiple	CY2025E Revenue Multiple
AppFolio, Inc.	9.8x	8.1x
CoStar Group Group, Inc.	11.1x	9.5x
Procore Technologies, Inc.	9.1x	7.6x

Selected 3D / Metaverse	CY2024E Revenue Multiple	CY2025E Revenue Multiple
Adobe Inc.	9.9x	8.9x
Autodesk, Inc.	8.0x	7.2x
Roblox Corp.	5.4x	4.6x
Unity Software Inc.	6.1x	5.5x

Selected SPAC Presentation Companies	CY2024E Revenue Multiple	CY2025E Revenue Multiple
Appian Corp.	4.3x	3.8x

Selected SPAC Presentation Companies	CY2024E Revenue Multiple	CY2025E Revenue Multiple
DocuSign Inc.	4.0x	3.8x
Elastic N.V.	7.2x	6.1x
MongoDB, Inc.	12.7x	10.5x

Based on an analysis of the CY2024E revenue multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 1.5x to 6.0x. Qatalyst Partners then applied this range to the Matterport’s revenue estimates for calendar year 2024, based on each of the Management Projections and the Street Estimates.

Based on an analysis of the CY2025E revenue multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 1.5x to 5.5x. Qatalyst Partners then applied this range to the Matterport’s revenue estimates for calendar year 2025, based on each of the Management Projections and the Street Estimates.

Based on the fully diluted shares of Matterport Common Stock outstanding as of April 17, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), this analysis implied a range of values for Matterport Common Stock as follows:

Public Trading Multiples	Implied Value per Share Range of Matterport Common Stock ($)
Enterprise Value / CY2024E Revenue Multiple
Management Projections	$1.93-$4.20
Street Estimates	$1.87-$3.98
Enterprise Value / CY2025E Revenue Multiple
Management Projections	$2.12-$4.63
Street Estimates	$1.97-$4.09

No company included in the selected companies analysis is identical to Matterport. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Matterport, such as the impact of competition on Matterport’s business or the industry in general, industry growth and the absence of any material adverse change in Matterport’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared 74 selected public company transactions, including transactions involving companies participating in similar lines of business to Matterport or with similar business models, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (a) the implied fully diluted enterprise value of the target company as a multiple of the actual revenue from the last completed twelve-months of such target company (the “LTM Revenue Multiples”) and (b) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months’ revenue of such target company (the “NTM Revenue Multiples”).

Announcement Date	Target	Acquiror	LTM Revenue Multiples	NTM Revenue Multiples
04/08/24	Model N, Inc.	Vista Equity Partners	5.0x	4.8x
03/01/24	Everbridge, Inc.	Thoma Bravo, L.P.	4.0x	3.9x
02/15/24	Altium Ltd.	Renesas Electronics Corporation	20.4x	16.4x
01/16/24	Ansys, Inc.	Synopsys, Inc.	16.1x	14.5x
12/18/23	Alteryx, Inc.	Clearlake Capital Group, L.P. and Insight Partners	4.7x	4.2x
10/23/23	EngageSmart, Inc.	Vista Enquiry Partners	10.6x	8.8x
09/21/23	Splunk Inc.	Cisco Systems, Inc.	7.7x	7.1x
08/09/23	Avid Technology, Inc.	Symphony Technology Group	3.3x	3.0x
07/31/23	New Relic, Inc.	Francisco Partners Management LLC and TPG	6.4x	5.8x
05/04/23	Software AG	Silver Lake Partners LP	2.8x	2.6x
03/14/23	Cvent, Corp.	Blackstone Inc.	7.6x	6.5x
03/13/23	Qualtrics International Inc.	Canada Pension Plan Investment Board and Silver Lake Partners LP	8.0x	7.1x
03/13/23	Momentive Global Inc.	STG Partners LLC	3.1x	3.0x
02/09/23	Sumo Logic, Inc.	Francisco Partners Management LLC	4.9x	4.2x
01/09/23	Duck Creek Technologies, Inc.	Vista Equity Partners	7.7x	7.0x
12/12/22	Coupa Software Incorporated	Thoma Bravo, L.P.	9.8x	8.4x
10/27/22	UserTesting, Inc.	Thoma Bravo, L.P.	6.2x	5.3x
10/11/22	ForgeRock, Inc.	Thoma Bravo, L.P.	10.5x	8.4x
09/28/22	BTRS Holdings Inc. (Billtrust)	EQT	9.7x	7.9x
08/08/22	Avalara, Inc.	Vista Equity Partners	10.7x	8.8x
08/03/22	Ping Identity Holding Corp.	Thoma Bravo, L.P.	8.9x	8.0x
06/24/22	Zendesk, Inc.	Hellman & Friedman LLC and Permira	6.8x	5.4x
06/06/22	Anaplan, Inc.	Thoma Bravo, L.P.	16.0x	12.8x
04/11/22	Datto Holding Corp.	Kaseya and Insight Partners	9.7x	8.3x
04/11/22	SailPoint Technologies Holdings, Inc.	Thoma Bravo L.P.	15.7x	13.3x
04/07/22	CDK Global, Inc.	Brookfield Business Partners L.P.	4.7x	4.5x
01/31/22	Citrix Systems, Inc.	Evergreen Coast and Vista Equity Partners	5.2x	5.1x
12/07/21	Mimecast Limited	Permira	10.0x	8.8x

12/01/21	Blue Prism Group plc	SS&C Technologies Holdings, Inc.	7.2x	5.8x
08/19/21	Inovalon Holding, Inc.	Nordic Capital	10.0x	8.8x
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	6.3x	5.9x
07/26/21	Medallia, Inc.	Thoma Bravo, L.P.	13.0x	10.8x
06/28/21	QAD Inc.	Thoma Bravo, L.P.	5.8x	5.3x
06/01/21	Cloudera, Inc.	Clayton, Dubilier & Rice, LLC, KKR & Co. L.P.	5.5x	5.2x
04/26/21	Proofpoint, Inc.	Thoma Bravo, L.P.	10.8x	9.4x
03/10/21	Talend S.A.	Thoma Bravo, L.P.	8.5x	7.4x
03/08/21	Pluralsight, Inc.	Vista Equity Partners	9.8x	8.4x
12/21/20	RealPage, Inc.	Thoma Bravo, L.P.	9.1x	8.2x
12/01/20	Slack Technologies, Inc.	Salesforce.com, Inc.	37.4x	29.0x
11/02/20	Endurance International Group Holdings, Inc.	Clearlake Capital Group, L.P.	2.7x	2.6x
07/15/20	Forescout Technologies, Inc.	Advent International Corporation	4.8x	4.5x
12/17/19	LogMeIn, Inc.	Francisco Partners Management LLC	3.5x	3.4x
12/04/19	Instructure, Inc.	Thoma Bravo, LLC	7.7x	6.5x
11/11/19	Carbonite, Inc.	Open Text Corporation	2.8x	2.7x
10/22/19	Cision Ltd.	Platinum Equity, LLC	3.8x	3.5x
10/14/19	Sophos Ltd.	Thoma Bravo, LLC	5.5x	5.0x
08/22/19	Pivotal Software, Inc.	VMWare LLC	3.9x	3.4x
08/22/19	Carbon Black, Inc.	VMWare LLC	9.2x	8.0x
06/12/19	Medidata Solutions, Inc.	Dassault Systèmes SA	8.8x	7.5x
06/10/19	Tableau Software, Inc.	Salesforce.com, Inc.	13.2x	10.9x
02/12/19	Ellie Mae, Inc.	Thoma Bravo, LLC	7.0x	6.8x
02/04/19	The Ultimate Software Group, Inc.	Investor Group (Hellman & Friedman)	10.0x	8.4x
12/24/18	MINDBODY, Inc.	Vista Equity Partners	7.8x	6.7x
12/23/18	MYOB Group Ltd.	KKR & Co	5.4x	4.9x
11/11/18	athenahealth, Inc.	Veritas Capital & Elliott Management	4.3x	3.9x
11/11/18	Apptio, Inc.	Vista Equity Partners	8.1x	7.0x
10/28/18	Red Hat, Inc.	International Business Machines Corporation	10.8x	9.3x
10/15/18	SendGrid, Inc.	Twilio Inc.	14.3x	11.5x
10/10/18	Imperva, Inc.	Thoma Bravo, LLC	5.4x	5.1x
10/03/18	Hortonworks, Inc.	Cloudera, Inc.	6.4x	5.3x
08/06/18	Web.com Group, Inc.	Siris Capital Group, LLC	2.8x	2.8x
03/06/18	CommerceHub, Inc.	GTCR LLC and Sycamore Partners	9.4x	8.6x
01/29/18	Callidus Software Inc.	SAP AG	9.8x	8.3x
12/17/17	Aconex Ltd.	Oracle Corp.	9.4x	8.1x
11/27/17	Barracuda Networks, Inc.	Thoma Bravo, LLC	3.8x	3.6x
10/23/17	BroadSoft, Inc.	Cisco Systems, Inc.	5.3x	4.6x
08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc. (Permira)	3.4x	3.2x
08/01/16	Fleetmatics Group PLC	Verizon	7.6x	6.3x
06/13/16	LinkedIn Corporation	Microsoft	8.1x	6.7x
06/02/16	Qlik Technologies Inc.	Thoma Bravo, L.P.	4.1x	3.6x

06/01/16	Demandware, Inc.	Salseforce.com, Inc.	11.2x	8.9x
05/31/16	Marketo, Inc.	Vista Equity Partners	7.5x	5.9x
05/18/16	inContact, Inc.	NICE-Systems Ltd.	4.2x	3.6x
04/18/16	Cvent Holding Corp.	Vista Equity Partners Management LLC	8.0x	6.5x

Based on the analysis of the LTM Revenue Multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 4.9x to 9.8x, then applied this range to Matterport’s last twelve-months’ revenue (calculated for the twelve-month period ending on December 31, 2023) based on Matterport financial statements filed with the SEC by Matterport on February 27, 2024. Based on the fully diluted shares of Matterport Common Stock outstanding as of April 17, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of Matterport, this analysis implied a range of values for Matterport Common Stock of approximately $3.24 to $5.27 per share.

Based on the analysis of the NTM Revenue Multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 4.6x to 8.4x, then applied this range to Matterport’s estimated next-twelve-months’ revenues (calculated for the twelve-month period ending on December 31, 2024) based on Street Estimates. Based on the fully diluted shares of Matterport Common Stock outstanding as of April 17, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of Matterport, this analysis implied a range of values for Matterport Common Stock of approximately $3.31 to $5.10 per share.

No company or transaction utilized in the selected transactions analysis is identical to Matterport or the Mergers. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Matterport’s control, such as the impact of competition on Matterport’s business or the industry generally, industry growth and the absence of any material adverse change in Matterport’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected transactional data. Because of the unique circumstances of each of these transactions and the Mergers, Qatalyst Partners cautioned against placing undue reliance on this information.

Miscellaneous

In connection with the review of the Mergers by the Matterport Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of Matterport. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Matterport. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group), to such holders. These analyses do not purport to be appraisals or to reflect the price at which Matterport Common Stock might actually trade or otherwise be transferable at any time.

Qatalyst Partners’ opinion and its presentation to the Matterport Board was one of many factors considered by the Matterport Board in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Matterport Board with respect to the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Matterport Common Stock (other than CoStar Group or any affiliate of CoStar Group) or of whether the Matterport Board would have been willing to agree to different consideration. The merger consideration payable in the Mergers was determined through arm’s-length negotiations between Matterport and CoStar Group and was approved by the Matterport Board. Qatalyst Partners provided advice to Matterport during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to Matterport or that any specific consideration constituted the only appropriate consideration for the Mergers.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions and may trade or otherwise effect transactions in debt or equity securities or loans of Matterport, CoStar Group or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Matterport or CoStar Group pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Matterport or CoStar Group or their respective affiliates for which Qatalyst Partners would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided Matterport with financial advisory services in connection with the Mergers for which it will be paid an aggregate amount currently estimated at approximately $36 million, $250,000 of which was payable upon the execution of the engagement letter, $4 million of which was payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the completion of the Mergers. Matterport has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Matterport has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

Matterport Unaudited Prospective Financial Information

Matterport does not as a matter of course make public forecasts or projections as to future revenues, operating income or other results. However, Matterport’s management regularly prepares and reviews with the Matterport Board its strategic and operating plans. In connection with Matterport’s strategic planning and budgeting process, Matterport’s management reviewed with the Matterport Board the Management Projections, consisting of certain unaudited prospective financial information of Matterport for the fiscal years 2024 through 2033, as prepared and used as described below. Matterport prepared the Management Projections and provided them to Qatalyst Partners and instructed Qatalyst Partners to use the Management Projections in connection with Qatalyst Partners’ evaluations of the Mergers and rendering of the fairness opinion in connection with the Mergers (as described in more detail in the section entitled “The Mergers—Opinion of Qatalyst Partners”).

The Management Projections were provided on a confidential basis to CoStar Group’s management and financial advisors in the due diligence process. The inclusion of the Management Projections in this proxy statement/prospectus should not be regarded as an indication that any of CoStar Group, Matterport or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or material information, and, in fact, Matterport views the Management Projections as non-material because of the inherent risks and uncertainties associated with such forecasts. The Projections included in this proxy statement/prospectus are presented solely to give Matterport stockholders access to the information that was provided to Matterport’s financial advisor and made available to CoStar Group and CoStar Group’s financial advisors. The Management Projections included in this document have been prepared by, and are the responsibility of, Matterport, Inc.’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to Matterport, Inc.’s previously issued financial statements. It does not extend to the Management Projections and should not be read to do so.

The Management Projections were developed through Matterport’s customary strategic planning and budgeting process utilizing reasonable available estimates and judgments at the time of their preparation. The Management Projections were developed on a stand-alone basis without giving effect to the Mergers, and therefore the Management Projections do not give effect to the transaction or any changes to Matterport’s operations or strategy that may be implemented after the consummation of the Mergers, including potential synergies that may be realized as a result of the transaction, or to any costs incurred in connection with the transaction. Furthermore, the Management Projections do not take into account the effect of any failure of the transaction to be completed and should not be viewed as relevant or continuing in that context.

Matterport does not intend to update or otherwise revise the Management Projections to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions even in the event that any or all of the underlying assumptions may have changed.

The Management Projections are not included in this proxy statement/prospectus in order to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the Mergers or otherwise. For the reasons described above, readers of this proxy statement/prospectus are cautioned not to place undue, if any, reliance on the Management Projections. Matterport has not made any representation in the Merger Agreement concerning the Management Projections.

Subject to the following qualifications, the following is a summary of the Management Projections of Matterport:

(in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$190	$236	$295	$368	$454	$558	$688	$851	$1,057	$1,311
Non-GAAP Gross Profit(1)	$110	$141	$183	$233	$293	$371	$470	$597	$760	$963
Non-GAAP Gross Profit Margin(2)	58%	60%	62%	63%	65%	66%	68%	70%	72%	73%
Unlevered Free Cash Flow(3)	($33)	($8)	$11	$39	$62	$101	$151	$164	$216	$309

(1)	Matterport defines Non-GAAP Gross Profit as GAAP gross profit adjusted to exclude stock-based compensation expense and the employer payroll taxes related to stock-based compensation awards.
(2)	Matterport defines Non-GAAP Gross Profit Margin as Non-GAAP Gross Profit divided by GAAP revenue.
(3)

Matterport defines Unlevered Free Cash Flow as GAAP operating income adjusted to exclude stock-based compensation-related charges, amortization of acquired intangible assets, acquisition-related transaction costs, depreciation minus cash taxes, capitalized software expense, and investment in working capital.

The principal assumptions reflected in the Management Projections include:

•	Matterport continuing to drive a progressive business model transition by growing its subscription revenue faster than services and product revenue

•	Subscriber growth rates remaining at or ahead of the current pace, fueled by Matterport Property Intelligence and continued launching of new product offerings on the platform

•

Expanding Gross Margin primarily attributable to the majority of revenue coming from subscription in the overall revenue mix and the impact from the certain lower margin hardware products being reduced

•

Generating positive operating cash flow in fiscal year 2024 and increasing free cash flow year-over-year thereafter, collectively related to subscription revenue expansion, gross profit margin improvements, and overall operational investments and expense normalization.

Important Information About the Matterport Forecasts

The Management Projections were not prepared with a view toward public disclosure or toward complying with GAAP, nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Management Projections were approved by Matterport for the use by its financial advisor in connection with its opinion and were relied upon by the Matterport Board in connection with its consideration of the Mergers and the transaction consideration. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Qatalyst Partners or to the Matterport Board in connection with a proposed business combination like the Mergers if the disclosure is included in a document like this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not relied upon by Qatalyst Partners for purposes of its opinion or by the Matterport Board in connection with its consideration of the Merger Agreement, the Mergers and the transaction consideration. Accordingly, Matterport has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. In addition, the Management Projections were not prepared with a view towards complying with GAAP. The Management Projections may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Mergers.

While the Management Projections are presented with numerical specificity, the Management Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond Matterport management’s control. Further, given that the Management Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. Important factors that may affect actual results and may result in such projections not being achieved include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Mergers, or the failure to satisfy other conditions to completion of the Mergers, including that a governmental entity may prohibit, delay or refuse to grant approval for the completion of the Mergers, and risks and uncertainties pertaining to our business, including the risks and uncertainties detailed in our public periodic filings with the SEC. In addition, the ability to achieve the Management Projections may depend on, in part, whether or not the strategic goals, objectives and targets are reached over the applicable period. The assumptions upon which the Management Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Matterport operates, and the risks and uncertainties described in the section “Risk Factors” and Item IA of Matterport’s Annual Report on Form 10-K for the year ended December 31, 2023, all of which are difficult or impossible to predict accurately and many of which are beyond Matterport’s control. The Management Projections also reflect assumptions by Matterport management that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Matterport business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when such projections were prepared.

Interests of Matterport Directors and Executive Officers in the Mergers

In considering the recommendations of the Matterport Board with respect to the Mergers, Matterport stockholders should be aware that the directors and executive officers of Matterport have certain interests in the

Mergers, including financial interests, which may be different from or in addition to those of Matterport stockholders generally. The Matterport Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. Please see “The Mergers—Matterport’s Reasons for the Mergers; Recommendations of the Matterport Board.” These interests are summarized below. As used below, each reference to an executive officer of Matterport refers to an individual who has served as an executive officer of Matterport at any time since the beginning of Matterport’s previous fiscal year.

Executive Officers

For the purpose of this disclosure, Matterport’s current “named executive officers” (determined in accordance with SEC rules) are:

•	R.J. Pittman, Chief Executive Officer

•	James D. Fay, Chief Financial Officer

•	Jay Remley, Chief Revenue Officer

•	Japjit Tulsi, Chief Technology Officer

•	Matthew Zinn, Chief Legal Officer

Matterport’s current executive officers include the named executive officers identified above as well as Peter Presunka, Chief Accounting Officer. The current non-employee directors include Mike (Gus) Gustafson, Jason Krikorian, Peter Hebert and Susan Repo.

Continuing Employment with Matterport

It is currently expected that the executive officers of Matterport will continue their employment with Matterport following the Closing on substantially comparable terms and conditions as in existence immediately prior to the First Effective Time, until successors are duly elected or appointed and qualified.

Mergers-Related Compensation for Matterport’s Named Executive Officers

Matterport’s named executive officers (a) are Matterport stockholders and will receive merger consideration in such capacities as a result of the Mergers, (b) are holders of Matterport Options and Matterport RSUs and will receive equivalent replacement awards with respect to CoStar Group Common Stock in such capacities as a result of the Mergers as described herein, (c) may receive cash and other severance benefits, in each case in connection with certain terminations of employment that could occur prior to or after Closing as described below, and (d) may receive new equity awards following the Mergers granted under CoStar Group’s equity incentive plans.

This section sets forth information required by Item 402(t) of Regulation S-K regarding the compensation for each of Matterport’s named executive officers that is based on or otherwise related to the Mergers and that will or may become payable to the named executive officer at the completion of the Mergers or on a qualifying termination of employment upon or following the consummation of the Mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules.

The following table assumes:

•	the Closing occurs on May 14, 2024 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•	the number of unvested Matterport Equity Awards held by the named executive officers is as of May 14, 2024;

•

the employment of each named executive officer will terminate immediately following the Closing without cause or due to resignation for good reason, entitling the named executive officer to the benefits provided under the Executive Severance Plan;

•

the value of a share of Matterport Common Stock is (for purposes of this table) based on the average market closing price over the first five business days following the first public announcement of the transaction; and

•	each named executive officer’s base salary rate and annual target bonus remain unchanged from that in effect as of the date of this filing:

GOLDEN PARACHUTE COMPENSATION

Name	Cash ($)		Equity ($)(3)	Perquisites/ Benefits ($)		Total ($)(6)
R.J. Pittman	$1,368,650	(1)	$24,032,242	$57,425	(4)	$25,458,317
James D. Fay	$727,178	(2)	$9,611,611	$39,717	(5)	$10,378,507
Jay Remley	$742,400	(2)	$7,358,857	$38,283	(5)	$8,139,541
Japjit Tulsi	$553,725	(2)	$5,795,177	$29,421	(5)	$6,378,323
Matthew Zinn	$627,188	(2)	$8,778,391	$38,283	(5)	$9,443,862

(1)

For Matterport’s CEO, represents the value of (i) 18 months of the executive’s base salary, (ii) any earned but unpaid cash performance bonus for any applicable performance period ending immediately prior to the performance period ongoing during which the date of termination occurs, and (iii) an amount equal to 150% of the participant’s target annualized cash bonus opportunity for the year in which the termination date occurs.

(2)

For all other named executive officers, represents the value of (i) 12 months of the executive’s base salary, (ii) any earned but unpaid cash performance bonus for any applicable performance period ending immediately prior to the performance period ongoing during which the date of termination occurs, (iii) an amount equal to 100% of the participant’s target annualized cash bonus opportunity for the year in which the termination date occurs.

(3)	Represents the value of unvested equity awards accelerated at the time of a change in control held by the participant following the event of a CIC Termination (as defined below).
(4)

For Matterport’s CEO, represents the value of payment of COBRA premiums, or, if eligible, participant contributions under our group health plans, for the participant and eligible dependents for 18 months following the date of termination.

(5)

For all other named executive officers, represents the value of payment of COBRA premiums, or, if eligible, participant contributions under our group health plans, for the participant and eligible dependents for 12 months following the date of termination.

Treatment of Matterport Equity Awards held by Executive Officers

At the First Effective Time, each Matterport Option (whether or not vested) that is outstanding immediately prior to the First Effective Time, other than each Matterport Option that is held by an individual who, as of immediately prior to the Closing, is no longer an employee or other service provider to Matterport or any Matterport subsidiary will automatically and without any required action on the part of CoStar Group, Matterport or the holder thereof, be converted into an option to acquire CoStar Group Common Stock with respect to that number of shares of CoStar Group Common Stock that is equal to the product of (i) the number of shares of Matterport Common Stock subject to such Matterport Option as of immediately prior to the First Effective Time, multiplied by (ii) the Equity Award Conversion Factor, rounded down to the nearest whole number of shares of CoStar Group Common Stock, at an exercise price per share of CoStar Group Common Stock equal to the quotient obtained by dividing (x) the per share exercise price of Matterport Option by (y) the Equity Award Conversion Factor, rounded up to the nearest whole cent, provided, however, that the exercise price and the number of shares of CoStar Group Common Stock covered by such Matterport Option will be determined in a manner that is intended to be consistent with the requirements of Sections 424(a) and 409A of the Code.

At the First Effective Time, each Matterport RSU that is outstanding immediately prior to the First Effective Time, other than the Matterport RSUs that becomes fully vested as a result of the Closing, will automatically and without any required action on the part of CoStar Group, Matterport or the holder thereof, be converted into an award of restricted stock units covering a number of shares CoStar Group Common Stock that is equal to the product of (i) the number of shares of Matterport Common Stock subject to such Matterport RSU award as of immediately prior to the First Effective Time, multiplied by (ii) the Equity Award Conversion Factor, rounded down to the nearest whole number of shares of CoStar Group Common Stock.

These equity awards also may be subject to accelerated vesting in the event of the named executive officer’s termination of employment in certain circumstances, as described under “Severance Benefits” below.

The following table summarizes the outstanding Matterport Equity Awards held by Matterport’s executive officers as of May 14, 2024 and the estimated aggregate value of such Matterport Equity Awards, with such numbers and amounts calculated based on the average closing market price of Matterport Common Stock over the five business day period commencing on May 13, 2024.

Name	Number of Matterport Options (#)	Estimated Value of Matterport Options ($)	Number of Matterport RSUs (#)	Estimated Value of Matterport RSUs ($)
R.J. Pittman	12,998,935	$49,390,753	5,855,347	$26,114,848
James D. Fay	1,210,695	$4,592,783	2,332,661	$10,403,668
Jay Remley	1,996,983	$7,587,737	1,780,506	$7,491,057
Japjit Tulsi	2,883,496	$10,956,131	1,408,149	$6,280,345
Matthew Zinn	—	—	2,081,065	$9,281,550
Peter Presunka	—	—	458,251	$2,043,799

The treatment of Matterport’s equity compensation awards in connection with the Mergers is further described in the section titled “The Merger Agreement—Treatment of Outstanding Matterport Equity Awards in the Mergers.”

Severance Benefits

All of Matterport’s named executive officers are participants in the Executive Severance Plan. The Executive Severance Plan superseded any existing change in control and severance benefits previously provided to the participants prior to the adoption of the Executive Severance Plan. In connection with the Mergers, certain Matterport executive officers entered into a Severance Plan Waiver Agreement, dated as of April 21, 2024 (the “Good Reason Waiver”), modifying the terms of their participation in the Executive Severance Plan.

The Executive Severance Plan, as modified by the Good Reason Waiver, provides for the payment of severance and other benefits to participants if a termination of employment with the Matterport without cause or for good reason (each as defined in the Executive Severance Plan and modified, as applicable, by the Good Reason Waiver) occurs during the period beginning three months prior to (and including) the date on which a change in control (as defined in the Executive Severance Plan) occurs and ending on (and including) the two-year anniversary of the consummation of the change in control (a “CIC Termination”). The Mergers will constitute a change in control for purposes of the Executive Severance Plan. If a CIC Termination occurs, then subject to the applicable participant’s execution of a general release of claims in favor of us, the following payments and benefits will be paid or provided to the participants:

•	a lump sum cash payment equal to 18 months of base salary for Matterport’s CEO and one year of base salary for Matterport’s other executive officers.

•	a cash payment of any earned but unpaid cash performance bonus for any applicable performance period ending immediately prior to the performance period during which the date of termination occurs.

•

a lump sum cash payment equal to 100% of the participant’s target annualized cash bonus opportunity, with such amount to be 150% of the target annualized cash bonus for Matterport’s CEO for the year in which the date of termination occurs.

•	accelerated vesting of each unvested equity award held by the participant; and

•

provision of COBRA benefits under our group health plans at the same cost as applies to similarly situated active employees for 18 months, in the case of Matterport’s Chief Executive Officer, or 12 months, in the case of Matterport’s other executive officers, following the date of termination, or until the participant becomes covered by a group health plan of a subsequent employer.

If a Matterport executive officer experiences a CIC Termination during the three-month period preceding the consummation of the Mergers, then upon such termination the participant will receive a reduced amount of severance and benefits (as would normally be provided under the Severance Plan for non-CIC Terminations), and upon consummation of the Mergers, the remaining severance payments and benefits due would be provided or paid at such time.

280G Mitigation Actions

The Executive Severance Plan provides for a “best pay cap” approach, such that if the payment or benefit received by the executive officer would be subject to the excise tax provisions of Section 280G of the Code, then the payments under such plan would be reduced to an amount below the threshold at which such penalty tax provisions apply if such a reduction (and the avoidance of such penalty taxes) would be more favorable to the executive on an after-tax basis. While Matterport may be permitted to take certain actions to reduce the amount of any potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the Code), no specific actions have yet been approved by the Matterport Board or compensation committee to mitigate the anticipated impact of Section 280G of the Code on Matterport and any disqualified individuals. Executive officers are not entitled to receive gross-ups or tax reimbursements from Matterport with respect to any potential excise taxes.

Mergers-Related Consideration for Matterport’s Non-Employee Directors

The non-employee directors of Matterport (a) are stockholders of Matterport and will receive merger consideration in such capacities as a result of the Mergers, and (b) are holders of Matterport RSUs, all of which are subject to accelerated vesting in the event of a change in control under the terms of the Matterport Non-Employee Director Compensation Program (the “Accelerated RSUs”), and will receive the benefit of the accelerated vesting of such Accelerated RSUs and merger consideration per share of Matterport Common Stock subject to each such Accelerated RSU in such capacities as a result of the Mergers.

The following table summarizes the outstanding Matterport Equity Awards held by Matterport’s non-employee directors as of May 14, 2024 and the estimated aggregate value of such Matterport Equity Awards, with such numbers and amounts calculated based on the average closing market price of Matterport Common Stock over the five business day period commencing on May 13, 2024.

Name	Number of Matterport Options (#)	Estimated Value of Matterport Options ($)	Number of Matterport RSUs (#)	Estimated Value of Matterport RSUs ($)
Mike (Gus) Gustafson	475,645	$1,956,233	60,763	$271,003
Jason Krikorian	—	—	60,763	$271,003
Peter Hebert	—	—	60,763	$271,003
Susan Repo	—	—	112,963	$503,815

In the event that the First Effective Time occurs on or after the date of the 2024 annual meeting of Matterport stockholders (the “2024 Annual Meeting”), each director who is serving on the Matterport Board as of the date of the 2024 Annual Meeting and who will continue to serve on the Matterport Board immediately following the 2024 Annual Meeting shall be automatically granted an equity award in the form of RSUs, as set forth in the Matterport Non-Employee Director Compensation Program. Any additional RSUs granted as of the 2024 Annual Meeting that remain unvested as of the First Effective Time will become vested in full upon a change in control, which includes the consummation of the Mergers.

Indemnification; Directors and Officers Insurance

Pursuant to the terms of the Merger Agreement, Matterport’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Mergers for matters based on or arise out of the fact that such person is or was a director or officer of Matterport or its subsidiaries at or prior to the First Effective Time. Such indemnification and insurance coverage is further described in the section titled “The Merger Agreement—Indemnification and Insurance.”

Accounting Treatment

The Mergers will be accounted for as a “business combination,” as that term is used under GAAP, for accounting and financial reporting purposes. Under acquisition accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Matterport as of the First Effective Time will be recorded at their respective fair values and added to those of CoStar Group. Any excess of purchase price over the fair values is recorded as goodwill. Costs related to the Mergers are expensed as incurred.

Regulatory Approvals

Completion of the Mergers is conditioned upon the receipt of certain governmental clearances or approvals as summarized below. The process for obtaining the requisite regulatory clearances or approvals for the Mergers is ongoing. Although CoStar Group and Matterport currently believe that they should be able to obtain all required regulatory clearances and approvals in a timely manner, the parties cannot be certain when or if they will obtain them or, if obtained, whether the clearances and approvals will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after the completion of the Mergers.

Such regulatory clearances or approvals do not mean that the applicable regulatory authority has determined that the consideration to be received by holders of Matterport Common Stock and/or the Mergers are fair to CoStar Group stockholders or Matterport stockholders. Regulatory clearance or approval does not constitute an endorsement or recommendation of the Mergers by any regulatory authority.

U.S. Antitrust Filing

Under the HSR Act, certain transactions, including the Mergers, may not be completed unless certain waiting period requirements have expired or been terminated early. The HSR Act provides that each party must file its respective HSR notification with the FTC and the Antitrust Division of the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filings of their respective HSR notifications or the early termination of that waiting period. In the event the parties receive a request for additional information and documentary material (a “Second Request”) from the FTC or the DOJ, the waiting period is suspended, and the transaction may not be completed until the expiration or termination of a 30-day waiting period following the parties’ substantial compliance with the Second Request.

The parties’ HSR notifications were filed with the FTC and the DOJ on May 3, 2024. Following discussions with the FTC, CoStar Group voluntarily withdrew its initial HSR Act notification and refiled a new HSR Act notification. The withdrawal and refiling are standard procedural steps that provide the FTC with additional time to complete its review of the proposed Mergers. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on July 3, 2024.

At any time before or after the expiration or termination of any applicable waiting period or any extension thereof, under the HSR Act, or before or after the Mergers are completed, the DOJ or the FTC may take action under the antitrust laws in opposition to the Mergers, including seeking to enjoin completion of the Mergers, to rescind the Mergers or to conditionally permit completion of the Mergers subject to regulatory concessions or conditions. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Mergers or only permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances.

Although neither CoStar Group nor Matterport believes that the Mergers will violate the antitrust laws, there can be no assurance that a challenge to the Mergers on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Foreign Antitrust and Other Regulatory Filings

Consummation of the Mergers is further subject to notification and approval under the U.K.’s National Security and Investment Act 2021 (“NSIA”).

CoStar Group submitted a filing under the NSIA on May 7, 2024 and CoStar Group also submitted a briefing paper to the UK Competition and Markets Authority on June 5, 2024.

SEC Effectiveness of Registration Statement

In connection with the shares to be issued in the Mergers, CoStar Group has filed a registration statement with the SEC under the Securities Act, of which this proxy statement/prospectus is a part. The completion of the Mergers is conditioned on the registration statement being declared effective by the SEC and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for such purpose having been initiated or threatened in writing by the SEC.

Efforts to Obtain Regulatory Approvals

In the Merger Agreement, CoStar Group and Matterport have agreed to use their reasonable best efforts, subject to certain limitations, to consummate and make effective the transactions contemplated by the Merger Agreement, including obtaining all necessary actions or non-actions, consents and approvals from governmental authorities, making all necessary registrations and filings (including filings with governmental authorities), and taking all reasonable steps as may be necessary to obtain an approval from, or to avoid any action by, any governmental authority necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Mergers. If any action is brought challenging any of the transactions contemplated by the Merger Agreement as violative of any antitrust laws or foreign investment laws, CoStar Group and Matterport have agreed to use reasonable best efforts to contest and defend (including through appeal)

such action, in order to avoid the entry of, or seek to have vacated, reversed or terminated, any order (whether temporary, preliminary or permanent) that would restrain, enjoin, prohibit or delay the consummation of the transactions contemplated by the Merger Agreement.

Neither CoStar Group nor Matterport may knowingly take any action that is intended to materially delay, impede or prevent the consummation of the Mergers and the other transactions contemplated by the Merger Agreement without the other party’s prior written consent. Furthermore, CoStar Group and its affiliates are not required to, and, without the prior written consent of CoStar Group, Matterport, its subsidiaries and their respective affiliates will not: (i) sell, divest, license or otherwise dispose of any assets, or hold separate and agree to sell, divest, license or otherwise dispose of, any assets of Matterport, CoStar Group, Merger Subs or their respective affiliates, (ii) terminate, amend or assign existing relationships and contractual rights and obligations, (iii) require CoStar Group, Merger Subs, Matterport or any of their respective affiliates to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any third party, (iv) impose limitations with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets, or (v) otherwise offer, propose, negotiate, agree to, commit to or effect any other remedy, condition or undertaking of any kind. CoStar Group has also agreed that, from the date of the Merger Agreement through the earlier of the Closing Date or the termination of the Merger Agreement, CoStar Group will not, and will cause its subsidiaries not to, directly or indirectly acquire or agree to acquire any business, enterprise, operation, activity or service that involves, researches, develops, manufactures, operates, markets, supplies, licenses, sells or provides, in each case, directly or indirectly, spatial data, 3D capture products, 3D cameras or camera accessories, 3D photography, drone imaging capture or virtual tours, including but not limited to related technology or data platforms, software subscriptions, data licensing, applications, services or product hardware.

No Assurances of Obtaining Approvals

There can be no assurances that any of the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of such approvals, the ability to obtain such approvals on satisfactory terms or the absence of any litigation challenging such approvals.

Timing

CoStar Group and Matterport each have a right to terminate the Merger Agreement if the Mergers are not consummated on or before the Termination Date, which Termination Date will be automatically extended for up to three periods of 90 days each if, at the time of each such extension, all closing conditions other than with respect to receipt of clearance and approvals under certain specified antitrust or foreign investment laws have been satisfied or waived; provided that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of or have resulted in the failure of the First Effective Time to occur on or before the Termination Date. For more information, see “The Merger Agreement—Termination of the Merger Agreement.”

Exchange of Shares in the Mergers

Prior to the First Effective Time, upon the terms and subject to the conditions of the Merger Agreement, CoStar Group will appoint the exchange agent to handle the exchange of Matterport Certificates or book-entry securities formerly representing Matterport Common Stock for the merger consideration. After the First Merger is completed, upon the terms and subject to the conditions of the Merger Agreement, if a stockholder held Matterport Certificates immediately prior to the First Effective Time, the exchange agent will send them a letter of transmittal and instructions for exchanging their Matterport Certificates for the merger consideration. Upon surrender of the Matterport Certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, a holder of one share of Matterport Common Stock will receive (i) $2.75 in cash, without interest, (ii) the number of shares of CoStar Group Common Stock determined by application of the Exchange Ratio, together with cash in lieu of any fractional shares of CoStar Group Common Stock.

Holders of shares of Matterport Common Stock in book-entry form immediately prior to the First Effective Time will not need to take any action to receive the merger consideration.

If you are a CoStar Group stockholder, you are not required to take any action with respect to your CoStar Group stock certificates. Such certificates will continue to represent shares of CoStar Group Common Stock after the Mergers.

Listing of CoStar Group Common Stock in the Mergers

It is a condition to the completion of the Mergers that the CoStar Group Common Stock issuable in the First Merger and such other CoStar Group Common Stock to be reserved for issuance in connection with the First Merger be approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

CoStar Group will use its reasonable best efforts to cause the shares of CoStar Group Common Stock to be issued in connection with the First Merger to be approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

De-Listing and Deregistration of Matterport Common Stock

If the First Merger is completed, Matterport Common Stock currently listed on the Nasdaq Global Market will be delisted from the Nasdaq Global Market and will be de-registered under the Exchange Act.

THE MERGER AGREEMENT

The following section summarizes material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this proxy statement/prospectus. You are urged to read the Merger Agreement carefully and in its entirety before making any decisions regarding the Merger Agreement and the Merger contemplated thereby.

The Merger Agreement and the following summary have been included to provide you with information regarding the terms and conditions of the Merger Agreement and the transactions contemplated thereby. They are not intended to provide any other factual information about CoStar Group, Merger Sub I, Merger Sub II or Matterport or any of their respective subsidiaries or affiliates. That information can be found elsewhere in this proxy statement/prospectus and in the other public documents that CoStar Group and Matterport file with the SEC. The provisions of the Merger Agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of CoStar Group and Matterport files with the SEC and the other information in this proxy statement/prospectus. See the section titled “Where You Can Find More Information.”

The representations, warranties and covenants contained in the Merger Agreement (and summarized below) were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures not reflected in the Merger Agreement, were made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you and other investors and reports and documents filed with the SEC. You are not third party beneficiaries under the Merger Agreement, and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CoStar Group, Merger Sub I, Merger Sub II or Matterport or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CoStar Group’s or Matterport’s public disclosures.

Form of the Mergers

On the terms and subject to the conditions set forth in the Merger Agreement, at the First Effective Time, (i) Merger Sub I will merge with and into Matterport, with Matterport surviving the First Merger as a wholly owned subsidiary of CoStar Group and the Surviving Corporation, and (ii) in the event that the Threshold Percentage is at least 40%, immediately following the First Merger and as part of a single integrated transaction, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of CoStar Group and the Surviving Company. As a result of the Mergers, Matterport will cease to be an independent, publicly traded company.

Closing; Effective Times of the Mergers

Unless the parties otherwise agree, upon the terms and subject to the conditions of the Merger Agreement, Closing will take place at 9:00 am (New York City time) on a date to be specified by Matterport and CoStar Group, but not later than the 3rd business day after the satisfaction or, to the extent not prohibited by law, waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or, to the extent not prohibited by law, waiver of such conditions). See the section titled “The Merger Agreement—Conditions to Completion of the Mergers.”

The First Merger will become effective at the First Effective Time, when the certificate of merger with respect to the First Merger (“First Certificate of Merger”) has been accepted for filing by the Secretary of State of the State of Delaware, or such later time as may be agreed to by CoStar Group, Merger Sub I and Matterport and set forth in the First Certificate of Merger. In the event that the Threshold Percentage is at least 40%, immediately following the First Effective Time, a certificate of merger with respect to the Second Merger (“Second Certificate of Merger”) will be filed with the Secretary of State of the State of Delaware. The Second Merger will become effective at the Second Effective time, when the Second Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware, or such later time as may be agreed to by CoStar Group, Merger Sub II and the Surviving Corporation. If (and only if) the Threshold Percentage is less than 40%, CoStar Group will have the right, in its sole discretion, to abandon the Second Merger at any time prior to the Second Effective Time.

Merger Consideration

The Merger Agreement provides that at the First Effective Time, each share of Matterport Common Stock issued and outstanding immediately prior to the First Effective Time, other than (x) shares of Matterport Common Stock held by Matterport (including in treasury), CoStar Group or their respective subsidiaries and (y) shares of Matterport Common Stock that are held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL will automatically be cancelled and converted into the right to receive (i) $2.75 in cash, without interest, and (ii) the number of shares of CoStar Group Common Stock equal to the Exchange Ratio, together with cash in lieu of any fractional shares of CoStar Group Common Stock.

The “Exchange Ratio” means:

•	if the Average CoStar Group Share Price is greater than or equal to $94.62, then the Exchange Ratio will be 0.02906;

•	if the Average CoStar Group Share Price is less than or equal to $77.42, then the Exchange Ratio will be 0.03552; or

•

if the Average CoStar Group Share Price is greater than $77.42 and less than $94.62 per share, then the Exchange Ratio shall be the quotient of (a) $2.75 divided by (b) the Average CoStar Group Share Price.

In the event that the Threshold Percentage is at least 40%, for U.S. federal income tax purposes, the Mergers are intended to qualify as a reorganization under Section 368(a) of the Code. Whether the Mergers so qualify depends upon certain factors including the Average CoStar Group Share Price. If the Mergers so qualify, a holder of Matterport Common Stock will generally only recognize any taxable gain with respect to such stock up to the amount of cash received pursuant to the Mergers but will not recognize any taxable gain in excess of the amount of cash received.

Treatment of Outstanding Matterport Equity Awards in the Mergers

As described in more detail below, at the First Effective Time, certain Matterport Equity Awards will be cancelled, and others will be assumed by CoStar Group.

Any payments due or shares of CoStar Group Common Stock issuable pursuant to the cancellation of Matterport Equity Awards will be completed by CoStar Group promptly following the First Effective Time, and in any event within 10 business days, with cash payments being made through the Surviving Company’s or its affiliates’ regular payroll.

Any Matterport Equity Awards that are assumed by CoStar Group will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding Matterport Equity Award immediately prior to the First Effective Time, except that each reference to Matterport shall be deemed to be a reference to CoStar Group.

Matterport Options

Matterport Options Held by Continuing Employees and Other Service Providers. At the First Effective Time, each Matterport Option that is outstanding and unexercised and held by an individual who is then an employee or other service provider to Matterport will be assumed by CoStar Group and converted into a CoStar Group stock option award (A) with respect to a number of shares of CoStar Group Common Stock below (rounding down to the nearest whole share of CoStar Group Common Stock) equal to the product obtained by multiplying (x) the number of shares of Matterport Common Stock subject to such Matterport Option by (y) the Equity Award Conversion Factor and (B) with an exercise price per share of CoStar Group Common Stock (rounded up to the nearest cent) equal to the quotient obtained by dividing (x) the exercise price per share of Matterport Common Stock under such option by (y) the Equity Award Conversion Factor.

Matterport Options Held by Former Employees and Service Providers. Each Matterport Option that is outstanding and unexercised and held by an individual who is not an employee or other service provider to Matterport at the First Effective Time will be cancelled at the First Effective Time and converted into the right to receive a combination of shares of CoStar Group Common Stock and a cash payment, less withholding taxes, determined as follows:

•

The number of shares of CoStar Group Common Stock issuable is determined by multiplying (x) the number of shares of Matterport Common Stock subject to the Matterport Option being cancelled by (y) the quotient obtained by dividing (A) the excess, if any, of the Equity Award Per Share Stock Consideration Value (as defined below) over the amount determined by multiplying the Stock Consideration Percentage (as defined below) by the per share exercise price of such Matterport Option, by (B) the volume weighted average price of a share of CoStar Group Common Stock for the five consecutive trading days ending with the trading day immediately preceding (but not including) the Closing Date (as it applies only for purposes of these equity award provisions, the “CoStar Group Closing Share Price”).

“Equity Award Per Share Stock Consideration Value” means the Exchange Ratio multiplied by the CoStar Group Closing Share Price.

“Stock Consideration Percentage” means the quotient obtained by dividing the Equity Award Per Share Stock Consideration Value by the sum of (x) the Equity Award Per Share Stock Consideration Value and (y) $2.75.

•

The amount of cash payable is determined by multiplying (x) the number of shares of Matterport Common Stock subject to the Matterport Option being cancelled by (y) the excess, if any, of $2.75 over the amount determined by multiplying the Cash Consideration Percentage (as defined below) by the per share exercise price of such Matterport Option.

“Cash Consideration Percentage” means the quotient obtained by dividing $2.75 by the sum of (i) the Equity Award Per Share Stock Consideration Value plus (ii) $2.75.

Any withholding taxes due as a result of the issuance of shares or payment of cash as described above shall first be satisfied from the cash portion of the option cancellation payment, and then if needed, by withholding a number of shares of CoStar Group Common Stock having a fair market value equal to the remaining withholding taxes due.

If the amount determined under the formulas above is zero, then the Matterport Option will be cancelled at the First Effective Time for no payment.

Matterport RSUs

At the First Effective Time, each outstanding Matterport RSU that provides for accelerated vesting as a result of the Merger shall become vested in full and cancelled and converted into the right to receive the merger consideration per share of Matterport Common Stock subject to such award.

At the First Effective Time, all other outstanding Matterport RSUs will be assumed by CoStar Group and converted into a CoStar Group restricted stock unit award with respect to a number of shares of CoStar Group Common Stock determined by multiplying the number of shares of Matterport Common Stock subject to the Matterport RSU by the Equity Award Conversion Factor (rounding down to the nearest whole share of CoStar Group Common Stock).

Matterport ESPP Awards

In accordance with the Merger Agreement, the Matterport Board has adopted resolutions providing that (i) the Offering Period in effect as of the date of the Merger Agreement will be the final Offering Period (such period, the “Final Offering Period”) and no further Offering Period will commence, and (ii) each individual participating in the Final Offering Period on the date of the Merger Agreement will not be permitted to (A) increase his or her payroll contribution rate pursuant to the Matterport ESPP from the rate in effect when the Final Offering Period commenced or (B) make separate non-payroll contributions to the Matterport ESPP on or following the date of the Merger Agreement. Prior to the First Effective Time, Matterport will take all actions that may be necessary to (x) cause the Final Offering Period, to the extent that it would otherwise be outstanding at the First Effective Time, to be terminated no later than 10 business days prior to the date on which the First Effective Time occurs; (y) after review and consent of CoStar Group, make any pro rata adjustments that may be necessary to reflect the Final Offering Period, but otherwise treat the Final Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the Matterport ESPP; and (z) cause the exercise (as of no later than ten business days prior to the date on which the First Effective Time occurs) of each outstanding purchase right pursuant to the Matterport ESPP. On such exercise date, Matterport will apply the funds credited as of such date pursuant to the Matterport ESPP within each participant’s payroll withholding account to the purchase of whole shares of Matterport Common Stock in accordance with the terms of the Matterport ESPP, and such shares of Matterport Common Stock will be entitled to the merger consideration. As promptly as practicable following the purchase of shares of Matterport Common Stock in accordance with the preceding sentence, Matterport will return to each participant the funds, if any, that remain in such participant’s account after such purchase. Immediately prior to and effective as of the First Effective Time (but subject to the consummation of the First Merger), Matterport will terminate the Matterport ESPP.

Treatment of Outstanding Matterport Warrants in the Mergers

The Merger Agreement provides that, following the date of the Merger Agreement, Matterport shall use commercially reasonable efforts to cause the holders of each outstanding and unexercised private warrant exercisable for shares of Matterport Common Stock (each, a “Private Warrant”) to execute a conditional exchange agreement (the “Conditional Exchange Agreement”).

Pursuant to the Conditional Exchange Agreement, holders of each Private Warrant agree to exchange their Private Warrants for merger consideration upon Closing. The warrant price applicable to the Conditional Exchange Agreements would be calculated in accordance with the terms of the Private Warrant agreement. Such “Conditional Warrant Price” will equal the warrant price in effect as of the Closing, reduced by an amount (in dollars), calculated at the Closing, equal to the difference of (i) the warrant price in effect prior to the Closing minus (ii) (A) $2.75 minus (B) the Black-Scholes warrant value, each of which shall be calculated in accordance with the terms of the Private Warrants.

Once any holder of a Private Warrant executes a Conditional Exchange Agreement, it may not be revoked or amended by the parties; provided, however, that in the event that the Closing does not occur and the Merger Agreement is validly terminated in accordance with its terms, the terms of the Conditional Warrant Agreement will be null and void.

Dissenting Matterport Shares

The Merger Agreement provides that Dissenting Matterport Shares will not be converted into or represent the right to receive the merger consideration, but instead at the First Effective Time will be converted into such consideration as may be determined to be due to the holders thereof in respect of such Dissenting Matterport Shares pursuant to Section 262 of the DGCL. If any holder of Dissenting Matterport Shares fails to perfect, withdraws or otherwise loses or forfeits the right to appraisal of the fair value of such Dissenting Matterport Shares under Section 262 of the DGCL, such Dissenting Matterport Shares will no longer be considered to be Dissenting Matterport Shares and will be deemed to have been converted into, and to have become exchangeable for, as of the First Effective Time, the right to receive, without interest, the merger consideration.

Charter and Bylaws

At the First Effective Time, by virtue of the First Merger, the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Merger Sub I, until thereafter amended in accordance with the applicable law. At the Second Effective Time, by virtue of the Second Merger, the certificate of formation and limited liability company agreement of the Surviving Company will be amended and restated in their entirety to be identical to the certificate of formation and limited liability company agreement of Merger Sub II, until thereafter amended in accordance with the applicable law (except that references to the name of Merger Sub II will be replaced by reference to the name of the Surviving Company).

Directors and Management

Under the Merger Agreement, the parties have agreed that, at the First Effective Time, the directors of Merger Sub I or such other individuals designated by CoStar Group will be the directors of the Surviving Corporation and the officers of Matterport or such other individuals designated by CoStar Group will be the officers of the Surviving Corporation until their respective successors are duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the governing documents of the Surviving Corporation. At the Second Effective Time, the managing member of Merger Sub II will be the managing member of the Surviving Company and the officers of the Surviving Corporation or such other individuals designated by CoStar Group will be the officers of the Surviving Company, until their respective successors are duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the governing documents of the Surviving Company.

Representations and Warranties of CoStar Group and Matterport

The Merger Agreement contains representations and warranties made by each of CoStar Group and Matterport to each other. These representations and warranties are subject to qualifications and limitations agreed to CoStar Group and Matterport in connection with negotiating the terms of the Merger Agreement. Some of the significant representations and warranties of both CoStar Group and Matterport contained in the Merger Agreement relate to, among other things:

•	organization, standing, corporate power and organizational documents;

•	capital structure;

•	authority to execute, deliver and perform the obligations under the Merger Agreement;

•	board approval of the Merger Agreement and the transactions contemplated thereby, including the Mergers;

•	the absence of conflicts with, or violations of, laws, organizational documents or other obligations or contracts as a result of the Mergers;

•	possession of required authorizations, permits, consents and approvals relating to the Mergers;

•	compliance with applicable laws;

•	SEC documents, financial statements, SEC correspondence and accounting or auditing practices;

•	disclosure controls and procedures and internal controls;

•	absence of certain changes and non-existence of a material adverse effect since January 1, 2024;

•	absence of undisclosed material liabilities;

•	absence of certain litigation; and

•	accuracy of information supplied or to be supplied in this proxy statement/prospectus and the registration statement of which it forms a part.

The Merger Agreement also contains representations and warranties of Matterport regarding:

•	benefits matters and compliance with ERISA;

•	absence of collective bargaining agreements and other labor matters;

•	confirmation that Matterport and its subsidiaries has conducted their respective businesses in the ordinary course in all material respects;

•	ownership of or licenses to certain intellectual property;

•	compliance with certain data privacy laws and policies;

•	tax matters;

•	existence and validity of certain material contracts;

•	ownership of or interest in, and condition of, certain real property;

•	compliance with environmental laws;

•	required stockholder approval (or lack thereof);

•	receipt of an opinion from Matterport’s financial advisor;

•	brokers’ and finders’ fees in connection with the Mergers;

•	existence of insurance policies;

•	exemption from anti-takeover statutes;

•	absence of certain affiliate transactions;

•	compliance with anti-bribery and money laundering laws and sanctions;

•	absence of ownership in the shares of CoStar Group or Merger Subs; and

•	absence of material disputes with certain of Matterport’s material customers and suppliers.

The Merger Agreement also contains representations and warranties of CoStar Group and Merger Subs regarding:

•	the authorization and issuance of CoStar Group Common Stock to be issued as merger consideration;

•	the sufficiency and availability of funds to consummate the Mergers,

•	absence of ownership in the shares of Matterport;

•	formation and absence of other business activities, liabilities or obligations of Merger Subs; and

•	absence of any action taken by CoStar Group and its subsidiaries that would reasonably be expected to prevent the Mergers from qualifying for the tax treatment intended under the Merger Agreement.

Definition of “Material Adverse Effect”

Many of the representations of CoStar Group and Matterport are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect). For purposes of the Merger Agreement, “material adverse effect” with respect to either CoStar Group or Matterport means any change, event, effect, fact, condition, development, occurrence, or circumstance, which individually or in the aggregate, has resulted in or would reasonably be expected to (i) prevent, materially impede or materially delay either party from consummating the Mergers or any of the other transactions contemplated by the Merger Agreement or (ii) result in a material adverse effect on the business, financial condition, assets, liabilities, or results of operations of either party and its subsidiaries, taken as a whole. However, the changes, events, effects, facts, conditions, developments, occurrences or circumstances relating to or resulting from the following will be excluded from the determination of material adverse effect:

•	any change, event, effect, fact, condition, development, occurrence or circumstance generally affecting any of the industries or markets in which either party or its subsidiaries operate;

•

any change or proposed change in any law or GAAP (or changes in interpretations of any law or GAAP) and, to the extent relevant to the business of either party or its subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

•

general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit, or securities markets (including changes in interest or currency exchange rates) in any country or region in which either party or its subsidiaries conduct business;

•

any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing;

•	the negotiation, execution, announcement, consummation or existence of the Merger Agreement or the transactions contemplated thereby, including by reason of the identity of either party;

•

any action or omission of either party taken with the consent of the other party or as required of either party by the terms of the Merger Agreement (other than either parties’ obligations to operate its business in the ordinary course); or

•

any changes in the market price or trading volume of the CoStar Group Common Stock or Matterport Common Stock, any failure by either party or its subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to either party or any of its subsidiaries;

Notwithstanding the exclusions described above, any changes, events, effects, facts, conditions, developments, occurrences or circumstances referred to in the first four bullets above will be taken into account in determining whether there has been a material adverse effect if, and only to the extent that such changes have a disproportionate effect on CoStar Group or Matterport and their subsidiaries relative to other participants in the industries in which CoStar Group or Matterport and their subsidiaries operate.

Conduct of Business Pending the Mergers

Restrictions on Matterport’s Interim Operations

Under the Merger Agreement, the parties have agreed that until the earlier of the First Effective Time or the termination of the Merger Agreement, subject to certain exceptions, unless (i) required by law, (ii) consented to in advance in writing by CoStar Group (which consent will not be unreasonably withheld, conditioned or delayed), (iii) expressly required or permitted by the Merger Agreement, or (iv) set forth in the Matterport’s disclosure letter (each of (i) through (iv), the “Matterport Interim Operating Exceptions”), Matterport will cause its subsidiaries to use reasonable best efforts to (A) conduct its business and the business of its subsidiaries in all material respects in the ordinary course of business consistent with past practice, (B) preserve substantially intact its current business organization and material assets, and (C) preserve in all material respects its present relationships with key customers, suppliers, employees and other persons with which it has material business relations.

In addition, Matterport and its subsidiaries have agreed that, until the earlier of the First Effective Time or the termination of the Merger Agreement, subject to the Matterport Interim Operating Exceptions, they will not:

•	amend, modify, waive, rescind or otherwise change the Matterport Charter or the Matterport Bylaws (or the comparable organizational or governing documents of any of Matterport’s subsidiaries);

•

(i) split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights, other than repurchases of shares of Matterport Common Stock in connection with the exercise, vesting or settlement of Matterport Equity Awards that were outstanding on the date of the Merger Agreement or (ii) enter into any agreement with respect to the voting of Matterport Common Stock or other securities or the capital stock or other securities of a subsidiary of Matterport;

•

issue, sell, pledge, dispose, transfer, encumber or grant any shares of its or its subsidiaries’ capital stock or other equity interests, or any options, restricted stock units, restricted stock awards, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries’ capital stock or equity interests except for transactions among Matterport and its direct or indirect wholly owned subsidiaries or among Matterport’s direct or indirect wholly owned subsidiaries; provided, however, that Matterport may issue shares of Matterport Common Stock (i) upon the exercise, vesting or settlement of Matterport Equity Awards or Private Warrants that are outstanding as of the date hereof or (ii) in respect of any awards existing as of the date of the Merger Agreement under the Matterport ESPP in respect of the Final Offering Period.

•

authorize, declare, set aside, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Matterport’s or any of its subsidiaries’ capital stock or other equity interests, other than dividends paid by any wholly owned subsidiary of Matterport to Matterport or any wholly owned subsidiary of Matterport;

•

except as required under the terms of a Matterport Benefit Plan or collective bargaining agreement, in each case, as in effect as of the date of the Merger Agreement, (i) increase, or promise to increase, or accelerate the vesting or timing of payment of, the compensation or benefits payable or to become payable to any current or former director, officer, employee or other individual service provider of Matterport or any of its subsidiaries, except, with respect to employees whose annual base salary is less than $250,000, for increases in salary or hourly wage rates in the ordinary course of business consistent with past practice up to 6% of annual base salaries in the aggregate for such employees or 10% of annual base salary for any such individual (in each case, calculated prior to any such increase), (ii) establish, adopt, renew, enter into (other than offer letters entered into in the ordinary course of business in substantially the form provided to CoStar Group that provide for at-will employment and that provide for no severance or change in control benefits), materially amend or terminate any Matterport Benefit Plan (or any arrangement which in existence as of the date hereof would constitute a Matterport Benefit Plan), other than changes to welfare benefits in the ordinary course of business consistent with past practice in connection with annual renewals that would not have a material financial impact on CoStar Group, Matterport or any of its subsidiaries following the Closing, (iii) enter into, adopt, renew, materially amend or terminate any collective bargaining, works council, or other collective labor agreement with any labor union, works council or similar employee representative body, or recognize any labor union, works council or similar employee representative body as a bargaining (or similar employee) representative; or (iv) hire, terminate (other than for cause), promote, demote or change the employment status or title of any employee, individual consultant or service provider who is or upon hiring or promotion will become an employee of Matterport whose annual base salary is in excess of $250,000 or an officer of Matterport or any of its subsidiaries;

•	grant, confer, award, extend the exercisability of or accelerate the vesting of any Matterport Equity Awards or any other equity-based compensation award under a Matterport Equity Plan;

•

acquire (including by merger, consolidation, or acquisition of stock or assets) any equity interest in or material amount of assets of any person, or sell, lease, license or otherwise encumber or dispose of any material tangible properties, rights (excluding intellectual property) or assets of Matterport or its subsidiaries other than (i) the purchase of equipment and sales of inventory in the ordinary course of business consistent with past practice, (ii) pursuant to agreements in effect prior to the execution of the Merger Agreement or (iii) entered into after the execution of the Merger Agreement in the ordinary course of business consistent with past practice with total consideration not exceeding $2,500,000 in value, other than any acquisitions by Matterport of any equity interests in any person or any assets thereof;

•

sell, lease, license (other than any nonexclusive licenses granted in the ordinary course of business consistent with past practice), abandon, permit to lapse or expire, dedicate to the public, subject to a lien other than a permitted lien or otherwise dispose of any material Matterport intellectual property, except pursuant to transactions solely among Matterport and its wholly owned subsidiaries or solely among wholly owned subsidiaries of Matterport;

•

(i) incur, or amend in any material respect the terms of, any indebtedness for borrowed money, or create, assume, issue, guarantee or otherwise become liable for any such indebtedness for any person, except for indebtedness incurred solely between or among Matterport or any of its wholly owned subsidiaries or (ii) make any loans, advances or capital contributions to, or investments in, any other person, except for (i) trade receivables arising in the ordinary course of business consistent with past practice, or (ii) loans solely between or among Matterport and its wholly owned subsidiaries;

•	implement any employee layoffs that would require notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign state or local law;

•

enter into, modify, amend, renew or terminate (i) any material contract with a material customer or a material supplier, other than in the ordinary course of business consistent with past practice, subject to certain exceptions, (ii) any real property lease agreements or (iii) any contract which if so entered into, modified, amended or terminated would (A) have a material adverse effect, (B) impair in any material respect the ability of Matterport to perform its obligations under the Merger Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement;

•

fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any Matterport registered intellectual property other than in the ordinary course of business consistent with past practice regarding registered intellectual property that is not material to the conduct of the business of Matterport and its subsidiaries, or intentionally disclose or intentionally fail to maintain any material trade secrets included in Matterport intellectual property (other than where such trade secrets are required to be disclosed as part of a patent application filed by Matterport or its subsidiaries);

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make any material change to its methods of accounting in effect on December 31, 2023, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or a quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of Matterport’s financial statements in compliance with GAAP or (iii) as required by a change in applicable law;

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implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

•

except as contemplated by the Merger Agreement, with respect to Matterport and its subsidiaries, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

commence (other than any collection action in the ordinary course of business), settle or compromise or otherwise voluntarily resolve any action, other than the compromise or settlement of any action that is not brought by governmental authorities and that: (i) is for an amount not to exceed, for any such compromise or settlement individually, $1,000,000, or in the aggregate, $2,000,000 and (ii) does not impose any material continuing non monetary obligations on Matterport or any of its subsidiaries (or, to the knowledge of Matterport, CoStar Group or any of its other affiliates from and after the Closing), including any monitoring or reporting obligations to any other person;

•

knowingly take any action that is intended to materially delay, impede or prevent the consummation of the Mergers and the other transactions contemplated by the Merger Agreement on or before the Termination Date;

•

incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, individually or in the aggregate, are in excess of $5,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with Matterport’s annual capital expenditure budget for periods following the date of the Merger Agreement, as provided to CoStar Group, or delay any material capital expenditures;

•	waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

•

cancel any material insurance policies, materially reduce the amount of insurance coverage, or fail to renew any material insurance policies upon expiration on substantially the same terms as those in place on the date of the Merger Agreement, to the extent insurance policies on such terms are available on commercially reasonable terms;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of Matterport or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404;

•	enter into any new line of business;

•

with respect to Matterport and each of its subsidiaries (i) make or change any material Tax election (which shall include, for the avoidance of doubt, any entity classification election in accordance with Treasury Regulations under Section 7701 of the Code and any election pursuant to Section 965 of the Code), (ii) settle or compromise any claim, notice, audit report or assessment in respect of material taxes, (iii) change any annual tax accounting period, adopt or change any method of tax accounting, (iv) file or amend any material tax return, (v) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material tax, (vi) surrender any right to claim or make a claim for a material tax refund, (vii) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment, (viii) assume any liability for the taxes of any other person (whether by contract or otherwise), (ix) change its residence for any tax purpose or establish any branch, agency, permanent establishment or other taxable presence in any jurisdiction outside its jurisdiction of incorporation, (x) enter into intercompany transactions giving rise to material deferred gain or loss of any kind or (xi) fail to accrue or pay when due any material taxes; or

•	agree, or permit any of its subsidiaries to agree, in writing or otherwise, to resolve or enter into any agreement to do any of the foregoing.

Restrictions on CoStar Group, Merger Sub I and Merger Sub II’s Interim Operations

Under the Merger Agreement, CoStar Group has agreed that until the earlier of the First Effective Time or the termination of the Merger Agreement unless (i) set forth in CoStar Group’s confidential disclosure letter, (ii) required by applicable law, or (iii) consented to in advance in writing by Matterport (which consent will not be unreasonably withheld, conditioned or delayed) (each of (i) through (iii), the “CoStar Group Interim Operating Exceptions”), CoStar Group, Merger Sub I and Merger Sub II will not:

•

amend, modify, waive, rescind or otherwise change any of the CoStar Group’s organizational documents in a manner that would adversely affect the stockholders of Matterport relative to the other holders of CoStar Group Common Stock;

•

split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, except for (i) any such transactions involving only wholly owned subsidiaries of CoStar Group, and (ii) any transactions that would require an adjustment to the merger consideration under the Merger Agreement, and for which the proper adjustment is made;

•	liquidate (completely or partially), dissolve or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, or recapitalization of CoStar Group;

•	declare, authorize, set aside, pay or make any dividend or other distribution payable in cash, stock, property or otherwise, with respect to CoStar Group’s capital stock or other equity interests;

•

knowingly take any action that is intended to materially delay, impede or prevent the consummation of the Mergers and the other transactions contemplated by the Merger Agreement on or before the Termination Date; or

•	commit to, resolve or enter into any agreement to do any of the foregoing.

Employee Matters

For the period commencing at the First Effective Time and ending on the first anniversary of the Closing Date (or, if earlier, the date of the applicable employee’s termination of employment) (the “Continuation Period”), CoStar Group will provide, or will cause to be provided, to each Matterport Continuing Employee, (i) annual base salary or hourly wage rate that is no less than what was provided to such Matterport Continuing Employee immediately prior to the First Effective Time, (ii) target annual cash incentive compensation opportunities that are no less than those in effect for each Matterport Continuing Employee immediately prior to the First Effective Time (excluding equity or equity-based incentive compensation opportunities and specific performance goals), (iii) employee benefits (including defined contribution retirement plan benefits, remote work arrangements and health and welfare benefits, but excluding equity or equity-based incentive compensation opportunities, change in control, retention or similar benefits, supplemental executive retirement arrangements, deferred compensation arrangements, retiree health and welfare benefits or defined benefit pension plans and specific performance goals for any cash incentive compensation) that are substantially comparable in the aggregate to those in effect for such Matterport Continuing Employee immediately prior to the First Effective Time and (iv) severance payments and benefits to each Matterport Continuing Employee who is terminated by CoStar Group other than for cause during the Continuation Period that are no less favorable than what the Matterport Continuing Employee would have been eligible to receive under a specified severance arrangement sponsored or maintained by Matterport or its subsidiaries.

For purposes of any benefit plans maintained by CoStar Group and its subsidiaries that will provide benefits to any Matterport Continuing Employees after the First Effective Time, CoStar Group will, or will cause its applicable subsidiary to, (i) use commercially reasonable efforts so that the Matterport Continuing Employees will be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all CoStar Group benefit plans to the extent that (A) coverage under such CoStar Group benefit plan replaces coverage under a corresponding Matterport Benefit Plan in which such Matterport

Continuing Employee participated immediately before the First Effective Time and (B) such Matterport Continuing Employee has satisfied all waiting time and other eligibility requirements under the Matterport Benefit Plan being replaced by the CoStar Group benefit plan and (ii) for purposes of each CoStar Group benefit plan providing medical, dental, pharmaceutical and/or vision benefits to any Matterport Continuing Employee, CoStar Group will use reasonable best efforts to cause (A) all pre-existing condition exclusions and actively-at-work requirements of such CoStar Group benefit plan to be waived for such Matterport Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the comparable Matterport Benefit Plan and (B) any expenses incurred by any Matterport Continuing Employee and his or her covered dependents during the portion of the plan year of the Matterport Benefit Plan ending on the Closing Date begins to be taken into account under such CoStar Group benefit plan for the calendar year in which the Closing Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Matterport Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such CoStar Group benefit plan.

If requested by CoStar Group not less than five business days before the expected Closing Date, Matterport will terminate any Matterport Benefit Plans that are 401(k) plans, effective as of the day prior to the Closing Date. If any such Matterport Benefit Plan is terminated prior to the Closing, CoStar Group will cause the Matterport Continuing Employees who participated in such Matterport Benefit Plan as of the day prior to the Closing Date to be eligible to participate in a 401(k) plan of CoStar Group as of the Closing Date and will use take all steps reasonably necessary to cause such plan to accept eligible rollover distributions from the terminated Matterport Benefit Plan, including any associated plan loans, from such participants who are Matterport Continuing Employees and who elect a rollover.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to:

•	cooperation between CoStar Group and Matterport in the preparation of this proxy statement/prospectus;

•	Matterport’s agreement to afford CoStar Group and its representatives reasonable access to Matterport’s properties, books and records during normal business hours and upon reasonable advance notice;

•	each party’s agreement to maintain the confidentiality of certain nonpublic information provided by the other party;

•

each party’s agreement to promptly notify the other party of (i) any notice or other substantive communication received by such party concerning the Merger Agreement or the transactions contemplated thereby from any governmental authority or third party alleging that the consent of such third party is or may be required in connection with the Mergers or transactions thereby;(ii) any claim, demand, action, investigation, notice, complaint, audit, suit or proceeding commenced pursuant to a formal complaint or written demand to Matterport or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relates to the Merger Agreement, the Mergers or the transactions contemplated thereby; and (iii) any event, change, or effect between the date of the Merger Agreement and the First Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute the failure of any of the closing conditions set forth in the Merger Agreement;

•	consultation with the other party before issuing any press release or otherwise making any public statements with respect to the Merger Agreement or the transactions contemplated thereby;

•

cooperation between CoStar Group and Matterport to (i) cause Matterport’s securities to be de-listed from the Nasdaq Global Market and de-registered under the Exchange Act as soon as practicable following the First Effective Time (provided that such delisting and termination will not be effective until after the First Effective Time) and (ii) use reasonable best efforts to cause the shares of CoStar Group Common Stock to be issued in the First Merger, or reserved for issuance in connection with, the First Merger to be approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance;

•

Matterport’s use of reasonable best efforts to obtain and deliver to CoStar Group resignations executed by each director of Matterport, in each case, as in office as of immediately prior to the First Effective Time and which such resignations shall be effective upon (and conditioned upon) the First Effective Time;

•

Matterport’s agreement to take any and all actions reasonably necessary to render any state takeover statute that becomes or is deemed to become applicable to Matterport or the Mergers, the Voting Agreement or the other transactions contemplated by the Merger Agreement, inapplicable to the foregoing;

•

Matterport’s agreement to (i) promptly advise CoStar Group of any claim, demand, action, investigation, notice, complaint, audit, suit or proceeding commenced after the date of the Merger Agreement against Matterport and/or any of its directors (in their capacity as such) by any Matterport stockholders (on their own behalf or on behalf of Matterport) relating to the Merger Agreement or the transactions contemplated thereby, and keep CoStar Group reasonably informed; (ii) allow CoStar Group the opportunity to consult with Matterport regarding, or participate in, the defense or settlement of any such claim, demand, action, investigation, notice, complaint, audit, suit or proceeding and give reasonable and good faith consideration to CoStar Group’s advice; and (iii) not enter into any settlement agreement against Matterport and/or its directors or officers relating to the Merger Agreement or any of the other transactions contemplated thereby without CoStar Group’s prior written consent;

•

Matterport’s use of commercially reasonable efforts to cause the holders of each Private Warrant that is outstanding and unexercised to execute a Conditional Exchange Agreement in substantially the form attached as Exhibit B to the Merger Agreement.

Conditions to Completion of the Mergers

The obligations of CoStar Group and Matterport to complete the Mergers are subject to certain conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	receipt of the Requisite Stockholder Approval;

•

(i) the expiration or termination of any applicable waiting period (or any extension thereof) under the HSR Act and the expiration or termination of any commitment to, or agreement with, any governmental authority to delay the consummation of, or not to consummate before a certain date or event, the Mergers and (ii) the obtainment, termination or expiration of applicable waiting periods (or extensions thereof) or clearance, as applicable, under certain other specified antitrust and foreign investment laws;

•

the absence of (i) a law or order issued, entered, promulgated or enacted that restrains, enjoins, or otherwise prohibits or makes illegal the consummation of the Mergers and remains in force and (ii) an injunction, order or award by any governmental authority having jurisdiction over any party restraining or enjoining, or otherwise prohibiting, the consummation of the Mergers;

•	the approval for listing on the Nasdaq Global Select Market of shares of CoStar Group Common Stock to be issued or reserved for issuance in connection with the First Merger; and

•

the SEC having declared effective the registration statement of which this proxy statement/prospectus forms a part and no stop order having been issued by the SEC, and no proceedings for that purpose initiated or threatened (and not withdrawn) by the SEC.

In addition, the obligation of Matterport to effect the Mergers is subject to the satisfaction or waiver of the following additional conditions:

•

each of the representations and warranties of CoStar Group and Merger Subs contained in the Merger Agreement with respect to organization and qualification, capitalization, authority relative to the agreement, the absence of certain changes or events, and share ownership being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date only);

•

all other representations and warranties of CoStar Group and Merger Subs contained in the Merger Agreement, without giving effect to any materiality or CoStar Group material adverse effect qualifications, being true and correct as of the date of the Merger Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date only), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a CoStar Group material adverse effect;

•

CoStar Group and Merger Subs having performed or complied in all material respects with their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date;

•	from the date of the Merger Agreement until the Closing Date, no material adverse effect on CoStar Group having occurred; and

•

CoStar Group having delivered a certificate to Matterport, dated as of the Closing Date and duly executed by a senior executive officer of CoStar Group, certifying to the effect that the preceding conditions have been satisfied.

The obligation of CoStar Group and Merger Subs to effect the Mergers is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Matterport contained in the Merger Agreement with respect to the absence of certain changes or events being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date;

•

the representations and warranties of Matterport contained in the Merger Agreement with respect to capitalization being true and correct in all but de minimis respects as of the date of the Merger Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date);

•

the representations and warranties of Matterport contained in the Merger Agreement with respect to organization and qualification, subsidiaries, authority relative to the agreement, vote required, fairness opinion, brokers, takeover statutes, and ownership of shares of CoStar Group stock being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date);

•

all other representations and warranties of Matterport contained in the Merger Agreement, without giving effect to any materiality or Matterport material adverse effect qualifications, being true and correct as of the date of the Merger Agreement and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date only), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Matterport material adverse effect;

•	from the date of the Merger Agreement until the Closing Date, no material adverse effect on Matterport having occurred.

•	Matterport having performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date; and

•

Matterport having delivered a certificate to CoStar Group, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of Matterport, certifying to the effect that the preceding conditions have been satisfied.

No Solicitation

Matterport has agreed that neither it nor any of its subsidiaries, nor any of its or their respective officers and directors, will, and Matterport will instruct and use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:

•

initiate, seek, facilitate, solicit or knowingly encourage (including by way of furnishing information or assistance of any kind) the making of any Competing Proposal (as defined below) or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any Competing Proposal;

•

enter into, continue or otherwise participate or engage in negotiations or discussions with or furnish (or cause to be furnished) any material nonpublic information to, any person relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal;

•

enter into any letter of intent, agreement in principle, memorandum of understanding, Merger Agreement or other agreement, arrangement or understanding relating to any Competing Proposal (other than a confidentiality agreement containing confidentiality terms that are not materially less favorable to Matterport than those contained in its confidentiality agreement with CoStar Group);

•	submit to Matterport stockholders for their approval any Competing Proposal; or

•	resolve to do, or agree or announce an intention to do, any of the foregoing.

Notwithstanding these limitations, the Merger Agreement provides that, prior to obtaining the Requisite Stockholder Approval, if Matterport receives a Competing Proposal from any person, Matterport and its representatives may:

•	contact such person (and its representatives) to clarify the terms and conditions of such Competing Proposal;

•

engage in negotiations or substantive discussions with, or furnish any information and other access to, any person making such Competing Proposal and its representatives or potential sources of financing if the Matterport Board determines in good faith (after consultation with Matterport’s outside legal counsel and financial advisor) that (i) such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and (ii) that the failure to take any of the foregoing actions would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the Matterport stockholders under applicable law, provided that (i) prior to furnishing any material nonpublic information concerning Matterport or its subsidiaries, Matterport receives from such person an executed confidentiality agreement with such person containing confidentiality terms that are not materially less favorable to Matterport than those contained in its confidentiality agreement with CoStar Group, and (ii) any such material nonpublic information so furnished in writing shall be furnished to CoStar Group prior to or substantially concurrently with furnishing such information to such third party to the extent it was not previously made available to CoStar Group or its representatives.

Under the Merger Agreement, a “Competing Proposal” means any bona fide written proposal or offer made by any person (other than CoStar Group, the Merger Subs or any of their respective controlled affiliates) or group of persons as defined in Section 13(d)(3) of the Exchange Act that, for purposes of evaluating whether such Competing Proposal may constitute a Superior Proposal, did not result from a material breach of Section 6.5 of the Merger Agreement, to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent

(20%) or more of any class of equity securities of Matterport pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, or (ii) any one or more assets or businesses of Matterport and its subsidiaries that constitute 20% or more of the revenues, earnings or assets (based on the fair market value thereof, as determined by the Matterport Board (or any committee thereof) in good faith) of the Matterport and its subsidiaries, taken as a whole.

Additionally, under the Merger Agreement, a “Superior Proposal” means a Competing Proposal (with all percentages in the definition of Competing Proposal increased to 80%) made by a third party that did not result from a material breach of Matterport’s non-solicitation covenant under the Merger Agreement and that the Matterport Board determines in good faith, after consultation with its legal counsel and financial advisor and taking into account at the time of determination all such factors as the Matterport Board considers to be appropriate, including the various legal, financial and regulatory aspects or conditions of such Competing Proposal, (i) that is reasonably likely to be consummated if accepted and (ii) that contains terms more favorable to Matterport stockholders than the transactions contemplated by the Merger Agreement (including any changes to the terms of the Merger Agreement committed to by CoStar Group to Matterport in writing in response to such Competing Proposal).

Matterport is required to promptly (and in any case within 24 hours) notify CoStar Group (i) upon receipt of a Competing Proposal and (ii) any inquiries, proposals or offers received by, or any discussions or negotiations with, Matterport, any of its subsidiaries or any of its or its subsidiaries’ representatives concerning a Competing Proposal or proposal that would reasonably be expected to constitute or lead to or result in a Competing Proposal. The Merger Agreement requires that Matterport identify the other party and disclose the material terms of such inquiry, offer, proposal, request, discussion or negotiation and, in the case of written materials, provide copies of such materials to CoStar Group. Additionally, Matterport is obligated to make available to CoStar Group all material non-public information not previously shared with CoStar Group and provided to the third party making a Competing Proposal to keep CoStar Group reasonably informed on a prompt basis (and, in any case, within 24 hours of any significant development, discussions or negotiations) of the status and material details (including amendments and proposed amendments) of any such Competing Proposal or other inquiry, offer, proposal, request, discussion or negotiation (which shall include copies of any proposed transaction agreements) relating to any Competing Proposal.

Permitted Change in Recommendation

Under the Merger Agreement, the Matterport Board has agreed, except as otherwise set forth in the Merger Agreement, that it will not:

•

withdraw, withhold, qualify or modify in a manner adverse to CoStar Group or Matterport, the Matterport Board’s recommendation that the Matterport stockholders vote in favor of the approval of the Mergers (the “Matterport Board Recommendation”);

•	adopt, approve, declare advisable, endorse or recommend, or propose to adopt, approve, declare advisable, endorse or recommend, to the Matterport stockholders any Competing Proposal;

•	if a Competing Proposal is publicly announced, fail to publicly reaffirm the Matterport Board Recommendation within five business days after CoStar Group so requests in writing;

•

in the event a tender offer that constitutes a Competing Proposal subject to Regulation 14D under the Exchange Act is commenced, fail to recommend against such Competing Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of such Competing Proposal;

•

fail to include the recommendation of the Matterport Board in favor of the approval and adoption of the Merger Agreement and the Mergers in this proxy statement/prospectus (any of the preceding four bullets or this bullet, a “change in recommendation”); or

•

adopt, approve or authorize, or propose to adopt, approve or authorize, or allow Matterport or any of its subsidiaries or any of their respective representatives to execute, approve or enter into, any letter of intent, memorandum of understanding, joint venture agreement, partnership agreement, share or asset purchase agreement, merger agreement, or any other similar agreement (i) with respect to any Competing Proposal or (ii) that would reasonably be expected to lead to a Competing Proposal (other than an acceptable confidentiality agreement permitted by and in compliance with the terms of the Merger Agreement).

Nevertheless, the Matterport Board may make a change in recommendation in the following circumstances:

•

if the Matterport Board (i) determines that an Intervening Event (as defined below) has occurred and is continuing and (ii) determines in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; or

•

if Matterport has received a Competing Proposal (which is not withdrawn) that the Matterport Board (i) has determined in good faith (after consultation with its outside legal counsel and financial advisor) constitutes a Superior Proposal and (ii) determines in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to making any change in recommendation, the Matterport Board must give 4 business days’ notice to CoStar Group of its intention to make a change in recommendation. Such notice must contain certain information relating to the Superior Proposal or Intervening Event (as applicable) and the development or change in circumstances leading to the proposed change in recommendation. If requested by CoStar Group, Matterport must engage in good faith discussions with CoStar Group regarding any adjustments or modifications to the terms of the Merger Agreement proposed by Matterport. Following such four business day period and prior to making any change in recommendation, Matterport must again determine in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to make a change in recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. Any material change in facts with respect to such Intervening Event or amendment to the financial terms or any other material amendment of such Superior Proposal shall, in each case, require a new notice to be delivered by Matterport, except that the four business day notice period referenced above shall instead be equal to two business days.

Under the Merger Agreement, an “Intervening Event” means any change, event, effect, fact, condition or circumstance (other than any change, event, effect, fact, condition or circumstance resulting from a breach of the Merger Agreement by Matterport) that is material to or otherwise materially affects the business, assets or operations of Matterport and its subsidiaries as a whole that was not known to or reasonably foreseeable by (or if known or reasonably foreseeable, the material consequences of which were not reasonably foreseeable) the Matterport Board as of or prior to the date of the Merger Agreement and that became known to, or reasonably foreseeable by, the Matterport Board following the date of the Merger Agreement and does not involve or relate to a Competing Proposal. None of the following, however, whether alone or in combination, will constitute or be deemed to contribute to an Intervening Event: (i) any Competing Proposal; (ii) the fact, in and of itself, that Matterport or CoStar Group meets or exceeds (or fails to meet or exceed) internal budgets or plans or internal or published forecasts of its revenues, earnings or other financial performance or results of operations (however, the underlying causes of such performance that are not otherwise excluded may be taken into account); and (iii) changes in Matterport’s or CoStar Group’s stock price or the trading volume of Matterport’s or CoStar Group’s stock (however, the underlying causes of such changes that are not otherwise excluded may be taken into account).

In addition, subject to compliance with the foregoing terms, prior to obtaining the Requisite Stockholder Approval, the Matterport Board (or a committee thereof) may terminate the Merger Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal as further described below in “The Merger Agreement—Termination of the Merger Agreement.”

Matterport Stockholder Vote

Pursuant to the Merger Agreement, Matterport has begun a broker search in anticipation of the Special Meeting in compliance with SEC Rule 14a-3 and, from time to time, will conduct additional broker searches as reasonably requested by CoStar Group or as reasonably necessary to comply with the terms of the Merger Agreement.

Matterport has agreed to take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following the effective date of the registration statement of which this proxy statement/prospectus forms a part for the purpose of obtaining the Requisite Stockholder Approval and if applicable, the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such advisory vote (and in any event within 40 calendar days after such declaration, or if Matterport’s nationally recognized proxy solicitor advises that 40 days from the date of effectiveness is insufficient time to submit and obtain the Requisite Stockholder Approval, such later date to which CoStar Group consents (such consent not to be unreasonably withheld, conditioned or delayed)). Unless a permitted change in recommendation has occurred, as described below, the Matterport Board has agreed to use its reasonable best efforts to solicit such Requisite Stockholder Approval, which includes issuing a recommendation to its stockholders to approve the adoption of the Merger Agreement. Notwithstanding any permitted change in recommendation, Matterport will submit the Merger Agreement to Matterport’s stockholders at the Special Meeting for a vote on the approval and adoption thereof. Matterport has further agreed that, unless the Merger Agreement is terminated pursuant to the terms of the Merger Agreement, Matterport’s obligations to hold the Special Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Matterport or any other person of any Competing Proposal or by a permitted change in recommendation.

Matterport, in consultation with CoStar Group, has set the Record Date for determining the persons entitled to notice of, and to vote at, the Special Meeting. Matterport will not change the date of (or the record date for), postpone or adjourn the Special Meeting without the consent of CoStar Group (which consent shall not be unreasonably withheld, delayed or conditioned), except that Matterport will have the right to postpone or adjourn the Special Meeting for no longer than 30 days in the aggregate under certain circumstances specified in the Merger Agreement, including (a) to the extent necessary to obtain a quorum if, as of the time at which the Special Meeting is scheduled, there are insufficient shares of Matterport Common Stock represented (either present virtually or represented by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting and (b) to the extent necessary to ensure that any supplement or amendment to this proxy statement/prospectus that is required by applicable law is properly disclosed to Matterport’s stockholders.

Fees and Expenses

Other than as provided below, all costs and expenses incurred in connection with the Mergers and the transactions contemplated by the Merger Agreement (including, but not limited to, expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus and all required filings in connection with antitrust or foreign investment law matters) will be paid by the party incurring those expenses, whether or not the Mergers are completed. All transfer, stamp and documentary Taxes or fees and sales, use, gains, real property transfer and other similar taxes or fees arising out of or in connection with entering into and carrying out the Merger Agreement shall be paid by the party legally responsible for such taxes.

Termination of the Merger Agreement

Termination. The Merger Agreement may be terminated at any time prior to the First Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise noted), under the following circumstances:

•	by mutual written consent of each of CoStar Group and Matterport;

•	by either CoStar Group or Matterport if:

•

the Mergers have not been consummated on or before January 21, 2025 (the “Termination Date”), which will be automatically extended for up to three periods of 90 days each if, at the time of each such extension, all closing conditions other than with respect to receipt of clearance and approvals under certain specified antitrust or foreign investment laws have been satisfied or waived, except that this termination right is not available to any party whose breach of its obligations under the Merger Agreement may not have been a principal cause of or have resulted in the failure of the First Effective Time to occur on or before the Termination Date;

•

prior to the First Effective Time, any governmental entity of competent jurisdiction issues a final and nonappealable law or order or takes any other action that permanently restrains, enjoins, renders illegal or otherwise prohibits the Mergers, and any appeal of such law or order or other action has become final and non-appealable; except that this termination right is not available to any party whose breach of its obligations under the Merger Agreement has been a principal cause of or has resulted in the issuance of such law or order or taking of such action; or

•

the Requisite Stockholder Approval is not obtained at the Special Meeting (or any adjournment or postponement thereof); except that this termination right is not available to Matterport if Matterport’s failure to perform any of its obligations under the Merger Agreement has been the principal cause of the failure to obtain the Requisite Stockholder Approval.

•	by Matterport if:

•

CoStar Group or Merger Subs have breached or failed to perform their representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions, subject to a cure period, provided that Matterport is not, at the time of such termination, in breach of any of its representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions; or

•

prior to obtaining the Requisite Stockholder Approval, the Matterport Board (or a committee thereof) determines to terminate the Merger Agreement in order to concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, provided that the Merger Agreement may not be so terminated (a) if Matterport breaches the provisions of the Merger Agreement regarding nonsolicitation of Competing Proposals and such breach was the principal cause of or has resulted in such Superior Proposal and (b) unless concurrently with or prior to such termination, Matterport pays CoStar Group the termination fee discussed below.

•	by CoStar Group if:

•

Matterport has breached or failed to perform its representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions, subject to a cure period, provided that CoStar Group and Merger Subs are not, at the time of such termination, in breach of any of their representations, warranties, covenants or agreements in the Merger Agreement in a way that prevents satisfaction of certain closing conditions; or

•	the Matterport Board makes a change in recommendation of the Mergers (whether or not permitted under the terms of the Merger Agreement).

Effect of Termination. If the Merger Agreement is validly terminated and the Mergers are abandoned, written notice thereof shall be given to the other party or parties, specifying the provisions of the Merger Agreement pursuant to which such termination is made. Upon such termination, the Merger Agreement will become null and void and of no effect without liability on the part of any party thereto (or any of its representatives), and all rights and obligations of any party thereto will cease. However, no party will be relieved or released from any liabilities or damages arising out of its fraud or willful breach of the Merger Agreement occurring prior to such termination, and the provisions of the Merger Agreement relating to effects of termination, termination fees, expenses and transfer taxes and general provisions will continue in effect notwithstanding such termination of the Merger Agreement.

Termination Fee and Expense Reimbursement

Matterport may be obligated to pay CoStar Group a termination fee of $50 million in the following circumstances:

•

if Matterport or CoStar Group terminates the Merger Agreement because the Requisite Stockholder Approval has not been obtained at a time when the Merger Agreement is terminable or terminated because the Matterport Board made a change in recommendation, and the termination fee will be payable within two business days after such termination;

•	if Matterport terminates the Merger Agreement to enter into a Superior Proposal, and the termination fee will be paid concurrently with such termination;

•

if the Merger Agreement is terminated because (i) the Requisite Stockholder Approval was not been obtained, (ii) Matterport breached any of its representations, warranties, covenants or agreements in the Merger Agreement, or (ii) the Mergers have not been consummated prior to or on the Termination Date, provided that (A) prior to such termination and after the date of the Merger Agreement, a Competing Proposal has been publicly announced or otherwise communicated to the Matterport Board (and not withdrawn) and (B) if within 12 months after the date of such termination, a transaction in respect of such Competing Proposal is consummated or Matterport enters into a definitive agreement in respect of such Competing Proposal, and such termination fee will be payable within two business days after such termination (except for purposes of this clause (B), the references to “20%” in the definition of Competing Proposal are deemed to refer instead to “50%”).

CoStar Group may be obligated to pay Matterport a reverse termination fee of $85 million if (i) the Merger Agreement is terminated because the Mergers have not have been consummated prior to or on the Termination Date or due to an applicable law or order arising under the HSR Act or any other antitrust law or foreign investment law that prohibits or makes illegal the consummation of the Mergers; and (ii) all of the conditions to Closing set forth in the Merger Agreement have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on or before the date of termination), other than the conditions to Closing relating to the expiration of any waiting period or clearance, as applicable, under the HSR Act or any other antitrust law or foreign investment law or the existence of any legal restraints arising under the HSR Act or any other antitrust law or foreign investment law.

Indemnification and Insurance

The Merger Agreement provides that for six years after the First Effective Time, the Surviving Company will indemnify, defend, and hold harmless each current or former directors or officers of Matterport and its subsidiaries to the fullest extent permitted by law against all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the First Effective Time (and whether asserted or claimed prior to, at or after the First Effective Time (and whether asserted or claimed prior to, at or after the First Effective Time) to the extent that they arise out of or relate to (i) the fact that such person is or was a director or officer of Matterport or its subsidiaries and (ii) the transactions contemplated by the Merger Agreement, whether asserted or claimed prior to, at or after the First Effective Time.

Matterport may, prior to the First Effective Time, and if Matterport fails to do so, CoStar Group will, and CoStar Group will cause the Surviving Company to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from the First Effective Time for events occurring prior to the First Effective Time that is substantially equivalent to and not less favorable in the aggregate to the intended beneficiaries thereof than Matterport’s existing policy. The premium of such policy will not exceed the maximum amount as agreed to by Matterport and CoStar Group.

Amendment, Extension and Waiver of the Merger Agreement

Amendment. At any time before or after receipt of the Requisite Stockholder Approval, the Merger Agreement may be amended by mutual written agreement of Matterport and CoStar Group. However, after receipt of the Requisite Stockholder Approval, no amendment that requires further approval by the Matterport stockholders may be made without such further approval by such stockholders.

Extension; Waiver. At any time prior to the First Effective Time, Matterport or CoStar Group, may (i) extend the time for the performance for its benefit of any obligation or other act of any other party; (ii) waive any inaccuracy in the representations and warranties made to it by another party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (iii) waive compliance with any agreement or condition for its benefit contained in the Merger Agreement.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware (without giving effect to choice of law principles thereof).

Summary of Voting Agreement

Concurrently with the execution of the Merger Agreement, on April 21, 2024, the following parties (the “Voting Parties”) entered into a voting agreement with CoStar Group and Matterport (the “Voting Agreement”):

•	R.J. Pittman, Matterport’s Chief Executive Officer and Chairman of the Matterport Board;

•	Lux Capital Management, LLC, LUX Ventures III, L.P., Lux Ventures III Special Founders Fund, L.P., Lux Venture Cayman III, L.P., Lux Co-Invest Opportunities, L.P. and Lux Total Opportunities, L.P.;

•	David Gausebeck, Matterport’s Chief Scientist Officer;

•	James D. Fay, Matterport’s Chief Financial Officer;

•	Jay Remley, Matterport’s Chief Revenue Officer;

•	Japjit Tulsi, Matterport’s Chief Technology Officer;

•	Matthew Zinn, Matterport’s Chief Legal Officer;

•	Jean Barbagelata, Matterport’s Chief People Officer;

•	Peter Presunka, Matterport’s Chief Accounting Officer;

•	Susan Repo, a member of the Matterport Board;

•	Peter Hébert, a member of the Matterport Board;

•	Jason Krikorian, a member of the Matterport Board; and

•	Mike Gustafson, a member of the Matterport Board.

As of April 21, 2024, the Voting Parties collectively beneficially owned shares representing approximately 15% of the voting power of Matterport Common Stock. Under the Voting Agreement, the Voting Parties agreed to, among other things, vote their shares (i) in favor of the adoption of the Merger Agreement and approval of the Mergers and the transactions contemplated thereby and any other action reasonably requested by CoStar Group in furtherance thereof, (ii) in favor of any proposal to adjourn a meeting of the stockholders of Matterport to solicit additional proxies in favor of the adoption of the Mergers, the Merger Agreement and the transactions contemplated thereby, (iii) against any Competing Proposal and (iv) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, impair, interfere with, delay, postpone, or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or the Voting Agreement or the performance by Matterport of its obligations under the Merger Agreement or by the Voting Parties of their obligations under the Voting Agreement. The form of the Voting Agreement is attached to this proxy statement/prospectus as Annex C and is incorporated herein by reference.

Litigation Relating to the Mergers

On June 3, 2024, a purported Matterport stockholder filed a complaint in the U.S. District Court for the Northern District of California, captioned Andrew Rose v. Matterport, Inc., et al., Case No. 5:24-cv-3313, naming Matterport and each member of the Matterport Board as defendants. The complaint alleges that CoStar Group’s Form S-4 Registration Statement filed with the SEC on May 21, 2024 is materially misleading and omits certain purportedly material information relating to the sales process, financial projections of Matterport and CoStar Group, the valuation analyses performed by Qatalyst Partners, and negotiations over the terms of post-transaction employment of certain Matterport employees. The complaint asserts violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the Company’s Board. The complaint seeks, among other things, an injunction enjoining consummation of the Merger, an order directing the individual defendants to issue a new Registration Statement, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, certain purported Matterport shareholders have delivered demand letters alleging similar deficiencies or omissions regarding the disclosures made in the Registration Statement, and requesting relevant books and records. These demand letters, if not resolved, could lead to post-or pre-Mergers lawsuits against Matterport, seeking an injunction to enjoin the consummation of the Mergers. Matterport believes the lawsuits are without merit and intends to vigorously defend against them. Additional lawsuits and demand letters arising out of or relating to the Merger Agreement or the Mergers may be filed or made in the future, which could prevent or delay completion of the Mergers and result in additional costs to Matterport.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences of the Mergers to U.S. Holders (defined below) of Matterport Common Stock who exchange shares of Matterport Common Stock for a combination of shares of CoStar Group Common Stock and cash pursuant to the Mergers. The following discussion is based on the Code, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. This discussion represents the opinion of Foley & Lardner LLP, acting as counsel to Matterport.

For purposes of this discussion, a “U.S. Holder” is holder that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Matterport Common Stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Matterport Common Stock, you should consult your own tax advisor regarding the tax consequences of the Mergers.

This discussion addresses only those Matterport stockholders that hold their Matterport Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all of the U.S. federal income tax consequences that may be relevant to particular Matterport stockholders in light of their individual circumstances or to Matterport stockholders subject to special treatment under U.S. federal income tax law, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	pass-through entities or investors in pass-through entities;

•	tax-exempt organizations or governmental organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons who exercise dissenters’ rights;

•	persons holding Matterport Common Stock as part of a “straddle,” “hedge,” “conversion Mergers,” “synthetic security” or other integrated investment;

•	regulated investment companies or real estate investment trusts;

•	persons who hold Matterport Common Stock on behalf of another person as a nominee;

•	persons who receive Matterport Common Stock through the exercise of employee stock options or otherwise as compensation;

•	persons that purchased or sell their shares of Matterport Common Stock as part of a wash sale;

•	certain expatriates or persons that have a functional currency other than the U.S. dollar; and

•	persons that are not U.S. Holders.

In addition, this discussion does not address any other U.S. federal tax consequences, such as gift or estate taxes, alternative minimum taxes, or any state, local or non-U.S. tax consequences of the Mergers, nor does it address any tax reporting requirements that may be applicable with respect to the Mergers contemplated by the Merger Agreement.

ALL HOLDERS OF MATTERPORT COMMON STOCK (AND HOLDERS OF MATTERPORT EQUITY INCENTIVE AWARDS) SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY U.S. STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Material U.S. Federal Income Tax Consequences of the Mergers

It is intended that, for U.S. federal income tax purposes, the First Merger, together with the Second Merger, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which is referred to as the Intended Tax Treatment. However, the completion of the Mergers is not conditioned on the Mergers qualifying for the Intended Tax Treatment or upon the receipt of an opinion of counsel to that effect, and whether or not the Mergers will qualify for the Intended Tax Treatment depends on facts that will not be known until the Mergers are completed.

In particular, the Intended Tax Treatment requires that the value of the shares of CoStar Group Common Stock issued to holders of Matterport Common Stock in the Mergers, determined as of completion of the Mergers, represents at least a minimum percentage of the total consideration paid to holders of Matterport Common Stock in the Mergers. While there is no specific guidance as to precisely what minimum percentage is necessary to satisfy this requirement, it would be satisfied if the value of CoStar Group Common Stock received in the Mergers (valued as of completion of the Mergers) represents at least 40% of the total consideration. Because this test is based on the value of CoStar Group Common Stock as of completion of the Mergers, a substantial decline in the value of the CoStar Group Common Stock could cause this requirement to not be met. Accordingly, no assurance can be given that the Mergers will qualify for the Intended Tax Treatment.

Moreover, neither CoStar Group nor Matterport intends to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Mergers. Accordingly, even if CoStar Group and Matterport conclude that the Mergers qualify for the Intended Tax Treatment, no assurance can be given that the Internal Revenue Service will not challenge that conclusion or that a court would not sustain such a challenge. If the Internal Revenue Service successfully challenges the Intended Tax Treatment, U.S. Holders will be treated as if they sold their Matterport Common Stock in a fully taxable transaction (as described below).

Tax Consequences if the Mergers Qualify for the Intended Tax Treatment

Assuming that the Mergers qualify for the Intended Tax Treatment, the U.S. federal income tax consequences of the Mergers to U.S. Holders of Matterport Common Stock are as follows:

•

a U.S. Holder of Matterport Common Stock will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the CoStar Group Common Stock and cash received by a holder of Matterport Common Stock exceeds such U.S. Holder’s tax basis in its Matterport Common Stock, and (ii) the amount of cash received by such U.S. Holder (in each case excluding any cash received instead of fractional share interests in CoStar Group Common Stock, which shall be treated as discussed below);

•

the aggregate tax basis of the CoStar Group Common Stock received in the Mergers (including any fractional share interests in CoStar Group Common Stock deemed received and exchanged for cash, as discussed below) will be the same as the aggregate tax basis of the Matterport Common Stock exchanged for the CoStar Group Common Stock, decreased by the amount of cash received in the Mergers (excluding any cash received instead of fractional share interests in CoStar Group Common Stock), and increased by the amount of any gain recognized in the exchange (regardless of whether such gain is classified as capital gain or dividend income, as discussed below), excluding any gain recognized with respect to fractional share interests in CoStar Group Common Stock for which cash is received, as discussed below; and

•

the holding period of CoStar Group Common Stock received in exchange for shares of Matterport Common Stock (including any fractional share interests in CoStar Group Common Stock deemed received and exchanged for cash, as discussed below) will include the holding period of the Matterport Common Stock exchanged for the CoStar Group Common Stock.

It will not be known at the time of the Special Meeting whether the requirements for the Mergers to qualify for the Intended Tax Treatment will be met. CoStar Group will make a public announcement no later than 45 days after the First Effective Time as to whether or not the Mergers will be reported as a reorganization within the meaning of Section 368(a) of the Code. HOWEVER, MATTERPORT WILL NOT RESOLICIT STOCKHOLDER VOTES IN THE EVENT THAT THE MERGERS FAIL TO QUALIFY FOR THE INTENDED TAX TREATMENT.

Tax Consequences if the Mergers Fail to Qualify as a Reorganization

If any requirement for the Mergers to qualify for the Intended Tax Treatment is not satisfied, a U.S. Holder whose shares of Matterport Common Stock are exchanged in the First Merger for the merger consideration generally will recognize capital gain or loss in an amount equal to the difference between (i) the fair market value of the shares of CoStar Group Common Stock and the amount of cash received in the First Merger (including cash received in lieu of fractional shares of CoStar Group Common Stock) and (ii) the holder’s tax basis in the Matterport Common Stock surrendered. Additionally, a U.S. Holder’s holding period in shares of CoStar Group Common Stock received in the First Merger would begin on the day following the First Merger.

If a U.S. Holder acquired different blocks of Matterport Common Stock at different times or different prices, any gain will be determined separately with respect to each block of Matterport Common Stock, and such U.S. Holder’s tax basis and holding period in its shares of CoStar Group Common Stock may be determined with reference to each block of Matterport Common Stock. Any such U.S. Holders should consult their own tax advisors regarding the manner in which cash and CoStar Group Common Stock received in the exchange should be allocated among different blocks of Matterport Common Stock and with respect to identifying the tax bases or holding periods of the particular shares of CoStar Group Common Stock received in the Mergers.

Any gain or loss recognized by a U.S. Holder generally would be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of Matterport Common Stock exceeds one year at the First Effective Time of the First Merger. Long-term capital gain of non-corporate U.S. Holders (including individuals) is currently eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

In some cases, including if a U.S. Holder actually or constructively owns CoStar Group Common Stock other than CoStar Group Common Stock received pursuant to the First Merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends on each U.S. Holder’s particular circumstances, including the application of constructive ownership rules, U.S. Holders of Matterport Common Stock should consult their own tax advisors regarding the application of the foregoing rules to such holders’ particular circumstances.

Cash Received Instead of a Fractional Share of CoStar Group Common Stock

A U.S. Holder of Matterport Common Stock who receives cash instead of a fractional share of CoStar Group Common Stock generally will be treated as having received the fractional share pursuant to the Mergers and then as having sold to CoStar Group that fractional share of CoStar Group Common Stock for cash. As a result, a U.S. Holder of Matterport Common Stock generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share of CoStar Group Common Stock. Gain or loss recognized with respect to cash received in lieu of a fractional share of CoStar Group Common Stock will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the First Effective Time, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Medicare Net Investment Income Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income, in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). For this purpose, net investment income generally includes dividend income and net gain recognized with respect to a disposition of shares of Matterport Common Stock pursuant to the Mergers, unless such dividend income or net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, please consult your own tax advisors regarding the applicability of the Medicare tax with respect to your disposition of shares of Matterport Common Stock pursuant to the Mergers.

Information Reporting and Backup Withholding

Payments of cash to a U.S. Holder of Matterport Common Stock may, under certain circumstances, be subject to information reporting and backup withholding, unless the U.S. Holder provides proof of an applicable exemption or furnishes the U.S. Holder’s taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

The preceding discussion is intended only as a general discussion of material U.S. federal income tax consequences of the Mergers. The preceding discussion is not a complete analysis or discussion of all potential tax effects that may be important to you. You are strongly encouraged to consult your own tax advisors as to the specific tax consequences of the Mergers including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

THE SPECIAL MEETING

This proxy statement/prospectus is being provided to Matterport stockholders as part of a solicitation of proxies by the Matterport Board for use at the Special Meeting. This proxy statement/prospectus contains important information regarding the Special Meeting, the proposals on which Matterport stockholders are being asked to vote, considerations that Matterport stockholders may find useful in determining how to vote and voting procedures.

Date, Time and Place of Meeting

The Special Meeting will be held virtually on July 26, 2024, at 10:00 a.m. Pacific Time. You will be able to attend the Special Meeting online by visiting https://web.lumiconnect.com/216187135 (password: matterport2024).

Purpose of the Special Meeting

The Special Meeting will be held for the purpose of considering and voting on the following matters:

•	The Merger Proposal (Item 1 on the proxy card). To adopt the Merger Agreement and to approve the Mergers and the other transactions contemplated by the Merger Agreement.

•

The Transaction Related Compensation Proposal (Item 2 on the proxy card). To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Matterport’s named executive officers in connection with the Mergers.

•

The Adjournment Proposal (Item 3 on the proxy card). To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Recommendation of the Matterport Board

The Matterport Board has determined that the Mergers are advisable and in the best interests of Matterport and its stockholders and has unanimously adopted the Merger Agreement. The Matterport Board unanimously recommends that Matterport stockholders vote “FOR” the Merger Proposal, “FOR” the Transaction Related Compensation Proposal, and “FOR” the Adjournment Proposal. See “The Mergers—Matterport’s Reasons for the Mergers; Recommendations of the Matterport Board” on page 49 for a more detailed discussion of the Matterport Board’s recommendation.

Matterport Record Date; Who Can Vote at the Special Meeting

The Matterport Board has fixed the close of business on June 6, 2024 as the Record Date for determining the holders of Matterport Common Stock entitled to receive notice of and to vote at the Special Meeting. Only Matterport stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend and vote the shares of Matterport Common Stock that they held on that date at the Special Meeting or at any adjournment of the meeting. At the close of business on the Record Date, there were 318,762,400 shares of Matterport Common Stock issued and entitled to vote, held by approximately 171 holders of record. Each share of Matterport Common Stock owned on Matterport’s Record Date is entitled to one vote on each proposal at the Special Meeting.

Vote Required for the Proposals

•	Approval of the Merger Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Matterport Common Stock entitled to vote at Special Meeting on the Merger Proposal.

•

Approval of the Transaction Related Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Transaction Related Compensation Proposal.

•

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Adjournment Proposal, and the chairman of the Special Meeting also has the power to adjourn the Special Meeting from time to time.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority of all outstanding shares of Matterport Common Stock entitled to vote as of the Record Date are present at the Special Meeting or represented by proxy. At the close of business on the Record Date, there were 318,762,400 shares of Matterport Common Stock outstanding and entitled to vote. This means that at least 159,381,201 shares must be represented by stockholders present at the Special Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or attend the Special Meeting. In the event that a quorum is not present at the Special Meeting, Matterport expects that the Special Meeting will be adjourned to solicit additional proxies.

Shares Held by Officers and Directors

As of the Record Date, the directors and executive officers of Matterport beneficially owned and were entitled to vote, in the aggregate, approximately 33,808,500 issued and outstanding shares of Matterport Common Stock, representing approximately 10.61% of the shares of Matterport Common Stock outstanding on the Record Date. Pursuant to the Voting Agreement, the officers and directors of Matterport have agreed to vote in favor of adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated by the Merger Agreement, subject to the terms and conditions of the Voting Agreement, as described under “The Merger Agreement—Summary of Voting Agreement” beginning on page 91.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Special Meeting. Alternatively, you may vote by proxy by signing, dating and returning the proxy card, over the Internet or by telephone. Whether or not you plan to attend the Special Meeting, Matterport urges you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote virtually. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided on the proxy card.

•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the proxy card.

•

To vote by mail, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to Matterport before the Special Meeting, Matterport will vote your shares as you direct.

Beneficial Owners: Shares Registered in the Name of Broker, Bank or Other Agent

If on the Record Date, your shares were held in an account at a broker, bank or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Proxy Card Voting Instructions

All shares represented by valid proxies that Matterport receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Merger Proposal, “FOR” the Transaction Related Compensation Proposal, and “FOR” the Adjournment Proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting. However, if other business properly comes before the Special Meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in “Street Name”; Broker Non-Votes

Under stock exchange rules, banks, brokers and other nominees who hold shares of Matterport Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Special Meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of Matterport Common Stock in “street name,” your broker, bank, or other nominee will vote your shares of Matterport Common Stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.

Abstentions and Broker Non-Votes

If you attend the Special Meeting virtually and do not vote or submit a proxy card on which you indicate that you abstain from voting, your abstention will count as present for purposes of establishing a quorum and will have the effect of a vote “AGAINST” the Merger Proposal, “AGAINST” the Transaction Related Compensation Proposal and “AGAINST” the Adjournment Proposal. If you are a holder of shares of Matterport Common Stock entitled to vote at the Special Meeting and you do not attend the Special Meeting virtually or return a proxy, or if you hold your shares in “street name” and you do not provide voting instructions to your broker, bank or other similar organization, your shares will not be voted and will not be treated as present for purposes of establishing a quorum and will have the effect of a vote “AGAINST” the Merger Proposal and assuming a quorum is present at the Special Meeting, will have no effect on the Transaction Related Compensation Proposal and the Adjournment Proposal.

Revocation of Proxies

Matterport stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the Special Meeting by:

•	Submitting notice in writing to Matterport’s Secretary at legal@matterport.com;

•	Executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or on the Internet; or

•	Voting while virtually present at the Special Meeting.

Attending the Special Meeting without voting will not revoke your proxy. If your shares of Matterport Common Stock are held in “street name” by a bank or broker, you should follow the instruments of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

The solicitation of proxies from Matterport stockholders is made on behalf of the Matterport Board. Matterport has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $13,500 in total. Matterport will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders. Directors, officers, and employees of Matterport may also solicit proxies in person, by telephone or by other means of communication deemed appropriate. Directors, officers, and employees of Matterport will not be paid any additional compensation for soliciting proxies.

Printed Copies of Our Proxy Materials

Instructions regarding how you can vote are contained on the proxy card included in your proxy materials.

Technical Difficulties

If you have technical difficulties accessing the Special Meeting live audio webcast, technicians will be ready to assist you. Please be sure to check in by 9:00 a.m., Pacific Time, on July 26, 2024, the day of the Special Meeting, so Matterport may address any technical difficulties before the Special Meeting live audio webcast begins. If you encounter any difficulties accessing the Special Meeting live audio webcast during the check-in or meeting time or any difficulties emerge during the meeting, please call the technical support number that will be posted on the Special Meeting log-in page.

Questions and Answers During the Special Meeting

As part of the Special Meeting, Matterport will conduct a live question and answer (“Q&A”) session during which Matterport intends to answer as many questions as possible submitted online during or prior to the Special Meeting that are pertinent to Matterport and Special Meeting matters. If you are a stockholder, you may submit a question one (1) hour in advance of the Special Meeting at https://web.lumiconnect.com/216187135 (password: matterport2024) after logging in with your control number.

Only stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions during the Special Meeting. Questions should be succinct and only cover a single topic. Matterport will not address questions that are, among other things:

•	irrelevant to the business of Matterport or to the business of the Special Meeting;

•	related to material non-public information of Matterport, including the status or results of our business since Matterport’s last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two-question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the chair of the Special Meeting or Matterport’s Chief Legal Officer in his or her reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above.

Assistance

If you have any questions concerning the Mergers or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of Matterport Common Stock, please reach out to Matthew Zinn, Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089, (650) 641-2241, or Matterport’s proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 356-7813 or via email at mttr@dfking.com.

MATTERPORT PROPOSALS

PROPOSAL 1: THE MERGER PROPOSAL

At the Special Meeting, the Matterport stockholders will be asked to adopt the Merger Agreement. Holders of Matterport Common Stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the Mergers. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the Matterport Board unanimously adopted the Merger Agreement, authorized and approved the Mergers and the transactions contemplated by the Merger Agreement and determined the Merger Agreement and the Mergers to be advisable and in the best interests of Matterport and its stockholders. Please see “The Mergers—Matterport’s Reasons for the Mergers; Recommendations of the Matterport Board” included elsewhere in this proxy statement/prospectus for a more detailed discussion of the Matterport Board’s recommendation.

Approval of the Merger Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Matterport Common Stock entitled to vote at the Special Meeting on the Merger Proposal.

Matterport Board Recommendation

The Matterport Board unanimously recommends that the Matterport stockholders vote “FOR” the Merger Proposal.

PROPOSAL 2: THE TRANSACTION RELATED COMPENSATION PROPOSAL

Section 14A of the Exchange Act, and Rule 14a-21(c) under the Exchange Act require that Matterport seek a non-binding, advisory vote from its stockholders to approve the “golden parachute” compensation that may be paid or become payable to Matterport’s named executive officers that is based on or otherwise relates to the Mergers, as disclosed in “The Mergers—Interests of Matterport Directors and Executive Officers in the Mergers” beginning on page 62, including the table titled “Golden Parachute Compensation” in the section entitled “The Mergers—Mergers-Related Compensation for Matterport’s Named Executive Officers” and its accompanying footnotes.

As required by these provisions, Matterport is asking the Matterport stockholders to cast an advisory vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Matterport’s named executive officers that is based on or otherwise relates to the Mergers, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Mergers—Interests of Matterport Directors and Executive Officers in the Mergers” (including the associated footnotes, tables, and narrative discussion) on page 62, are hereby APPROVED.”

The vote with respect to this proposal is an advisory vote and will not be binding on Matterport, the Matterport Board, CoStar Group, any of Matterport’s or CoStar Group’s subsidiaries or the Surviving Company. Therefore, regardless of whether the Matterport stockholders approve this proposal, if the Merger Agreement is approved by Matterport stockholders and completed, the compensation that is based on or otherwise related to the Mergers will still be paid to Matterport’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements.

Approval of this Transaction Related Compensation Proposal is not a condition to the Closing, and approval of this Transaction Related Compensation Proposal is separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote to approve the Transaction Related Compensation Proposal and vote not to adopt the Merger Agreement and vice versa.

Approval of the Transaction Related Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Transaction Related Compensation Proposal.

Matterport Board Recommendation

The Matterport Board unanimously recommends that the Matterport stockholders vote, on a non-binding, advisory basis, “FOR” approval of the Transaction Related Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

At the Special Meeting, the Matterport stockholders will be asked to approve one or more adjournments to the Special Meeting to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger Proposal.

If, at the Special Meeting, (i) there are insufficient shares of Matterport Common Stock represented (either present virtually or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (ii) additional time is required for the filing and mailing of any supplemental or amended disclosure which Matterport has determined is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Matterport stockholders prior to the Special Meeting or (iii) Matterport reasonably believes that the number of shares of Matterport Common Stock present or represented and voting in favor of the Merger Proposal is insufficient to approve such proposal, Matterport intends to move to adjourn the Special Meeting.

In accordance with the Matterport Bylaws, a vote to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Proposal may be taken in the absence of a quorum.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting on the Adjournment Proposal, and the chairman of the Special Meeting also has the power to adjourn the Special Meeting from time to time.

Matterport Board Recommendation

The Matterport Board unanimously recommends that the Matterport stockholders vote “FOR” the Adjournment Proposal.

COMPARATIVE STOCK PRICES AND DIVIDENDS

Shares of CoStar Group Common Stock are listed for trading on the Nasdaq Global Select Market under the symbol “CSGP.” Shares of Matterport Common Stock are listed for trading on the Nasdaq Global Market under the symbol “MTTR.” The following table presents trading information for CoStar Group Common Stock and Matterport Common Stock on April 19, 2024, the last trading day before public announcement of the Merger Agreement and June 6, 2024, the latest practicable trading day before the date of this proxy statement/prospectus. The table also shows the estimated equivalent per share value of the merger consideration for each share of Matterport Common Stock on the relevant date.

	Matterport Closing Price	CoStar Group Closing Price	Exchange Ratio(1)	Estimated Equivalent Per Share Value(2)
April 19, 2024	$1.74	$84.26	0.03264	$5.50
June 6, 2024	$4.26	$77.05	0.03552	$5.49

(1)

The actual Exchange Ratio at Closing will be determined based on the Average CoStar Group Share Price, which will be the average of the daily volume weighted averages of the trading prices of CoStar Group Common Stock on the Nasdaq Global Select Market on each of the 20 consecutive trading days ending on and including the trading day that is three trading days prior to the date of the First Effective Time of the Mergers. If the Average CoStar Group Share Price is greater than or equal to $94.62 per share, then the Exchange Ratio will be 0.02906. If the Average CoStar Group Share Price is less than or equal to $77.42 per share, then the Exchange Ratio will be 0.03552. If the Average CoStar Group Share Price is greater than $77.42 and less than $94.62 per share, then the Exchange Ratio shall be the quotient of (a) $2.75 divided by (b) the Average CoStar Group Share Price.

(2)

The actual estimated equivalent per share value at the Closing of the Mergers will be determined based on the sum of the Per Share Cash Consideration and the Per Share Stock Consideration Value, which will be the value of shares of CoStar Group Common Stock equal to the product of (x) the Exchange Ratio and (y) the Average CoStar Group Share Price.

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Matterport stockholders in determining whether to adopt the Merger Agreement. Matterport stockholders are urged to obtain current market quotations for CoStar Group Common Stock and Matterport Common Stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the Merger Agreement. See the section titled “Where You Can Find More Information.”

Dividends

CoStar Group has never paid any cash dividends on CoStar Group Common Stock. The CoStar Group Board currently intends to retain any future earnings to finance the operation and expansion of CoStar Group’s business, and CoStar Group does not expect to declare or pay any dividends in the foreseeable future. Any future determination related to CoStar Group’s dividend policy will be made at the discretion of the CoStar Group Board.

Matterport has never paid any dividends on its common stock. Pursuant to the terms of the Merger Agreement, prior to the First Effective Time, Matterport is not permitted to authorize, declare, set aside, pay or make any dividend or other distribution without the consent of CoStar Group.

DESCRIPTION OF CAPITAL STOCK

The following description of some of the terms of CoStar Group Common Stock, the CoStar Group Certificate of Incorporation, the CoStar Group By-laws, and the DGCL does not purport to be complete and is subject to and qualified in its entirety by reference to the CoStar Group Certificate of Incorporation, the CoStar Group By-laws and the DGCL. Copies of the CoStar Group Certificate of Incorporation and CoStar Group By-laws have been filed or incorporated by reference as exhibits to the most recent CoStar Group Annual Report on Form 10-K or a subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by CoStar Group with the SEC. You may obtain copies of any of those documents by visiting the SEC’s website at http://www.sec.gov.

General

CoStar Group has authority under the CoStar Group Certificate of Incorporation to issue up to 1,200,000,000 shares of CoStar Group Common Stock and 2,000,000 shares of CoStar Group preferred stock, par value $0.01 per share (“CoStar Group Preferred Stock”). Shares of CoStar Group Common Stock that are currently outstanding are fully paid and non-assessable. No shares of CoStar Group Preferred Stock are currently outstanding.

The rights of holders of CoStar Group Common Stock may be modified from time to time by the CoStar Group Board pursuant to amendments to the CoStar Group Certificate of Incorporation or the CoStar Group By-laws.

Voting Rights

Holders of shares of CoStar Group Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of CoStar Group. Except as otherwise required by law, the CoStar Group Certificate of Incorporation or the CoStar Group By-laws, matters submitted to a vote of stockholders (other than director elections) will be decided by the affirmative vote of a majority of the shares of CoStar Group Common Stock present or represented by proxy and entitled to vote on the matter. Holders of shares of CoStar Group Common Stock do not have cumulative voting rights.

Directors will be elected if the number of votes properly cast “for” a nominee’s election exceeds the number of votes properly cast “against” such nominee’s election, unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by the vote of a plurality of the votes cast. There is no provision for cumulative voting with regard to the election of directors.

Dividend Rights

Subject to the preferences applicable to any then-outstanding shares of CoStar Group Preferred Stock, the holders of CoStar Group Common Stock are entitled to receive dividends, if any, as and when declared, from time to time, by the CoStar Group Board out of funds legally available therefor.

Liquidation, Dissolution or Similar Rights

Upon dissolution, after satisfaction of the claims of creditors and the payment to any holders of CoStar Group Preferred Stock of the full preferential amounts to which such holders may be entitled, the remaining assets of CoStar Group would be distributed to the holders of CoStar Group Common Stock ratably in proportion to the number of shares of CoStar Group Common Stock held by them.

Other Rights

CoStar Group Common Stock is not redeemable, is not subject to redemption or sinking fund provisions, does not have any conversion rights and is not subject to call. Holders of shares of CoStar Group Common Stock do not have preemptive rights to acquire newly issued shares.

Anti-Takeover Effects of Provisions of the CoStar Group Certificate of Incorporation, CoStar Group By-laws, and Delaware Law

Various provisions contained in the CoStar Group Certificate of Incorporation, the CoStar Group By-laws, and the DGCL could delay or discourage some transactions involving an actual or potential change in control of CoStar Group or its management.

For example, provisions in the CoStar Group Certificate of Incorporation and the CoStar Group By-laws:

•	authorize the CoStar Group Board to establish one or more series of undesignated preferred stock, the terms of which can be determined by the CoStar Group Board at the time of issuance;

•	do not authorize cumulative voting;

•	authorize the CoStar Group Board to alter, amend or repeal any bylaw;

•

provide that, except as otherwise provided in the CoStar Group Certificate of Incorporation or by the DGCL, special meetings of CoStar Group stockholders may be called only by the CoStar Group Board in a resolution approved by a majority of the CoStar Group Board or by the Chairman of the CoStar Group Board or the President of CoStar Group;

•	provide that CoStar Group stockholders may take action only at a duly called meeting and not by written consent;

•	in connection with stockholder meetings, provide an advanced written notice procedure with respect to stockholder nominations for directors and bringing other business; and

•

provide that CoStar Group directors may fill any vacancies on the CoStar Group Board, including newly created board seats resulting from an increase in the authorized number of directors and vacancies resulting from death, resignation, or other cause.

In addition, CoStar Group is subject to Section 203 of the DGCL, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits CoStar Group from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	the CoStar Group Board approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of CoStar Group voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, the CoStar Group Board approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving CoStar Group and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of CoStar Group assets;

•	in general, any transaction that results in the issuance or transfer by us of any of CoStar Group stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of CoStar Group stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through CoStar Group.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Transfer Agent

The registrar and transfer agent for CoStar Group Common Stock is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MATTERPORT

The following table sets forth information regarding the beneficial ownership of Matterport’s voting shares by:

•	each person, or group of affiliated persons, who is known to Matterport to be the beneficial owner of more than 5% of our voting shares;

•	each of Matterport’s named executive officers and directors; and

•	all of Matterport’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of May 14, 2024.

Percentage ownership of Matterport voting securities is based on 314,619,027 shares of Matterport’s Common Stock issued and outstanding as of May 14, 2024.

Unless otherwise indicated, Matterport believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. All references in the table and in the footnotes are to Matterport Common Stock.

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	% of Outstanding Common Stock
Directors and Named Executive Officers
R.J. Pittman(1)(2)	17,367,597	5.5%
Japjit Tulsi(1)(3)	3,508,975	1.1%
Jay Remley (1)(4)	3,364,129	1.1%
James D. Fay(1)(5)	2,963,285	*
Matthew Zinn(1)(6)	662,297	*
Mike (Gus) Gustafson(1)(7)	751,193	*
Peter Hébert(8)	26,418,802	8.4%
Jason Krikorian(1)(9)	198,889	*
Susan Repo(1)(10)	112,962	*
All Directors and Executive Officers of Matterport as a Group (9 individuals)	55,348,129	17.6%
Five Percent Holders
Entities affiliated with Lux Capital Management(8)	26,418,802	8.4%
BlackRock, Inc.(11)	23,798,764	7.6%
The Vanguard Group(12)	23,886,410	7.6%

*	Less than one percent.
(1)	The principal business address is c/o Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089.
(2)	Consists of (a) 3,696,483 shares of Matterport Common Stock and (b) 13,671,114 options and RSUs exercisable for shares of Matterport Common Stock.

(3)	Consists of (a) 465,107 shares of Matterport Common Stock and (b) 3,043,868 options and RSUs exercisable for shares of Matterport Common Stock.
(4)	Consists of (a) 1,168,654 shares of Matterport Common Stock and (b) 2,195,475 options and RSUs exercisable for shares of Matterport Common Stock.
(5)	Consists of (a) 1,507,482 shares of Matterport Common Stock and (b) 1,455,803 options and RSUs exercisable for shares of Matterport Common Stock.
(6)	Consists of (a) 391,211 shares of Matterport Common Stock and (b) 271,086 RSUs exercisable for shares of Matterport Common Stock.
(7)

Consists of (a) 181,761 shares of Matterport Common Stock, (b) 16,512 Matterport Common Stock held by Brock M. Gustafson Trust, (c) 16,512 Matterport Common Stock held by Ashley E. Gustafson Trust, and (d) 536,408 options and RSUs exercisable for shares of Matterport Common Stock.

(8)

Based on a Schedule 13D/A filed on March 17, 2022. Consists of (a) 279,793 shares of Matterport Common Stock held by Peter Hébert (b) 38,126 shares of Matterport Common Stock held by Lux Capital Management, LLC, (c) 60,763 RSUs exercisable for shares of Matterport Common Stock, (d) 15,174,620 shares of Matterport Common Stock held by Lux Ventures III, L.P., (e) 5,806,341 shares of Matterport Common Stock held by Lux Co-Invest Opportunities, L.P., (f) 719,947 shares of Matterport Common Stock held by Lux Ventures Cayman III, L.P., (g) 7,466 shares of Matterport Common Stock held by Lux Ventures III Special Founders Fund, L.P. and (h) 4,331,746 shares of Matterport Common Stock held by Lux Total Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of each of Lux Ventures III L.P. and Lux Ventures III Special Founders Fund, L.P. and exercises voting and dispositive power over the shares noted herein held thereby. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Lux Total Opportunities Partners, LLC is the general partner of Lux Total Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Total Opportunities, L.P. Peter Hébert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC, Lux Ventures Cayman III General Partner Limited and Lux Total Opportunities Partners, LLC. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC, Lux Ventures Cayman III General Partner Limited and Lux Total Opportunities Partners, LLC, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P., Lux Ventures III Special Founders Fund, L.P. and Lux Total Opportunities, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC, Lux Ventures Cayman III General Partner Limited, and Lux Total Opportunities Partners, LLC and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(9)	Consists of (a) 138,126 shares of Matterport Common Stock and (b) 60,763 RSUs exercisable for shares of Matterport Common Stock.
(10)	Consists of 26, 099 shares of Matterport Common Stock and (b) 86,863 RSUs exercisable for shares of Matterport Common Stock.
(11)

Based on a Schedule 13G filed on January 26, 2024. BlackRock, Inc. has sole voting power with respect to 23,306,560 shares of Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. reported beneficial ownership of 23,798,764 shares and had sole voting power over 23,306,560 shares, shared voting power over no shares, sole investment power over 23,798,764 shares and shared investment power over no shares.

(12)

Based on a Schedule 13G filed on February 13, 2024. The Vanguard Group has sole voting power with respect to zero shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group reported beneficial ownership of 23,886,410 shares and had sole voting power over no shares, shared voting power over 156,143 shares, sole investment power over 23,471,394 shares and shared investment power over 415,016 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF COSTAR GROUP

The following table provides certain information regarding the beneficial ownership of CoStar Group Common Stock as of May 10, 2024, unless otherwise noted, by:

•	Each of CoStar Group’s current directors;

•

Each person CoStar Group knows to be the beneficial owner of more than 5% of outstanding CoStar Group Common Stock (based upon Schedule 13D and Schedule 13G filings with the SEC, which can be reviewed for further information on each such beneficial owner’s holdings); and

•	All of Costar Group’s current executive officers and current directors as a group.

Name and Address(1)	Shares Beneficially Owned(1)	Percentage of Outstanding Shares(1)
Michael R. Klein(2)	1,932,525	*
Andrew C. Florance(3)	2,451,439	*
Scott T. Wheeler(4)	242,022	*
Lisa C. Ruggles(5)	290,216	*
Frederick G. Saint(6)	401,522	*
Frank A. Simuro(7)	484,861	*
Angelique G. Brunner(8)	3,532	*
Laura Cox Kaplan(9)	14,383	*
Michael J. Glosserman(10)	101,465	*
John W. Hill(11)	17,870	*
Robert W. Musslewhite(12)	11,863	*
Christopher J. Nassetta(13)	273,615	*
Louise S. Sams(14)	12,627	*
All current executive officers and directors as a group (15 persons)(15)	6,346,653	1.55%
BlackRock, Inc.(16)	36,527,249	8.93%
The Vanguard Group(17)	64,909,699	15.88%

(1)

Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 1331 L Street, NW, Washington, DC 20005. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of May 10, 2024, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table and to the extent authority is shared by spouses under applicable law, we believe that the persons named in the table have sole voting and dispositive power with respect to their reported shares of CoStar Group Common Stock. The use of * indicates ownership of less than 1%. As of May 10, 2024, the Company had 408,485,431 shares of CoStar Group Common Stock outstanding.

(2)	Includes 9,089 shares of restricted stock that are subject to vesting restrictions and 620,994 shares that, as of May 10, 2024, were pledged to secure a margin loan.
(3)	Includes 1,212,066 shares issuable upon options exercisable within 60 days of May 10, 2024, as well as 743,074 shares of restricted stock that are subject to vesting restrictions.
(4)

Includes 26,000 shares issuable upon options exercisable within 60 days of May 10, 2024, as well as 113,928 shares of restricted stock that are subject to vesting restrictions. Includes 5,701 shares held in Trusts for the benefit of Mr. Wheeler’s adult children for which Mr. Wheeler serves as a trustee.

(5)	Includes 128,836 shares issuable upon options exercisable within 60 days of May 10, 2024, as well as 127,937 shares of restricted stock that are subject to vesting restrictions.
(6)	Includes 116,166 shares issuable upon options exercisable within 60 days of May 10, 2024, as well as 139,487 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 132,619 shares issuable upon options exercisable within 60 days of May 10, 2024, as well as 226,821 shares of restricted stock that are subject to vesting restrictions.
(8)	Includes 3,532 shares of restricted stock that are subject to vesting restrictions.
(9)	Includes 8,359 shares of restricted stock that are subject to vesting restrictions.
(10)	Includes 8,846 shares of restricted stock that are subject to vesting restrictions.
(11)	Includes 9,000 shares of restricted stock that are subject to vesting restrictions.
(12)	Includes 8,013 shares of restricted stock that are subject to vesting restrictions.
(13)	Includes 9,111 shares of restricted stock that are subject to vesting restrictions.
(14)	Includes 8,502 shares of restricted stock that are subject to vesting restrictions.
(15)	Includes 1,615,687 shares issuable upon options exercisable within 60 days of May 10, 2024, as well as 1,484,369 shares of restricted stock that are subject to vesting restrictions.
(16)

Number of shares beneficially owned is as of May 10, 2024 and is based on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024. The reporting person had sole voting power with respect to 33,922,407 shares and sole dispositive power with respect to 36,527,249 shares, and shared voting and shared dispositive power with respect to no shares. The address of the reporting person is 50 Hudson Yards, New York, NY 10001.

(17)

Number of shares beneficially owned is as of May 10, 2024 and is based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. The reporting person had sole voting power with respect to no shares, shared voting power with respect to 530,522 shares, sole dispositive power with respect to 63,165,338 shares, and shared dispositive power with respect to 1,744,361 shares. The address of the reporting person is 100 Vanguard Boulevard, Malvern, PA 19355.

COMPARISON OF RIGHTS OF COSTAR STOCKHOLDERS AND MATTERPORT STOCKHOLDERS

If the Mergers are consummated, common stockholders of Matterport will become common stockholders of CoStar Group. The rights of Matterport stockholders are currently governed by the DGCL and the Matterport Charter and Matterport Bylaws. Upon consummation of the Mergers, the rights of holders of Matterport Common Stock who receive shares of CoStar Group Common Stock will be governed by the CoStar Group Certificate of Incorporation and CoStar Group By-laws, rather than the Matterport Charter and the Matterport Bylaws.

While the rights and privileges of Matterport stockholders are, in many instances, comparable to those of CoStar Group stockholders, there are some differences. The following is a summary of the material differences between the rights of CoStar Group stockholders and Matterport stockholders but does not purport to be a complete description of those differences or a complete description of the terms of the CoStar Group Common Stock subject to issuance in connection with the Mergers. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the DGCL, (ii) the CoStar Group Certificate of Incorporation, (iii) the Matterport Charter, (iv) the CoStar Group By-laws, and (v) the Matterport Bylaws.

This section does not include a complete description of all differences between the rights of holders of CoStar Group Common Stock and Matterport Common Stock, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of the DGCL, as well as the governing corporate instruments of each of CoStar Group and Matterport, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders
Authorized Capital Stock or Shares of Beneficial Interest	CoStar Group is authorized to issue an aggregate of 1,202,000,000 shares of capital stock, consisting of (1) 1,200,000,000 shares of common stock, par value $0.01 per share; and (2) 2,000,000 shares of preferred stock, par value $0.01 per share.	Matterport is authorized to issue up to 670,000,000 shares of capital stock, consisting of (1) 640,000,000 shares of Matterport Common Stock, including (x) 600,000,000 shares of Matterport Common Stock and (y) 40,000,00 shares of class F common stock, par value $0.0001 per share, and (2) 30,000,000 shares of preferred stock, par value $0.0001 per share.

	As of the Record Date, there were 408,504,744 issued and outstanding shares of CoStar Group Common Stock. There are no shares of CoStar Group Preferred Stock outstanding.	No shares of preferred stock are issued and outstanding.

Voting Rights

Each outstanding share of CoStar Group Common Stock is entitled to one vote per share on matters upon which common stockholders are entitled to vote.

When a quorum exists at a meeting of the stockholders,

Each share of Matterport Common Stock is entitled to one vote on each matter voted on at a meeting of Matterport’s stockholders. When a quorum exists at a meeting of the stockholders,

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders
	except as otherwise provided by law or by the CoStar Group Certificate of Incorporation, any corporate action on a matter (other than the election of directors) is approved by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon, other than with respect to: (i) the election of directors in an uncontested election, which requires the number of votes cast for the nominee’s election to exceed the number of votes cast against the nominee’s election and (ii) all director elections other than uncontested elections, which requires a plurality of the votes cast.	except as otherwise provided by law, by the Matterport Charter, by the Matterport Bylaws, or applicable stock exchange rules, any action on a matter is approved by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, other than with respect to the election of directors, which requires a plurality of the votes cast (subject to the rights of the holders of one or more series of preferred stock of Matterport, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock).

Size of the Board of Directors

The CoStar Group Board shall consist of at least two members and no more than 10. The exact number of directors is to be fixed from time to time by a resolution of a majority of the CoStar Group Board. Directors are elected at each annual meeting of stockholders and hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

As of the Record Date, the CoStar Group Board consists of nine directors. Upon Closing of the Mergers, the CoStar Group Board will consist of eight directors.

The Matterport Charter provides that the number of directors will be fixed from time to time exclusively by the Matterport Board by resolution of a majority of the Matterport Board.

The Matterport Board currently has five directors.

Removal of Directors	The CoStar Group By-laws provide that any CoStar Group director may be removed from office by CoStar Group stockholders at any special meeting, the notice of which shall state that it is called for such purpose, with or without cause.	Subject to the rights of holders of one or more series of preferred stock to elect or remove one or more directors and except as otherwise provided by the DGCL or the Matterport Bylaws, Matterport directors may be removed at any time only for cause and only by the affirmative vote of a majority of the votes entitled to be cast generally in the

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders
election of directors, voting together a single class.

Filling Vacancies of Directors	The CoStar Group Certificate of Incorporation provides that any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, will be filled by a majority vote of the remaining directors then in office, even if less than a quorum.	Subject to the rights of holders of one or more series of preferred stock to fill such vacancies and except as otherwise provided by the DGCL or the Matterport Charter, newly created directorships resulting from an increase in the number of directors and any vacancies on the Matterport Board resulting from a director’s death, resignation, retirement, disqualification, removal or other cause will be filled solely by a majority vote of the remaining directors then in office (even if less than a quorum) or by a sole remaining director (and not by stockholders).

Charter Amendments	CoStar Group may amend, alter, change or repeal any provision in the CoStar Group Certificate of Incorporation as prescribed by statute.

Matterport may at any time and from time to time alter, amend, change or repeal any provision of the Matterport Charter in the manner prescribed by the Matterport Charter and the DGCL.

Notwithstanding the above, certain provisions of the Matterport Charter may be altered, amended or repealed only upon an affirmative vote of at least two thirds of the voting power of the outstanding shares of capital stock of Matterport entitled to vote generally in the election of directors, voting together as a single class.

Bylaw Amendments	The CoStar Group Board may adopt, amend or repeal the CoStar Group By-laws. In addition to any requirements of law and any other provision of the CoStar Group By-laws or CoStar Group Certificate of Incorporation, and notwithstanding any other provision of the CoStar Group By-laws, the CoStar Group Certificate of Incorporation or any provision of law which might

The Matterport Board has the power to adopt, amend, alter or repeal the Matterport Bylaws by a vote of a majority of the Matterport Board.

The Matterport Bylaws further provide that the Matterport Bylaws may be altered, amended or repealed by an affirmative vote of at least a majority of the voting power of all outstanding shares of

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders
	otherwise permit a lesser vote or no vote, CoStar Group stockholders may amend or repeal, or adopt any provision inconsistent with, any provision of the CoStar Group By-laws by the affirmative vote of at least a majority of voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class.	capital stock of Matterport entitled to vote generally in the election of directors, voting together as a single class (in addition to any vote of the holders of any class or series of capital stock of Matterport required by applicable law or the Matterport Charter).

Vote on Merger, Consolidations or Sales of Substantially All Assets

The DGCL requires an affirmative vote of at least a majority of the voting power of all outstanding shares of Matterport Common Stock to approve a merger, consolidation or sales of substantially all assets of Matterport.

The CoStar Group Certificate of Incorporation does not require additional votes in connection with a merger, consolidation or sales of substantially all assets.

The DGCL requires an affirmative vote of at least a majority of the voting power of all outstanding shares of Matterport Common Stock to approve a merger, consolidation or sales of substantially all assets of Matterport.

The Matterport Charter does not require additional votes in connection with a merger, consolidation or sales of substantially all assets.

Certain Business Combinations	Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” that acquires more than 15% but less than 85% of the corporation’s outstanding voting stock for three years following the time that person becomes an “interested stockholder” (generally defined as a holder who (i) together with its affiliates and associates, owns or (ii) is an affiliate or associate of the corporation and, together with that person’s affiliates and associates, has owned at any time within the previous three years, at least 15% of the corporation’s outstanding voting shares), unless prior to the date the person becomes an interested stockholder, the corporation’s board of directors approves either

The Matterport Charter has opted out of Section 203 of the DGCL.

The Matterport Charter provides that Matterport is prohibited from engaging in a business combination with a stockholder for three years following the time that person becomes an “interested stockholder,” unless (i) prior to such date the Matterport Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding shares of Matterport Common Stock, or (iii) the business combination is approved by the Matterport Board

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or the business combination is approved by the corporation’s board of directors and by the affirmative vote of at least two thirds of the corporation’s outstanding voting stock that is not owned by the interested stockholder at a meeting of stockholders (and not by written consent) or other specified exceptions are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203, but the CoStar Group Certificate of Incorporation has not opted out of Section 203.

The DGCL permits a Delaware corporation’s certificate of incorporation to provide for a greater vote for a merger, consolidation or sale of substantially all the assets of a corporation than the vote described above. The CoStar Group Certificate of Incorporation does not provide for a greater vote for a merger, consolidation or sale of substantially all the assets of CoStar Group.

and by the affirmative vote of at least two thirds of the outstanding shares of Matterport Common Stock.

The Matterport Charter defines an “interested stockholder” as any person that is the owner of 15% or more of the outstanding shares of Matterport Common Stock.

The Matterport Charter does not provide for a greater vote for a merger, consolidation or sale of substantially all the assets of Matterport.

Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals

The CoStar Group By-laws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to the CoStar Group Board and the proposal of business other than nominations to be considered by stockholders at the annual meeting may be made only:

•  pursuant to CoStar Group’s notice of meeting (or any supplement thereto);

•  by or at the direction of the CoStar Group Board;

The Matterport Bylaws establish an advance notice procedure with regard to business proposals to be brought before Matterport’s annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must provide timely notice thereof in writing and in proper written form to the Secretary of Matterport, the stockholder must be a stockholder of record at the time the notice is delivered, who is entitled to vote at the meeting and the notice must include a description of the

Rights of CoStar Group Stockholders	Rights of Matterport Stockholders

•  by any stockholder of CoStar Group who is a stockholder of record at the time the notice is delivered, who is entitled to vote at the meeting and who complies with the proper notice requirements; or

•  by any eligible stockholder whose stockholder nominee is included in CoStar Group’s proxy materials for the relevant annual meeting.

In general, notice of stockholder nominations or other business for an annual meeting must be delivered not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the close of business on the 105th day prior to the date of such annual meeting and not later than the close of business on the later of the 75th day prior to the date of such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Notice of stockholder nominations for a special meeting must be delivered not earlier than the close of business on the 105th day prior to such special meeting, and not later than the close of business on the later of the 75th day prior to such special meeting or the 10th day following the day on which proposal and other specified information, as set forth in the Matterport Bylaws.

To be timely, a stockholder’s notice must be delivered to the principal executive offices of Matterport not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the preceding year’s annual meeting.

If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such notice must be delivered not earlier than the close of business on the 120th day before such meeting and not later than the later of (i) the close of business on the 90th day before such meeting and (ii) the close of business on the 10th day following the date of Matterport’s first public announcement of such meeting.

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders
the public announcement is first made of the date of the special meeting.

Liability and Indemnification of Officers and Directors

The CoStar Group Certificate of Incorporation and CoStar Group By-laws obligate CoStar Group, to the fullest extent permitted by the DGCL, to indemnify each director and officer against, among other things, all expenses and liabilities actually incurred by such person in connection with an action, suit or proceeding, and to pay or reimburse such expenses in advance of final disposition of a Proceeding (as defined in the CoStar Group Certificate of Incorporation), to any present or former director or officer who is made or threatened to be made a party to a Proceeding by reason of his or her service in that capacity or any individual who, while serving as one of CoStar Group’s directors or officers and, at CoStar Group’s request, serves or has served as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan).

Such rights will continue as to an indemnitee who has ceased to be a director or officer and will inure to the benefits of his or her heirs, executors and administrators.

CoStar Group has also entered into indemnification agreements with certain of its directors and officers, which are intended to provide indemnification to the fullest extent permitted by the DGCL.

The CoStar Group Certificate of Incorporation permits CoStar Group to purchase directors’ and officers’ liability insurance for the

The Matterport Charter and Matterport Bylaws obligate Matterport, to the fullest extent permitted by the DGCL, to indemnify each director and officer against, among other things, all expenses and liabilities reasonably incurred by such person in connection with an action, suit or proceeding, and to pay or reimburse such expenses in advance of final disposition of a Proceeding (as defined in the Matterport Charter), to any present or former director or officer who is made or threatened to be made a party to a Proceeding by reason of his or her service in that capacity or any individual who, while serving as one of CoStar Group’s directors or officers and, at CoStar Group’s request, serves or has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust other enterprise or nonprofit entity (including service with respect to an employee benefit plan).

Such rights will continue as to an indemnitee who has ceased to be a director or officer and will inure to the benefits of his or her heirs, executors and administrators.

Matterport has also entered into indemnification agreements with certain of its directors and officers, which are intended to provide indemnification to the fullest extent permitted by the DGCL.

The Matterport Bylaws permit Matterport to maintain directors’ and officers’ liability insurance for the benefit of its directors and officers.

	Rights of CoStar Group Stockholders	Rights of Matterport Stockholders
benefit of its directors and officers.

Stockholder Rights Plan

The DGCL does not include a statutory provision expressly validating stockholder rights plans. However, such plans have generally been upheld by the decisions of courts applying the DGCL.

CoStar Group does not have a stockholder rights plan in effect.

Matterport does not currently have a stockholder rights plan in effect.

Exclusive Forum Provision	Neither the CoStar Group By-laws nor the CoStar Group Certificate of Incorporation include an exclusive forum provision.	The Matterport Bylaws provide that, unless Matterport consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Matterport, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of Matterport to Matterport or Matterport’s stockholders, (iii) any action asserting a claim against Matterport, its directors, officers or employees, arising pursuant to any provision of the DGCL, the Matterport Charter or Matterport Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees, governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware except for, as to each of clauses (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery,

Rights of CoStar Group Stockholders	Rights of Matterport Stockholders

or for which the Court of Chancery does not have subject matter jurisdiction.

The Matterport Bylaws provide that, unless Matterport consents in writing to the selection of an alternative forum, the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against the Corporation, its officers, directors, employees and/or underwriters will be the federal district courts of the United States.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, holders of shares of Matterport Common Stock who do not vote in favor of the adoption of the Merger Agreement (or do not otherwise waive appraisal rights) and who properly comply with the procedures specified in Section 262 of the DGCL will be entitled to appraisal rights under the DGCL to have the Delaware Court of Chancery determine the “fair value” of such stockholder’s shares of Matterport Common Stock as of the First Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the Mergers) and thereafter to receive payment of such “fair value” in cash, together with interest, if any, at the rate specified in Section 262 of the DGCL in lieu of receiving the merger consideration with respect to the stockholder’s shares.

The following is a summary of the procedures to be followed by Matterport stockholders that wish to exercise their appraisal rights under Section 262 of the DGCL. This summary is not a full statement or summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex D and to any amendments to such section adopted or otherwise made effective after the date of this proxy statement/prospectus and prior to the Special Meeting. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of Matterport Common Stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that an Matterport stockholder exercise his, her or its rights to seek appraisal under Section 262 of the DGCL.

Under Section 262 of the DGCL, when a proposed merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the Merger Agreement, Matterport, not less than 20 days prior to the meeting, must notify each stockholder who was a Matterport stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and must include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice, and a copy of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex D. A holder of Matterport Common Stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex D carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who is entitled to demand appraisal and properly demands appraisal but fails to fully comply with the procedures of Section 262 of the DGCL or effectively withdraws or loses such right will have his, her or its dissenting shares converted into the right to receive the merger consideration.

Matterport stockholders wishing to exercise the rights to seek an appraisal of their shares of Matterport Common Stock must do ALL of the following:

•

deliver to Matterport (at the address set forth below) a written demand for appraisal of their shares of Matterport Common Stock before the vote on the adoption of the Merger Agreement at the Special Meeting;

•

not vote in favor of the adoption of the Merger Agreement (or otherwise waive appraisal rights). Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, if a Matterport stockholder votes by proxy and wishes to exercise his, her or its appraisal rights such Matterport stockholder must vote against the adoption of the Merger Agreement or abstain from voting his, her or its shares of Matterport Common Stock;

•	continuously hold the shares of Matterport Common Stock for which they have demanded appraisal from the date of making the demand through the First Effective Time; and

•

file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Matterport Common Stock within 120 days after the First Effective Time. The Surviving Company in the Mergers is under no obligation to file any such petition and has no intention of doing so.

Voting, electronically at the Special Meeting or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of Matterport Common Stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform Matterport of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of Matterport Common Stock. Beneficial owners who do not hold their shares of Matterport Common Stock of record may not directly make appraisal demands to Matterport. The beneficial holder must, in such cases, have the owner of record, such as a bank, broker or other nominee, submit the required demand in respect of those shares of Matterport Common Stock of record. A record owner, such as a bank, broker or other nominee, who holds shares of Matterport Common Stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Matterport Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Matterport Common Stock as to which appraisal is sought. Where no number of shares of Matterport Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Matterport Common Stock held in the name of the record owner.

IF YOU HOLD YOUR SHARES OF MATTERPORT COMMON STOCK IN BANK, BROKER OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

If you own shares of Matterport Common Stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Matterport, Inc.

Attention: Matthew Zinn

352 East Java Drive

Sunnyvale, California 94089

If the Mergers are consummated, the Surviving Company will give written notice that the Mergers have become effective within ten days after the First Effective Time to each Matterport stockholder that did not vote in favor of the adoption of the Merger Agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration, without interest, by delivering a written withdrawal of the demand for appraisal to the Surviving Company, except that any attempt to withdraw made more than 60 days after the First Effective Time will require written approval of the Surviving Company. Within 120 days after the First Effective Time, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights of the Surviving Company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of Matterport Common Stock held by all such stockholders. The Surviving Company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the requisite time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the First Effective Time, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Matterport has received demands for appraisal, and the aggregate number of holders of those shares. Upon receiving such a written request, the Surviving Company must mail the statement within the later of ten days of receipt by the Surviving Company of the request or ten days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by any holder of shares of Matterport Common Stock who has properly perfected his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Company, the Surviving Company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders have complied with the provisions of Section 262 of the DGCL and have become entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pending appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Matterport Common Stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Matterport Common Stock at the First Effective Time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Mergers. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest thereon, if any, to the stockholders entitled to receive the same. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the First Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the First Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the Surviving Company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue only on the difference between the amount so paid and the fair value determined by the Delaware Court of Chancery and any interest accrued on such amount.

The Delaware Chancery Court is required to dismiss all appraisal proceedings brought by Matterport stockholders who are entitled to appraisal unless (i) the total number of shares entitled to appraisal exceeds 1% of the issued and outstanding shares of Matterport Common Stock immediately prior to the First Effective Time or (ii) the value of the merger consideration with respect to all shares entitled to appraisal exceeds $1,000,000.

In determining the fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Mergers which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of shares of Matterport Common Stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. Matterport does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Matterport Common Stock is less than the value of the merger consideration.

If no Matterport stockholder files a petition for appraisal within 120 days after the First Effective Time, then all dissenting stockholders will lose the right to an appraisal, and will instead receive the merger consideration, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys’ and expert witness fees. Each stockholder is responsible for its own attorneys’ and experts’ expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the First Effective Time, be entitled to vote the shares of Matterport Common Stock subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares of Matterport Common Stock as of a record date prior to the First Effective Time.

Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the Surviving Company, except that any attempt to withdraw made more than 60 days after the First Effective Time will require written approval of the Surviving Company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of such court and such approval may be conditioned on terms the Delaware Court of Chancery deems just; provided, however, that the foregoing will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Mergers within 60 days after the First Effective Time. If a Matterport stockholder fails to perfect, successfully withdraw or loses the appraisal right, his, her or its shares of Matterport Common Stock will be converted into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH APPRAISAL RIGHTS. In that event, a Matterport stockholder will be entitled to receive the merger consideration for his, her or its shares in accordance with the terms of the Merger Agreement.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL.

LEGAL MATTERS

The validity of the shares of CoStar Group Common Stock offered by this proxy statement/prospectus will be passed on by Latham & Watkins LLP.

Certain U.S. federal income tax consequences relating to the Mergers will also be passed upon for Matterport by Foley & Lardner LLP.

EXPERTS

The consolidated financial statements of CoStar Group, Inc. appearing in CoStar Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of CoStar Group, Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and CoStar Group, Inc’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Matterport, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Matterport, Inc. for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FUTURE STOCKHOLDER PROPOSALS

Matterport

Matterport will hold the 2024 Annual Meeting on June 10, 2024 and the deadlines for submitting a stockholder director nomination or proposal to be considered at the 2024 Annual Meeting have passed.

Any stockholder director nominations or proposals for other items of business intended to be presented at Matterport’s subsequent annual meeting in 2025 (the “2025 Annual Meeting”), must be submitted to Matterport as set forth below. Please note Matterport will only hold the 2025 Annual Meeting if the Mergers have not already been completed.

Any Matterport stockholder who intends to present a proposal at the 2025 Annual Meeting:

1. must submit to Matterport’s Chief Legal Officer at Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089, any proposal for inclusion in Matterport’s proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act on or before December 27, 2024;

2. in addition to satisfying the foregoing requirements under the Matterport Bylaws, to comply with the universal proxy rules, must submit to Matterport’s Chief Legal Officer at Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089, notice that sets forth the information required by Rule 14a-19 under the Exchange Act to solicit proxies in support of director nominees other than Matterport’s nominees no later than March 12, 2025; or

3. must submit to Matterport’s Chief Legal Officer at Matterport, Inc., 352 East Java Drive, Sunnyvale, California 94089, between February 11, 2025 and March 25, 2025, any proposal for directors to be nominated or other proposals to be properly presented at the 2025 Annual Meeting that are not to be included in Matterport’s proxy statement for the 2025 Annual Meeting, in which case the notice of the proposal must have met certain requirements set forth in the Matterport Bylaws and Matterport will not be required to include the proposal in Matterport’s proxy statement. If, however, the 2025 Annual Meeting is called for a date that is not within 30 days before June 10, 2025 or sixty days after June 10, 2025, required notice must be received no earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Matterport Board does not know of any matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement/prospectus. In accordance with the Matterport Charter, Matterport Bylaws, and the DGCL, business transacted at the Special Meeting will be limited to those matters set forth in the accompanying notice of the Special Meeting. Nonetheless, if any other matter is properly presented at the Special Meeting, or any adjournments or postponements of the Special Meeting, and is voted upon, including matters incident to the conduct of the Special Meeting, the enclosed proxy card will confer discretionary authority on the individuals named therein as proxies to vote the shares represented thereby as to any such other matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

WHERE YOU CAN FIND MORE INFORMATION

CoStar Group and Matterport file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including CoStar Group and Matterport, that file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult the websites of CoStar Group or Matterport for more information concerning the Mergers. The website of CoStar Group is https://www.costargroup.com/. The website of Matterport is https://matterport.com/. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

CoStar Group has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of CoStar Group Common Stock to be issued to Matterport stockholders in connection with the Mergers. The registration statement, including the attached exhibits and schedules, contains additional relevant information about CoStar Group Common Stock. The rules and regulations of the SEC allow CoStar Group and Matterport to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows CoStar Group and Matterport to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that CoStar Group has previously filed with the SEC (File No. 000-24531); provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents may contain important information about CoStar Group, its financial condition or other matters:

•	CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 22, 2024 (the “2023 Form 10-K”).

•	CoStar Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on April 24, 2024.

•	The portions of CoStar Group’s Definitive Proxy Statement on Schedule 14A, filed on April 26, 2024, incorporated by reference in the 2023 Form 10-K.

•

CoStar Group’s Current Reports on Form  8-K filed on June  7, 2024, May  31, 2024, April  22, 2024 and February 20, 2024 (with respect to Item 5.02 only) (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC).

•	The description of CoStar Group Common Stock contained in Exhibit 4.2 to CoStar Group’s 2023 Form 10-K, and any amendment or report filed for the purpose of updating such disclosure.

In addition, CoStar Group incorporates by reference into this proxy statement/prospectus any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date the Mergers are consummated. Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from CoStar Group by requesting them in writing or by telephone at the following address:

CoStar Group, Inc.

1331 L Street, NW

Washington, D.C. 20005

Attention: Investor Relations

Telephone: (202) 346-6500

These documents are available from CoStar Group without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

This proxy statement/prospectus also incorporates by reference the documents listed below that Matterport previously filed with the SEC (File No. 001-39790); provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents contain important information about Matterport, its financial condition or other matters:

•	Matterport’s Annual Report on Form 10-K for year ended December 31, 2023, filed February 27, 2024.

•	Matterport’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 8, 2024.

•

The portions of Matterport’s Definitive Proxy Statement on Schedule 14A, filed April 24, 2024, incorporated by reference into Matterport’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

•

Current Reports on Form 8-K filed May 29, 2024, April 22, 2024, and April 12, 2024 (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC).

In addition, Matterport incorporates by reference into this proxy statement/prospectus any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date the Special Meeting is held. Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from Matterport by requesting them in writing or by telephone at the following address:

Matterport, Inc.

352 East Java Drive

Sunnyvale, California 94089

Attention: Investor Relations

(650) 641-2241

If you are a Matterport stockholder and would like to request documents, please do so by July 18, 2024 to receive them before the Special Meeting.

This document is a prospectus of CoStar Group and is a proxy statement of Matterport for the Special Meeting. Neither CoStar Group nor Matterport has authorized anyone to give any information or make any representation about the Merger Agreement and the transactions contemplated thereby, including the Mergers, or CoStar Group or Matterport that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that CoStar Group or Matterport has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus reads only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

COSTAR GROUP, INC.,

MATRIX MERGER SUB, INC.,

MATRIX MERGER SUB II LLC,

and

MATTERPORT, INC.

Dated as of April 21, 2024

Exhibit A – Form of Voting Agreement

Exhibit B – Form of Private Warrant Conditional Exchange Agreement

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of April 21, 2024 (this “Agreement”), is made by and among CoStar Group, Inc., a Delaware corporation (“Parent”), Matrix Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub I”), Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Matterport, Inc. a Delaware corporation (the “Company”).

W I T N E S E T H:

WHEREAS, it is proposed that Merger Sub I will merge with and into the Company, with the Company surviving the merger as a wholly owned Subsidiary of Parent (the “First Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which each share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than any shares cancelled pursuant to Section 3.1(a) and any Dissenting Shares) will be converted into the right to receive a combination of cash and Parent Shares;

WHEREAS, immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned Subsidiary of Parent in accordance with the applicable provisions of the DGCL and the Delaware Limited Liability Company Act (the “DLLCA” and such second step merger, the “Second Merger,” and, together with the First Merger, the “Mergers”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved this Agreement, the Mergers upon the terms and subject to the conditions set forth in this Agreement, and the other transactions contemplated hereby, (b) determined that the Mergers and the other transactions contemplated hereby, taken together, are advisable, fair to and in the best interests of the Company and its stockholders, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders, and (d) subject to the terms of this Agreement, resolved to recommend the adoption of this Agreement by the Company’s stockholders;

WHEREAS, (a) the boards of directors or managing member, as applicable, of each of Parent, Merger Sub I and Merger Sub II have unanimously (i) approved this Agreement, the Mergers and the other transactions contemplated hereby, (ii) determined that the Mergers and the other transactions contemplated hereby, taken together, are advisable and in the best interests of Parent, Merger Sub I, Merger Sub II and their respective stockholders or members, as applicable, and (b) the board of directors or managing member, as applicable, of Merger Sub I and Merger Sub II has recommended the approval of this Agreement by Parent, as Merger Sub I’s sole stockholder and Merger Sub II’s sole member;

WHEREAS, Parent, acting in its capacity as the sole stockholder of Merger Sub I and the sole member of Merger Sub II, has adopted this Agreement and the consummation of the transactions contemplated hereby, including the Mergers;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement certain stockholders of the Company, including certain directors and officers of the Company who are stockholders of the Company, have entered into a voting agreement with Parent in the form attached as Exhibit A hereto (together, the “Voting Agreements”) pursuant to which, and subject to the terms thereof, among other things, the foregoing stockholders agreed to vote all the shares of Company Common Stock beneficially owned by each of them in favor of the adoption of this Agreement and approval of the Mergers and the transactions contemplated hereby; and

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WHEREAS, each of Parent, Merger Sub I, Merger Sub II and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix A.

ARTICLE II

THE MERGERS

Section 2.1 The Mergers. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the First Effective Time, Merger Sub I shall be merged with and into the Company, whereupon the separate existence of Merger Sub I shall cease, and the Company shall continue as the surviving corporation of the First Merger and as a Subsidiary of Parent (the “Surviving Corporation”). In the event that the Threshold Percentage is at least 40%, upon the terms and subject to the conditions of this Agreement, immediately following the First Effective Time and as part of a single integrated transaction, at the Second Effective Time, the Surviving Corporation will be merged with and into Merger Sub II and Merger Sub II will continue as the surviving entity in the merger and as a wholly owned Subsidiary of Parent (the “Surviving LLC”) in accordance with the applicable provisions of the DGCL and the DLLCA. Notwithstanding anything to the contrary in this Agreement, if (and only if) the Threshold Percentage is less than 40%, the Parent shall have the right, in its sole and absolute discretion, to abandon the Second Merger at any time prior to the Effective Time.

Section 2.2 The Closing. Subject to the provisions of Article VII, the closing of the Mergers (the “Closing”) shall take place at 9:00 a.m. (New York City time) on a date to be specified by the Company and Parent, but no later than the third (3rd) Business Day after the satisfaction or, to the extent not prohibited by Law, waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent not prohibited by Law, waiver of such conditions), and the Closing shall take place by the electronic exchange of signatures and documents, unless another time, date or place is agreed to in writing by the Company and Parent (such date being the “Closing Date”).

Section 2.3 Effective Times.

(a) Subject to the provisions of this Agreement, on the Closing Date, each of the Company, Parent and Merger Sub I shall cause a certificate of merger with respect to the First Merger (the “First Certificate of Merger”) to be executed, acknowledged, delivered to and filed with the Office of the Secretary of State of the State of Delaware (the “Secretary”) as provided under the DGCL. The First Merger shall become effective on the date and time at which the First Certificate of Merger has been accepted for filing by the Secretary (such date and time of filing, or such later time as may be agreed to by Parent, Merger Sub I and the Company and set forth in the First Certificate of Merger, being hereinafter referred to as the “First Effective Time”). In the event that

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the Threshold Percentage is at least 40%, immediately following the First Effective Time, each of the Surviving Corporation, Parent and Merger Sub II shall cause a certificate of merger with respect to the Second Merger (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) to be executed, acknowledged, delivered to and filed with the Secretary as provided under the DGCL and DLLCA. The Second Merger shall become effective on the date and time at which the Second Certificate of Merger has been accepted for filing by the Secretary (such date and time of filing, or such later time as may be agreed to by Parent, Merger Sub II and the Surviving Corporation and set forth in the Second Certificate of Merger, being hereinafter referred to as the “Second Effective Time”).

(b) The Mergers shall have the effects set forth in the applicable provisions of the DGCL, the DLLCA, this Agreement and the Certificates of Merger. Without limiting the generality of the foregoing, from and after the Second Effective Time, the Surviving LLC shall possess all properties, rights, privileges, powers and franchises of the Company, Merger Sub I and Merger Sub II, and all of the claims, obligations, liabilities, debts and duties of the Company, Merger Sub I and Merger Sub II shall become the claims, obligations, liabilities, debts and duties of the Surviving LLC.

Section 2.4 Governing Documents.

(a) At the First Effective Time, by virtue of the First Merger and without necessity of further action by the Company or any other Person, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation and bylaws of Merger Sub I, until thereafter amended in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL; and in the event the Threshold Percentage is less than 40%, the name of the Surviving Corporation shall be “Matterport, Inc.”.

(b) At the Second Effective Time, by virtue of the Second Merger and without necessity of further action by the Surviving Corporation or any other Person, the certificate of formation and limited liability company agreement of the Surviving LLC shall be amended and restated to be identical to the certificate of formation and limited liability company agreement of Merger Sub II, until thereafter amended in accordance with the applicable provisions of the certificate of formation and limited liability company agreement of the Surviving LLC and the DLLCA; provided that the name of the Surviving LLC shall be “Matterport, LLC”.

Section 2.5 Board of Directors. At the First Effective Time, the Company and the Surviving Corporation shall take all necessary action such that the board of directors of the Surviving Corporation effective as of, and immediately following, the First Effective Time shall consist of the members of the board of directors of Merger Sub I immediately prior to the First Effective Time or such other individuals designated by Parent at the First Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. At the Second Effective Time, the Surviving Corporation and the Surviving LLC shall take all necessary action such that the Managing Member (as defined in the limited liability company agreement of the Surviving LLC) of the Surviving LLC immediately prior to the Second Effective Time shall remain the Managing Member after the Second Effective Time.

Section 2.6 Officers. From and after the First Effective Time, until successors are duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law, the officers of the Company immediately prior to the First Effective Time or such other individuals designated by Parent as of the First Effective Time shall be the officers of the Surviving Corporation. From and after the Second Effective Time, until successors are duly elected or appointed and qualified in accordance with the certificate of formation and limited liability agreement of the Surviving LLC and applicable Law, the officers of the Surviving Corporation immediately prior to the Second Effective Time or such other individuals designated by Parent as of the Second Effective Time shall be the officers of the Surviving LLC.

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ARTICLE III

EFFECT OF THE MERGERS ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1 Effect of First Merger on Securities. At the First Effective Time (or such other time specified in this Section 3.1), by virtue of the First Merger and without any action on the part of the Company, Parent, Merger Subs or any holder of any securities of the Company or Merger Sub I or any other Person, the following shall occur:

(a) Expiration or Cancellation of Company Securities. Each share of Company Common Stock held by the Company or any Subsidiary of the Company (including shares held as treasury stock) or held, directly or indirectly, by Parent or Merger Subs or any of their wholly owned Subsidiaries immediately prior to the First Effective Time shall automatically be cancelled and retired and shall cease to exist as issued or outstanding shares, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b) Conversion of Company Securities. Except as otherwise provided in this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time (other than any shares cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be converted into the right to receive, in accordance with the terms of this Agreement, (i) a number of validly issued, fully paid and nonassessable Parent Shares equal to the Exchange Ratio (the “Per Share Stock Consideration”), subject to Section 3.6 with respect to the right to receive cash in lieu of fractional Parent Shares, if any, into which such shares of Company Common Stock have been converted pursuant to this Section 3.1(b) (the “Fractional Share Consideration”) and (ii) $2.75 per share, without interest (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration and the Fractional Share Consideration, collectively, the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b) shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist, and the holders of certificates (the “Certificates”) or non-certificated shares represented by book-entry evidence (“Book-Entry Shares”) which, in each case, immediately prior to the First Effective Time represented such shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.2, the Merger Consideration therefor, together with the amounts, if any, payable pursuant to Section 3.2(g).

(c) Conversion of Merger Sub I Capital Stock. At the First Effective Time, by virtue of the First Merger and without any action on the part of the holder thereof, each share of common stock, $0.0001 par value per share, of Merger Sub I issued and outstanding immediately prior to the First Effective Time shall automatically be converted into and become 100 fully paid, non-assessable shares of common stock, $0.0001 par value per share, of the Surviving Corporation and shall constitute the only issued or outstanding shares of capital stock of the Surviving Corporation.

(d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the First Effective Time and that are held by any Person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares of Company Common Stock pursuant to Section 262 of the DGCL and who otherwise complies in all respects with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into Merger Consideration as provided in Section 3.1(b), but rather the holders of Dissenting Shares shall be entitled to only those rights as are granted by Section 262 of the DGCL (it being understood and acknowledged that at the First Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the “fair value” of such Dissenting Shares as determined in accordance with Section 262 of the DGCL); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting

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Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the First Effective Time into, and shall have become exchangeable solely for the right to receive, the Merger Consideration as provided in Section 3.1(b) (without interest and less any amounts entitled to be deducted or withheld pursuant to Section 3.2(f)) upon the surrender of the Certificates or Book-Entry Shares previously representing such Dissenting Shares. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands (it being understood that, subject to good faith consultation with Parent, the Company has the right to direct and control any such negotiations and proceedings). Prior to the First Effective Time, the Company shall not, without the prior written consent of Parent, (i) make any payment with respect to, or settle or offer to settle, any such demands, (ii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL, or (iii) agree to do any of the foregoing.

(e) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the First Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(e) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(f) Cancellation of Surviving Corporation Capital Stock. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the holder thereof, each share of common stock, $0.0001 par value per share, of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each limited liability company interest of Merger Sub II issued and outstanding immediately prior to the Second Effective Time shall remain unchanged and continue to remain outstanding as a limited liability company interest of the Surviving LLC.

Section 3.2 Payment and Issuance of Merger Consideration for Securities; Exchange of Certificates.

(a) Designation of Exchange Agent; Deposit of Exchange Fund. Prior to the First Effective Time, Parent shall, at its sole cost and expense, designate a reputable bank or trust company (the “Exchange Agent”), reasonably acceptable to the Company, to act as exchange agent for the payment and issuance of the Merger Consideration (including any applicable Fractional Share Consideration), and shall enter into an agreement (the “Exchange Agent Agreement”) relating to the Exchange Agent’s responsibilities with respect thereto. At or immediately following the First Effective Time (but, in any event, substantially concurrently with the Closing), Parent shall deposit, or cause to be deposited, with the Exchange Agent, (i) evidence of Parent Shares (which shall be in uncertificated book-entry form) representing the full number of Parent Shares issuable pursuant to Section 3.1(b) equal to the aggregate Per Share Stock Consideration (excluding any Fractional Share Consideration) and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Per Share Cash Consideration, together with the aggregate amount of cash included in the Fractional Share Consideration (such evidence of Parent Shares in book-entry form and cash amounts, the “Exchange Fund”). Parent shall, after the First Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable pursuant to Section 3.2(g). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Parent shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payments in full. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.

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(b) Procedures for Exchange. As promptly as practicable after the First Effective Time (and in any event, within three (3) Business Days thereafter), Parent will cause the Exchange Agent to mail to each holder of record of Certificates, which shares of Company Common Stock were converted into the right to receive the Merger Consideration at the First Effective Time pursuant to this Agreement: (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates (if any) will pass, only upon delivery of such Certificates to the Exchange Agent, and will otherwise be in such form and have such other provisions as Parent or the Exchange Agent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for delivery of the Merger Consideration. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates will be entitled to receive the Merger Consideration for each share of Company Common Stock formerly represented by such Certificates. Any Certificates so surrendered will forthwith be cancelled. The Merger Consideration delivered upon the surrender for exchange of Certificates will be deemed to have been delivered in full satisfaction of all rights pertaining to shares of Company Common Stock formerly represented by such Certificates. If delivery of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it will be a condition precedent of delivery of the Merger Consideration that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the Person requesting such delivery will have paid any transfer or other Taxes required by reason of the delivery of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the Exchange Agent that such Taxes either have been paid or are not payable. Any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal or surrender such Book-Entry Shares to the Exchange Agent to receive the Merger Consideration that such holder is entitled to receive. In lieu thereof, upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), the holder of such Book-Entry Share shall be entitled to receive the Merger Consideration that such holder is entitled to receive for each share of Company Common Stock formerly represented by such Book-Entry Share. Delivery of the applicable Merger Consideration, with respect to Book-Entry Shares, shall only be made to the Person in whose name such shares are registered. Parent shall cause the Exchange Agent to deliver as soon as reasonably practicable after the First Effective Time (and in any event, within three Business Days thereafter), the Merger Consideration and, if applicable, on the appropriate payment date, any amounts that such holder has the right to receive in respect of dividends or other distributions on Parent Shares in accordance with Section 3.2(g) deliverable for each such Book-Entry Share. Until surrendered or exchanged as contemplated hereby, each Certificate or Book-Entry Share will be deemed at any time after the First Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement and the right to receive any applicable Fractional Share Consideration and, if applicable, any amounts that such holder has the right to receive in respect of dividends or other distributions on Parent Shares in accordance with Section 3.2(g). No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration deliverable upon the surrender or exchange of the Certificates or Book-Entry Shares.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest accrued with respect thereto) which remains undistributed to the holders of the Certificates or Book-Entry Shares for one (1) year after the First Effective Time shall be delivered to the Surviving LLC, upon written demand, and any such holders prior to the First Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving LLC as a general creditor thereof for payment of their claims for Merger Consideration, including, if applicable, any amounts that such holder has the right to receive in respect of dividends or other distributions on Parent Shares in accordance with Section 3.2(g), (without any interest thereon), subject to abandoned property, escheat or similar Law.

(d) No Liability. None of Parent, Merger Sub I, Merger Sub II, the Company, the Surviving Corporation, the Surviving LLC, or the Exchange Agent shall be liable to any Person in respect of Merger Consideration or other amounts held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. The Merger Consideration will become the property of

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Parent or the Surviving LLC to the extent it would otherwise escheat to the extent permitted by Law, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Investment of Exchange Fund. The Exchange Agent Agreement shall provide that the Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Parent or, after the Second Effective Time, the Surviving LLC; provided that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available) and no such investment (including any losses thereon) shall relieve Parent or the Exchange Agent from making the payments required by this Article III, and following any losses (or any diminishment of the Exchange Fund for any other reason below the level required to make prompt cash payment in full of the aggregate funds required to be paid pursuant to the terms hereof) Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Company Common Stock in the amount of such losses. Any interest or income produced by such investments will be payable to the Surviving LLC or Parent, as directed by Parent.

(f) Withholding. Parent, Merger Sub I, Merger Sub II, the Exchange Agent, the Surviving LLC, and the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority on behalf of the Person in respect of which such deduction or withholding is made, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person.

(g) Dividends or Distributions. Subject to the provisions of Section 3.1(d), no dividends or other distributions with respect to Parent Shares with a record date after the First Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the Parent Shares issuable to such holder hereunder, and all such dividends and other distributions, if any, shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or an affidavit of loss in lieu of such Certificate as provided in Section 3.4, and, if required by Parent, an indemnity bond) or Book-Entry Shares in accordance with this Agreement. Subject to applicable Laws and the provisions of Section 3.1(d), following surrender of any such Certificate (or an affidavit of loss in lieu of such Certificate as provided in Section 3.4) or Book-Entry Shares, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the First Effective Time and with a payment date prior to such surrender with respect to the Parent Shares to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the First Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent Shares.

Section 3.3 Company Equity Awards.

(a) Treatment of Company Options.

(i) At the First Effective Time, each Company Option (whether or not vested) that is outstanding immediately prior to the First Effective Time, other than each Company Option that is held by an individual who, as of immediately prior to the Closing, is no longer an employee or other service provider to the Company or its Subsidiaries (a “Former Employee Option”) shall, automatically and without any required action on the part of Parent, the Company or the holder thereof, be converted into and thereafter evidence an option to acquire Parent Shares with respect to that number of Parent Shares that is equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately

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prior to the First Effective Time, multiplied by (ii) the Equity Award Conversion Factor, rounded down to the nearest whole number of Parent Shares (after such conversion, “Rollover Options”), at an exercise price per Parent Share equal to the quotient obtained by dividing (x) the per share exercise price of Company Option by (y) the Equity Award Conversion Factor, rounded up to the nearest whole cent, provided, however, that the exercise price and the number of Parent Shares covered by such Rollover Option will be determined in a manner that is intended to be consistent with the requirements of Sections 424(a) and 409A of the Code.

(ii) At the First Effective Time, each Former Employee Option (whether or not vested) that is outstanding immediately prior to the First Effective Time shall, automatically and without any required action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the right to receive (such amounts, the “Former Employee Option Consideration”):

A. A number of Parent Shares equal to the product of (x) the number of shares of Company Common Stock subject to such Former Employee Option as of immediately prior to the First Effective Time and (y) the quotient obtained by dividing (1) the excess, if any, of (I) the Equity Award Per Share Stock Consideration Value over (II) the product of (a) the Stock Consideration Percentage times (b) the exercise price per share of Company Common Stock applicable to the Former Employee Option, by (2) the Parent Closing Share Price; and

B. an amount in cash (the “Option Cash Consideration”) equal to product of (x) the number of shares of Company Common Stock subject to such Former Employee Option as of immediately prior to the First Effective Time and (y) the excess, if any, of (1) the Per Share Cash Consideration over (2) the product of (I) the Cash Consideration Percentage times (II) the exercise price per share of Company Common Stock applicable to such Former Employee Option.

For the avoidance of doubt, if the Merger Consideration Value is less than or equal to the per share exercise price of a Former Employee Option, the Former Employee Option will be cancelled and terminated for no consideration. Parent shall, or shall cause the Surviving LLC to, deliver the Former Employee Option Consideration to each holder of Former Employee Options, less any required withholding Taxes and without interest, within ten (10) Business Days following the First Effective Time, and the Option Cash Consideration shall be paid through the regular payroll pay practices of the Company and its Subsidiaries; provided that any such withholding Taxes required to be paid by or collected on behalf of such holder shall be satisfied by first reducing any Option Cash Consideration payable under this clause (ii) and then (with respect to any remaining withholding Taxes required to be paid by or collected on behalf of such holder) by retaining a number of Parent Shares having a fair market value (determined by reference to the closing price of a Parent Share on the Closing Date) equal to the minimum statutory amount required to be withheld, rounded up to the nearest whole Parent Share.

(b) Treatment of Company RSUs. At the First Effective Time, each Company RSU that is outstanding immediately prior to the First Effective Time, other than each Company RSU that is set forth on Schedule 3.3(b) and becomes fully vested automatically as a result of the Closing (an “Accelerated RSU”), shall, automatically and without any required action on the part of Parent, the Company or the holder thereof, be converted into and thereafter evidence an award of restricted stock units (after such conversion, a “Rollover RSU Award”) relating to a number of Parent Shares that is equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU award as of immediately prior to the First Effective Time, multiplied by (ii) the Equity Award Conversion Factor, rounded down to the nearest whole number of Parent Shares.

(c) Treatment of Accelerated RSUs. At the First Effective Time, each Accelerated RSU that is outstanding immediately prior to the First Effective Time shall, automatically and without any required action on the part of Parent, the Company or the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive the Merger Consideration per each share of Company Common Stock subject to each such Accelerated RSU (including any shares of Company Common Stock in respect of dividend equivalent units

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credited thereon) as provided in Section 3.1(b) (the “Accelerated RSU Consideration”). Parent shall, or cause the Surviving LLC to, deliver the Accelerated RSU Consideration to each holder of Accelerated RSUs within ten (10) Business Days following the First Effective Time. Notwithstanding anything herein to the contrary, with respect to any Accelerated RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the First Effective Time is not eligible to be terminated in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Equity Plan that will not trigger a Tax or penalty under Section 409A of the Code.

(d) Form S-8. Parent shall file with the SEC, at or as soon as reasonably practicable after the First Effective Time, a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to Parent Shares issuable with respect to the Rollover Options and Rollover RSU Awards. The Company shall assist Parent in the preparation of such registration statement and provide Parent with all information reasonably requested by Parent for such preparation.

(e) Further Covenants. Following the First Effective Time, each Rollover RSU Award and Rollover Option shall be subject to the same terms and conditions as had applied to the corresponding Company Equity Award as of immediately prior to the First Effective Time, except for such terms rendered inoperative by reason of the First Merger, subject to such adjustments as reasonably determined by Parent to be necessary or appropriate to give effect to the conversion or the First Merger. Prior to the First Effective Time, the parties shall take all actions that Parent and the Company determine are reasonably necessary or desirable to effectuate the provisions of this Section 3.3, including obtaining board or committee consents or adopting or assuming a Company Equity Plan by Parent, assisting in the preparation of any Form S-8 or other registration statement (including providing Parent all information reasonably requested by Parent for such preparation) and, if requested by Parent, terminating any Company Equity Plan effective as of the First Effective Time. Each party shall provide the other party with drafts of, and a reasonable opportunity to comment upon, all resolutions and other documents as may be required to effectuate the provisions of this Section 3.3. The parties hereto acknowledge and agree that the receipt of Rollover Options and Rollover RSU Awards constitute an “Assumption” within the meaning of the Company’s 2021 Incentive Award Plan.

(f) Treatment of Company ESPP. As soon as practicable following the date of this Agreement, the Company shall take or cause to be taken all actions as may be required to provide that (i) the Offering Period (as defined in the Company ESPP) in effect as of the date hereof shall be the final Offering Period (such period, the “Final Offering Period”) and no further Offering Period shall commence pursuant to the Company ESPP after the date hereof, and (ii) each individual participating in the Final Offering Period on the date of this Agreement shall not be permitted to (A) increase his or her payroll contribution rate pursuant to the Company ESPP from the rate in effect when the Final Offering Period commenced or (B) make separate non-payroll contributions to the Company ESPP on or following the date of this Agreement. Prior to the First Effective Time, the Company shall take all actions that may be necessary to (x) cause the Final Offering Period, to the extent that it would otherwise be outstanding at the First Effective Time, to be terminated no later than ten (10) Business Days prior to the date on which the First Effective Time occurs; (y) after review and consent of Parent, make any pro rata adjustments that may be necessary to reflect the Final Offering Period, but otherwise treat the Final Offering Period as a fully effective and completed Offering Period for all purposes pursuant to the Company ESPP; and (z) cause the exercise (as of no later than ten (10) Business Days prior to the date on which the First Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP. On such exercise date, the Company shall apply the funds credited as of such date pursuant to the Company ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP, and such shares of Company Common Stock shall be entitled to the Merger Consideration in accordance with Section 3.1(b). As promptly as practicable following the purchase of shares of Company Common Stock in accordance with the preceding sentence, the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase. Immediately prior to and effective as of the First Effective Time (but subject to the consummation of the First Merger), the Company shall terminate

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the Company ESPP. To the extent required by the Company ESPP, the Company shall provide notice to all Company ESPP participants describing the treatment of the Company ESPP pursuant to this Section 3.3(f).

(g) For purposes of this Agreement:

(i) “Cash Consideration Percentage” means (x) the Per Share Cash Consideration divided by (y) Merger Consideration Value.

(ii) “Equity Award Conversion Factor” means the sum of (x) the Exchange Ratio plus (y) the quotient obtained by dividing (1) the Per Share Cash Consideration by (2) the Parent Closing Share Price.

(iii) “Equity Award Per Share Stock Consideration Value” means an amount in cash equal to the product of (x) the Exchange Ratio and (y) the Parent Closing Share Price.

(iv) “Merger Consideration Value” means an amount in cash equal to the sum of (x) the Equity Award Per Share Stock Consideration Value plus (y) the Per Share Cash Consideration.

(v) “Parent Closing Share Price” means the VWAP for the five (5) consecutive Trading Day period ending on the Trading Day immediately preceding (but not including) the Closing Date.

(vi) “Stock Consideration Percentage” means (x) the Equity Award Per Share Stock Consideration Value divided by (y) the Merger Consideration Value.

Section 3.4 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent in its discretion and as a condition precedent to the payment of any Merger Consideration, the posting by such Person of a bond, in such amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

Section 3.5 Transfers; No Further Ownership Rights. From and after the First Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the First Effective Time. From and after the First Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the First Effective Time will cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable Law. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Surviving LLC, Parent or Exchange Agent for transfer following the First Effective Time, they shall be cancelled and exchanged as provided for in this Agreement. Payment of the Merger Consideration in accordance with the terms of this Article III, and, if applicable, any unclaimed dividends upon the surrender of Certificates, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 3.6 Fractional Shares. No fractional Parent Shares shall be issued in connection with the First Merger, no certificate or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the First Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof and upon surrender of any right thereto, cash, rounded to the nearest whole cent and without interest, in an amount equal to such fraction, multiplied by the Average Parent Share Price; provided, that, for purposes of this Section 3.6, (x) if the Average Parent Share Price is greater than or equal to the Ceiling Price, then the Average Parent Share Price shall be set at the Ceiling Price and (y) if the Average Parent Share Price is less than or equal to the Floor Price,

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then the Average Parent Share Price shall be set at the Floor Price. As soon as practicable after the First Effective Time and the determination of the aggregate Fractional Share Consideration, the Exchange Agent shall make available the Fractional Share Consideration to such holders, subject to and in accordance with Section 3.2.

Section 3.7 Tax Treatment.

(a) In the event that the Threshold Percentage is at least 40%, for U.S. federal income Tax purposes, Parent, Merger Sub I, Merger Sub II and the Company: (i) intend that the Mergers, taken together, is intended to be treated as a single integrated transaction that is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”), and this Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354 and 361 of the Code and (ii) agree to treat and report the Mergers for all Tax purposes (including on all applicable Tax Returns) as qualifying for the Intended Tax Treatment, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar state, local or other applicable Law).

(b) If Section 3.7(a) applies, the parties acknowledge and agree that for purposes of determining the value of Parent Shares to be received by Company’s stockholders pursuant to the transactions contemplated by this Agreement under Revenue Procedure 2018-12, 2018-6 IRB 349 (“Rev. Proc. 2018-12”), (i) the “Safe Harbor Valuation Method” within the meaning of Rev. Proc. 2018-12 will be the average of the Daily Volume Weighted Average Prices as described in Section 4.01(1) of Rev. Proc. 2018-12; (ii) the “Measuring Period” within the meaning of Section 4.02 of Rev. Proc. 2018-12 will be the twenty (20) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the Closing Date; (iii) the “national securities exchange” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be NASDAQ; and (iv) the “authoritative reporting source” within the meaning of Section 3.01(4)(a)(ii) of Rev. Proc. 2018-12 will be Bloomberg Finance L.P. The parties further agree that the valuation of Parent Shares by reference to the methodology described in this Section 3.7(b) is intended to qualify for the “Safe Harbor Valuation Method” within the meaning of Section 4.01(1) of Rev. Proc. 2018-12 and no party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar state, local or other applicable Law).

(c) Notwithstanding Section 3.7(a), each of Parent, Merger Sub I, Merger Sub II and the Company acknowledge that Parent shall not be required to make any payments in Parent Shares under this Agreement other than those payments specified in Section 3.1 and Section 3.3, and in the event that the Threshold Percentage is less than 40%, then none of Parent, Merger Sub I, Merger Sub II and the Company shall be required to file any Tax Returns or take any position in accordance with the Intended Tax Treatment. Each of Parent and the Company further agree to notify the other party as promptly as practicable of any challenge to the Intended Tax Treatment by any Governmental Authority.

(d) For purposes of this Agreement:

(i) “Per Share Stock Consideration Value” means the value of Parent Shares equal to the product of (x) the Exchange Ratio and (y) the Average Parent Share Price.

(ii) “Threshold Percentage” means the quotient, expressed as a percentage, obtained by dividing (x) the Per Share Stock Consideration Value by (y) the sum of (1) the Per Share Stock Consideration Value plus (2) the Per Share Cash Consideration (for this purpose, including any other amounts treated as consideration other than stock of Parent, as determined pursuant to Treasury Regulations Section 1.368-1(e)).

(e) Notwithstanding anything to the contrary in this Agreement, the Company, on behalf of itself and the Company stockholders acknowledge and agree that (i) none of Parent, Merger Sub I, Merger Sub II or any

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Person acting on behalf of Parent, Merger Sub I or Merger Sub II has made or is making any express or implied representation or warranty or other assurances with respect to the tax treatment or consequences of the Mergers, including whether or not the Mergers will qualify for the Intended Tax Treatment, which representations or warranties are expressly disclaimed by Parent, Merger Sub I and Merger Sub II and (ii) neither the Company, including any Person acting on behalf of the Company, nor Company stockholders are entitled to rely on any such representation or warranty, if made. The Company, on behalf of itself and the Company stockholders acknowledge and agree that, except as expressly provided otherwise in this Agreement, the Company stockholders will be solely responsible for payment of any Tax obligations that the Company stockholders may have related to this Agreement and the Mergers, and that neither the Buyer nor any of its Affiliates shall be responsible for, or are providing indemnification or reimbursement for, any such obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) the Company SEC Documents filed on or after January 1, 2023 and publicly available at least one (1) Business Day prior to the date hereof and only to the extent it is reasonably apparent on its face that such disclosure is relevant to any Section or subsection of this Article IV (including any exhibits and other information incorporated by reference therein but excluding any disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements,” and any other disclosures that are predictive, cautionary or forward-looking in nature), it being understood that this clause (i) shall not be applicable to Section 4.1(a), the last sentence of Section 4.1(b) or the last three sentences of Section 4.1(c) (Organization and Qualification; Subsidiaries), Section 4.2 (Capitalization) and Section 4.3 (Authority Relative to Agreement), or (ii) the corresponding sections of the Company Disclosure Letter, the Company hereby represents and warrants to Parent as follows:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Parent true, correct and complete copies of (i) the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”), (ii) the Amended and Restated Bylaws of the Company (the “Company Bylaws”), and (iii) the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each of the Company’s Subsidiaries. There has not been any violation of any of the provisions of the Company Charter or the Company Bylaws, including all amendments thereto, or of the equivalent organizational or governing documents of any of the Company’s Subsidiaries, the Company has not taken any action that is inconsistent with any resolution adopted by the stockholders of the Company, the Company Board or any committee thereof, and no Subsidiary of the Company has taken any action that is inconsistent with any resolution of the securityholders of such Subsidiary of the Company or any equivalent governing body of such Subsidiary of the Company.

(c) Section 4.1(c) of the Company Disclosure Letter sets forth as of the date hereof a true, correct and complete list of the Company’s Subsidiaries, together with the jurisdiction of organization or incorporation, as

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the case may be, of each Subsidiary of the Company, and the jurisdictions in which each Subsidiary is qualified to conduct business. All of the outstanding shares of capital stock of, or other Equity Interests in, each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of, or other Equity Interests in, each of the Company’s Subsidiaries are owned, directly or indirectly, by the Company free and clear of all Liens, other than Permitted Liens. Neither the Company nor any of its Subsidiaries (i) is a participant in any joint venture, partnership or similar arrangement or (ii) has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person.

Section 4.2 Capitalization.

(a) As of the close of business on April 17, 2024 (the “Capitalization Date”), the authorized capital stock of the Company consists of (i) 640,000,000 shares of Company Common Stock, (A) 314,511,057 of which were issued and outstanding and (B) none of which were held in treasury, and (ii) 30,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”) and no shares of Company Preferred Stock were issued and outstanding. None of the Company’s Subsidiaries owns any shares of Company Common Stock or has any option or warrant to purchase any shares of Company Common Stock or any other Equity Interest in the Company. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) As of the close of business on the Capitalization Date, the Company has no shares of Company Common Stock or shares of Company Preferred Stock subject to or reserved for issuance, except for (i) 63,319,401 shares of Company Common Stock subject to outstanding Company RSUs, Company Options, and the Private Warrants, (ii) assuming a Purchase Price (as defined in the Company ESPP) for the Offering Period in effect on the date of this Agreement is equal to 85% of the Fair Market Value (as defined in the Company ESPP) on the first day of that Offering Period and further assuming that contribution rates do not change during such Offering Period, a maximum of 1,492,876 shares of Company Common Stock that may be purchased pursuant to such Offering Period, and (iii) 15,442,949 shares of Company Common Stock reserved for future issuance under the Company Equity Plans for awards not yet granted. All shares of Company Common Stock subject to issuance under the Company Equity Plans, upon issuance prior to the First Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the Capitalization Date, there are no declared or unpaid dividends or dividend equivalents with respect to any outstanding shares of Company Common Stock, Company Options or Company RSUs. All outstanding Company Equity Awards have been issued under a Company Equity Plan and, by their terms, may be treated at the First Effective Time as set forth in Section 3.3.

(c) The Company has provided Parent a list (the “Equity Award Schedule”), as of the Capitalization Date, of all outstanding Company Equity Awards, including the type of Company Equity Award, the Company Equity Plan that such Company Equity Award was issued under, the name of the holder of such Company Equity Award, the number of shares of Company Common Stock subject to such Company Equity Award, the exercise price and expiration date with respect thereto, if any, the applicable grant date thereof, the applicable vesting schedule with respect thereto, any unpaid dividend equivalents and whether or not the applicable Company Equity Award was granted to such holder in his or her capacity as a current or former employee of the Company or any of its Subsidiaries. The Company shall provide Parent with an updated Equity Award Schedule within three (3) Business Days prior to the anticipated Closing Date to reflect any changes occurring between the Capitalization Date and the applicable date of delivery.

(d) As of the close of business on the Capitalization Date, other than the Company Equity Awards and the Private Warrants, there were no existing and outstanding Equity Interests or other options, warrants, calls, subscriptions, preemptive rights, anti-dilution rights or other rights, shareholders’ rights plans or other agreements, convertible securities, awards of equity-based compensation (including phantom stock), agreements or arrangements of any character (or any obligations to enter into such agreements or arrangements), relating to

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or based on the value of any Equity Interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, acquire, transfer, exchange, sell or register for sale any Equity Interests of the Company or any of its Subsidiaries. Since the close of business on the Capitalization Date, the Company has not issued any shares of Company Common Stock, Company Equity Awards or other Equity Interests (including shares of Company Preferred Stock) other than shares of Company Common Stock issued upon the exercise or settlement of Company Equity Awards outstanding as of the close of business on the Capitalization Date in accordance with their terms.

(e) There are no obligations (whether outstanding or authorized) of the Company or any of its Subsidiaries requiring the redemption or repurchase of, or containing any right of first refusal with respect to, or granting any preemptive rights with respect to, any shares of Company Common Stock or other Equity Interests of the Company or any of its Subsidiaries. There are no obligations (whether outstanding or authorized) of the Company or any of its Subsidiaries to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

(f) Except for the Voting Agreements, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of shares of Company Common Stock or other Equity Interests of the Company or any of its Subsidiaries, other than any such agreements solely between and among the Company and any of its Subsidiaries or solely between and among two or more Subsidiaries of the Company. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares of Company Common Stock may vote.

(g) All of the outstanding Equity Interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company or the relevant wholly owned Subsidiary and free and clear of all material Liens except for restrictions imposed by applicable securities Laws and Permitted Liens.

(h) Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company, which interest or investment is material to the Company and its Subsidiaries, taken as a whole.

Section 4.3 Authority Relative to Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval and the occurrence of the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such advisory vote (the “Company Stockholder Advisory Vote”), to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Mergers. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Mergers and the other transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and except for the Requisite Stockholder Approval, the occurrence of the Company Stockholder Advisory Vote and filing the Certificate of Mergers with the Secretary as required by the DGCL and the DLLCA, no other corporate Action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Mergers and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”).

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(b) The Company Board, at a meeting duly called and held, has unanimously (i) approved, adopted and declared advisable this Agreement, the Mergers and the other transactions contemplated hereby, (ii) determined that this Agreement, the Mergers and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its stockholders, (iii) resolved to make the Company Recommendation (provided, that any change, modification or rescission of such recommendation by the Company Board in accordance with Section 6.5 shall not be a breach of the representation in clause (iii)), and (iv) directed that this Agreement be submitted to the stockholders of the Company for its adoption at the Stockholders’ Meeting.

Section 4.4 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Mergers and the other transactions contemplated hereby will (with or without notice or lapse of time, or both) directly or indirectly (i) conflict with or violate any provision of the Company Charter or Company Bylaws, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4(b) have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, violate, conflict with, result in any breach of or constitute a change of control or default under, or any loss of any benefit under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of the Company or any of its Subsidiaries pursuant to any Company Material Contract, other than, in the case of clauses (ii) and (iii) any such conflict, violation, breach, default, termination, acceleration or cancellation that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) No consent, approval, license, permit, Order or authorization (a “Consent”) of, or registration, declaration or filing with, or notice to, any Governmental Authority (with or without notice or lapse of time, or both) is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Mergers and the other transactions contemplated hereby, other than (i) the filing with the SEC of a proxy statement in definitive form relating to the matters to be submitted to the Company’s stockholders at the Stockholders’ Meeting (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”) and the filing with the SEC, and declaration of effectiveness under the Securities Act, of a registration statement on Form S-4 with respect to the issuance of the Parent Shares in the First Merger (including any Parent Shares issued as Former Employee Option Consideration or pursuant to any Private Warrant Conditional Exchange Agreement), in which the Proxy Statement will be included as a prospectus (such Form S-4, and any amendments or supplements thereto, the “Form S-4”), (ii) the filing of the Certificates of Merger with the Secretary in accordance with the DGCL and the DLLCA, (iii) compliance with applicable requirements under any applicable foreign, federal or state securities or Blue Sky Laws, including pursuant to the applicable requirements of the Securities Act and the Exchange Act, (iv) such filings as may be required in connection with any Taxes, (v) such filings as may be required under the rules and regulations of The Nasdaq Global Market, (vi) such other items required solely by reason of the participation of Parent or Merger Subs in the transactions contemplated hereby, (vii) compliance with and filings or notifications under the HSR Act or other Antitrust Laws and Foreign Investment Laws and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.5 Permits; Compliance With Laws.

(a) The Company and its Subsidiaries (i) are in possession of all authorizations, permits, franchises, grants, easements, variances, exemptions, exceptions, permissions, qualifications, registrations, clearances,

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Consents, waivers, approvals, orders, deviations, licenses and certificates of any Governmental Authority, and (ii) have filed all tariffs, reports, notices and other documents with any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted (clauses (i) and (ii), collectively, the “Company Permits”), and all Company Permits are in full force and effect and no suspension, modification, or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension, modification or cancellation of, any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is in compliance with the terms and requirements of all Company Permits, and neither the Company nor any of its Subsidiaries has received any written notice regarding a default or violation in respect of any of the Company Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) None of the Company or any of its Subsidiaries is, and since July 21, 2021 has not been, in conflict with, in default under or in violation of any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since July 21, 2021, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.6 Company SEC Documents; Financial Statements.

(a) Since January 1, 2022, the Company has, in all material respects, timely filed with or otherwise furnished (as applicable) to the SEC all registration statements, prospectuses, forms, proxy statements, schedules, statements, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates, or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and the listing and corporate governance rules and regulations of The Nasdaq Global Market, and none of the Company SEC Documents at the time it was filed (or, if supplemented, modified or amended, as of the date of the last supplement, modification or amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company or any of its Subsidiaries relating to the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents are the subject of ongoing SEC review or outstanding SEC investigation.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries (including all related notes) included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects the consolidated financial position and the consolidated statements of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries, taken as a whole, as of the dates and for the respective periods referred to therein (subject, in the case of

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unaudited interim statements, to normal and recurring year-end audit adjustments, none of which would be material, individually or in the aggregate, the absence of notes and any other adjustments described therein, including in any notes thereto) in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form or other rules under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c) Without limiting the generality of Section 4.6(a), (i) PricewaterhouseCoopers LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) since January 1, 2022, neither the Company nor, to the Knowledge of the Company, any Representative of the Company has formally received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that a member of the Company has engaged in questionable accounting or auditing practices, (iii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act and (iv) no enforcement action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose, result or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents.

Section 4.7 Form S-4; Proxy Statement. The Proxy Statement and the Form S-4 will not, on the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with the terms hereof), or at the time the Form S-4 is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with regards to statements made therein based on information supplied by or on behalf of Parent or Merger Subs (or any of their Affiliates) for inclusion therein. The Proxy Statement and the Form S-4, each will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 4.8 Disclosure Controls and Procedures.

(a) The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act intended to (i) provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP and (ii) ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over

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financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

(b) Neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 4.9 Absence of Certain Changes or Events. From January 1, 2024 to the date of this Agreement:

(a) the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice;

(b) there has not occurred any adverse change, event, effect or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(c) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the First Effective Time without Parent’s written consent, would constitute a breach of Section 6.1(a) through (x).

Section 4.10 No Undisclosed Liabilities. Except for those liabilities and obligations (a) as specifically reflected, and adequately disclosed or reserved against in the Company Financial Statements filed prior to the date hereof in the Company SEC Documents, (b) incurred in the ordinary course of business since January 1, 2024, consistent with past practice in all material respects, or (c) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the date hereof, the Company and its Subsidiaries are not subject to any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of the Company.

Section 4.11 Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or would reasonably be expected to prevent, materially delay or materially impede the ability of the Company to fulfill its obligations under this Agreement or consummate the transactions contemplated hereby, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or would reasonably be expected to prevent, materially delay or materially impede the ability of the Company to fulfill its obligations under this Agreement or consummate the transactions contemplated hereby. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, enjoin, modify, materially delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

Section 4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each material Company Benefit Plan (which list may, with respect to individual offer letters for “at-will” employment that do not contain severance, termination or change in control benefits, reference a form of such Company Benefit Plan that is materially consistent with such offer letter). The Company has made available to Parent a true and substantively complete copy of each material Company Benefit Plan and all

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amendments thereto and a true and substantively complete copy of the following items (in each case, only if applicable): (i) each trust or other funding arrangement, (ii) each currently effective summary plan description and summary of material modifications, (iii) the most recently filed annual report filed with any Governmental Authority (including on IRS Form 5500), (iv) the most recent annual financial and actuarial reports; (v) any material, non-routine correspondence with a Governmental Authority since July 21, 2021, (vi) the most recent written results of any required compliance testing and (vii) the most recently received letter received from a Governmental Authority regarding the tax-qualified status of the Company Benefit Plan (including any IRS determination letter or IRS opinion letter).

(b) Except as would not have a Company Material Adverse Effect, (i) each of the Company Benefit Plans has been, maintained, operated, administered and funded in accordance with its terms and in compliance with applicable Laws, (ii) since July 21, 2021, no proceeding (other than routine claims for benefits and including an audit, action, suit, litigation, arbitration, or investigation) has been pending against or involving or, to the Knowledge of the Company, is threatened against or reasonably expected to involve, any Company Benefit Plan before any court or arbitrator or any Governmental Authority, (iii) payments required to be paid by the Company or any of its Subsidiaries pursuant to the terms of a Company Benefit Plan or by applicable Law (including, all contributions and insurance premiums) have been made or provided for by the Company or its Subsidiaries in accordance with the provisions of such Company Benefit Plan or applicable Law or, if not yet due, accrued to the extent required by, and in accordance with, GAAP, and (iv) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Company Benefit Plans.

(c) (i) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Company Benefit Plan as to its qualified status under the Code, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter upon which it is entitled to rely, and (ii) to the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter relating to any such Company Benefit Plan that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(d) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) currently sponsors, maintains, administers or contributes to, has any obligation to contribute to or has any actual or potential liability in respect of, or has within the previous six (6) years sponsored, maintained, administered or contributed to (or had any obligation to contribute to within the previous six (6) years), (i) any defined benefit plan, including any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA) or (v) any termination indemnity program, long-service awards, jubilee payment program or other similar program or arrangement.

(e) Neither the execution or delivery of this Agreement nor the consummation of the Mergers will (either alone or in connection with any other event) (i) except as expressly provided in this Agreement, entitle any current or former director, employee, consultant or independent contractor of the Company or any of its Subsidiaries to any payment or benefit (including any loan forgiveness), (ii) increase the amount or value of any benefit or compensation or other obligation payable or required to be provided to any such director, employee, consultant or independent contractor, or any Company Benefit Plan or its Subsidiaries or (iii) except as expressly provided in this Agreement, accelerate the time of payment or vesting of amounts due any such director, employee, consultant or independent contractor or accelerate the time of any funding (whether to a trust or otherwise) of compensation or benefits in respect of any of the Company Benefit Plans.

(f) None of the Company or its Subsidiaries has any obligations for post-retirement health, death, life insurance or other welfare benefits under any Company Benefit Plan (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code).

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(g) There is no Contract, agreement, plan or arrangement which requires the Company or its Subsidiaries to pay a Tax gross-up or Tax reimbursement payment to any Person, including, without limitation, with respect to any Tax-related payments under Section 280G or Section 4999 of the Code.

(h) No amount or benefit that has been or could be received (whether in cash or property or the vesting of property) by any current or former employee, consultant, director or other service provider of the Company or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) pursuant to any Company Benefit Plan or other Contract, agreement, plan or arrangement between such individual and the Company or any of its Subsidiaries could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) as a result of any of the transactions contemplated by this Agreement.

(i) Each Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented and operated in all material respects in compliance with Section 409A of the Code since January 1, 2009.

(j) Except as would not have a Company Material Adverse Effect, all Company Benefit Plans that are subject to the laws of any jurisdiction outside the United States (i) have obtained from the Governmental Authority having jurisdiction, with respect to such Company Benefit Plans, any determination or registration required in order to give effect to such Company Benefit Plan, (ii) if they are intended to qualify for special tax treatment, satisfy in all material respects the requirements for such treatment and (iii) to the extent providing pension, termination indemnities, long-service awards, jubilee payments, post-termination welfare benefits or similar payments or benefits are set forth on Section 4.12(j) of the Company Disclosure Letter and are fully funded or book reserved, as applicable, in accordance with GAAP.

(k) Neither the Company nor any of its Subsidiaries is or has at any time been the employer or connected with or an associate of (as those terms are used in the Pensions Act 2004 of the United Kingdom) the employer of a UK defined benefit pension plan. No current or former employee of the Company or any of its Subsidiaries has transferred into employment with the Company or any of its Subsidiaries pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006 of the United Kingdom, as amended, who at any time prior to the transfer was a member of a UK defined benefit pension plan.

Section 4.13 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any works council, collective bargaining or other collective labor agreement. Except as would not have a Company Material Adverse Effect, there are no labor related strikes, walkouts, lockouts, grievances, work stoppages or other labor disputes pending or, to the Knowledge of the Company, threatened in writing, and, since July 21, 2021, neither the Company nor any of its Subsidiaries has experienced any such labor related strike, walkout, lockout, grievance, work stoppage or other labor dispute. To the Knowledge of the Company, since July 21, 2021, there has been no pending or threatened organizing campaign and no labor union or works council has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries.

(b) The Company and its Subsidiaries have not implemented any location closing or employee layoffs during the three year period prior to the date hereof in violation of the Worker Adjustment Retraining and Notification Act of 1988, or any similar state or local plant closing or mass layoff statute, rule or regulation and where any liability remains unsatisfied.

(c) To the Knowledge of the Company, no allegation of sexual or other unlawful harassment has been made since July 21, 2021 against any current officer of the Company or any of its Subsidiaries.

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(d) Neither the Company nor any of its Subsidiaries is in material breach of any obligation to consult with or provide information to any works council, labor union or other labor or employee organization in connection with the execution of this Agreement or the consummation of the transactions contemplated or required hereby.

Section 4.14 Intellectual Property; IT Systems.

(a) Section 4.14(a) of the Company Disclosure Letter sets forth a complete and accurate list of (i) each patent, copyright and trademark that is Registered IP that is Company Intellectual Property (“Company Registered IP”), (ii) the jurisdiction in which such item of Company Registered IP has been registered, issued or filed, the date of registration, issuance or application, and the applicable application, registration, serial or other similar identification number, (iii) the record (and if different, beneficial) owner and (iv) any other Person that has an ownership interest in such item of Company Registered IP and the nature of such ownership interest. All Company Registered IP is valid, enforceable (except to the extent entailed by the pendency of applications for patents, copyright, or other intellectual property), and subsisting. No Company Registered IP is involved in, and neither the Company nor any of its Subsidiaries has received, since July 21, 2021, any written charge, complaint, claim, demand or notice regarding, any pending or threatened interference, opposition, reissue, reexamination, revocation, or equivalent proceeding, action or claim in which the ownership, use, scope, validity or enforceability of any Company Registered IP is being or has been contested or challenged (not including office actions or similar ordinary course notices in the prosecution of applications therein). All registration, maintenance and renewal fees due in connection with all Company Registered IP have been paid in full and all necessary documents in connection with such Registered IP have been filed with the relevant Governmental Authority in any applicable jurisdiction for the purposes of maintaining such Registered IP.

(b) The Company and its Subsidiaries own, or have the valid and enforceable right to use, all Intellectual Property that is used in or necessary for the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries exclusively own all right, title and interest in and to the Company Intellectual Property, free and clear of any Liens other than Permitted Liens.

(c) The conduct of the business of the Company and its Subsidiaries as conducted since July 21, 2021 and as currently conducted, including each of the Company Products, has not and does not infringe upon, misappropriate, or otherwise violate any Intellectual Property of any other Person. None of the Company or any of its Subsidiaries has received, since July 21, 2021, any written complaint, claim, demand or notice alleging any such infringement, misappropriation, or other violation by the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date hereof, no other Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property. There are no claims, actions or proceedings presently pending or threatened by the Company or any of its Subsidiaries against any Person alleging any such infringement, misappropriation, or other violation.

(d) Each current and former officer, director, founder, employee, contractor and consultant of the Company and its Subsidiaries who have contributed to the invention, creation or development of any patents or patent applications or any material Intellectual Property purported to be owned by the Company or any of its Subsidiaries have executed written agreements pursuant to which such Person presently and irrevocably assigns to the Company or one of its Subsidiaries all of such Person’s rights in and to such inventions, creations or developments that may be owned by such Persons or that the Company or any of its Subsidiaries does not already own by operation of Law and waives all moral rights with respect to the foregoing in favor of the Company and its Subsidiaries. To the Knowledge of the Company, no such Person is in default or breach of any such agreements.

(e) Except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken reasonable measures to maintain and protect the secrecy and confidentiality of all trade secrets that are included in the

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Company Intellectual Property and other material proprietary confidential information owned by the Company or its Subsidiaries. To the extent that the Company or its Subsidiaries hold trade secret information or confidential information of any other Person, the Company and its Subsidiaries are in compliance with all material contractual requirements related to the maintenance and protection of such Person’s trade secrets and other confidential information held by the Company or its Subsidiaries. To the Knowledge of the Company, as of the date hereof, there has not been any unauthorized access to or use or disclosure of any such trade secrets or confidential proprietary information. Without limiting the generality of the foregoing, the Company and its Subsidiaries have in place, and enforce, a policy requiring each employee, consultant and independent contractor that has access to any confidential information owned or held by the Company to be subject to contractual obligations of confidentiality thereof, and, to the Knowledge of the Company, as of the date hereof, no such Person is, or was during employment or engagement with the Company or its Subsidiaries, in violation of any such obligations of confidentiality.

(f) Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions or agreements contemplated by this Agreement, will, with or without notice or the lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company Intellectual Property, (ii) the release, disclosure, or delivery of any source code for any Company Product by or to any escrow agent or other Person or (iii) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any Company Intellectual Property, including any such grant, assignment or transfer by Parent or its Affiliates (excluding any such grant, assignment or transfer of any license or other right or interest that arises from any Contract to which Parent or any of its Affiliates is a party but neither the Company nor any of its Subsidiaries is a party).

(g) To the Knowledge of the Company, none of the Company Products contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Company Product or any product or system containing or used in conjunction with such Company Product. As of the date hereof, the Company has not received any material written claim or notice since July 21, 2021 alleging a breach of warranty or seeking indemnification relating to any Company Products.

(h) No Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file without the user’s consent (collectively, “Malicious Code”). The Company and its Subsidiaries implement industry standard measures designed to prevent the introduction of Malicious Code into Company Software, including firewall protections and regular virus scans. Notwithstanding the above, technical protection measures (i.e., passwords, license keys, and product activation technology) that are designed to prevent unauthorized use of Company Software outside their licensed scope will not be deemed to be Malicious Code.

(i) No source code for any Company Software has been delivered, licensed, or made available to any escrow agent or other Person who is not or was not an employee, consultant, or independent contractor of the Company or any of its Subsidiaries who needs or needed such source code to perform his or her job duties and who is or was bound by written contractual obligations of confidentiality. Neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software to any escrow agent or other Person who is not an employee, consultant, or independent contract of the Company or any of its Subsidiaries who needs such source code to perform his or her job duties and who is bound by a written confidentiality agreement restricting its use or disclosure. No event has occurred, and no circumstance or condition exists, that, with or without notice or lapse of time, will, or would reasonably be expected to, result in the delivery, license, or disclosure of any source code for any Company Software to any other Person.

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(j) Neither the Company nor any of its Subsidiaries have used, incorporated, embedded or linked to any Open Source Software in any Company Software, and no Company Software is derived from any Open Source Software, in a manner that would require, or would condition the use or distribution of such Company Software or a portion thereof on (i) the disclosure, licensing, or distribution of any source code for a Company Product or any portion thereof, (ii) the granting to licensees of the right to reverse engineer or make derivative works or other modifications to such Company Software, (iii) licensing or otherwise distributing or making available a Company Software or any portion thereof for a nominal or otherwise limited fee or charge, or (iv) granting any rights to Company Intellectual Property to any licensee or other third party.

(k) No funding, facilities, or personnel of any Governmental Authority or any university, college, other educational institution, multi-national, bi-national or international organization, or research center were used to develop or create, in whole or in part, any Company Intellectual Property in any manner that has provided or would provide any such Governmental Authority, university, college, educational institution, multi-national, bi-national or international organization, or research center any ownership interest or other rights in or to any Company Intellectual Property.

(l) The computers, computer software, code, websites, applications, databases, networks, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and assets used by the Company and its Subsidiaries (the “IT Systems”) are sufficient for the needs of the business of the Company and its Subsidiaries as currently conducted. Without limiting the foregoing, (i) the Company and its Subsidiaries have taken reasonable steps and implemented reasonable procedures designed to ensure that their IT Systems are free from Malicious Code, and (ii) the Company and its Subsidiaries have in effect reasonably appropriate disaster recovery, data back-up and business continuity plans, procedures and facilities for their business and have taken all reasonable steps designed to safeguard the security and the integrity of their IT Systems.

(m) In the prior twelve (12) months, there has been no failure or other substandard performance of any IT Systems of the Company and its Subsidiaries which caused any material disruption to the business of the Company and its Subsidiaries. The Company and its Subsidiaries have not suffered any material data loss, business interruption or other harm as a result of any Malicious Code. There have not been any illegal or unauthorized intrusions, access or breaches of the security of any of the IT Systems that have resulted in any material liability to the Company or any of its Subsidiaries or have not been fully remediated. The Company and its Subsidiaries have implemented any and all critical security patches or upgrades that are generally available for the IT Systems.

Section 4.15 Data Privacy and Security.

(a) The Company and its Subsidiaries and, to the Knowledge of the Company, its Data Partners, comply and, within the last five years, have complied in all material respects with all Privacy Laws, Company Privacy Policies and Contracts relating to the processing, privacy and security of Personal Information (collectively, the “Company Privacy Commitments”), including compliance with respect to (i) Personal Information of Company’s website visitors, customers or representatives of Company customers, the Company’s or its Subsidiaries’ own employees, or any other individual whose Personal Information is processed by the Company or its Subsidiaries; and (ii) the sending of solicited or unsolicited electronic or telephonic communications, including via email, text message or phone call. The Company and its Subsidiaries have implemented and maintained processes for identifying and redacting any Personal Information contained in the Spaces created by the Company Platform.

(b) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) trigger or require any notices to or consents from any Person; (ii) violate any Company Privacy Commitments; or (iii) give rise to any right of termination or other right to impair or limit the Company’s or its Subsidiaries’ right to own and process any

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Personal Information used in or necessary for the operation of the business of the Company or its Subsidiaries. Since July 21, 2021, the Company and its Subsidiaries (A) have, in all material respects, implemented and maintain complete, accurate and up to date records of responses to requests from individuals requesting access, rectification or deletion of Personal Information or other exercise of rights under Company Privacy Commitments and (B) have responded to all requests from individuals requesting access, rectification, deletion or other exercise of rights under Privacy Laws, in the time period and in accordance in all material respects with the other requirements of Company Privacy Commitments.

(c) All Personal Information processed by the Company or its Subsidiaries has been collected fairly and lawfully (including through the provision of information notices and other disclosures (in the Company Privacy Policies or otherwise) and the collection of valid consent where required) and can be used legitimately in the manner used by the Company without breaching any Company Privacy Commitments. The Company and its Subsidiaries have, as of the date hereof and since July 21, 2021, posted and prominently made available on its websites, mobile applications and other mechanisms through which the Company or its Subsidiaries collects Personal Information, a Company Privacy Policy in conformance in all material respects with Privacy Laws. All Company Privacy Policies published by the Company are and, since July 21, 2021, have, in all material respects, been accurate, complete and consistent with the actual practices of the Company and its Subsidiaries with respect to the processing of Personal Information. As of the date hereof, no disclosure or representation made or contained in any Company Privacy Policy published by the Company has been intentionally inaccurate, misleading, deceptive or in violation of any Privacy Laws (including by containing any material omission).

(d) The Company and its Subsidiaries have in place written Contracts with all of their customers regarding the Company’s or its Subsidiaries’ processing of Personal Information on behalf of such customers. Such Contracts include written obligations that comply with the requirements of Privacy Laws in relation to the Company’s and its Subsidiaries’ processing and protection of Personal Information. When acting as a Data Processor on behalf of customers, the Company and its Subsidiaries do not process Personal Information for any purpose except on the instruction of the customer (unless required to do so by applicable Law). Neither the Company nor its Subsidiaries have transferred or permitted the transfer of Personal Information originating in the European Economic Area (“EEA”) or United Kingdom (“UK”) to outside the EEA or UK (as applicable), or otherwise across jurisdictional borders, except where such transfers have complied with the requirements of the Company Privacy Commitments and with reasonable safeguards in place for such transfer.

(e) Where the Company or its Subsidiaries use a Data Partner to process Personal Information or otherwise share or disclose Personal Information with such Data Partner, there is in existence a Contract. Such Contract with the Data Partner includes written obligations in relation to the processing and protection of Personal Information and has agreed to comply with those obligations in a manner sufficient for the Company’s and its Subsidiaries’ compliance with Company Privacy Commitments, including where applicable, obligations for any party acting as a Data Processor (as defined under the Privacy Laws) to act only on the instructions of the Data Controller (as defined under the Privacy Laws) and such other terms as are required under Privacy Laws. To the Knowledge of the Company, no Data Partner has breached any such Contracts.

(f) The Company and its Subsidiaries have, and have required all Data Partners to have, implemented administrative, physical and technical safeguards to protect and maintain the confidentiality, integrity, availability and security of Personal Information and any information technology systems owned by the Company or its Subsidiaries against any accidental, unlawful or unauthorized use, access, disclosure, modification, destruction, loss, or compromise or other processing (a “Security Incident”). The Company and its Subsidiaries use, and have at all times used, reliable methods designed to ensure the correct identity of the users of those with access to any information technology systems owned by the Company or its Subsidiaries, and have used reliable measures designed to protect the security and integrity of transactions executed through the IT Systems of the Company or its Subsidiaries.

(g) In relation to any Security Incident and/or violation of Company Privacy Commitments, neither the Company, any Subsidiary, nor to the Knowledge of the Company, as of the date hereof, any Data Partner has:

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(i) notified in writing, or been required to notify in writing, any customer, consumer, employee, Governmental Authority or other Person or (ii) received any written notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Governmental Authority or other Person. To the Knowledge of the Company, as of the date hereof, there are no facts or circumstances that would give rise to the occurrence of (i) or (ii).

Section 4.16 Taxes.

(a) (i) The Company and each of its Subsidiaries have duly and timely filed or caused to be filed all income Tax Returns and all other material foreign, federal, state, and local Tax Returns required to be filed by or with respect to any of them; (ii) each of such filed Tax Returns (taking into account all amendments thereto) is true, complete and accurate in all material respects; (iii) all Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown to be due on any Tax Returns) have been timely paid in full; (iv) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return; and (v) no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return.

(b)  (i) Neither the Company nor any of its Subsidiaries has received written notice of any audit, assessment, examination or other Action from any Taxing Authority and there are no pending or threatened audits, assessments, examinations or other Actions from any Taxing Authority, in each case, in respect of liabilities for Taxes of the Company or any of its Subsidiaries, which have not been fully paid or settled; (ii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens; (iii) with respect to any tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries (nor any predecessor of the Company or any of its Subsidiaries) has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, nor has any request been made in writing for any such extension or waiver; and (iv) no deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority.

(c) Neither the Company nor any of its Subsidiaries has engaged in or been a party to a transaction that is or is substantially similar to any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) or Treasury Regulations Section 301.6111-2(b)(2) or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax law in any tax year for which the statute of limitations has not expired.

(d) The unpaid Taxes of the Company and its Subsidiaries did not, as of the December 31, 2023 exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the consolidated financial statements of the Company included in the Company SEC Documents (rather than in any notes thereto). Since the December 31, 2023, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business.

(e) The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of the Company (or any of its Subsidiaries) or other Person.

(f) No power of attorney with respect to any Taxes of the Company or any of its Subsidiaries is currently in force.

(g) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for federal, state, local or non-U.S. Tax purposes. Neither the Company nor any

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of its Subsidiaries has any liability for the Taxes of any Person (other than Taxes of the Company or its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), (ii) as a transferee or successor, or (iii) by Contract.

(h) Neither the Company nor any of its Subsidiaries is, or has been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (excluding customary Tax indemnification provisions in commercial Contracts entered into in the ordinary course of business not primarily relating to Taxes).

(i) Neither the Company nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for Tax purposes. No entity classification election pursuant to Treasury Regulations Section 301.7701-3 has been filed with respect to the Company or any of its Subsidiaries. Section 4.16(i) of the Company Disclosure Letter sets forth the entity classification, for U.S. federal and applicable state income tax purposes, of each Subsidiary of the Company.

(j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of use of the installment sale or open transaction method to report a disposition on or prior to the Closing Date, adjustment under Section 481 of the Code resulting from any accounting method change or improper use of an accounting method or agreement with any Tax Authority filed or made on or prior to the Closing Date, any prepaid amount or deferred revenue received on or prior to the Closing, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax law) or any election under Section 965(h) of the Code.

(k) None of the Company and any of its Affiliates or predecessors by merger or consolidation has been a party to any transaction intended to qualify under Section 355 of the Code at any time in the last two years.

(l) Neither the Company nor any of its Subsidiaries (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or has ever filed or been the subject of an election pursuant to Section 897(i) of the Code; (ii) has been a or a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law); (iii) has been a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or non-U.S. law); (iv) has been a or a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (v) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

(m) No Subsidiary of the Company is or has been treated as an “expatriated entity” or “surrogate foreign corporation” under Section 7874 of the Code. No Subsidiary of the Company is or has at any time been a corporation treated as a domestic corporation pursuant to Section 7874 of the Code.

(n) Each of the Company and its Subsidiaries has complied with all transfer pricing rules in all material respects. All documentation required by all relevant transfer pricing laws has been timely prepared by the Company and its Subsidiaries and, if necessary, retained.

(o) The Company has provided or made available to Parent all documentation relating to, and is in full compliance with all terms and conditions of, any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a territorial or non-U.S. government.

(p) No Subsidiary of the Company has engaged in any “extraordinary disposition” or “extraordinary reduction” as such terms are defined in Treasury Regulations Section 1.245A-5, nor is a successor to any “extraordinary disposition account” pursuant to Treasury Regulations Section 1.245A-5.

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(q) No Subsidiary of the Company that is a foreign corporation owned within the meaning of Section 958(a) by the Company or a United States Subsidiary of the Company owns United States property within the meaning of Section 956 of the Code.

(r) Neither the Company nor any of its Subsidiaries (i) has taken or agreed to take any action that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment or (ii) has any Knowledge of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment, in each case, other than as contemplated by this Agreement.

Section 4.17  Material Contracts.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of each Company Material Contract. For purposes of this Agreement, “Company Material Contract” means any Contract that is in effect as of the date of this Agreement (other than (except with respect to clause (vi)) any Company Benefit Plan, Real Property Lease or Contract solely between or among the Company and/or any of its Subsidiaries, or any purchase orders, statements of work, quotations, order forms, or similar documents entered into in the ordinary course of business consistent with past practice that do not impose material obligations or restrictions on the Company or any of its Affiliates beyond the Company’s standard terms and conditions) to which the Company or any of its Subsidiaries is a party or their respective properties or assets are bound, except for this Agreement, that:

(i) constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) (other than any Contract solely between or among the Company and its wholly-owned Subsidiaries) (A) provides for or governs the formation, creation, operation, management or control of any legal partnership, joint venture, strategic alliance or collaboration or (B) otherwise provides, in any material respects, for the sharing of Company revenues, profits, losses, costs or liabilities;

(iii) involves either (A) annual payments by the Company and its Subsidiaries of collectively $1,000,000 or more or (B) aggregate payments by the Company and its Subsidiaries of collectively $2,500,000 or more;

(iv) is with (A) a supplier or vendor of the Company to which the Company made payments pursuant to such Contract of more than $1,000,000 during the fiscal year ended December 31, 2023 (each a “Material Supplier”) or (B) a customer of the Company from which the Company received payments pursuant to such Contract of more than $600,000 during the fiscal year ended December 31, 2023 (each a “Material Customer”), other than any such Contract that is terminable by the Company upon notice of ninety (90) days or less without penalty;

(v) pursuant to which (A) the Company or any of its Subsidiaries grants any Person any exclusive right or license to market, advertise, sell, offer to sell, distribute, deliver or otherwise make available any Company Product (other than customer Contracts entered into in the ordinary course of business permitting the customer to make available Company products to its employees and end users) or (B) the Company or any of its Subsidiaries is granted any exclusive right or license to market, advertise, sell, offer to sell, distribute, deliver or otherwise make available any product or service of any Person;

(vi) (A) is with any officer, employee or other individual service provider providing annual base salary in excess of $225,000 (other than any “at-will” contract that may be terminated by the Company or any of its Subsidiaries without liability upon thirty (30) days’ or less advance notice); (B) is a change in control, retention or severance contract (other than any contract that may be terminated by the Company or any of its Subsidiaries without liability upon thirty (30) days’ or less advance notice or any contract that provides for severance that is not in excess of severance payments required by applicable Law); or (C) is a collective bargaining agreement, works council agreement, labor contract or other written agreement or arrangement with any labor union or any employee organization;

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(vii) is a loan, guarantee of indebtedness or credit agreement, note, mortgage, indenture or other binding commitment relating to indebtedness for borrowed money (other than those related to (x) trade payables arising in the ordinary course of business consistent with past practice or (y) loans solely between or among the Company and its wholly-owned Subsidiaries);

(viii) constitutes any acquisition or divestiture Contract or material licensing agreement that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) which have not been satisfied and fully terminated prior to the date of this Agreement and would reasonably be expected to result in the receipt of or making by the Company or any of its Subsidiaries of future payments in excess of $1,000,000;

(ix) is an agreement entered into outside the ordinary course of business consistent with past practice that involves future expenditures or receipts by the Company or any of its Subsidiaries of more than $1,000,000 in any one year period that cannot be terminated on less than ninety (90) days’ notice without material payment or penalty;

(x) grants any rights of first refusal or rights of first offer to any Person with respect to any material asset or Equity Interests of the Company or any of its Subsidiaries;

(xi) is an agreement through which the Company or any of its Subsidiaries is purporting to indemnify or hold harmless any director, officer or employee of the Company or any of its Subsidiaries (other than the Company Charter, Company Bylaws and the organizational documents of the Company’s Subsidiaries);

(xii) prohibits or restricts the Company or any of its Subsidiaries, or, after the First Effective Time, Parent, the Surviving Corporation, the Surviving LLC, or any of their respective Affiliates in any material respect from (A) engaging or competing in any line of business, in any geographical location or with any Person (including any Contract granting exclusive rights or rights of first refusal or negotiation to license, market, advertise, sell, offer to sell, distribute, deliver or otherwise make available any Company Product or Company Intellectual Property or other asset of the Company or any of its Subsidiaries), (B) soliciting any client or customer, in each case in any manner that is material to the Company or that would restrict in any material respect Parent or its Subsidiaries following the Closing, (C) selling, distributing or acquiring any products, services, Intellectual Property or other assets of or to any other Person in any geographic region, (D) developing or distributing any Intellectual Property, or (E) determining pricing for any Company Product in its discretion (including any Contract providing for “most favored nation” terms);

(xiii) expressly limits or restricts the ability of the Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their Equity Interests;

(xiv) includes a covenant not to sue, consent, coexistence or similar agreement relating to the acquisition or disposition of or grant of any license with respect to, or limiting or restricting the ability of the Company or any of its Subsidiaries to use, assert, enforce, or otherwise exploit, any material Intellectual Property anywhere in the world;

(xv) involves the settlement of any pending or threatened claim, action or proceeding (A) which (1) will involve payment obligations after the date hereof in excess of $500,000 or (2) will impose any material continuing non-monetary obligations on the Company or any of its Subsidiaries (or, to the Knowledge of the Company, Parent or any of its other Affiliates from and after the Closing), including any monitoring or reporting obligations to any other Person or (B) with respect to which conditions precedent to the settlement have not been satisfied;

(xvi) has been entered into between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any of its Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such

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officer, director, Affiliate or family member (but for the avoidance of doubt not including any Company Benefit Plan or Company Equity Plan);

(xvii) any Contract with any Governmental Authority other than contracts with an annual contract value of less than $250,000 and that are on one of the Company’s form agreements provided to Parent;

(xviii) pursuant to which any material Intellectual Property is licensed, sold, assigned or otherwise conveyed or provided to the Company or any of its Subsidiaries or pursuant to which any Person has agreed not to enforce any Intellectual Property against the Company or any of its Subsidiaries, other than (A) Contracts for commercially available hardware or software licensed or otherwise made available pursuant to shrink wrap, click through or other standard licensing terms and which are not incorporated into or bundled with Company Products, in each case, with annual or one-time license, maintenance, support and other fees of $500,000 or less, (B) Open Source Software Licenses, (C) permitted use rights to confidential information in a non-disclosure agreement granting a limited right to use confidential information subject to customary protections to preserve confidentiality and proprietary rights, entered into in the ordinary course of business consistent with past practice, (D) offer letters, employment agreements, invention assignment agreements, individual consulting agreements, and individual contracting agreements, or (E) commercial contracts that provide for licenses ancillary to the products or service provided by Company or its Subsidiaries, including ancillary licenses granted by customers to customer-owned content or to feedback, or (F) vendor agreements, including, but not limited to, service provider and staffing agreements, pursuant to which ownership of any Intellectual Property Rights and deliverables are assigned to Company or any of its Subsidiaries and the total fees paid to such vendor in 2023 were less than $1,000,000; or

(xix) pursuant to which any Intellectual Property is or has been licensed (whether or not such license is currently exercisable), sold, assigned or otherwise conveyed or provided to a third party by the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries has agreed not to enforce any Intellectual Property against any Person, including any Contract contemplating the provision or release (whether contingent or otherwise) of any source code to any software to any Person, other than (A) non-exclusive licenses to Company Products granted to customers in the ordinary course of business consistent with past practice pursuant to standard forms made available to Parent prior to the date hereof, (B) assignments or licenses of Company Product output or feedback to customers in the ordinary course of business consistent with past practice pursuant to standards forms made available to Parent prior to the date hereof, (C) permitted use rights to confidential information in a non-disclosure agreement granting a limited right to use confidential information subject to customary protections to preserve confidentiality and proprietary rights, entered into in the ordinary course of business consistent with past practice, (D) offer letters, employment agreements, invention assignment agreements, consulting agreements, and individual contracting agreements entered into in the ordinary course of business consistent with past practice on a form previously provided to Parent, (E) Contracts with vendors or service providers where Company Intellectual Property is only licensed or provided for the purpose of those vendor or service providers providing services for the sole benefit of Company, its Subsidiaries, or its or their customers and (F) non-exclusive licenses to trademarks and other marketing and advertising materials granted in the ordinary course of business consistent with past practice solely to enable the advertising and marketing of Company Products.

(b) Except as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid, binding and enforceable obligation of the Company or the Subsidiary party thereto and is in full force and effect (except as may be limited by the Enforceability Exceptions) and (ii) none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any counterparty is in breach of or default under the terms of any Company Material Contract. Neither the Company nor any of its Subsidiaries has received any notice or claim from any third party to any Company Material Contract of any violation, default, termination, cancellation, or discontinuance under any Company Material Contract. The term “Company Material Contract” shall, except for purposes of preparing the list

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included in Section 4.17(a) of the Company Disclosure Letter, be deemed to also include any Contract entered into after the date of this Agreement that if entered into prior to the date hereof, would qualify as a Company Material Contract. True, correct and complete copies of each Company Material Contract as of the date of this Agreement have been made available by the Company to Parent, in each case prior to the date of the Agreement.

Section 4.18 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 4.18(b) of the Company Disclosure Letter sets forth a true and complete list of each lease, sublease, license, easement and other similar agreement, together with any amendments, renewals and guarantees thereof or thereto (each, a “Real Property Lease”) and the street address of each parcel under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property pursuant to a Real Property Lease at which operations of the Company and its Subsidiaries are conducted (the “Leased Real Property”). The Company has made available to Parent a true, correct and complete copy of each Real Property Lease. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each Real Property Lease is valid, binding and in full force and effect; (ii) none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any counterparty, is in breach or default under any Real Property Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a material default by the Company, any of its Subsidiaries or any counterparty under any Real Property Lease; and (iii) the Company or the applicable Subsidiary has, to the Company’s Knowledge, a good and valid leasehold interest, subject to the terms of the Real Property Lease applicable thereto, in each parcel of Leased Real Property, in each case free and clear of all Liens other than Permitted Liens.

(c) As of the date of this Agreement, none of the Leased Real Properties have been leased or subleased to any Person other than the Company or any of its Subsidiaries.

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of any material violation of any Law relating to any Leased Real Property.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor, to the Company’s Knowledge, any of its Subsidiaries has received any written notice of any condemnation, eminent domain, requisition or taking by any Governmental Authority with respect to any Leased Real Property, or negotiations for the purchase of any Leased Real Property in lieu of condemnation, and no condemnation, eminent domain, requisition or taking has been commenced or threatened in connection with any of the foregoing.

Section 4.19  Environmental. Except as would not have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are, and since July 21, 2021, have been, in compliance with all applicable Environmental Laws, including possessing all Company Permits applicable to their operations under all Environmental Laws;

(b) there is no pending or threatened Action pursuant to any Environmental Law against the Company or any of its Subsidiaries;

(c) since July 21, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, or claim from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law;

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(d) neither the Company nor any of its Subsidiaries is a party or subject to any Order relating to compliance with Environmental Law or the investigation, remediation, removal or cleanup of Hazardous Materials, and neither the Company nor any Company Subsidiary has entered into any Contract with another Person of which the primary purpose thereof was to assume, undertake or otherwise become subject to any liability of another Person under any Environmental Law;

(e) to the Knowledge of the Company, with respect to the Leased Real Property, there have been no Releases on or underneath any of such real properties that has caused environmental contamination at such real properties that would reasonably be expected to result in an obligation to remediate such environmental contamination pursuant to applicable Environmental Law or result in liability pursuant to applicable Environmental Law with respect to remediation conducted by other Persons;

(f) neither the Company nor any of its Subsidiaries has been identified by any Governmental Authority as a potentially responsible party under CERCLA or any similar state or foreign Law at any site; and

(g) the Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of any environmental reports, studies, assessments and other material environmental information prepared since July 21, 2021 in its possession relating to the Company or its Subsidiaries and its current or former properties or operations.

Section 4.20 Vote Required. The affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders’ Meeting in favor of the adoption of this Agreement (the “Requisite Stockholder Approval”) is the only vote or consent of holders of Equity Interests in the Company that is required to authorize this Agreement or to consummate the Mergers and the other transactions contemplated by this Agreement.

Section 4.21 Fairness Opinion. The Company Board has received the opinion (the “Fairness Opinion”), dated as of the date hereof, of Qatalyst Partners LP (“Qatalyst Partners”) to the effect that, as of the date hereof and based on and subject to the various limitations, qualifications, assumptions and other matters considered in the preparation thereof, the Merger Consideration is fair, from a financial point of view, to the holders (other than Parent and its Affiliates) of shares of Company Common Stock. A signed copy of such opinion will be made available to Parent solely for informational purposes promptly after the Company’s receipt thereof.

Section 4.22 Brokers. Except for those Persons set forth in Section 4.22 of the Company Disclosure Letter, no broker, finder, financial advisor, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s, advisory or similar fee or commission in connection with the Mergers or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent true and complete copies of all such Contracts with Qatalyst Partners and the other Persons set forth in Section 4.22 of the Company Disclosure Letter related to the Mergers and the other transactions contemplated hereby.

Section 4.23 Insurance. Section 4.23 of the Company Disclosure Letter contains a true, correct and complete list of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries, and the Company has made available to Parent a true, correct and complete copy of all such policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, (a) each current insurance policy of the Company and its Subsidiaries is in full force and effect and all premiums due thereon have been paid in full, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (d) no notice of cancellation, default, non-renewal or termination has been received with respect

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to any such policy. Such insurance policies are sufficient for compliance by the Company and its Subsidiaries with (i) all requirements of applicable Laws and (ii) all Company Material Contracts. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by or on behalf of the Company or any of its Subsidiaries provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such policies that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, there are no pending or, to the Knowledge of the Company, threatened claims under any insurance policy.

Section 4.24 Takeover Statutes. Assuming the accuracy of Parent’s and Merger Subs’ representations and warranties set forth in Section 5.16, the Company has taken all action necessary to exempt the Mergers and the other transactions contemplated hereby from any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other takeover or anti-takeover statute or similar federal or state Law (including Section 203 of the DGCL). No similar anti-takeover provision in the Company Charter or the Company Bylaws is, or at the First Effective Time will be, applicable to this Agreement, the Voting Agreement, the Mergers or any of the transactions contemplated hereby. There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

Section 4.25 Affiliate Transactions. No current director, officer or Affiliate of the Company or any of its Subsidiaries (a) has outstanding any indebtedness to the Company or any of its Subsidiaries, or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than a Company Benefit Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 4.26 Anti-Bribery; Anti-Money Laundering; Sanctions.

(a) The businesses of each of the Company and each of its Subsidiaries are being, and since July 21, 2021 have been, conducted in compliance with the U.S. Foreign Corrupt Practices Act 1977 and other similar applicable anti-bribery laws, rules or regulations in other jurisdictions (together, the “Anti-Bribery Laws”). The Company and its Subsidiaries have maintained accurate books and records and established sufficient internal controls and procedures to ensure compliance with the Anti-Bribery Laws. There are no internal investigations or, to the Knowledge of the Company, prior or pending governmental or other regulatory investigations or proceedings, in each case, regarding any action or any allegation of any action described above in this Section 4.26(a). To the Knowledge of the Company, none of the directors, officers, employees or agents of the Company or any of its Subsidiaries is a government official, political party official or candidate for political office, and there are no known familial relationships between any of the Company’s directors, officers, employees or agents, on the one hand, and any government official, political party official or candidate for political office, on the other hand.

(b) The operations of the Company and its Subsidiaries are, and since July 21, 2021, have been, conducted in compliance in all material respects with applicable financial recordkeeping, reporting and internal control requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”). No material action, claim, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is any investigation by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws pending or threatened.

(c) The Company and its Subsidiaries have, within the last five years, been in material compliance with applicable Sanctions and Trade Controls Laws. Neither the Company, its Subsidiaries, nor, to the

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Knowledge of the Company, any director, officer, employee, or agent thereof, (a) is or has been in the last five years, a Sanctioned Person, or (b) is engaged in transactions, dealings, or activities that might reasonably be expected to cause such Person to become a Sanctioned Person. As of the date hereof, to the Knowledge of the Company, there is no current investigation, review, audit, allegation, request for information, or other inquiry by any Governmental Authority regarding the actual or possible violation of Sanctions or Trade Controls Laws by the Company and its Subsidiaries, and within the last five years, the Company and its Subsidiaries have not received any written notice that there is any investigation, review, audit, allegation, request for information, or other inquiry by any Governmental Authority regarding an actual or possible violation of Sanctions.

Section 4.27 Ownership of Parent Shares. The Company does not own (beneficially or otherwise) any Parent Shares or other Equity Interests in Parent or any options, warrants or other rights to acquire Parent Shares or other Equity Interests in Parent (or any other economic interest through derivative securities or otherwise in Parent). None of the Company, its Subsidiaries, nor any of its respective “affiliates” and “associates,” (as such terms are defined in Section 203 of the DGCL) is an “interested stockholder” of Parent, as defined in Section 203 of the DGCL.

Section 4.28 Material Customers and Suppliers. (i) At no time since January 1, 2023 has the Company or any of its Subsidiaries been in any material dispute with any of its Material Customers or Material Suppliers, and (ii) at no time since January 1, 2023, to the Knowledge of the Company, has the Company or any of its Subsidiaries received any written notice from any Material Customer or Material Supplier to the effect that such Material Customer or Material Supplier has suspended, terminated or materially reduced, or intends to suspend, terminate or materially reduce, its relationship with the Company or any of its Subsidiaries.

Section 4.29 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, any certificate delivered by the Company and the Voting Agreements, none of the Company, any of its Affiliates or any other Person on behalf of the Company or any of its Affiliates makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Subs or their Affiliates or Representatives in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V and in any certificates delivered by Parent, Merger Subs or any of their Representatives in connection with the transactions contemplated hereby, (a) none of Parent, Merger Subs or any of their respective Representatives makes, or has made, any representations or warranties relating to Parent, Merger Subs or Parent’s business or otherwise in connection with the Mergers, (b) the Company is not relying on any representation or warranty of Parent or Merger Subs, including any representation or warranty with respect to any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company, and any of its Subsidiaries or any of their Representatives and (c) no Person has been authorized by Parent or Merger Subs to make any representation or warranty relating to Parent or Merger Subs or their businesses or otherwise in connection with the Mergers, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party. Nothing in this Section 4.29 shall impact any rights of any party to this Agreement in respect of fraud with respect to the representations and warranties made by the Company in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except as disclosed in (i) the Parent SEC Documents filed on or after January 1, 2023, and publicly available at least one (1) Business Day prior to the date hereof and only to the extent it is reasonably apparent on its face that such disclosure is relevant to any Section or subsection of this Article V (including any exhibits and other information incorporated by reference therein but excluding any disclosures contained under the captions

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“Risk Factors” or “Forward-Looking Statements,” and any other disclosures that are predictive, cautionary or forward-looking in nature), it being understood that this clause (i) shall not be applicable to Section 5.1(a) or the last sentence of Section 5.1(b) (Organization and Qualification), Section 5.2 (Capitalization) and Section 5.3 (Authority Relative to Agreements), or (ii) the corresponding sections of the Parent Disclosure Letter, Parent and Merger Subs hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization and Qualification.

(a) Each of Parent and each Merger Sub is a corporation, limited liability company or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Merger Sub I and Merger Sub II is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has made available to the Company true, correct and complete copies of the Parent Organizational Documents. There has not been any violation of any of the provisions of the Parent Organizational Documents.

Section 5.2 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 1,200,000,000 Parent Shares, of which, as of the close of business on April 17, 2024 (the “Parent Capitalization Date”), there were 408,343,887 Parent Shares issued and outstanding, and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share, of Parent (the “Parent Preferred Stock”), of which, as of the Parent Capitalization Date, no shares of Parent Preferred Stock were issued and outstanding. No Subsidiary of the Parent owns any Parent Shares or has any option or warrant to purchase any Parent Shares or any other Equity Interest in Parent. All of the outstanding Parent Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) As of the close of business on the Parent Capitalization Date, Parent has no Parent Shares subject to or reserved for issuance, except for (i) 2,052,560 Parent Shares subject to outstanding options to purchase Parent Shares under the Parent Equity Plans, (ii) 500,700 Parent Shares underlying Parent restricted stock unit awards and deferred stock unit awards granted under the Parent Equity Plans, (iii) 3,320,641 Parent Shares underlying Parent restricted stock awards granted under the Parent Equity Plans, (iv) 701,769 Parent Shares available for purchase under the Parent Amended and Restated Employee Stock Purchase Plan (the “Parent ESPP”), and (v) 13,408,295 Parent Shares reserved for future issuance under the Parent Equity Plans (other than the Parent ESPP) for awards not yet granted. As of the close of business on the Parent Capitalization Date, Parent has no shares of Parent Preferred Stock subject to or reserved for issuance. All of the Parent Shares reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(c) As of the close of business on the Parent Capitalization Date, other than the Equity Interests identified in clauses (a) and (b) above, there were no existing and outstanding Equity Interests or other options, warrants, calls, subscriptions, preemptive rights, anti-dilution rights or other rights, shareholders’ rights plans or other agreements, convertible securities, awards of equity-based compensation (including phantom stock), agreements or arrangements of any character (or any obligations to enter into such agreements or arrangements), relating to or based on the value of any Equity Interests of Parent or any of its Subsidiaries or obligating Parent

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or any of its Subsidiaries to issue, acquire, transfer, exchange, sell or register for sale any Equity Interests of Parent or any of its Subsidiaries.

(d) There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of Parent Shares or other Equity Interests of Parent or any of its Subsidiaries, other than any such agreements solely between and among Parent and any of its Subsidiaries or solely between and among two or more Subsidiaries of Parent. There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Shares may vote.

Section 5.3 Authority Relative to Agreement.

(a) Parent and Merger Subs have all necessary corporate or limited liability company power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby, including the Mergers. The execution, delivery and performance of this Agreement by Parent and Merger Subs, and the consummation by Parent and Merger Subs of the Mergers and the other transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate or limited liability company action by Parent and Merger Subs, and no other corporate or limited liability company action on the part of Parent and Merger Subs is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Merger Subs and the consummation by Parent and Merger Subs of the Mergers and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Subs and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Subs, enforceable against Parent and Merger Subs in accordance with its terms (except as may be limited by the Enforceability Exceptions).

(b) The board of directors or similar governing body of each of Parent and Merger Subs has unanimously (i) approved and adopted this Agreement, the Mergers and the other transactions contemplated hereby, (ii) determined that the Mergers, this Agreement and the other transactions contemplated hereby, taken together, are advisable and in the best interests of Parent, Merger Subs and their respective stockholders, and (iii) recommended the approval of this Agreement by Parent, as Merger Subs’ sole stockholder or sole member, as applicable. Parent, acting in its capacity as the sole stockholder or sole member, as applicable, of Merger Sub I and Merger Sub II, has adopted this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and no further vote of, or consent by, Parent, Merger Subs or their respective stockholders is required.

Section 5.4 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by Parent and Merger Subs or the consummation by Parent and Merger Subs of the transactions contemplated hereby will (with or without notice or lapse of time, or both) directly or indirectly (i) conflict with or violate any provision of the Parent Organizational Documents, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.4(b) have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries (including Merger Subs) or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, violate, conflict with, result in any breach of or constitute a default under, or any loss of any benefit under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of Parent or any of its Subsidiaries pursuant to any material Contract to which Parent or any of its Subsidiaries is a party, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration or cancellation that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(b) No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority (with or without notice or lapse of time, or both) is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of Merger and the other transactions contemplated hereby, other than (i) the filing with the SEC of the Proxy Statement and the Form S-4, (ii) the filing of the Certificates of Merger with the Secretary in accordance with the DGCL and the DLLCA, (iii) compliance with applicable requirements under any applicable foreign, federal or state securities or Blue Sky Laws, including pursuant to the applicable requirements of the Securities Act and the Exchange Act, (iv) such filings as may be required in connection with any Taxes, (v) such filings as may be required under the rules and regulations of the NASDAQ Global Select Market (“NASDAQ”), (vi) such other items required solely by reason of the participation of the Company in the transactions contemplated hereby, (vii) compliance with and filings or notifications under the HSR Act or other Antitrust Laws and Foreign Investment Laws and (viii) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.5 Parent Shares. Upon issuance, the Parent Shares that are issued as Merger Consideration (including any Parent Shares issued as Former Employee Option Consideration and pursuant to any Private Warrant Conditional Exchange Agreement) will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than Permitted Liens).

Section 5.6 Permits; Compliance with Laws.

(a) Parent and its Subsidiaries (i) are in possession of all authorizations, permits, franchises, grants, easements, variances, exemptions, exceptions, permissions, Consents and certificates of any Governmental Authority, (ii) have filed all tariffs, reports, notices and other documents with necessary for Parent and its Subsidiaries to operate their businesses as currently conducted (clauses (i) and (ii), collectively, the “Parent Permits”), and all Parent Permits are in full force and effect and no suspension, modification, or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension, modification or cancellation of, any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and each of its Subsidiaries is in compliance with the terms and requirements of all Parent Permits, and neither Parent nor any of its Subsidiaries has received any written notice regarding a default or violation in respect of any of the Parent Permits, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) None of Parent nor any of its Subsidiaries is, and since January 1, 2022, has not been, in conflict with, in default under or in violation of any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2022, neither Parent nor any of its Subsidiaries has received any written notice or, to Parent’s Knowledge, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.7 Parent SEC Documents; Financial Statements.

(a) Since January 1, 2022, Parent has, in all material respects, timely filed with or otherwise furnished (as applicable) to the SEC all registration statements, prospectuses, forms, proxy statements, schedules, statements, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by Parent with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Parent SEC Documents”). As of their respective filing dates, or, if supplemented, modified or

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amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and the listing and corporate governance rules and regulations of NASDAQ, and none of the Parent SEC Documents at the time it was filed (or, if supplemented, modified or amended, as of the date of the last supplement, modification or amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent or any of its Subsidiaries relating to the Parent SEC Documents. To the Knowledge of Parent, as of the date hereof, none of the Parent SEC Documents are the subject of ongoing SEC review or outstanding SEC investigation.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its consolidated Subsidiaries (including, in each case, any related notes thereto) included in the Parent SEC Documents (collectively, the “Parent Financial Statements”) (i) when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and its consolidated Subsidiaries, taken as a whole, as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of interim financial statements, subject to normal and recurring year-end audit adjustments, none of which would be material, individually or in the aggregate, and the absence of notes).

(c) Without limiting the generality of Section 5.6(a), (i) Ernst & Young LLP has not resigned or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreement with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) since January 1, 2022, neither Parent nor, to the Knowledge of Parent, any Representative of Parent, has formally received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Parent or its internal accounting controls, including any material complaint, allegation, assertion or claim that a member of Parent has engaged in questionable accounting or auditing practices, (iii) no executive officer of Parent has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by Parent with the SEC since the enactment of the Sarbanes-Oxley Act, and (iv) no enforcement action has been initiated or, to the Knowledge of Parent, threatened against Parent by the SEC relating to disclosures contained in any Parent SEC Document.

(d) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose, result or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent SEC Documents.

Section 5.8 Disclosure Controls and Procedures.

(a) Parent has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act intended to (i) provide reasonable assurances regarding the reliability of financial reporting for Parent and its Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP and (ii) ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions

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regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports. Parent has disclosed, based on its most recent evaluation of Parent’s internal control over financial reporting prior to the date hereof, to Parent’s auditors and the audit committee of the Board of Directors of Parent (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to the Company prior to the date hereof.

(b) Neither Parent nor any of its Subsidiaries has made any prohibited loans to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. There are no outstanding loans or other extensions of credit made by Parent or any of its Subsidiaries to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent.

Section 5.9 Absence of Certain Changes or Events. Since January 1, 2024 through the date of this Agreement, there has not occurred any adverse change, event, effect or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.10 No Undisclosed Liabilities. Except for those liabilities and obligations (a) as specifically reflected, and adequately disclosed or reserved against in the Parent Financial Statements filed prior to the date hereof in the Parent SEC Documents, (b) incurred in the ordinary course of business since January 1, 2024, consistent with past practice in all material respects, or (c) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect as of the date hereof, Parent and its Subsidiaries (including Merger Subs) are not subject to any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of Parent.

Section 5.11 Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened seeking to prevent, enjoin, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

Section 5.12 Form S-4; Proxy Statement. The Proxy Statement and the Form S-4 will not, on the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with the terms hereof), or at the time the Form S-4 is filed and the date it is declared effective or any post-effective amendment thereto is filed or is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Subs with regards to statements made therein based on information supplied by or on behalf of the Company (or any of its Affiliates) for inclusion therein. The Proxy Statement and the Form S-4, each will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 5.13 Sufficient Funds. Parent has, as of the date of this Agreement, and at the Closing shall have, funds sufficient and available to consummate the transactions contemplated hereby, and pay all associated costs and Expenses of the Mergers (including any fees and expenses related to the transactions contemplated hereby).

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Section 5.14 Capitalization of Merger Subs. The authorized share capital of Merger Sub I consists of 100 shares, $0.0001 par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub I is, and at the First Effective Time will be, directly or indirectly owned by Parent. All of the issued and outstanding equity interests of Merger Sub II are, and at the Second Effective Time will be, directly or indirectly owned by Parent.

Section 5.15 No Prior Operations of Merger Subs. The Merger Subs were formed solely for the purpose of effecting the Mergers and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

Section 5.16 Share Ownership. Neither Parent nor Merger Subs owns (beneficially or otherwise) any Company Common Stock or other Equity Interests in Parent or any options, warrants or other rights to acquire Company Common Stock or other Equity Interests in the Company (or any other economic interest through derivative securities or otherwise in the Company). Neither Parent nor Merger Subs nor any of their respective Subsidiaries or the “affiliates” or “associates” (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of such entity is, nor at any time in the last three years has it been, an “interested stockholder” of the Company, in each case, as defined in Section 203(c) of the DGCL.

Section 5.17 Tax Treatment. Neither Parent nor any of its Subsidiaries (i) has taken or agreed to take any action that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment or (ii) has any Knowledge of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment, in each case, other than as contemplated by this Agreement.

Section 5.18 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V, none of Parent, any of its Affiliates or any other Person on behalf of Parent or any of its Affiliates makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or with respect to any other information provided to the Company or its Affiliates or Representatives in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement. Parent and Merger Subs each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in any certificates delivered by the Company or any of its Representatives in connection with the transactions contemplated hereby or in the Voting Agreements, (a) neither the Company, any of its Subsidiaries nor any of their respective Representatives makes, or has made, any representations or warranties relating to the Company, the Company’s Subsidiaries or the Company’s business or otherwise in connection with the Mergers, except for those expressly set forth in this Agreement or in any such certificate, (b) none of Parent, Merger Subs, or their Affiliates is relying on any representation or warranty of the Company, its Subsidiaries or Affiliates, including any representation or warranty with respect to any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Subs or any of their Affiliates or Representatives, except, in each case, for those expressly set forth in this Agreement or in any such certificate, and (c) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company or any of its Subsidiaries or their businesses or otherwise in connection with this Agreement and the Mergers, and if made, such representation or warranty must not be relied upon by Parent, Merger Subs or their Affiliates as having been authorized by such party. Nothing in this Section 5.18 shall impact any rights of any party to this Agreement in respect of fraud with respect to the representations and warranties made by the Company in this Agreement.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company Pending the Mergers. The Company covenants and agrees that, between (and including) the date of this Agreement and the earlier of the First Effective Time and the

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date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as (a) may be required by Law, (b) may be consented to in advance in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), (c) may be expressly required or permitted pursuant to this Agreement or (d) set forth in the corresponding subsection of Section 6.1 of the Company Disclosure Letter, the Company (x) shall, and shall cause each of its Subsidiaries to use reasonable best efforts to conduct its business and the business of its Subsidiaries in all material respects in the ordinary course of business consistent with past practice, and to the extent consistent therewith, the Company shall use its reasonable best efforts to preserve substantially intact its current business organization and material assets, and to preserve in all material respects its present relationships with key customers, suppliers, employees and other Persons with which it has material business relations; and (y) shall not, and shall not permit any of its Subsidiaries to:

(a) amend, modify, waive, rescind or otherwise change the Company Charter or the Company Bylaws (or the comparable organizational or governing documents of any of its Subsidiaries);

(b) (A) split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other Equity Interests or rights, other than repurchases of shares of Company Common Stock in connection with the exercise, vesting or settlement of Company Equity Awards that are outstanding as of the date hereof or (B) enter into any agreement with respect to the voting of Company Common Stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

(c) issue, sell, pledge, dispose, transfer, encumber or grant any shares of its or its Subsidiaries’ capital stock or other Equity Interests, or any options, restricted stock units, restricted stock awards, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock or Equity Interests except for transactions among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that the Company may issue shares of Company Common Stock (i) upon the exercise, vesting or settlement of Company Equity Awards or Private Warrants that are outstanding as of the date hereof or (ii) in respect of any awards existing on the date hereof under the Company ESPP in respect of the Final Offering Period;

(d) authorize, declare, set aside, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other Equity Interests, other than dividends paid by any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;

(e) except as required under the terms of a Company Benefit Plan or collective bargaining agreement, in each case, as in effect on the date hereof, (i) increase, or promise to increase, or accelerate the vesting or timing of payment of, the compensation payable or to become payable or benefits provided or to be provided to any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, except, with respect to employees whose annual base salary is less than $250,000, for increases in salary or hourly wage rates in the ordinary course of business consistent with past practice but in any event not to exceed 6% of annual base salaries in the aggregate for such employees or 10% of annual base salary for any such individual (in each case, calculated prior to any such increase), (ii) establish, adopt, renew, enter into (other than offer letters entered into in the ordinary course of business in substantially the form provided to Parent that provide for at-will employment and that provide for no severance or change in control benefits), materially amend or terminate any Company Benefit Plan (or any arrangement which in existence as of the date hereof would constitute a Company Benefit Plan), other than changes to welfare benefits in the ordinary course of business consistent with past practice in connection with annual renewals that would not have a material financial impact on Parent, the Company or any of its Subsidiaries following the Closing, (iii) enter into, adopt, renew, materially amend or terminate any collective bargaining, works council, or other collective labor agreement with any labor union, works council or similar employee representative body, or recognize any labor union, works council or similar employee representative body as a bargaining (or similar employee) representative; or (iv) hire, terminate (other than for cause), promote, demote or change the employment status or title of any employee, individual consultant or other individual service provider who is or upon hiring or promotion will become an

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employee of the Company whose annual base salary is in excess of $250,000 or an officer of the Company or any of its Subsidiaries;

(f) grant, confer, award, extend the exercisability of or accelerate the vesting of any Company Equity Awards or any other equity-based compensation award under a Company Equity Plan;

(g) acquire (including by merger, consolidation, or acquisition of stock or assets), except in respect of any merger, consolidation, business combination among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, any Equity Interest in or material amount of assets of any Person, business or division thereof, or sell, lease, license or otherwise subject to a Lien other than a Permitted Lien or otherwise dispose of any material tangible properties, rights (excluding Intellectual Property) or assets of the Company or its Subsidiaries other than (i) the purchase of equipment and sales of inventory in the ordinary course of business consistent with past practice, (ii) pursuant to agreements in effect prior to the execution of this Agreement or (iii) entered into after the date hereof in the ordinary course of business consistent with past practice in accordance with the terms of this Agreement with total consideration not exceeding $2,500,000 in value, it being understood that clause (iii) shall not include any acquisition by the Company of a Person, its business or substantially all of its assets or Equity Interests;

(h) sell, lease, license (other than any nonexclusive licenses granted in the ordinary course of business consistent with past practice), abandon, permit to lapse or expire, dedicate to the public, subject to a Lien other than a Permitted Lien or otherwise dispose of any material Company Intellectual Property, except pursuant to transactions solely among the Company and its wholly-owned Subsidiaries or solely among wholly-owned Subsidiaries of the Company;

(i) (A) incur, or amend in any material respect the terms of, any indebtedness for borrowed money, or create, assume, issue, guarantee or otherwise become liable for any such indebtedness for any Person, except for indebtedness incurred solely between or among the Company or any of its wholly owned Subsidiaries or (B) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) trade receivables arising in the ordinary course of business consistent with past practice, or (ii) loans solely between or among the Company and its wholly-owned Subsidiaries;

(j) implement any employee layoffs that would require notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign state or local Law;

(k) enter into, modify, amend, renew or terminate (i)(A) any Company Material Contract with a Material Customer (other than in the ordinary course of business consistent with past practice, but excluding any Company Material Contract that is, or if so entered into, would constitute a Company Material Contract under Section 4.17(a)(xii), which shall be governed by clause (C) below), (B) any Company Material Contract with a Material Supplier (other than in the ordinary course of business consistent with past practice, but excluding any Company Material Contract that is, or if so entered into, would constitute a Company Material Contract under Section 4.17(a)(iii) or Section 4.17(a)(xii), which shall be governed by clause (C) below or (C) any Company Material Contract (other than a Company Material Contract with a Material Customer or a Material Supplier, which shall be governed by clause (A) or clause (B) respectively above), (ii) any Real Property Leases or (iii) any Contract which if so entered into, modified, amended or terminated would (x) have a Company Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(l) fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any Company Registered IP other than in the ordinary course of business consistent with past practice regarding Registered IP that is not material to the conduct of the business of the Company and its Subsidiaries, or intentionally disclose or intentionally fail to maintain any material trade secrets included in the

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Company Intellectual Property (other than where such trade secrets are required to be disclosed as part of a patent application filed by Company or its Subsidiaries);

(m) make any material change to its methods of accounting in effect at December 31, 2023, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of the Company Financial Statements in compliance with GAAP or (iii) as required by a change in applicable Law;

(n) implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

(o) except as contemplated by this Agreement, with respect to the Company and its Subsidiaries, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(p) commence (other than any collection action in the ordinary course of business), settle or compromise or otherwise voluntarily resolve any Action, other than the compromise or settlement of any Action that is not brought by Governmental Authorities and that: (i) is for an amount not to exceed, for any such compromise or settlement individually, $1,000,000, or in the aggregate, $2,000,000 and (ii) does not impose any material continuing non-monetary obligations on the Company or any of its Subsidiaries (or, to the Knowledge of the Company, Parent or any of its other Affiliates from and after the Closing), including any monitoring or reporting obligations to any other Person;

(q) knowingly take any action that is intended to materially delay, impede or prevent the consummation of the Mergers and the other transactions contemplated by this Agreement on or before the Termination Date;

(r) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, individually or in the aggregate, are in excess of $5,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date of this Agreement, as provided to Parent, or delay any material capital expenditures;

(s) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

(t) cancel any material insurance policies, materially reduce the amount of insurance coverage, or fail to renew any material insurance policies upon expiration on substantially the same terms as those in place on the date of this Agreement, to the extent insurance policies on such terms are available on commercially reasonable terms;

(u) engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404;

(v) enter into any new line of business;

(w) with respect to the Company and each of its Subsidiaries (i) make or change any material Tax election (which shall include, for the avoidance of doubt, any entity classification election in accordance with Treasury Regulations under Section 7701 of the Code and any election pursuant to Section 965 of the Code),

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(ii) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (iii) change any annual Tax accounting period, adopt or change any method of Tax accounting, (iv) file or amend any material Tax Return, (v) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax, (vi) surrender any right to claim or make a claim for a material Tax refund, (vii) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, (viii) assume any liability for the Taxes of any other Person (whether by Contract or otherwise), (ix) change its residence for any Tax purpose or establish any branch, agency, permanent establishment or other taxable presence in any jurisdiction outside its jurisdiction of incorporation, (x) enter into intercompany transactions giving rise to material deferred gain or loss of any kind or (xi) fail to accrue or pay when due any material Taxes; or

(x) agree, or permit any of its Subsidiaries to agree, in writing or otherwise, to, resolve or enter into any agreement to do any of the foregoing.

Section 6.2 Preparation of the Proxy Statement; Stockholders’ Meeting.

(a) Parent and the Company shall cooperate in preparing, and as promptly as reasonably practicable (and shall use their respective reasonable best efforts to, unless agreed otherwise), file a mutually acceptable Proxy Statement and Form S-4 within thirty (30) days after the date hereof. The Proxy Statement will be included in and will constitute a part of the Form S-4. Subject to Section 6.5 and the other applicable terms of this Agreement, the Proxy Statement shall reflect the Company Recommendation and also include (and the Company represents that it will have obtained at the relevant time all necessary consents of Company Financial Advisor to permit the Company to include in the Proxy Statement), in its entirety, the Fairness Opinion, together a summary thereof. Each of the parties shall use reasonable best efforts, and the Company shall cooperate (including by causing its Subsidiaries, Representatives and controlled Affiliates to cooperate) with Parent, to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective through the Closing in order to consummate the Mergers and the transactions contemplated hereby. Parent shall also use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the issuance and reservation of Parent Shares in the Mergers, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective stockholders, members or other holders of a beneficial interest in their Equity Interests, as may be reasonably requested in connection with any such action. To the extent not prohibited by Law, (i) each of Parent and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be required or as may be reasonably requested in connection with the Proxy Statement, Form S-4, a Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or their respective Subsidiaries to the SEC, The Nasdaq Global Market or NASDAQ, or pursuant to any state securities or Blue Sky laws, in connection with the Mergers and the other transactions contemplated hereby (collectively, the “Filing Documents”), (ii) each of Parent or the Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments from the SEC or advise of any oral comments or any request from the SEC for amendments or supplements to the Proxy Statement or the Form S-4, and (iii) Parent and the Company shall cooperate and provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement and the Form S-4 or any Filing Document prior to filing such with the SEC, The Nasdaq Global Market or NASDAQ, or pursuant to any state securities or Blue Sky laws (provided, that without limiting the foregoing, no amendment or supplement to the Proxy Statement shall be made without the approval of both the Company and Parent, which approval shall not be unreasonably withheld, conditioned or delayed), and shall give good faith consideration to any reasonable comments thereon made by the other party or its counsel.

(b) The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders of the record date established for the Stockholders’ Meeting as promptly as practicable after the Form S-4 is declared effective under the Securities Act. If, at any time prior to the Stockholders’ Meeting, any information relating to

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the Company, Parent, Merger Subs or any of their respective Affiliates, officers or directors is discovered by the Company, Parent or Merger Subs which should be set forth in an amendment or supplement to the Proxy Statement or the Form S-4, so that the Proxy Statement or the Form S-4 (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders.

(c) As promptly as practicable after the execution of this Agreement, the Company will conduct a broker search in anticipation of the Stockholders’ Meeting in compliance with SEC Rule 14a-13 and, from time to time, conduct additional broker searches as reasonably requested by Parent or as reasonably necessary to comply with the following sentence. The Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders, for the purpose of obtaining the Requisite Stockholder Approval and, if applicable, the Company Stockholder Advisory Vote (the “Stockholders’ Meeting”) as soon as practicable following the declaration of effectiveness of the Form S-4 by the SEC (and in any event within forty (40) calendar days after such declaration, or if the Company’s nationally recognized proxy solicitor advises that forty (40) days from the date of effectiveness is insufficient time to submit and obtain the Requisite Stockholder Approval, such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed)). The record date for the Stockholders’ Meeting shall be determined by the Company with prior consultation with Parent; provided, that the Company shall not change the date of (or the record date for), postpone or adjourn the Stockholders’ Meeting without the consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in the Agreement, (i) the Company shall not postpone or adjourn the Stockholders’ Meeting without the prior consent of Parent other than (x) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement or Form S-4 that is required by applicable Law is properly disclosed to the Company’s stockholders or (y) to the extent necessary to obtain a quorum if, as of the time at which the Stockholders’ Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Stockholders’ Meeting; and (ii) the Company (A) may postpone or adjourn the Stockholders’ Meeting up to three times for up to 10 days each time and (B) shall postpone or adjourn the Stockholders’ Meeting up to three times for up to 10 days each time if Parent requests such postponement or adjournment, in each case, in order to permit the solicitation of additional proxies in favor of the adoption of this Agreement. Nothing contained in this Agreement shall be deemed to relieve the Company of its obligations to submit this Agreement to its stockholders for a vote on the adoption thereof.

(d) The Company Board shall, except in the case of an Adverse Recommendation Change made in accordance with the terms and conditions of this Agreement, recommend the adoption of this Agreement by the Company stockholders to the effect as set forth in Section 4.3, and, unless the Company Board has made an Adverse Recommendation Change, shall use reasonable best efforts to solicit the Requisite Stockholder Approval. Notwithstanding any Adverse Recommendation Change in compliance with Section 6.5, this Agreement shall be submitted to the Company’s stockholders at the Stockholders’ Meeting for a vote on the approval and adoption thereof, and nothing contained herein shall be deemed to relieve the Company of such obligation. Without limiting the generality of the foregoing, unless this Agreement is terminated in accordance with Article VIII, the Company agrees that its obligations pursuant to this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Proposal or the making of any Adverse Recommendation Change. The Company shall, upon the reasonable request of Parent, during the last seven (7) Business Days prior to the date of the Stockholders’ Meeting, request its proxy solicitor to advise Parent at least one (1) time each Business Day as to the aggregate tally of proxies received by the Company with respect to the Requisite Stockholder Approval. Without the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), and except as required by applicable Law or the rules and regulations of The Nasdaq Global Market, the adoption of this Agreement and the transactions contemplated hereby (including the Mergers and the Company Stockholder

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Advisory Vote) shall be the only matter (other than procedural matters, including a customary proposal regarding adjournment or postponement of the Stockholders’ Meeting) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.

Section 6.3  Actions, Consents, and Filings.

(a) In accordance with the terms and subject to the conditions of this Agreement (including Section 6.16), the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Mergers set forth in Article VII to be satisfied as expeditiously as practicable (and in any event at least five (5) Business Days prior to the Termination Date), including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, Consents and approvals from Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Mergers, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid any Action by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Mergers, (ii) the obtaining of all other necessary consents, approvals or waivers from Third Parties (provided, that the Company shall not be required to make or agree to make any payment or accept any material conditions or obligations with respect thereto), and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Mergers and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each of the parties hereto shall (A) promptly (and in no event later than ten (10) Business Days following the date hereof) make, or cause to be made, all required filings under the HSR Act, and thereafter as soon as reasonably practicable make or cause to be made any other applications and filings required under the Antitrust Laws and Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter with respect to the transactions contemplated hereby, including the Mergers, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials (including responding to any “second request”) received by such party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other Governmental Authority under any Antitrust Laws or Foreign Investment Laws in respect of any such filings with respect to the transactions contemplated hereby, including the Mergers, (C) if any Action is brought challenging any of the transactions contemplated hereby as violative of any Antitrust Laws or Foreign Investment Laws, use reasonable best efforts to contest and defend (including through appeal) such Action, in order to avoid the entry of, or seek to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, enjoin, prohibit or delay the consummation of the transactions contemplated by this Agreement, and (D) act in good faith and reasonably cooperate with the other party in connection with any such filings and in connection with resolving any investigation, inquiry or litigation under any Antitrust Laws or Foreign Investment Laws, in each case to allow the Closing to occur as expeditiously as practicable. In taking the foregoing actions, each of the Company and Parent shall act reasonably and as promptly as practicable. Parent shall pay all filing fees required under the HSR Act or other Antitrust Laws or Foreign Investment Laws with respect to the transactions contemplated hereby.

(b) Notwithstanding anything to the contrary in this Agreement, Parent and its Affiliates shall not be required to effect or undertake (or be required to agree or consent to), and, without the prior written consent of Parent, the Company, its Subsidiaries and their respective Affiliates shall not effect or undertake (or be required to agree or consent to) any of the following actions: (i) selling, divesting, licensing or otherwise disposing of, or holding separate and agreeing to sell, divest, license or otherwise dispose of, any assets of the Company, Parent, Merger Subs or their respective Affiliates, (ii) terminating, amending or assigning existing relationships and contractual rights and obligations, (iii) requiring Parent, Merger Subs, the Company or any of their respective Affiliates to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any Third Party, (iv) imposing limitations on Parent, Merger Subs, the Company or any of their respective Affiliates with respect to how they own, retain, conduct or operate

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all or any portion of their respective businesses or assets (except to the extent such limitations are otherwise expressly provided by this Agreement), or (v) otherwise offering, proposing, negotiating, agreeing to, committing to or effecting any other remedy, condition, or undertaking of any kind.

(c) Notwithstanding anything contained herein, Parent shall lead all communications and strategy for dealing with any Governmental Authority in connection with any review, challenge or Action under Antitrust Laws or Foreign Investment Laws. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of any such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, (iii) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority and (iv) supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. The Company and Parent, in their reasonable determination in consultation with outside counsel, may designate any competitively sensitive material as “Outside Counsel Only Material” such that such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(d) Without limiting any of the other obligations of Parent or its Subsidiaries in this Agreement, Parent agrees that, from the date of this Agreement through the earlier of the Closing Date or the termination of this Agreement in accordance with the terms of Article VIII, Parent shall not, and shall cause its Subsidiaries not to, directly or indirectly acquire or agree to acquire (by merging or consolidating with or by purchasing all or a substantial portion of the assets of or equity in) any Relevant Business, if the entry into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to prevent or cause a material delay in the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, “Relevant Business” means any business, enterprise, operation, activity or service that involves, researches, develops, manufactures, operates, markets, supplies, licenses, sells or provides, in each case, directly or indirectly, spatial data, 3D capture products, 3D cameras or camera accessories, 3D photography, drone imaging capture or virtual tours, including but not limited to related technology or data platforms, software subscriptions, data licensing, applications, services or product hardware.

Section 6.4 Access to Information; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to Parent and its Representatives reasonable access in a manner that does not unreasonably interfere with the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable advance notice throughout the period commencing on the date of this Agreement until the earlier of the First Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, to the properties, offices and other facilities and books and records, and personnel of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent and its Representatives all information (to the extent not publicly available) concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Merger Subs if such disclosure would reasonably be expected to violate applicable Law or the provisions of any Contract to which the Company or any of its Subsidiaries is a party or violate any attorney-client or other legal privilege; provided, that the Company and its Subsidiaries shall use reasonable best efforts to provide as much information as possible without violating such applicable Law or privilege. The Confidentiality Agreement shall apply with respect to information furnished by the Company, its Subsidiaries and the Company’s officers, employees and other Representatives hereunder and, if this Agreement is terminated prior to the First Effective Time, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms prior to giving effect to the execution of this Agreement.

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Section 6.5 Non-Solicitation; Competing Proposals.

(a) Except as expressly provided in Section 6.5(c) and Section 6.5(e), from the date of this Agreement until the earlier of the First Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 8.1, the Company shall, and shall cause its Subsidiaries and each of its and their respective directors and officers to, and shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately cease and cause to be terminated any and all existing solicitation of, or discussions, communications or negotiations with, any Third Party relating to any Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal, and the Company shall promptly demand (and in any event, within forty-eight (48) hours after the execution of this Agreement) that each Third Party that has previously executed a confidentiality agreement for the purpose of evaluating a potential Competing Proposal promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement and shall remove all access to any data room or electronic materials set up in response to or in connection with any actual or contemplated Competing Proposal from such Third Parties. Except as otherwise provided in Section 6.5(c) and Section 6.5(e), from the date of this Agreement until the earlier of the First Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, the Company shall not, and shall cause its Subsidiaries and each of its and their respective directors and officers not to, and shall not permit or authorize its Subsidiaries’ other Representatives to, directly or indirectly, (i) initiate, seek, facilitate, solicit or knowingly encourage (including by way of furnishing information or assistance of any kind) the making of any Competing Proposal or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any Competing Proposal, (ii) enter into, continue or otherwise participate or engage in negotiations or discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 6.5), or furnish (or cause to be furnished) any material nonpublic information to, any Person relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal, (iii) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Competing Proposal (other than an Acceptable Confidentiality Agreement), (iv) submit to the stockholders of the Company for their approval any Competing Proposal, or (v) resolve to do, or agree or announce an intention to do, any of the foregoing. The Company shall enforce, shall not release or permit the release of any Person from, or amend, waive, terminate or modify, and shall not permit the amendment, waiver, termination or modification of, any standstill or similar provision of, any confidentiality or similar agreement or provision to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights (except that if the Company Board (or any committee thereof) determines in good faith that compliance with the obligations contemplated by this sentence would reasonably be expected to be inconsistent with the Company directors’ fiduciary duties under applicable Law, the Company may fail to comply with such obligations in order to permit a third party to make a Competing Proposal). Any breach of the restrictions contained in this Section 6.5 by any of the Company’s Subsidiaries, or any Representatives of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.5 by the Company.

(b) The Company (i) shall promptly (and in any case within twenty-four (24) hours) provide Parent notice (A) of the receipt of any Competing Proposal, which notice shall include a complete copy of such Competing Proposal (and/or a summary of the terms and conditions thereof if not made in writing), and (B) of any inquiries, proposals or offers received by, any requests for information from, or any discussions or negotiations with, the Company, any of its Subsidiaries or any of its or its Subsidiaries’ Representatives concerning a Competing Proposal or proposal that would reasonably be expected to constitute or lead to or result in a Competing Proposal, and disclose the identity of the other party (or parties) and the material terms (including any amendments thereto) of such inquiry, offer, proposal, request, discussion or negotiation and, in the case of written materials, provide copies of such materials, (ii) shall substantially concurrently (and in any case within twenty-four (24) hours) make available to Parent all material non-public information provided by the Company or any of its Subsidiaries or its or its Subsidiaries’ Representatives to such party but not previously made

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available to Parent, and (iii) shall keep Parent reasonably informed on a prompt basis (and, in any case, within twenty-four (24) hours of any significant development, discussions or negotiations) of the status and material details (including amendments and proposed amendments) of any such Competing Proposal or other inquiry, offer, proposal, request, discussion or negotiation (which shall include copies of any proposed transaction agreements) relating to any Competing Proposal exchanged between the Company or its Subsidiaries or any of its or its Subsidiaries’ Representatives in each case thereof, on the one hand, and the Person (or any of its Representatives) making such Competing Proposal, on the other hand.

(c) Notwithstanding anything to the contrary in this Agreement, at any time after the date of this Agreement and prior to the date that the receipt of the Requisite Stockholder Approval is obtained at the Stockholders’ Meeting, in the event that the Company receives a Competing Proposal from any Person, (i) the Company and its Representatives may contact such Person (and its Representatives) to clarify the terms and conditions thereof and (ii) the Company and the Company Board and their respective Representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Person making such Competing Proposal and its Representatives or potential sources of financing if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) that (A) such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and (B) that the failure to take any of the foregoing actions would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law; provided that (i) prior to furnishing any material nonpublic information concerning the Company or its Subsidiaries, the Company receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Company that would be deemed an “Acceptable Confidentiality Agreement” (as defined below), an executed confidentiality agreement with such Person containing confidentiality terms that are not materially less favorable to the Company than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain a standstill provision or otherwise restrict the making, or amendment, of a Competing Proposal (and related communications) to the Company Board (such confidentiality agreement, an “Acceptable Confidentiality Agreement”) and (ii) any such material nonpublic information so furnished in writing shall be furnished to Parent prior to or substantially concurrently with furnishing such information to such third party to the extent it was not previously made available to Parent or its Representatives.

(d) Except as otherwise provided in Section 6.5(e), the Company Board shall not (i) (A) withdraw, withhold, qualify or modify, or propose to withdraw, withhold, qualify or modify, the Company Recommendation, in each case in a manner adverse to Parent or Merger Subs, (B) adopt, approve, declare advisable, endorse or recommend, or propose to adopt, approve, declare advisable, endorse or recommend, to the Company’s stockholders any Competing Proposal, (C) if any Competing Proposal is publicly announced, fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing (D) in the event a tender offer that constitutes a Competing Proposal subject to Regulation 14D under the Exchange Act is commenced, fail to recommend against such Competing Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Competing Proposal, or (E) fail to include the recommendation of the Company Board in favor of approval and adoption of this Agreement and the Mergers in the Proxy Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) adopt, approve or authorize, or propose to adopt, approve or authorize, or allow the Company or any of its Subsidiaries or any of their respective Representatives to execute, approve or enter into, any letter of intent, memorandum of understanding, joint venture agreement, partnership agreement, share or asset purchase agreement, definitive merger agreement, or any other similar agreement (A) with respect to any Competing Proposal or (B) that would reasonably be expected to lead to a Competing Proposal (other than an Acceptable Confidentiality Agreement as permitted by and in compliance with Section 6.5(c)).

(e) Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Stockholder Approval, the Company Board may make an Adverse Recommendation Change only if

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(i) the Company Board (A) determines that an Intervening Event has occurred and is continuing and (B) determines in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law or (ii) the Company has received a bona fide written Competing Proposal (which is not withdrawn) that the Company Board (A) has determined in good faith (after consultation with its outside legal counsel and financial advisor) constitutes a Superior Proposal and (B) determines in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that no Adverse Recommendation Change may be made unless and until (x) after the fourth (4th) Business Day following Parent’s receipt of a written notice from the Company advising Parent that the Company Board intends to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation” and such four (4) Business Day period, the “Company Notice Period”) and specifying in detail the reasons therefor, including, if the basis of the proposed action by the Company Board is an Intervening Event pursuant to Section 6.5(e)(i), the material facts and circumstances related to such Intervening Event, or if the basis of the proposed action by the Company Board is a Superior Proposal pursuant to Section 6.5(e)(ii), the material terms and conditions of any such Superior Proposal that is the basis of the proposed action, (y) during the Company Notice Period, if requested by Parent, the Company shall have engaged in good faith discussions and negotiations with Parent regarding any adjustment or amendment to this Agreement or any other agreement proposed by Parent with the goal of (A) obviating the need to effect an Adverse Recommendation Change or (B) causing such Competing Proposal to no longer constitute a Superior Proposal, as applicable, and (z) the Company Board shall have considered in good faith any proposed adjustments or amendments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Parent no later than 11:59 p.m., New York City time, on the last day of the Company Notice Period and shall have determined again in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to make an Adverse Recommendation Change pursuant to Section 6.5(e)(i) or Section 6.5(e)(ii), as applicable, would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law. Any material change in facts with respect to such Intervening Event or amendment to the financial terms or any other material amendment of such Superior Proposal shall, in each case, require a new Notice of Adverse Recommendation and the Company shall be required to comply again with the requirements of this Section 6.5(e) with respect to such new written notice, and a new Company Notice Period pursuant to this Section 6.5(e) shall commence, except that the four (4) Business Day Company Notice Period referenced above shall instead be equal to two (2) Business Days.

(f) Nothing in this Agreement shall restrict the Company or the Company Board from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosures to comply with applicable Law with regard to a Competing Proposal (it being agreed that a “stop, look and listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change).

(g) For purposes of this Agreement:

(i) “Competing Proposal” means any bona fide written proposal or offer made by any Person (other than Parent, Merger Subs or any of their respective controlled Affiliates) or group of Persons as defined in Section 13(d)(3) of the Exchange Act that, for purposes of evaluating whether such Competing Proposal may constitute a Superior Proposal, did not result from a material breach of Section 6.5 of this Agreement, to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, or (B) any one or more assets or businesses of

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the Company and its Subsidiaries that constitute twenty percent (20%) or more of the revenues, earnings or assets (based on the fair market value thereof, as determined by the Company Board (or any committee thereof) in good faith) of the Company and its Subsidiaries, taken as a whole.

(ii) “Intervening Event” means any change, event, effect, fact, condition or circumstance (other than any change, event, effect, fact, condition or circumstance resulting from a breach of this Agreement by the Company) that (A) was not known to or reasonably foreseeable by (or if known or reasonably foreseeable, the material consequences of which were not reasonably foreseeable) the Company Board as of or prior to the date of this Agreement and which becomes known to, or reasonably foreseeable by, the Company Board following the date of this Agreement, (B) does not involve or relate to a Competing Proposal and (C) is material to, or otherwise materially affects the business, assets or operations of, the Company and its Subsidiaries, taken as a whole; provided, that none of the following, whether alone or in combination, shall constitute or be deemed to contribute to an Intervening Event: (1) any Competing Proposal; (2) the fact, in and of itself, that the Company or Parent meets or exceeds (or fails to meet or exceed) internal budgets or plans or internal or published forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying causes of such performance that are not otherwise excluded from the definition of “Intervening Event” may be taken into account); and (3) changes in the Company’s or Parent’s stock price or the trading volume of the Company’s or Parent’s stock (it being understood that the underlying causes of such changes that are not otherwise excluded from the definition of “Intervening Event” may be taken into account).

(iii) “Superior Proposal” means a Competing Proposal as defined in clause (A) or (B) of Section 6.5(g)(i) (with all percentages in the definition of Competing Proposal increased to eighty percent (80%)) made by a Third Party that did not result from a material breach of Section 6.5 of this Agreement and that the Company Board determines in good faith, after consultation with its legal counsel and financial advisor and taking into account at the time of determination all such factors as the Company Board considers to be appropriate, including the various legal, financial and regulatory aspects or conditions of such Competing Proposal, (A) that is reasonably likely to be consummated if accepted and (B) that contains terms more favorable to the Company’s stockholders than the transactions contemplated by this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.5(e)).

Section 6.6  Directors’ and Officers’ Indemnification and Insurance.

(a) For six years after the First Effective Time, the Surviving LLC shall, and Parent shall cause the Surviving LLC to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company’s Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the First Effective Time (and whether asserted or claimed prior to, at or after the First Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries (the “Indemnified Liabilities”) and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated hereby, whether asserted or claimed prior to, at or after the First Effective Time. In the event of any such Indemnified Liability under part (i) or (ii) of this paragraph (whether or not asserted before the First Effective Time), the Surviving LLC shall indemnify and pay the reasonable fees and expenses of counsel reasonably promptly and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred in each case to the extent provided in the Company Charter, Company Bylaws and any indemnification agreements of the Company (that have been made available to Parent prior to the date hereof) in effect on the date of this Agreement (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).

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(b) The Company shall be permitted to, prior to the First Effective Time, and if the Company fails to do so, Parent shall, and Parent shall cause the Surviving LLC to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six (6) years from and after the First Effective Time for events occurring prior to the First Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy; provided, that in no event shall the premium of the D&O Insurance exceed the amount set forth in Section 6.6(b) of the Company Disclosure Letter. If the Company and the Surviving LLC for any reason fail to obtain such “tail” insurance policy as of the First Effective Time, the Surviving LLC shall, and Parent shall cause the Surviving LLC to, continue to maintain in effect for a period of at least six (6) years from and after the First Effective Time (and for so long thereafter as any claims brought before the end of such six (6) year period thereunder are being adjudicated) the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or Parent shall, and Parent shall cause the Surviving LLC to, purchase comparable D&O Insurance for such six (6) year period (and for so long thereafter as any claims brought before the end of such six (6) year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement.

(c) For not less than six (6) years from and after the First Effective Time, the certificate of formation and the limited liability company agreement of the Surviving LLC shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the First Effective Time than are currently set forth in the Company Charter or the Company Bylaws. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary that have been made available to Parent prior to the date hereof and as set forth on Section 6.6(c) of the Company Disclosure Letter shall be assumed by the Surviving LLC, without any further action, and shall continue in full force and effect in accordance with their terms following the First Effective Time.

(d) In the event that Parent or the Surviving LLC or any of their successors or assigns shall (i) consolidate with or merge or amalgamate into any other Person and shall not be the continuing or surviving company or entity of such consolidation, merger or amalgamation or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent, the Surviving LLC or such transferee of all or substantially all of its or their properties and assets, as the case may be, assumes the obligations set forth in this Section 6.6.

(e) The Indemnified Parties are third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 shall survive the Mergers and are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her successors, heirs or representatives. The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other applicable rights such Indemnified Party may have under the respective organizational documents of the Company or any of its Subsidiaries or the Surviving LLC, any other indemnification arrangement, applicable Law or otherwise.

Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other substantive communication received by such party from any Governmental Authority in connection with this Agreement, the Mergers or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the transactions contemplated hereby, (b) any Action commenced pursuant to a formal complaint or written demand to the Company or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relates to this Agreement, the Mergers or the transactions contemplated hereby, and (c) any event, change, or effect between the date of this Agreement and the First Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute the failure of any of the conditions set forth in Article VII of this Agreement to be satisfied.

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Section 6.8 Public Announcements. Except as otherwise contemplated by Section 6.5, prior to the First Effective Time, the Company, Parent, Merger Sub I and Merger Sub II shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties or their respective Affiliates shall issue any such press release or make any public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such consent shall be necessary to the extent a party determines, after consultation with outside counsel, disclosure is required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto (in which case the disclosing party shall use its reasonable best efforts to consult with the other party prior to such disclosure) or is consistent with prior communications previously consented to by the other parties.

Section 6.9 Employee Benefits.

(a) Employees of the Company or its Subsidiaries who remain employees of Parent, the Surviving LLC or any of their Subsidiaries following the First Effective Time are hereinafter referred to as the “Continuing Employees”. For the period commencing at the First Effective Time and ending on the first anniversary of the Closing Date (such period, the “Continuation Period”), Parent shall, or shall cause the Surviving LLC or any of their respective Affiliates to, provide for each Continuing Employee while the Continuing Employee remains employed by Parent, the Surviving LLC or any of their Subsidiaries with (i) an annual base salary or hourly wage rate that is no less than the hourly wage rate or annual base salary applicable to each such Continuing Employee immediately prior to the First Effective Time, (ii) target annual cash incentive compensation opportunities that are no less than those in effect for each Continuing Employee immediately prior to the First Effective Time (excluding equity or equity-based incentive compensation opportunities and specific performance goals), and (iii) employee benefits (including defined contribution retirement plan benefits, remote work arrangements and health and welfare benefits, but excluding equity or equity-based incentive compensation opportunities, change in control, retention or similar benefits, supplemental executive retirement arrangements, deferred compensation arrangements, retiree health and welfare benefits or defined benefit pension plans and specific performance goals for any cash incentive compensation) that are substantially comparable in the aggregate to those in effect for each Continuing Employee immediately prior to the First Effective Time. Without limiting the generality of the foregoing, during the Continuation Period, Parent shall provide, or shall cause the Surviving LLC or any of their respective Affiliates to provide, severance payments and benefits to each Continuing Employee whose employment is terminated by the Surviving LLC or its Subsidiaries other than for cause during the Continuation Period that are no less favorable than the severance payments and benefits that such Continuing Employee would have been eligible to receive upon such termination of employment under the applicable severance plan, policy, practice or arrangement sponsored or maintained by the Company or any of its Subsidiaries as set forth on Section 6.9(a) of the Company Disclosure Letter in accordance with the terms of such arrangement as in effect immediately prior to the First Effective Time; provided, that Parent may condition such payments and benefits upon execution by the applicable Continuing Employee of a release of claims in a form reasonably satisfactory to Parent.

(b) For purposes of determining eligibility to participate, vesting and entitlement to benefits, where length of service is relevant under any benefit plan or arrangement of Parent, the Surviving LLC or any of their respective Subsidiaries providing benefits to any Continuing Employees after the First Effective Time (collectively, the “New Plans”), Parent shall use commercially reasonable efforts so that Continuing Employees shall receive service credit for service with the Company and its Subsidiaries (and any respective predecessors) to the same extent such service credit was granted under any benefit plan or arrangement of the Company or any of its Subsidiaries, except to the extent any such service credit would result in the duplication of benefits; provided, that the foregoing shall not apply for benefit accrual purposes under any defined benefit pension plan, retiree medical plan or similar New Plans. In addition and without limiting the generality of the foregoing: (i) Parent shall use commercially reasonable efforts so that each Continuing Employee shall be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all New Plans to the extent that (A) coverage under such New Plan replaces coverage under a corresponding

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benefit plan or arrangement in which such Continuing Employee participated immediately before the First Effective Time (collectively, the “Old Plans”) and (B) such Continuing Employee has satisfied all waiting time and other eligibility requirements under the Old Plan being replaced by the New Plan and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use reasonable best efforts to cause (A) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the comparable Old Plan and (B) any expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Closing Date begins to be taken into account under such New Plan for the calendar year in which the Closing Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) If requested in writing by Parent no later than five (5) Business Days prior to the expected Closing Date, the Company shall adopt written resolutions to terminate, effective as of no later than the day immediately before the Closing Date, any Company Benefit Plan sponsored by the Company or its Subsidiaries that is intended to qualify as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (a “Company 401(k) Plan”), and effective immediately prior to the Closing, (i) all participants in any Company 401(k) Plan shall be fully vested in their account balances and (ii) no Continuing Employee or other Person shall have any right thereafter to contribute any amounts to such Company 401(k) Plan based upon compensation earned after the Closing. The Company will provide Parent with a copy of such proposed resolutions terminating such Company 401(k) Plan prior to adoption thereof by the Company Board and shall deliver evidence to Parent that the Company Board approved such resolutions. Parent shall establish or designate a replacement plan intended to qualify as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (a “Parent 401(k) Plan”) for which Continuing Employees shall become eligible to participate immediately after the Closing Date. Parent shall take all steps reasonably necessary to cause such Parent 401(k) Plan to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from a Company 401(k) Plan, including a rollover of any associated plan loans, as directed by the Continuing Employees.

(d) Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as an amendment or other modification of any Company Benefit Plan, New Plan or any other employee benefit plans of the Company or Parent or as a guarantee of employment for any employee of the Company or any of its Subsidiaries, (ii) require Parent to continue to employ any particular Continuing Employee following the Closing Date for any particular period of time, (iii) be construed to prohibit Parent from amending or terminating any employee benefit program or any New Plan, and (iv) create any third-party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual).

(e) The Company shall, and shall cause its Subsidiaries to, and Parent shall, reasonably cooperate in satisfying all legal or contractual requirements to provide notice to, or carry out any information and/or consultation procedure with, any employee or groups of employees of the Company or any of its Subsidiaries, or any labor union, labor organization, workers’ association, works council or similar employee representative organization (each, a “Labor Organization”) which is representing any employee of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (the “Labor Consultations”). In connection with the Labor Consultations, the Company shall (i) keep Parent fully informed of the status of the Labor Consultations process and shall promptly provide Parent with a true and certified copy of any opinion or statement delivered by an applicable labor or trade union, works council, labor organization or other employee representative, (ii) provide Parent with a reasonable opportunity to review, prior to distribution, any communications delivered to any Labor Organization and consider in good faith Parent’s reasonable comments thereon and (iii) use reasonable best efforts to refrain from, and to cause its Affiliates to refrain from, doing anything that is reasonably likely to prejudice the expeditious completion of any of the Labor Consultations.

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Section 6.10 Conduct of Business by Parent Pending the Mergers. Parent and Merger Subs covenant and agree with the Company that between (and including) the date hereof and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as set forth in Section 6.10 of the Parent Disclosure Letter or as expressly contemplated by any other provision of this Agreement or as required by applicable Law, unless the Company provides prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), Parent and Merger Subs shall not:

(a) amend, modify, waive, rescind or otherwise change any of the Parent Organizational Documents in a manner that would adversely affect the stockholders of the Company relative to the other holders of Parent Shares;

(b) split, combine, subdivide, reduce or reclassify any of its capital stock or other Equity Interests, except for (i) any such transactions involving only wholly-owned Subsidiaries of Parent, and (ii) any transactions that would require an adjustment to the Merger Consideration pursuant to Section 3.1(e), and for which the proper adjustment is made;

(c) liquidate (completely or partially), dissolve or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, or recapitalization of Parent;

(d) declare, authorize, set aside, pay or make any dividend or other distribution payable in cash, stock, property or otherwise, with respect to Parent’s capital stock or other Equity Interests;

(e) knowingly take any action that is intended to materially delay, impede or prevent the consummation of the Mergers and the other transactions contemplated by this Agreement on or before the Termination Date; or

(f) commit to, resolve or enter into any agreement to do any of the foregoing.

Section 6.11 No Control of the Company’s Business. Nothing contained in this Agreement shall give Parent, Merger Subs or any of their respective Affiliates, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the First Effective Time. Prior to the First Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 6.12 Rule 16b-3 Matters. Prior to the First Effective Time, the Company and Parent shall, as applicable, take such actions, if any, as may be reasonably necessary or appropriate to ensure that (a) the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Parent Shares (including derivative securities related to such stock) resulting from the Mergers and the other transactions contemplated by this Agreement by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Stock Exchange Matters. Parent shall, and the Company shall cooperate with Parent to, cause the Company’s securities to be de-listed from The Nasdaq Global Market and de-registered under the Exchange Act as soon as practicable following the First Effective Time; provided that such delisting and termination shall not be effective until after the First Effective Time. Prior to the First Effective Time, Parent shall, and the Company shall cooperate with Parent to, use reasonable best efforts to cause the Parent Shares to be issued in the First Merger and such other Parent Shares to be reserved for issuance in connection with the First Merger to be approved for listing on NASDAQ, subject to official notice of issuance.

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Section 6.14 Director Resignations. The Company shall use its reasonable best efforts to obtain and deliver to Parent resignations executed by each director of the Company, in each case, as in office as of immediately prior to the First Effective Time and which such resignations shall be effective upon (and conditioned upon) the First Effective Time.

Section 6.15 Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Company or the Mergers, the Voting Agreement or the other transactions contemplated by this Agreement, then the Company shall take any and all actions reasonably necessary to render such statutes inapplicable to the foregoing.

Section 6.16 Certain Litigation. The Company shall promptly advise Parent of any Action commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such Action. The Company shall give Parent the opportunity to consult with the Company regarding, or participate in, the defense or settlement of any such Action, and shall give reasonable and good faith consideration to Parent’s advice with respect to such Action. The Company may not enter into any settlement agreement in respect of such Action against the Company and/or its directors or officers relating to this Agreement or any of the other transactions contemplated hereby without Parent’s prior written consent. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.16 and Section 6.3, this Section 6.16 will control.

Section 6.17 FIRPTA Certificate. The Company shall provide a statement and accompanying IRS notice (the “FIRPTA Certificate”) in a form reasonably acceptable to Parent, each dated as of the Closing Date, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)(i) certifying that the stock of the Company is not a “United States real property interest” within the meaning of Section 897 of the Code; provided, that if the Company fails to provide a FIRPTA Certificate, the sole and exclusive remedy of Parent shall be that it may withhold the amount required to be withheld pursuant to Section 1445 of the Code from any payment made to or for the benefit of a Company stockholder hereunder.

Section 6.18 Private Warrants. Following the date hereof, the Company shall use commercially reasonable efforts to cause the holder of each Private Warrant that is outstanding and unexercised to execute a conditional exchange agreement in substantially the form attached as Exhibit B hereto (the “Private Warrant Conditional Exchange Agreement”).

Section 6.19 Obligations of Merger Subs. Parent shall take all action necessary to cause Merger Subs to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Mergers, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.20 Certain Tax Matters.

(a) None of the parties shall (and each party shall cause its respective Subsidiaries not to) take any action (or knowingly fail to take any action) which action (or failure to act) would or would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, other than any action expressly contemplated by this Agreement. The parties intend this Agreement to meet the requirements of measuring continuity of interest pursuant to Treasury Regulations Section 1.368-1(e)(2)(i). The parties shall treat, for U.S. federal income tax purposes, the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code and no party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar state, local or other applicable Law).

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(b) Each of Parent, Merger Sub I, Merger Sub II and the Company shall use its commercially reasonable efforts to cooperate in good faith in order for the Company to obtain from Foley & Lardner, counsel to the Company (“Company’s Counsel”), any Tax opinions required to be filed with the SEC in connection with the Form S-4. In connection therewith, Parent shall deliver to Company’s Counsel, a representation letter dated as of the Closing Date (and, if requested, dated as of the date the registration statement shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the registration statement or its exhibits) and signed by an officer of Parent, and the Company shall deliver to Latham & Watkins LLP, as Parent’s counsel, and Company’s Counsel a representation letter dated as of the Closing Date (and, if requested, dated as of the date the registration statement shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the registration statement or its exhibits) and signed by an officer of the Company; provided that, in each case, the representation letter shall contain such customary representations, warranties and covenants as are reasonably necessary or appropriate to allow Company’s Counsel to provide any Tax opinion requested by the SEC.

ARTICLE VII

CONDITIONS TO THE MERGERS

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the Mergers are subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company, Parent, Merger Sub I and Merger Sub II at or prior to the First Effective Time of the following conditions:

(a) the Requisite Stockholder Approval shall have been obtained;

(b) (i) any waiting period (or any extension thereof) applicable to the consummation of the Mergers under the HSR Act, and any commitment to, or agreement with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date or event, the Mergers, shall have expired or been terminated or early termination thereof shall have been granted, and (ii) the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the Antitrust Laws or Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter shall have expired, been terminated or been obtained;

(c) no (i) Law or Order shall have been issued, entered, promulgated or enacted that restrains, enjoins, or otherwise prohibits or makes illegal the consummation of the Mergers and remains in force or (ii) injunction, Order or award restraining or enjoining, or otherwise prohibiting, the consummation of the Mergers shall have been issued by any Governmental Authority having jurisdiction over any party and remain in force;

(d) The Parent Shares to be issued in the First Merger and such other Parent Shares to be reserved for issuance in connection with the First Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance; and

(e) The Form S-4 shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect, and no proceedings for that purpose shall have been initiated or threatened (and not withdrawn) by the SEC.

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Section 7.2 Conditions to Obligations of Parent, Merger Sub I and Merger Sub II to Effect the Mergers. The obligations of Parent, Merger Sub I and Merger Sub II to effect the Mergers are, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by Parent at or prior to the First Effective Time of the following conditions:

(a) (i) the representations and warranties of the Company contained in Section 4.9(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date; (ii) the representations and warranties of the Company contained in Section 4.2 (a), (b), (d) and (f) (Capitalization) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); (iii) each of the representations and warranties contained in Section 4.1(a) and (b) (Organization and Qualification; Subsidiaries), Section 4.3 (Authority Relative to Agreement), Section 4.20 (Vote Required), Section 4.21 (Fairness Opinion), Section 4.22 (Brokers), Section 4.24 (Takeover Statutes) and Section 4.27 (Ownership of Parent Shares) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); and (iv) all other representations and warranties of the Company contained in this Agreement, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) from the date of this Agreement until the Closing Date, no Company Material Adverse Effect shall have occurred;

(c) the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date; and

(d) the Company shall have delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of the Company, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) have been satisfied.

Section 7.3 Conditions to Obligation of the Company to Effect the Mergers. The obligation of the Company to effect the Mergers is, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company at or prior to the First Effective Time of the following conditions:

(a) (i) each of the representations and warranties contained in Section 5.1 (Organization and Qualification) Section 5.2 (Capitalization), and Section 5.3 (Authority Relative to Agreement), Section 5.9 (Absence of Certain Changes or Events) and Section 5.16 (Share Ownership) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) all other representations and warranties of Parent and Merger Subs contained in this Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Subs shall have performed or complied in all material respects with their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing Date;

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(c) Parent shall have delivered a certificate to the Company, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d) have been satisfied; and

(d) from the date of this Agreement until the Closing Date, no Parent Material Adverse Effect shall have occurred.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the First Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Parent and the Company; or

(b) by either Parent or the Company, if:

(i) the Mergers shall not have been consummated on or before January 21, 2025 (the “Termination Date”) for any reason; provided that (A) if on such date, the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (where the failure of such condition set forth in Section 7.1(c) to be satisfied is a result of any Law or Order arising under any Antitrust Law or Foreign Investment Law) shall not have been satisfied, but all other conditions to the Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on or before the date of termination), then the Termination Date shall be automatically extended for a period of ninety (90) days, (B) if on such date as extended pursuant to the foregoing clause (A), the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (where the failure of such condition set forth in Section 7.1(c) to be satisfied is a result of any Law or Order arising under any Antitrust Law or Foreign Investment Law) shall not have been satisfied, but all other conditions to the Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on or before the date of termination), then the Termination Date shall be automatically extended for an additional period of ninety (90) days and (C) if on such date as extended pursuant to the foregoing clause (B), the conditions to the Closing set forth in Section 7.1(b) or Section 7.1(c) (where the failure of such condition set forth in Section 7.1(c) to be satisfied is a result of any Law or Order arising under any Antitrust Law or Foreign Investment Law) shall not have been satisfied, but all other conditions to the Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on or before the date of termination), then the Termination Date shall be automatically extended for an additional period of ninety (90) days; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Subs) whose failure to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the First Effective Time to occur on or before the date of such termination;

(ii) prior to the First Effective Time, any Governmental Authority with jurisdiction over the parties hereto shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the Mergers, and any appeals of such Law or Order or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this

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Section 8.1(b)(ii) shall have complied with its obligations pursuant to Section 6.3; provided, further, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Subs) whose failure to perform any of its obligations under this Agreement has been a principal cause of or resulted in the issuance of such Law or Order or taking of such action; or

(iii) the Requisite Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which this Agreement and the transactions contemplated hereby have been voted upon (provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to the Company if the Company’s failure to perform any of its obligations under this Agreement is the principal cause of the failure to obtain the Requisite Stockholder Approval); or

(c) by the Company, if:

(i)  Parent or Merger Subs shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is not capable of being cured, or is not cured, by Parent or Merger Subs on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent or Merger Subs, as applicable, of such breach; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder that would result in Section 7.2(a) or Section 7.2(c) not then being satisfied;

(ii) prior to obtaining the Requisite Stockholder Approval, the Company Board (or a committee thereof) shall have determined to terminate this Agreement in order to concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal; provided, that (A) if the Company breached Section 6.5, such breach was not the principal cause of, or did not result in, such Superior Proposal, and (B) concurrently with or prior to such termination, the Company pays Parent the Termination Fee payable to Parent pursuant to Section 8.3(a)(ii); or

(d) by Parent, if:

(i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(c), and (B) is not capable of being cured, or is not cured, by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Subs is then in breach of any of its representations, warranties, covenants or agreements hereunder that would result in Section 7.3(a) or Section 7.3(b) not then being satisfied; or

(ii) an Adverse Recommendation Change shall have occurred (whether or not permitted to do so under the terms of this Agreement).

Section 8.2 Effect of Termination. In the event that this Agreement is validly terminated and the Mergers abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 8.3 or in any other provision of this Agreement, no such termination shall relieve any party hereto of any liability or damages resulting from fraud or willful breach occurring prior to such termination, in which case,

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except as otherwise provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity; provided, further, that the Confidentiality Agreement and the provisions of this Section 8.2, Section 8.3, Section 8.6 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms. For purposes of this Agreement, (i) “willful breach” means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” means actual fraud under Delaware law.

Section 8.3 Termination Fees.

(a) The Company shall pay the Termination Fee to Parent if the Agreement is terminated as follows:

(i) If this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b)(iii) (Requisite Stockholder Approval) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(d)(ii) (Adverse Recommendation Change) or terminated by Parent pursuant to Section 8.1(d)(ii) (Adverse Recommendation Change), then the Company shall pay the Termination Fee on the second (2nd) Business Day following such termination;

(ii) If this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) (Superior Proposal), then the Company shall pay the Termination Fee concurrently with such termination; and

(iii) (x) If this Agreement is terminated (A) pursuant to Section 8.1(b)(iii) (Requisite Stockholder Vote), (B) pursuant to Section 8.1(d)(i) (Company Breach) or (C) pursuant to Section 8.1(b)(i) (Termination Date), (y) in any such case a Competing Proposal shall have been publicly announced or, in the case of a termination pursuant to clause (B) or (C), otherwise communicated to the Company Board (and not withdrawn) after the date of this Agreement and prior to the date of the Stockholders’ Meeting, in the case of clause (A), or the date of termination, in the case of clauses (B) and (C), and (z) if within twelve (12) months after the date of such termination, a transaction in respect of such Competing Proposal is consummated or the Company enters into a definitive agreement in respect of such Competing Proposal, then the Company shall pay the Termination Fee on the second (2nd) Business Day following the date the Company enters into such transaction (provided, that solely for purposes of this Section 8.3(a)(iii), the term “Competing Proposal” shall have the meaning ascribed thereto in Section 6.5(g)(i), except that all references to 20% shall be changed to 50%).

(iv) Any Termination Fee due by the Company under this Section 8.3(a) shall be paid by the Company by wire transfer of immediately available funds (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion).

(b) Parent shall pay the Reverse Termination Fee to the Company on the second (2nd) Business Day following such termination if (i) the Agreement is terminated pursuant to Section 8.1(b)(i) (Termination Date) or Section 8.1(b)(ii) (Legal Restraint) (with respect to Section 8.1(b)(ii), solely to the extent the applicable Law or Order arises under the HSR Act or any other Antitrust Law or Foreign Investment Law) and (ii) all of the conditions to Closing set forth in Article VII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided that such conditions would have been so satisfied if the Closing would have occurred on or before the date of termination), other than the conditions to Closing set forth in Section 7.1(b) or Section 7.1(c) (with respect to Section 7.1(c), solely to the extent that such Law or Order arises under the HSR Act or any other Antitrust Law or Foreign Investment Law). The Reverse Termination Fee due by Parent under this Section 8.3(b) shall be paid by Parent by wire transfer of immediately available funds (it being understood that in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion).

(c) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.9, (x) Parent’s receipt in full of the Termination Fee pursuant to Section 8.3(a), in circumstances where the Termination Fee is owed pursuant to Section 8.3(a), shall constitute the sole and exclusive monetary remedy of

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Parent and Merger Subs against the Company and its Subsidiaries and any of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of any breach or failure to perform hereunder giving rise to such termination, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby with respect to such breach or failure to perform; and (y) the Company’s receipt in full of the Reverse Termination Fee pursuant to Section 8.3(b), in circumstances where the Reverse Termination Fee is owed pursuant to Section 8.3(b), shall constitute the sole and exclusive monetary remedy of the Company and its Subsidiaries against Parent and Merger Subs and any of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of any breach or failure to perform hereunder giving rise to such termination, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby with respect to such breach or failure to perform; provided, further, that notwithstanding the foregoing, the Company, Parent and Merger Subs shall be entitled to pursue an injunction, or other appropriate form of specific performance or equitable relief, solely as provided in Section 9.9.

(d) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Fee and Reverse Termination Fee are not penalties, but are liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such fees are payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, then Parent or the Company, as applicable, shall pay the other party its costs and expenses in connection with such suit, together with interest on such amount at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

Section 8.4 Amendment. This Agreement may be amended by mutual agreement of the Company and Parent at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.5 Extension; Waiver. At any time prior to the First Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance for its benefit of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties made to it by another party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition for its benefit contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Subs in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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Section 8.6 Expenses; Transfer Taxes. Except as expressly set forth herein, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses. All (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, gains, real property transfer and other similar Taxes or fees arising out of or in connection with entering into and carrying out this Agreement shall be paid by the party legally responsible for such Taxes. The parties shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires or other documents with respect to such Taxes.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any instrument delivered pursuant hereto by any Person shall terminate at the First Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the First Effective Time or after termination of this Agreement, including those contained in Section 6.6 and Section 6.9.

Section 9.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications required or permitted hereunder, or otherwise given in connection with this Agreement, shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by email (with email confirmation of receipt), addressed as follows:

if to Parent or Merger Subs:

CoStar Group, Inc.

1331 L Street, NW

Washington, DC 20005

Attention: Scott Wheeler

     Gene Boxer

Email: [***]

      [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Charles K. Ruck

     Daniel E. Rees

Email: [***]

      [***]

if to the Company:

Matterport, Inc.

352 E. Java Drive

Sunnyvale, CA 94089

Attention: RJ Pittman

     Matthew Zinn

Email: [***]

      [***]

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with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

525 University Ave, #400

Palo Alto, CA 94301

Attention: Louis Lehot

     Brandee Diamond

Email:  [***]

       [***]

or to such other address or email address for a party as shall be specified in a notice given in accordance with this Section 9.2.

Section 9.3 Interpretation.

(a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(b) Disclosure of any fact, circumstance or information in any Section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other Section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure relates to any such other Section. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an acknowledgment that the information is required to be disclosed or admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

(c) The words “hereof,” “herein,” “hereby,” “hereunder,” “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to articles, sections, clauses, paragraphs, exhibits, annexes and schedules are to the articles, sections, clauses and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement (but, for the avoidance of doubt, articles, sections, clauses, paragraphs, exhibits, annexes and schedules (inclusive of the Company Disclosure Letter and Parent Disclosure Letter) shall be considered part of this Agreement). Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date set forth in the Preamble, unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument

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that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States of America. All references to “U.S.” or the “United States” are to the United States of America, including its territories and possessions. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Unless otherwise specified, the words “made available to” or “delivered to” Parent or Merger Subs (or words of similar import) include the documents posted to the VDR at least one (1) calendar day prior to the date hereof.

Section 9.4 Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Mergers be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in Section 8.3(b) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

Section 9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be null and void.

Section 9.6 Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Voting Agreements, any Private Warrant Conditional Exchange Agreements, the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 9.7 No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (A) the Indemnified Parties (with respect to Section 6.6 from and after the First Effective Time) and (B) the Company Related Parties and Parent Related Parties (with respect to Section 8.3) are express third-party beneficiaries of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.

Section 9.8 Governing Law. This Agreement and all Actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Subs or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

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Section 9.9 Specific Performance. The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the right of a party hereto to cause the other parties hereto to consummate the Mergers and the other transactions contemplated by this Agreement), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

Section 9.10 Consent to Jurisdiction.

(a) Each of the parties hereto hereby, with respect to any legal claim or Action arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement and (v) agrees that each of the other parties hereto shall have the right to bring any Action for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Merger Subs and the Company agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Each party irrevocably consents to the service of process in the manner provided for notices in Section 9.2 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 9.11 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUBS AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGERS, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUBS OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

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[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, Parent, Merger Subs and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COSTAR GROUP, INC.

By:	/s/ Scott Wheeler
Name: Scott Wheeler
Title: Chief Financial Officer

MATRIX MERGER SUB, INC.

By:	/s/ Scott Wheeler
Name: Scott Wheeler
Title: President

MATRIX MERGER SUB II LLC

By:	/s/ Scott Wheeler
Name: Scott Wheeler
Title: President

MATTERPORT, INC.

By:	/s/ RJ Pittman
Name: RJ Pittman
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

Appendix A

As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, demand, action, investigation, notice, complaint, audit, suit or proceeding.

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, as amended; the Clayton Antitrust Act of 1914, as amended; the Federal Trade Commission Act of 1914, as amended; the HSR Act; and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

“Average Parent Share Price” means the average of the VWAPs for the twenty (20) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the First Effective Time.

“Blue Sky Laws” mean state securities or “blue sky” laws.

“Business Day” means any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York or Governmental Authorities in the State of Delaware are authorized or obligated by Law or executive order to close.

“CERCLA” has the meaning set forth in the definition of Environmental Laws.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means (a) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and (b) each other employment agreement, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, incentive, deferred compensation, severance, separation, termination, retention, change of control and other similar fringe, welfare or other plan, program, agreement, contracts policy or arrangement (whether or not in writing) providing for benefits or compensation, in each case, (i) which is maintained, sponsored or contributed to (or required to be contributed to) for the benefit of or relating to any current or former director, officer, consultant, employee or other individual service provider of the Company or its Subsidiaries or (ii) with respect to which the Company or any of its Subsidiaries has or may have any liability or obligation.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Equity Awards” mean, collectively, (i) Company Options and (ii) Company RSUs.

“Company Equity Plan” means, collectively, the Company’s 2021 Incentive Award Plan and the Company’s 2011 Stock Incentive Plan, in each case, as amended and/or restated from time to time.

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

“Company Intellectual Property” means any and all Intellectual Property, including Registered IP, that is owned by the Company or any of its Subsidiaries.

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“Company Material Adverse Effect” means any change, event, effect, fact, condition, development, occurrence, or circumstance which, individually or in the aggregate, has resulted in or would reasonably be expected to (1) prevent, materially impede or materially delay the Company from consummating the Mergers or any of the other transactions contemplated by this Agreement or (2) result in a material adverse effect on the business, financial condition, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, events, effects, facts, conditions, developments, occurrences or circumstances which, to the extent they relate to or result from the following shall be excluded from the determination of Company Material Adverse Effect: (i) any change, event, effect, fact, condition, development, occurrence or circumstance generally affecting any of the industries or markets in which the Company or its Subsidiaries operate; (ii) any change or proposed change in any Law or GAAP (or changes in interpretations of any Law or GAAP) and, to the extent relevant to the business of the Company or its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment; (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit, or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or its Subsidiaries conduct business; (iv) any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, sabotage, declared or undeclared acts of war, epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing; (v) the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including by reason of the identity of Parent; (vi) any action or omission of the Company taken with the consent of Parent or as required of the Company by the terms of this Agreement (other than its obligations to operate its business in the ordinary course); or (vii) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect); except, with respect to clauses (i), (ii), (iii) and (iv), that if any such changes, events, effects, facts, conditions, developments, occurrences or circumstances have a disproportionate effect on the Company and its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate, such changes, events, effects, facts, conditions, developments, occurrences or circumstances shall be taken into account, to the extent (and only to the extent) of such disproportionate impact, in determining whether there has been, or there is reasonably likely to occur, a Company Material Adverse Effect.

“Company Option” means each outstanding option to purchase shares of Company Common Stock issued under any Company Equity Plan or otherwise.

“Company Privacy Policies” mean the applicable privacy and security policies, including any public statements made, in writing, by the Company or its Subsidiaries relating to Personal Information.

“Company Products” means all software (including Company Software), products and services offered, owned, developed, marketed, licensed, sold, performed, distributed or otherwise made available by the Company or any of its Subsidiaries, as well as any product or service under development by or for the Company or any of its Subsidiaries.

“Company Recommendation” means the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval of the Mergers.

“Company RSU” means each restricted stock unit granted pursuant to a Company Equity Plan or otherwise pursuant to which the holder has a right to receive shares of Company Common Stock or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.

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“Company Software” means all software offered, owned, developed, marketed, licensed, sold, distributed, or otherwise made available by the Company or any of its Subsidiaries.

“Confidentiality Agreement” means the confidentiality agreement, dated as of October 16, 2023, by and between Parent and the Company as supplemented by Addendum #1 entered into as of March 22, 2024.

“Contract” means any written or oral contract, subcontract, lease, sublease, conditional sales contract, purchase order, bid, sales order, task order, delivery order, license, indenture, note, mortgage, bond, loan, instrument, understanding, arrangement, undertaking, permit, concession, franchise, commitment or other agreement, together with all amendments thereto.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Data Partners” mean all vendors, processors, or other third parties processing or otherwise with authorization to access Personal Information and/or sharing Personal Information with the Company or its Subsidiaries.

“Environmental Laws” mean all Laws relating to (i) protection, preservation or restoration of the environment including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource (ii) protection of the health and safety of employees (to the extent relating to exposure to Hazardous Materials) or (iii) pollution or the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including Laws relating to Releases of harmful or deleterious materials and the manufacture, processing, distribution, use, treatment, storage, Release, discharge, transport, cleanup or handling of harmful or deleterious materials, including the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, any transfer of ownership notification or approval statute, as each has been amended and the regulations promulgated pursuant thereto, and other similar state and local statutes, in effect as of the date hereof.

“Equity Interest” means, with respect to any Person, (a) any share, capital stock, partnership, limited liability company interest, membership interest, unit of participation or similar equity interest (however designated and whether voting or non-voting) in such Person, (b) any option, purchase right, conversion right, exchange right, share of restricted stock, restricted stock unit, profits interest, contingent value rights, performance share or unit, subscription, warrant, call, right or other contractual obligation which would entitle any other Person to acquire any equity or equity-based interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including any interest the value of which is in any way based on, linked to or derived from any interest described in clause (a), including stock appreciation, phantom stock, profit participation or other similar rights) and (c) and other securities exercisable, exchangeable or convertible into any of the foregoing, including any convertible debt instrument.

“ERISA” means the Employee Retirement Income Security Act of 1974.

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“ERISA Affiliate” means, for any Person, each entity, Person or trade or business, whether or not incorporated, that, together with such Person, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the number of Parent Shares being issued for each share of Company Common Stock as the Per Share Stock Consideration, determined as follows:

(i)	if the Average Parent Share Price is greater than or equal to $94.62 (the “Ceiling Price”), then the Exchange Ratio shall be set at 0.02906;

(ii)	if the Average Parent Share Price is less than or equal to $77.42 (the “Floor Price”), then the Exchange Ratio shall be set at 0.03552; or

(iii)

if the Average Parent Share Price is greater than the Floor Price and less than the Ceiling Price, then the Exchange Ratio shall be equal to the quotient of (x) $2.75 divided by (y) the Average Parent Share Price.

“Expenses” mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and the Form S-4 and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and the Form S-4, the solicitation of stockholder approvals, any filing with, and obtaining of any necessary action or non-action, Consent or approval from any Governmental Authority pursuant to any Antitrust Laws or Foreign Investment Laws, engaging the services of the Exchange Agent, any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.

“Foreign Investment Laws” means any applicable Laws that are designed or intended to prohibit, restrict or regulate actions by Persons to acquire interests in or control over domestic equities, securities, entities, assets, land or interests to address national security or public order or similar policy goals.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any supranational, national, federal, state, county, municipal, local or foreign government or other political subdivision thereof, or any agency or instrumentality of such government or political subdivision, any arbitrator, court or tribunal of competent jurisdiction, any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, or any self-regulatory organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), in each case of competent jurisdiction and with authority to act with respect to the matter in question.

“Hazardous Materials” mean all substances (i) defined as hazardous substances, oils, pollutants or contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or (ii) defined as hazardous substances, hazardous wastes, hazardous materials, pollutants, contaminants, toxic substances (or words of similar import) by or regulated as such under, any Environmental Law, including any petroleum and its by-products, radioactive materials, friable asbestos or polychlorinated biphenyls, mold, urea formaldehyde insulation, silica, chlorofluorocarbons and all other ozone-depleting substances, and per- and polyfluoroalkyl substances (PFAS).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

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“Intellectual Property” means all intellectual property and proprietary rights, which may exist or be created under the laws of any jurisdiction worldwide, whether registered or unregistered, including all: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, and moral rights; (ii) rights in information, data, databases and data collections; (iii) trademark, trade name, service name, trade dress and service mark rights and similar rights; (iv) trade secret rights; (v) patents and industrial property rights; and (vi) rights in or relating to registrations, renewals, extensions, combinations, reexaminations, continuations, continuations-in-part, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(i)” through “(vi)” above.

“IRS” means the Internal Revenue Service.

“Knowledge” means the actual knowledge of the following officers and employees of the Company or Parent, as applicable, after reasonable inquiry with respect to any matter in question: (i) for the Company, as set forth in Section 1.1 of the Company Disclosure Letter; and (ii) for Parent, as set forth in Section 1.1 of the Parent Disclosure Letter.

“Law” means any international, national, provincial, state, municipal, local and common laws, treaties, statutes, ordinances, decrees, codes, bylaws, rules, regulations or other requirements, legally binding guidance, Orders, consent decrees, permits, policies, restrictions or licenses enacted, promulgated, enforced or imposed by any Governmental Authority, in each case, having the force of law.

“Lien” means liens, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.

“Open Source Software” means any software that is distributed or licensed as open source software, public source software, or freeware, or pursuant to any license identified as an “open source license” by the Open Source Initiative (http://www.opensource.org/licenses), or other license that substantially conforms to the Open Source Definition (http://www.opensource.org/osd) (any such license an “Open Source Software License”).

“Order” means any writ, injunction, judgment, award, decree, ruling, determination, stipulation, subpoena, or verdict entered, issued, made or rendered in any Action, by any arbitrator or by any Governmental Authority.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.

“Parent Equity Plans” means the Parent 2007 Stock Incentive Plan, the Parent 2016 Stock Incentive Plan, the Parent Management Stock Purchase Plan, and the Parent ESPP, in each case, as amended, supplemented or modified from time to time.

“Parent Material Adverse Effect” means any change, event, effect, fact, condition, development, occurrence or circumstance which, individually or in the aggregate, has resulted in or would reasonably be expected to (1) prevent, materially impede or materially delay Parent from consummating the Mergers or any of the other transactions contemplated by this Agreement or (2) result in a material adverse effect on the business, financial condition, assets, liabilities, or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that changes, events, effects, facts, conditions, developments, occurrences or circumstances which, to the extent they relate to or result from the following shall be excluded from the determination of Parent Material Adverse Effect: (i) any change, event, effect, fact, condition, development, occurrence, or circumstance generally affecting any of the industries or markets in which Parent or its Subsidiaries operate; (ii) any change or proposed change in any Law or GAAP (or changes in interpretations of any Law or GAAP) and, to the extent relevant to the business of Parent and its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment; (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein) in the financial, credit, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which Parent or its Subsidiaries

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conduct business; (iv) any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, sabotage, declared or undeclared acts of war, epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing; (v) the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including by reason of the identity of the Company; (vi) any action or omission by Parent taken with the consent of the Company or as required of Parent by the terms of this Agreement (other than its obligations to operate its business in the ordinary course); or (vii) any changes in the market price or trading volume of Parent Shares, any failure by Parent or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to Parent or any of its Subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of “Parent Material Adverse Effect” may be taken into account in determining whether there has been a Parent Material Adverse Effect); except, with respect to clauses (i), (ii), (iii) and (iv), that if any such changes, events, effects, facts, conditions, circumstances, developments or occurrences have a disproportionate effect on the Parent and its Subsidiaries relative to other participants in the industries in which Parent and its Subsidiaries operate, such changes, events, effects, facts, conditions, developments, occurrences or circumstances shall be taken into account, to the extent (and only to the extent) of such disproportionate impact, in determining whether there has been, or there is reasonably likely to occur, a Parent Material Adverse Effect.

“Parent Organizational Documents” means the certificate of incorporation, bylaws (or equivalent organizational or governing documents), and other organizational or governing documents, agreements or arrangements, each as amended to date, of each of Parent and Merger Subs.

“Parent Shares” means the shares of common stock, par value $0.01 per share, of Parent.

“Permitted Lien” means (a) any statutory Lien for Taxes, utilities, landlords and other governmental charges not yet due and payable or that are being contested in good faith by any appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (b) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents (with respect to the Company) or Parent SEC Documents (with respect to Parent and Merger Subs) or incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed by the Company or Parent, as applicable, with the SEC and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent or the Company, as applicable, in writing, (c) such Liens or other imperfections of title, if any, that do not have a Company Material Adverse Effect (with respect to the Company) or Parent Material Adverse Effect (with respect to Parent and Merger Subs), including (i) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (ii) rights of parties in possession, and (iii) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (d) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, permits, entitlements, building codes, licenses, utility easements, rights of way and similar Liens imposed or promulgated by any Governmental Authority, (e) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, suppliers’, cashiers’ and similar Liens incurred in the ordinary course of business consistent with past practice or arising by operation of law or that are not otherwise material, (f) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof, (g) non-exclusive licenses of Intellectual Property, (h) covenants, conditions, restrictions, rights of way, servitudes, encroachments, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases that do not materially impair the value, occupancy or use of such real property, (i) deposits made in the ordinary course of business consistent with past practice to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, Contracts, public or statutory obligations, and surety, stay, appeal, customs or performance bonds, in each case, arising in the ordinary course of business consistent with past practice, (j) Liens resulting from securities Laws, (k) Liens incurred in the ordinary course of business consistent with past practice

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in connection with any purchase money security interests, mortgage debt, equipment leases or similar financing arrangements, (l) Liens consented to or created by (or at the request of) Parent, Merger Subs or any of their respective Affiliates (with respect to the Company) or the Company and its Affiliates (with respect to Parent and Merger Subs), and (m) Liens, encumbrances, or other exceptions to any title insurance policy related to any Leased Real Property, if any.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, an unincorporated organization or any other entity or group, including a Governmental Authority.

“Personal Information” means any data or information, in any form, (a) directly or indirectly, concerning, related to or capable of being used to identify, contact or locate a natural Person, including name, street address, telephone number, email address, photograph, social security number, driver’s license number, passport number, customer or account number, IP address, browsing history, search history or other website, application or online activity or usage data and/or (b) that is “personal information,” “personal data,” “protected health information,” “nonpublic personal information,” “personally identifiable information” or any similar term under any Company Privacy Commitment.

“Privacy Laws” mean all Laws, directives, and Company Privacy Policies governing the receipt, collection, compilation, use, storage, sharing, security, integrity, disclosure or transfer (including across borders) or other processing of Personal Information; data breach and breach notification; consumer protection; profiling and tracking; direct marketing (including via text messages, phone and email); financial information; and any payment card information.

“Private Warrants” mean those certain private warrants exercisable for shares of Company Common Stock pursuant to the Warrant Agreement.

“Registered IP” means all Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority or domain name registrar, including all patents, registered copyrights, registered mask works, registered trademarks, registered domain names, and all applications for any of the foregoing.

“Release” means any actual or threatened release, spill, emission, discharge, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, dispersal, leaching, escaping or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.

“Representatives” mean, as to any Person, such Person’s directors, officers, employees, agents, advisors, consultants, representatives and controlling Persons and any representatives of the foregoing.

“Reverse Termination Fee” means an amount equal to $85,000,000.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

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“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Tax” or “Taxes” means any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax), including with respect to income, franchises, windfall or other profits, gross receipts, real or personal property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, net worth, excise, withholding, ad valorem, stamp, transfer, value added, gains, customs duties, tariffs, branch profits, license, excise, severance, occupation, premium, escheat, environmental, disability, registration, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever and other obligations of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by Contract or otherwise.

“Tax Authority” or “Taxing Authority” means any Governmental Authority, having or purporting to exercise jurisdiction with respect to any Tax.

“Tax Returns” means returns, reports, declarations and information returns or statements of any kind, including any schedule or attachment thereto and any amendment thereof, with respect to Taxes filed or required to be filed with the IRS or any other Tax Authority, including any claim for refund.

“Termination Fee” means an amount equal to $50,000,000.

“Third Party” means any Person or group other than Parent, Merger Subs and their respective Affiliates.

“Trade Controls” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

“Trading Day” means any day on which NASDAQ is open for trading.

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“Treasury Regulations” mean the income tax regulations promulgated under the Code.

“VDR” means any electronic data room for “Project Royco” and maintained by the Company for purposes of the Mergers and the other transactions contemplated by this Agreement, including the electronic data room hosted by Datasite under the title “Royco”.

“VWAP” means, for any Trading Day, the volume-weighted average price at which the Parent Shares trade on NASDAQ as reported by Bloomberg L.P. calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session hours.

“Warrant Agreement” means that certain Warrant Agreement, dated as of December 15, 2020, by and between Gores Holdings VI, Inc. and Continental Stock Transfer & Trust Company, as amended.

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EXHIBIT A

Form of Voting Agreement

EXHIBIT B

Form of Private Warrant Conditional Exchange Agreement

Annex B

April 21, 2024

Board of Directors

Matterport, Inc.

352 East Java Drive

Sunnyvale, CA 94089

Members of the Board:

We understand that Matterport, Inc., a Delaware corporation (the “Company”), CoStar Group, Inc., a Delaware corporation (“Parent”), Matrix Merger Sub, Inc. a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), plan to enter into an Agreement and Plan of Merger and Reorganization dated as of April 21, 2024 (the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub I will merge with and into the Company, with the Company surviving the merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent (the “First Merger”), and (ii) under certain circumstances specified in the Merger Agreement, immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned subsidiary of Parent (the “Second Merger,” and, together with the First Merger, the “Transaction”). Pursuant to the First Merger, each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”), other than any shares of Company Common Stock that are (i) held by the Company or any subsidiary of the Company (including shares held as treasury stock), (ii) held, directly or indirectly, by Parent or Merger Sub I or any of their wholly owned subsidiaries immediately prior to the First Effective Time, and (iii) Dissenting Shares (as such term is defined in the Merger Agreement), will be converted into the right to receive (i) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (“Parent Shares”) equal to the Exchange Ratio (as defined in the Merger Agreement) (the “Per Share Stock Consideration”) and (ii) $2.75 per share, without interest (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements of the Company and Parent and other business and financial information of the Company and Parent. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company and Parent with senior management of the Company and Parent, respectively. We also reviewed the historical market prices and trading activity for Company Common Stock and Parent Shares, and compared the financial performance of the Company and Parent and the prices and trading activity of Company Common Stock and Parent Shares with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company and Parent. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, based on discussions with the management and Board of Directors of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to the Company Projections or the assumptions on which they were based. We have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay and with no adjustment to the Merger Consideration. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company, Parent or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent or their respective affiliates, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a portion of which will become payable upon delivery of this opinion. We will receive an additional, larger fee if the Transaction is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent or their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Transaction or any other matter and does not in any manner address what the value of Parent Shares actually will be when issued pursuant to the Transaction or the price at which Company Common Stock or Parent Shares will trade or otherwise be transferable at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement, by the Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or Parent or any of their respective affiliates, or any class of such persons, relative to such Merger Consideration.

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Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ Qatalyst Partners LP
Qatalyst Partners LP

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Annex C

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of April 21, 2024 (this “Agreement”), is made and entered into by and among CoStar Group, Inc., a Delaware corporation (“Parent”), and the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) of Matterport, Inc., a Delaware corporation (the “Company”). Parent and each of the Stockholders are referred to individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, Matrix Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”), are entering into an Agreement and Plan of Merger and Reorganization, dated April 21, 2024 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub I will merge with and into the Company (the “First Merger”) and each of the Company’s issued and outstanding shares of Class A Common Stock, par value $0.0001 per share (“Company Common Stock”), other than any shares cancelled pursuant to Section 3.1(a) of the Merger Agreement and any Dissenting Shares, will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (all such shares, together with any shares of Company Common Stock that are hereafter issued to, or otherwise acquired or owned (including beneficial ownership) by, such Stockholder prior to the termination of this Agreement, being referred to herein as the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Covered Company Shares” means, with respect to each Stockholder, (1) such Stockholder’s Existing Shares and (2) any shares of Company Common Stock or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Stockholder acquires beneficial ownership of during the Voting Period (as defined in Section 3.1).

“Permitted Transfer” means: (a) if a Stockholder is an individual, (i) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) to any charitable foundation or organization, including donor advised funds, or (iv) to any Affiliate of such Stockholder; or (b) if a Stockholder is a partnership, limited liability company or other type of Entity, (i) to one or more partners, members or equityholders of such Stockholder or (ii) to any Affiliate of such Stockholder if, in the case of any of the foregoing Transfers, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent (each, a “Joinder”).

“Security” means, with respect to any Person, any series of common stock, preferred stock and any other equity interest or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock or any other equity interest or capital stock of such Person), however described and whether voting or non-voting.

“Transfer” means (a) any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise) of any of the Covered Company Shares or any interest in any of the Covered Company Shares (in each case other than this Agreement or the Merger Agreement), (b) the deposit of any of the Covered Company Shares into any voting trust or similar arrangement, the entry into any voting agreement or arrangement that is inconsistent with this Agreement (for clarity, other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Company Shares for the account of the Stockholder) with respect to any of the Covered Company Shares or the grant of any proxy or power of attorney (except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Company Shares for the account of the Stockholder) with respect to any of the Covered Company Shares, or (c) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b) above.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote.

(a) Each Stockholder hereby irrevocably and unconditionally agrees that, during the Voting Period, at the Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought:

(i) appear, in person or by proxy, at each such meeting or otherwise cause all of such Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Shares:

(1) in favor of the adoption of the Merger Agreement and approval of the Mergers and the transactions contemplated thereby and any other action reasonably requested by Parent in furtherance thereof;

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(2) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

(3) against any Competing Proposal; and

(4) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, impair, interfere with, delay, postpone, or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Stockholder of his, her or its obligations under this Agreement, including any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in the Merger Agreement not being satisfied, or that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. The obligations of each Stockholder in this Section 2.1 shall apply whether or not the Mergers or any action above is recommended by the Company Board (or any committee thereof).

(c) For the avoidance of doubt, nothing in this Agreement shall: (i) obligate any Stockholder to exercise any option or any other right to acquire any shares of Company Common Stock or (ii) require the Stockholders to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that reduces the Merger Consideration or changes the form of the Merger Consideration. Except as expressly set forth in this Section 2.1, the Stockholders shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 2.2 No Inconsistent Agreements. Each Stockholder severally, but not jointly, represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares and at any time while this Agreement remains in effect shall not enter into any other voting agreement, voting trust or similar agreement or understanding with respect to any of the Covered Company Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Company Shares, (c) has not given, and shall not give at any time while this Agreement remains in effect, any voting instructions or authorities in any manner inconsistent with Section 2.1 hereof with respect to any of the Covered Company Shares, (d) has not taken, nor shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of such Stockholder contained herein untrue or incorrect, (2) violate or conflict with such Stockholder’s covenants and obligations under this Agreement or (3) otherwise have the effect of preventing such Stockholder from performing any of his, her or its obligations under this Agreement. Each Stockholder further agrees to cooperate with any reasonable requests of either Parent or the Company to effect the transactions contemplated by the Merger Agreement, including the Merger.

Section 2.3 Return of Proxy. Each Stockholder shall execute and deliver (or cause the applicable holders of record to execute and deliver), within ten (10) days of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 2.1, which shall be voted in the manner described in Section 2.1. At Parent’s reasonable request, each Stockholder will provide reasonable evidence of such execution and delivery of such proxy card or voting instructions.

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ARTICLE III

OTHER COVENANTS

Section 3.1 Restrictions on Transfers. Each Stockholder hereby agrees that effective as of the date hereof and continuing until the termination of this Agreement in accordance with Section 5.1 hereof (the “Voting Period”), such Stockholder shall not, directly or indirectly, Transfer, offer to Transfer, or consent to a Transfer of, any Covered Company Shares or any beneficial ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement by executing and delivering a Joinder; provided, however, that (a) if a Stockholder is a natural Person or trust affiliated with a natural Person, such Stockholder may sell such Stockholder’s Covered Company Shares pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is described on Schedule III hereto or (b) a Stockholder may dispose of or surrender any of such Stockholder’s Covered Company Shares to the Company (or effect a “net exercise” or “net settlement” of a Company Equity Award) to the extent required to pay the exercise price or satisfy Taxes or Tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any Company Equity Awards. On the execution and delivery of a Joinder by such transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Covered Company Shares in violation of this Agreement shall be null and void ab initio. If any involuntary Transfer of all or any portion of the Covered Company Shares shall occur (including, if applicable, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.1 hereof.

Section 3.2 No Solicitation. From the date of this Agreement until the earlier of the First Effective Time and the date, if any, on which this Agreement is terminated, each Stockholder shall not, nor shall it permit or authorize any of its Representatives to, directly or indirectly, (a) initiate, seek, facilitate, solicit or knowingly encourage (including by way of furnishing information or assistance of any kind) the making of any Competing Proposal or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any Competing Proposal, (b) enter into, continue or otherwise participate or engage in negotiations or discussions with (it being understood that the Stockholder may inform Persons of the provisions contained in this Section 3.2), or furnish (or cause to be furnished) any material nonpublic information to, any Third Party relating to a Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal, or (c) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Competing Proposal. Each Stockholder shall, and shall instruct its Representatives to, immediately cease and cause to be terminated any and all existing solicitation of, or discussions, communications or negotiations with, any Third Party relating to any Competing Proposal or any inquiry or request that would reasonably be expected to lead to a Competing Proposal. Each Stockholder agrees that it will promptly inform his, her or its Representatives of the obligations undertaken in this Section 3.2.

Section 3.3 Waiver of Appraisal Rights; Litigation. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Mergers that it may at any time have under applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub I, Merger Sub II, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

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Section 3.4 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 3.5 Termination of Certain Agreements. Each Stockholder shall take all necessary action to, effective immediately prior to the First Effective Time, terminate all agreements to the extent relating to the rights and obligations of the Covered Company Shares (other than the Merger Agreement or any other ancillary agreement entered into in connection therewith) between such Stockholder and the Company or a Subsidiary of the Company, without any liability or obligation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of each Stockholder. Each Stockholder hereby severally, but not jointly, represents and warrants to Parent as follows:

(a) Organization. Such Stockholder, to the extent such Stockholder is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

(b) Authority; Execution and Delivery; Enforceability. If such Stockholder is not a natural person, (i) such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and (ii) the execution, delivery and performance by such Stockholder of this Agreement and the compliance by such Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder. If such Stockholder is a natural person, such Stockholder has all requisite legal capacity, right and authority to execute, deliver and perform such Stockholder’s obligations under this Agreement. Each Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Ownership of Shares. As of the date hereof, such Stockholder is the sole beneficial owner and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of the shares of Company Common Stock beneficially owned or owned of record by such Stockholder. All of the Covered Company Shares owned by the Stockholder during the Voting Period will be solely beneficially owned and owned of record by such Stockholder except to the extent such Covered Company Shares are transferred after the date hereof pursuant to a Permitted Transfer. Except as set forth on Schedule I hereto, such Stockholder has and will have at all times through the Voting Period sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Company Shares owned by the Stockholder.

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(d) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by such Stockholder with any of the terms or provisions hereof will (i) with respect to a Stockholder that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder’s properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third Person pursuant to any terms or provisions of any Contract to which the Stockholder is a party or by which any property or asset of the Stockholder is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of such Stockholder (including any Covered Company Shares), except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to materially impair such Stockholder’s ability to perform his, her or its obligations under this Agreement on a timely basis.

(e) Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement do not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws and applicable Antitrust Laws).

(f) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Mergers and the other transactions contemplated thereby.

(g) No Actions. Such Stockholder shall not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which alleges that (i) the execution and delivery of this Agreement by the Stockholder is invalid, or (ii) the approval of the Merger Agreement by the Company Board breaches any fiduciary duty of the Company Board or any member thereof to the Company, such Stockholder or any other Stockholders.

(h) Legal Proceedings. As of the date hereof, there are no proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s assets or properties or (with respect to a Stockholder that is not a natural person) any of the officers, directors or similar controlling persons of such Stockholder in each case, that would reasonably be expected to prevent, delay or impair the performance by such Stockholder of its obligations under this Agreement on a timely basis.

(i) Brokers. Except for those Persons set forth in Section 4.22 of the Company Disclosure Letter, no investment banker, broker or finder or other intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission from Parent, Merger Sub I, Merger Sub II or the Company (or any of their Subsidiaries) in connection with this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Organization. Parent is duly organized and validly existing under the Laws of the State of Delaware.

(b) Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have

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been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder of this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation or bylaws of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any Contract to which Parent is a party or by which any property or asset of Parent is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement on a timely basis.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) with respect to any Stockholder, the termination of this Agreement by the mutual written consent of Parent and such Stockholder; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the First Effective Time; (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that reduces the Merger Consideration or changes the form of the Merger Consideration; and (d) the First Effective Time. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, that, nothing in this Section 5.1 shall relieve any Party from liability for fraud or willful breach (as each term is defined in Section 8.2 of the Merger Agreement) of this Agreement prior to the termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release, reasonably determined to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Merger Agreement or this Agreement, or the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, his, her or its identity and ownership of shares of Company Common Stock, the nature of his, her or its commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure (“Stockholder Information”), and (ii) hereby agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information requested by Parent. As promptly as practicable, each Stockholder shall notify Parent of any required corrections with respect

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to any Stockholder Information supplied by Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any respect.

Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3 Further Assurances. Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to give effect to the obligations of the Parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary to effectuate this Agreement.

Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of his, her or its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of his, her or its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.5 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

(a)	if to Parent, to:

CoStar Group, Inc.

1331 L Street, NW

Washington, DC 20005

Attention: Scott Wheeler, Gene Boxer

Email: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Charles K. Ruck, Daniel E. Rees

Email: [***]

(b)	if to a Stockholder, as set forth on Schedule II hereto

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

525 University Avenue

Palo Alto, CA 94301

Attention: Louis Lehot, Brandee Diamond

Email: [***]

or to such other address or email address for a party as shall be specified in a notice given in accordance with this Section 6.5.

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Section 6.6 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.7 Entire Agreement; Third Person Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

Section 6.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the intent of this Agreement and the transactions contemplated hereby be fulfilled as originally contemplated to the fullest extent possible.

Section 6.9 Assignment. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

Section 6.10 Headings; Interpretation.

(a) The Parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b) The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs and schedules are to the articles, sections and paragraphs of, and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to his, her or its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to April 21, 2024, unless the context requires otherwise. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant

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hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.

Section 6.11 Governing Law. This Agreement and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or any Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 6.12 Specific Performance. The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties hereto acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5.1 hereof, the Parties hereto shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.13 Consent to Jurisdiction.

(a) Each of the Parties hereto hereby, with respect to any legal claim or proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for himself, herself or itself and with respect to his, her or its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of Parent and each Stockholder agrees that a final and nonappealable judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Each Party hereto irrevocably consents to the service of process in any claim or proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto may be made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to his, her or its address as specified in or pursuant to Section 6.5 hereof and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or proceeding and shall otherwise constitute effective and binding service in every respect.

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Section 6.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 6.15 Capacity as a Stockholder. The Stockholders make their agreements and understandings herein solely in their capacities as record holders and beneficial owners of the Covered Company Shares. Nothing in this Agreement: will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as a director or officer of the Company or its Subsidiaries, including in exercising rights of the Company under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or from complying with the Stockholder’s fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company or any of its Subsidiaries, in each case, if applicable.

Section 6.16 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Mergers or the transactions contemplated by the Merger Agreement are consummated.

Section 6.17 No Recourse. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

COSTAR GROUP, INC.

By:
Name: Scott Wheeler
Title: Chief Financial Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: R.J. Pittman

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Peter Hébert

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: David Gausebeck

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: James D. Fay

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Jay Remley

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Japjit Tulsi

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Peter Presunka

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Matthew Zinn

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Jean Barbagelata

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDERS:

LUX CAPITAL MANAGEMENT, LLC

By:
Name: Peter Hébert
Title: Managing Member

LUX VENTURES III, L.P.

By: Lux Venture Partners III, LLC
Its: General Partner

By:
Name: Peter Hébert
Title: Managing Member

LUX VENTURES III SPECIAL FOUNDERS FUND, L.P.

By: Lux Venture Partners III, LLC
Its: General Partner

By:
Name: Peter Hébert
Title: Managing Member

LUX VENTURE CAYMAN III, L.P.

By: Lux Venture Partners Cayman III, L.P.
Its: General Partner

By: Lux Venture Partners Cayman GP III, L.P.
Its: General Partner

By:
Name: Peter Hébert
Title: Managing Member

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDERS:

LUX CO-INVEST OPPORTUNITIES, L.P.

By: Lux Co-Invest Partners, LLC
Its: General Partner

By:
Name: Peter Hébert
Title: Managing Member

LUX TOTAL OPPORTUNITIES, L.P.

By: Lux Total Opportunities Partners, LLC
Its: General Partner

By:
Name: Peter Hébert
Title: Managing Member

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Mike Gustafson

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Jason Krikorian

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

STOCKHOLDER

By:
Name: Susan Repo

[Signature Page to Voting Agreement]

SCHEDULE I

EXISTING SHARES

Name	Existing Shares
R.J. Pittman	3,696,483
James D. Fay	1,532,482
Peter Presunka	66,672
Jay Remley	1,168,654
Japjit Tulsi	465,107
Matthew Zinn	391,211
Jean Barbagelata	474,220
David Gausebeck	12,204,329
Peter Hebert	279,793
Lux Capital Management, LLC	38,126
Lux Ventures III, L.P.	15,174,620
Lux Co-Invest Opportunities, L.P.	5,806,341
Lux Ventures Cayman III, L.P.	719,947
Lux Ventures III Special Founders Fund, L.P.	7,466
Lux Total Opportunities, L.P.	4,331,746
Mike Gustafson	214,785
Jason Krikorian	138,126
Susan Repo	26,099

SCHEDULE II

STOCKHOLDER NOTICES

R.J. Pittman	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089

James D. Fay	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089

Peter Presunka	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089

Jay Remley	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 940893,165,637

Japjit Tulsi	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 940893,348,603

Matthew Zinn	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089504,027

Jean Barbagelata	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089504,027

David Gausebeck	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089504,027

Peter Hebert	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Lux Capital Management, LLC	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Lux Ventures III, L.P.	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Lux Co-Invest Opportunities, L.P.	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Lux Ventures Cayman III, L.P.	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Lux Ventures III Special Founders Fund, L.P.	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Lux Total Opportunities, L.P.	c/o Lux Capital Management
920 Broadway, 11th Floor,
New York, NY 10010

Mike Gustafson	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089

Jason Krikorian	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089

Susan Repo	c/o Matterport, Inc.
352 East Java Drive
Sunnyvale, CA 94089

SCHEDULE III

APPLICABLE 10B5-1 PLANS

1.	Rule 10b5-1 trading plan entered into by J.D. Fay, effective as of August 11, 2023, covering a maximum of 900,000 shares of the Company’s Class A common stock.
2.	Rule 10b5-1 trading plan entered into by Jay Remley, effective of March 6, 2023.

Annex D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent,

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converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

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(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any

4

element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

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(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The CoStar Group Certificate of Incorporation provides that no director of CoStar Group shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, provided, however, that the CoStar Group Certificate of Incorporation will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to CoStar Group or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The CoStar Group Certificate of Incorporation obligates CoStar Group, to the fullest extent permitted by Section 145 of the DGCL, to indemnify each director and officer of CoStar Group from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL and the indemnification provided for in the CoStar Group Certificate of Incorporation will not be deemed exclusive of any other rights to which those indemnified may be entitled under the CoStar Group By-laws, agreement, vote of stockholders, vote of disinterested directors or otherwise, and will continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs, executors and administrators of such persons and CoStar Group may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the DGCL.

The CoStar Group By-laws obligate CoStar Group, to the fullest extent required or permitted by applicable law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, hearing or proceeding (collectively, a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of CoStar Group, or, while a director or officer of CoStar Group, is or was serving or has agreed to serve at the request of CoStar Group as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity.

The CoStar Group By-laws also permit CoStar Group to indemnify any person who was or is a party or is threatened to be made a party to a Proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of CoStar Group, or is or was serving or has agreed to serve at the request of CoStar Group as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to an employee benefit plan), against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or Proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of CoStar Group, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of CoStar Group to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to CoStar Group unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The CoStar Group By-laws also obligate CoStar Group to indemnify a CoStar Group director or officer in connection with any Proceeding (or part thereof) initiated by such person except with respect to a proceeding to enforce rights to indemnification or advance payment of expenses, provided such proceeding (or part thereof) must be authorized by the CoStar Group Board.

To the extent that a director or officer of CoStar Group has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, or in any Proceeding brought by a director or officer to enforce rights to indemnification or advance payment of expenses, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Any indemnification of a director or officer of CoStar Group (unless ordered by a court or required under the CoStar Group By-laws) shall be made by CoStar Group unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the CoStar Group By-laws. Any such determination shall be made (1) by the CoStar Group Board by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the vote of a majority of the stockholders present or voting by proxy at an annual or special meeting of stockholders of CoStar Group.

Unless the CoStar Group Board otherwise determines in a specific case, expenses incurred by a director or officer in advance of the final disposition of any Proceeding shall be paid by CoStar Group upon request. CoStar Group’s form indemnification agreement provides that the signatories thereto undertake to reimburse such amount if it shall ultimately be determined (after all appeals by a court of competent jurisdiction) that he or she is not entitled to be indemnified by CoStar Group. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the CoStar Group Board deems appropriate. The CoStar Group Board may authorize CoStar Group’s legal counsel to represent such director, officer, employee or agent in any Proceeding, whether or not CoStar Group is a party to such Proceeding.

CoStar Group has entered into indemnification agreements with certain of its directors and officers, which are intended to provide indemnification to the fullest extent permitted by the DGCL.

Item 21. Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(a)(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(a)(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(a)(5) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement shall, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(a)(6) that for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(g)(2) that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and shall be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1**	Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024, by and among CoStar Group, Inc., Matrix Merger Sub, Inc., Matrix Merger Sub II LLC, and Matterport, Inc. (Included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.1	Fourth Amended and Restated Certificate of Incorporation of CoStar Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 7, 2021 and incorporated herein by reference).

3.2	Fourth Amended and Restated By-Laws of CoStar Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2022 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of the Registrant (Reg. No. 333-174214) filed with the SEC on June 3, 2011 and incorporated herein by reference).

4.2	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 23, 2022 and incorporated herein by reference).

5.1+	Form of Opinion of Latham & Watkins LLP as to the validity of the shares of CoStar Common Stock to be issued in the Mergers.

8.1+	Form of Tax Opinion of Foley & Lardner LLP.

23.1+	Form of Consent of Latham & Watkins LLP for legality opinion (included in Exhibit 5.1).

23.2+	Form of Consent of Foley & Lardner LLP for tax opinion (included in Exhibit 8.1).

23.3*	Consent of Independent Registered Public Accounting Firm of CoStar Group, Inc., Ernst & Young LLP.

23.4*	Consent of Independent Registered Public Accounting Firm of Matterport, Inc., PricewaterhouseCoopers LLP.

24.1+	Power of Attorney (included in Signature Page).

99.1*	Consent of Qatalyst Partners LP.

99.2*	Form of Proxy Card of Matterport, Inc.

107+	Filing Fee Table

*	Filed herewith.
**

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CoStar Group hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that CoStar Group may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

+	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 7th day of June, 2024.

COSTAR GROUP, INC.

By:	/s/ Gene Boxer
Gene Boxer
General Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
* Michael R. Klein	Chairman of the Board	June 7, 2024

* Andrew C. Florance	Chief Executive Officer, Founder and Director (Principal Executive Officer)	June 7, 2024

* Scott T. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2024

* Angelique G. Brunner	Director	June 7, 2024

* Michael J. Glosserman	Director	June 7, 2024

* John W. Hill	Director	June 7, 2024

* Laura Cox Kaplan	Director	June 7, 2024

* Robert W. Musslewhite	Director	June 7, 2024

* Christopher J. Nassetta	Director	June 7, 2024

* Louise S. Sams	Director	June 7, 2024

*By:

/s/ Gene Boxer
Gene Boxer, Attorney-in-Fact